Exhibit 10.1

EXCHANGE AGREEMENT

Dated as of August 20, 2025,

between

RENT THE RUNWAY, INC.

and

CHS US INVESTMENTS LLC

-i-

-ii-

Schedule A – Proxy Stockholders

Schedule B – Post-Closing Board

Exhibit A – Transaction Bonus Plan Amendment

Exhibit B – Form of Conversion Notice and Proxy

Exhibit C – Form of Amended and Restated Bylaws

Exhibit D – Form of Amended and Restated Charter

Exhibit E – Form of Investor Rights Agreement

Exhibit F – Form of New Credit Agreement

Exhibit G – Form of Rights Offering Backstop Agreement

-iii-

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is dated as of August 20, 2025 (the “Effective Date”), between CHS US Investments LLC, a Cayman limited liability company (“Lender”), and Rent the Runway, Inc. a Delaware corporation (the “Company”). Lender and the Company are each sometimes referred to herein as a “Party” and collectively, as the “Parties”.

RECITALS

WHEREAS, the Company is party to that certain Credit Agreement, dated as of July 23, 2018, by and among the Company, as borrower, Lender, in its capacity as lender, and CHS (US) Management LLC (as successor-in-interest to Double Helix Pte Ltd.), in its capacity as administrative agent for Lender (“Existing Agent”) (as amended, restated, amended and restated, supplemented or otherwise modified to date, the “Existing Credit Agreement”);

WHEREAS, Lender and the Company have agreed to consummate the Exchange Transactions (as defined herein) at the Closing (as defined herein) upon the terms and subject to the conditions set forth herein;

WHEREAS, the board of directors of the Company (the “Company Board”) previously established a Finance Committee of the Company Board (the “Finance Committee”) to, among other things, review, direct and oversee potential financing and strategic transactions;

WHEREAS, the Finance Committee has (i) determined that the terms of this Agreement and the other Principal Transaction Documents (as defined herein) and the Transactions (as defined herein), including the Exchange Transactions (as defined herein), are fair to, and in the best interests of, the Company and its stockholders (the “Company Stockholders”), (ii) determined that it is in the best interests of the Company and the Company Stockholders and declared it advisable that the Company enter into this Agreement and the other Principal Transaction Documents, and (iii) resolved to recommend that the Company Board (a) adopt resolutions approving the execution and delivery by the Company of this Agreement and the other Principal Transaction Documents, the performance by the Company of its covenants and agreements contained herein and therein and the consummation of the Exchange Transactions and the other Transactions upon the terms and subject to the conditions contained herein and in the other Principal Transaction Documents, (b) adopt resolutions recommending that the Company Stockholders vote to approve (1) the issuance of the Exchange Stock (as defined herein) and shares of Class A Common Stock (as defined herein) issuable pursuant to the Rights Offering Backstop Agreement (as defined herein), (2) the MIP (as defined herein) and (3) the Amended and Restated Charter (as defined herein), in each case, pursuant to the terms of this Agreement, and (c) direct that the matters in clause (b) be submitted for approval by the Company Stockholders at the Company Stockholders Meeting (as defined herein) (this clause (iii), the “Finance Committee Recommendation”);

WHEREAS, the Company Board, acting upon the Finance Committee Recommendation, has (i) determined that the terms of this Agreement and the other Principal Transaction Documents and the Transactions, including the Exchange Transactions, are fair to, and in the best interests of, the Company and the Company Stockholders, (ii) determined that it is in the best interests of the Company and the Company Stockholders and declared it advisable that the Company enter into this Agreement and the other Principal Transaction Documents, (iii) approved the execution and delivery by the Company of this Agreement and the other Principal Transaction Documents, the performance by the Company of its covenants and agreements contained herein and therein and the consummation of the Exchange Transactions and the other Transactions upon the terms and subject to the conditions contained herein and in the other Principal Transaction Documents, (iv) resolved to recommend that the Company Stockholders vote to approve (a) the issuance of the Exchange Stock and shares of Class A Common Stock issuable pursuant to the Rights Offering Backstop Agreement, (b) the MIP and (c) the Amended and Restated Charter, in each case, pursuant to the terms of this Agreement (this clause (iv), the “Company Board Recommendation”), and (v) directed that the matters in clause (iv) be submitted for approval by the Company Stockholders at the Company Stockholders Meeting;

WHEREAS, the Investment Committee of Lender has (i) declared it advisable that Lender enter into this Agreement and (ii) approved the execution and delivery by Lender of this Agreement and the other Transaction Documents  (as defined herein), the performance by Lender of its covenants and agreements contained herein and therein and the consummation of the Exchange Transactions and the other Transactions upon the terms and subject to the conditions contained herein and in the other Transaction Documents;

WHEREAS, concurrently with the execution and delivery of this Agreement, Gateway Runway, LLC, a Delaware limited liability company (“Nexus”), S3 RR Aggregator, LLC, a Delaware limited liability company (“Story3” and collectively with Nexus and Lender, the “Investor Group”), Lender and, solely with respect to certain sections thereof, the Company have executed and delivered that certain Debt and Equity Purchase Agreement, pursuant to which, among other things, (i) Nexus has agreed to purchase $15,000,000 of the New Term Loans (as defined herein) and 15% of the Exchange Stock from Lender for an aggregate purchase price of $15,000,000, and (ii) Story3 has agreed to purchase $15,000,000 of the New Term Loans and 15% of the Exchange Stock from Lender for an aggregate purchase price of $15,000,000 (the “Debt and Equity Purchase Agreement”);

WHEREAS, as a condition and material inducement to Lender’s willingness to enter into this Agreement and consummate the Transactions, (i) concurrently with the execution and delivery of this Agreement, the Company’s Chief Executive Officer has entered into an amendment to her amended and restated employment agreement with the Company (the “Employment Agreement”), which shall become effective upon the Closing, and (ii) prior to the execution and delivery of this Agreement, the Company entered into an amendment to the Transaction Bonus Plan, a copy of which is attached hereto as Exhibit A (the “Transaction Bonus Plan Amendment”);

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and material inducement to Lender’s willingness to enter into this Agreement and consummate the Transactions, each Company Stockholder listed on Schedule A hereto (the “Proxy Stockholders”) has executed and delivered to the Company and Lender a Conversion Notice and Proxy in substantially the form attached hereto as Exhibit B (collectively, the “Conversion Notices”), pursuant to which, each such Proxy Stockholder (i) has opted to convert his, her or its respective shares of Class B Common Stock (as defined herein) into shares of Class A Common Stock pursuant to Article IV and Section 4.7(a) of the Company Charter, effective immediately prior to (A) the effectiveness of the Amended and Restated Charter, or (B) if the Amended and Restated Charter Approval (as defined herein) is not obtained at the Company Stockholders Meeting, the Closing (the “Conversions”), and (ii) granted to certain officers of the Company, at the request of the Company Board, a proxy to vote (or cause to be voted) all shares of Company Common Stock held by them at the Company Stockholders Meeting in favor of the issuance of the Exchange Stock and the Amended and Restated Charter (the proxy described in this clause (ii), the “Proxy”);

WHEREAS, concurrently with the execution and delivery of this Agreement, in connection with the launch of the Rights Offering (as defined herein) pursuant to the terms of this Agreement, the Investor Group and the Company have entered into the Rights Offering Backstop Agreement (as defined herein); and

WHEREAS, at the Closing, the Investor Group, the Agent and the Company will enter into the New Credit Agreement (as defined herein), and, concurrently with the execution and delivery of this Agreement, the Investor Group and the Company have entered into the Investor Rights Agreement (as defined herein), which Investor Rights Agreement will be effective at the Closing.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the Parties hereby agree as follows:

Article I
Definitions

Section 1.01 Definitions. For purposes of this Agreement:

“2021 Plan” means the Rent the Runway, Inc. Amended and Restated 2021 Incentive Award Plan.

“Action” means any action, suit, claim, arbitration, litigation, mediation, audit, investigation, examination or other proceeding, in each case, by or before any Governmental Authority.

An “Affiliate” or “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

“Agent” means CHS (US) Management LLC, in its capacity as the administrative agent for lenders under the New Credit Agreement.

“Amended and Restated Bylaws” means the Amended and Restated Bylaws of the Company to be adopted by the Company Board prior to or substantially concurrently with the Closing, in substantially the form attached hereto as Exhibit C.

“Amended and Restated Charter” means the Thirteenth Amended and Restated Certificate of Incorporation of the Company, in substantially the form of Exhibit D attached hereto.

“Amended and Restated Charter Approval” means with respect to the Amended and Restated Charter, the affirmative vote of the holders of (i) a majority of the outstanding shares of Class B Common Stock voting separately as a class, and (ii) two-thirds of the voting power of all of the outstanding shares of Company Common Stock entitled to vote thereon, voting as a single class.

“Anti-Corruption Laws” means any Laws related to the prevention of bribery and corruption, including the Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.

“Antitrust Laws” means the Sherman Antitrust Act, the Clayton Antitrust Act of 1914, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all other federal, state, foreign or supranational statutes, rules, regulations, orders, decrees and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or competition.

“Average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each trading day in the relevant period.

“Business Day” or “business day” means any day other than a Saturday, Sunday or day on which banks are required or authorized by Law to close in New York, New York.

“Class A Common Stock” means Class A common stock of the Company, par value $0.001.

“Class B Common Stock” means Class B common stock of the Company, par value $0.001.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Bylaws” means the Amended and Restated Bylaws of the Company, as amended and as in effect on the Effective Date.

“Company Charter” means the Twelfth Amended and Restated Certificate of Incorporation of the Company, as amended and as in effect on the Effective Date.

“Company Common Stock” means, collectively, the Class A Common Stock and the Class B Common Stock.

“Company Equity Plan” means (i) the Rent the Runway, Inc. 2009 Stock Incentive Plan, (ii) the Rent the Runway, Inc. 2019 Stock Incentive Plan and (iii) the 2021 Plan.

“Company Governing Documents” means the Company Bylaws and the Company Charter.

“Company Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, taken alone or together with any other related or unrelated changes, effects, events, occurrences, states of facts or developments has had or would reasonably be expected to have a material adverse effect on (i) the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the Exchange Transactions, except that, for purposes of clause (i) of this definition, in no event shall any change, effect, event, occurrence, state of facts or development arising from or related to the following be deemed to be or constitute a Company Material Adverse Effect or be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:  (A) changes in economic, business or regulatory conditions, including inflation, trade wars, international trade related matters, trade agreements, anti-dumping actions and other trade actions, tariffs, executive orders and similar occurrences, any changes affecting financial, credit, foreign exchange, interest rates or capital market conditions and changes in the conditions generally of the industries, businesses, geographies or segments in which the Company and its Subsidiaries operate; (B) conditions affecting the United States economy or the global economy generally or political conditions (including results of elections) in the United States or any other jurisdiction in the world, including supply chain disruptions; (C) war (whether or not declared), acts of war, the commencement, continuation or escalation of a war, and in each case, any escalations, new participants or other changes therein, military conflicts, terrorism, insurrection, cyber attacks, cyber crimes, sabotage, earthquakes, hurricanes, tsunamis, tornadoes, nuclear disasters, wildfires, floods, mudslides, or other natural disasters or weather conditions, or any escalation or worsening of the foregoing threatened or underway as of the Effective Date; (D) disease outbreaks, epidemics or pandemics, and any material worsening thereof after the Effective Date; (E) changes in the financial, banking, capital or securities markets in the United States or any other country in the world; (F) changes in GAAP or the binding interpretation thereof after the Effective Date; (G) changes in any Laws or the binding interpretation thereof after the Effective Date; (H) any failure in and of itself by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period after the Effective Date, or any change in and of itself in the market price or trading volume of the Company Common Stock (it being understood that the facts or causes underlying or contributing to any such failure or change may be considered in determining whether a Company Material Adverse Effect exists or has occurred or would reasonably be expected to exist or occur, except to the extent excluded by another clause of this definition); (I) changes in the Company’s credit rating (it being understood that the facts or causes underlying or contributing to any such failure or change may be considered in determining whether a Company Material Adverse Effect exists or has occurred or would reasonably be expected to exist or occur, except to the extent excluded by another clause of this definition); (J) the execution, delivery or consummation of this Agreement, the identity of Lender or the owners of Lender or the public announcement, pendency of the Exchange Transactions or any of the other Transactions (provided that this clause (J) shall not diminish the effect of, and shall be disregarded for purposes of, the representations and warranties contained in Section 3.04); (K) any action taken or omitted to be taken, at the written request of, or with the written consent of, Lender; (L) the matters set forth on Section 1.01(b) of the Company Disclosure Letter; or (M) the taking of any specific action required by, or the failure to take any specific action expressly prohibited by, this Agreement (other than in accordance with provisions of Section 5.01(a)); provided that in the case of clauses (A), (B), (C), (D), (E), (F) or (G) above, to the extent disproportionately affecting the Company and its Subsidiaries relative to other comparable companies in the industries in which the Company and its Subsidiaries operate, the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, except to the extent excluded by another clause of this definition.

“Company Option” means each option to purchase Company Common Stock granted by the Company under a Company Equity Plan or otherwise.

“Company RSU” means each restricted stock unit granted by the Company under a Company Equity Plan.

“Company Stockholder Approval” means the following: (i) with respect to the issuance of the Exchange Stock pursuant to the terms of this Agreement, the affirmative vote of the holders of a majority of votes cast (excluding abstentions and broker non-votes) at a meeting at which a quorum is present; (ii) to the extent required by the requirements of Nasdaq with respect to the issuance of shares of Class A Common Stock issuable pursuant to the Rights Offering Backstop Agreement, the affirmative vote of the holders of a majority of votes cast (excluding abstentions and broker non-votes) at a meeting at which a quorum is present; and (iii) the Stockholder MIP Approval.

“Contract” means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument, whether written or oral; provided, that no ERISA Document shall be deemed a Contract.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a person, whether through the ownership of voting securities, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such person.

“Debt Exchange Obligations” means Existing Obligations in an aggregate amount equal to $100,000,000.

“Designated Affiliate” means any Affiliate of Lender designated by Lender to receive all or any portion of the Exchange Stock and/or New Term Loans on its behalf.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Environmental Law” means any Law or Judgment relating to pollution, the protection, restoration or remediation of or prevention of harm to the environment or natural resources, or the protection of human health and safety, including any Law or Judgment relating to: (i) the exposure to, or Releases or threatened Releases of, Hazardous Substances; (ii) the generation, manufacture, processing, distribution, use, treatment, containment, disposal, storage, transport or handling of Hazardous Substances; or (iii) recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

“Environmental Permits” means all Governmental Authorizations relating to or required by Environmental Laws.

“Equity Exchange Obligations” means all Existing Obligations other than the Debt Exchange Obligations.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliates” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“ERISA Documents” means any material “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA) and any other employee benefit plans, programs, policies, agreements, or arrangements (whether qualified or nonqualified, registered or non-registered, funded or unfunded, insured or self-insured, or written or unwritten), any employment, consulting, independent contractor, severance pay, termination pay, notice of termination, salary continuation, bonus, incentive, supplemental unemployment benefit, stock appreciation, stock option, stock purchase, restricted stock unit, phantom stock, profits interest, profit participation, or other equity or equity-linked compensation, retention, stay bonus, change of control, transaction bonus, tax gross-up, employee loan, fringe benefit, vacation, paid time off, sick leave or other leave of absence, short- or long-term disability, accident, health, dental, prescription drug, retirement or retirement savings, savings, pension or supplemental pension, post-retirement medical or life insurance, health or welfare, profit sharing or deferred compensation plans, programs, policies, agreements or arrangements of any kind that are maintained or sponsored by the Company or its Subsidiaries for the benefit of their respective current or former employees and with respect to which the Company or its Subsidiaries have any current or contingent liability; provided, that ERISA Documents shall exclude each such plan to which the Company or any of its Subsidiaries contributes pursuant to applicable Law or which is maintained by a Governmental Authority.

“Exchange Stock” means the smallest number of whole shares of newly issued shares of Class A Common Stock (with no fractions being issued), necessary to represent 86% of the shares of Company Common Stock as of the Closing (after giving effect to the Conversion and, for the avoidance of doubt the issuance of awards in accordance with Section 5.01(a)(iv)(B), if any, but before giving effect to the Rights Offering and the MIP) on a Fully Diluted Basis.

“Existing Loan Documents” means the Loan Documents (as defined in the Existing Credit Agreement).

“Existing Obligations” means all Indebtedness (as defined in the Existing Credit Agreement) under the Existing Credit Agreement.

“Fraud” means actual and intentional fraud under the laws of the State of Delaware with respect to the representations and warranties made by the Company in Article III or by Lender in Article IV (and, for the avoidance of doubt, does not include equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud, or any torts (including fraud) based on negligence or recklessness).

“Fully Diluted Basis” means, as of any date of determination, the number of shares of Company Common Stock calculated on a pro forma basis assuming the conversion and exchange of all securities convertible into or exchangeable for shares of Company Common Stock and the exercise of all options, warrants and other rights to purchase Company Common Stock or such convertible or exchangeable securities, including all shares of Company Common Stock issuable upon the exercise or vesting of any outstanding Company Option or Company RSU as of such date, in each case, net of any applicable exercise price and whether or not such Company Option or Company RSU is vested or exercisable at such time (excluding any Company Option or Company RSU held by any Section 16 Officer which is canceled in exchange for the holder’s entitlement to receive an equity award grant following the Closing in accordance with the MIP Term Sheet).

“Governmental Authority” means any domestic or foreign, national, supranational, federal, state, municipal, county, city, local or other administrative, legislative, regulatory or other governmental authority, commission, agency, court of competent jurisdiction or other judicial entity, tribunal, office, principality, registry, legislative, regulatory or self-regulatory body, instrumentality, or quasi-governmental agency, commission or authority or any arbitrator or arbitral tribunal.

“Hazardous Substance” means any material, substance, chemical or waste (or combination thereof) that (i) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect under any Law or Judgment relating to pollution, waste, the environment or the protection of human health and safety; or (ii) can form the basis of any liability under any Law or Judgment relating to pollution, waste, the environment or the protection of human health and safety.

“Intellectual Property” means all rights in: (i) patents, patent applications, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof; (ii) trademarks, service marks, trade dress, logos, brand identifiers and other similar designations of source or origin; (iii) copyrights and works of authorship, whether or not copyrightable; (iv) trade secrets and other proprietary and confidential information; (v) domain names, URLs, websites, social media account names or identifiers, social media sites and pages, and data collected therefrom and all content thereon to the extent owned or controlled by the Company or its Subsidiaries; (vi) trade secrets, know-how, business and technical information knowhow, processes, techniques and other confidential or proprietary information and all rights therein, as well as all applications, registrations and renewals of any of the foregoing; and (vii) all other intellectual and related proprietary rights, whether protected, created, or arising by operation of Law.

“Investor Rights Agreement” means that certain Investor Rights Agreement to be entered into concurrently with the execution and delivery of this Agreement (and effective at the Closing), by and among the Company and the Investor Group, in the form of Exhibit E attached hereto.

“Judgment” means any order, writ, injunction, decree, consent decree, judgment, award or settlement issued, promulgated, made, rendered or entered into by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent).

“knowledge” means, with respect to each Party, the actual knowledge, after reasonable inquiry under the circumstances, of the individuals listed on Section 1.01(a) of the Company Disclosure Letter.

“Law” means any statute, code, directive, law (including common law), ordinance, rule, constitution, treaty, convention, Judgment, regulation or other enforceability requirements imposed by a Governmental Authority.

“Lender Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, taken alone or together with any other related or unrelated changes, effects, events, occurrences, states of facts or developments, has had or would reasonably be expected to have a material adverse effect on the ability of Lender to consummate the Transactions on a timely basis and in any event prior to the Outside Date.

“Lien” means any mortgage, pledge, security interest, lien (statutory or otherwise), charge, license, option, right of first refusal, right of first offer, attachment, easement or other encumbrance.

“MIP Term Sheet” means the MIP Term Sheet set forth on Section 6.04 of the Company Disclosure Letter.

“New Credit Agreement” means that certain Amended and Restated Credit Agreement, to be entered into at the Closing, by and among the Company, as borrower, the lenders party thereto, and Agent, as administrative agent for such lenders, in substantially the form of Exhibit F attached hereto.

“New Term Loans” means the Exchanged Term Loans (as defined in the New Credit Agreement).

“OFAC” means the U.S. Treasury Department’s Office of Foreign Assets Control.

“Permitted Liens” means (i) mechanics’, materialmen’s, carriers’, suppliers’, repairers’ and other Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith Actions and for which adequate reserves under GAAP have been reserved on the balance sheet of the Company or an applicable Subsidiary of the Company, (ii) Liens for Taxes not yet due and payable or which are being contested in good faith Actions and for which adequate reserves under GAAP have been reserved on the balance sheet of the Company or an applicable Subsidiary of the Company, (iii) nonexclusive licenses to Intellectual Property granted in the ordinary course of business, (iv) Liens arising through or under any landlords of leased real property in the ordinary course of business, (v) Liens arising in connection with or permitted by the Existing Credit Agreement or the New Credit Agreement, (vi) Liens incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of the Company and not material to the Company and its Subsidiaries, taken as a whole, and (vii) Liens listed on Section 1.01(c) of the Company Disclosure Letter.

“Person” or “person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Authority or other entity.

“Personal Data” has the same meaning as “personal data,” “personal information,” or other analogous terms under Privacy Requirements, including information that allows the identification of a natural person.

“Principal Transaction Documents” means this Agreement, the Investor Rights Agreement, the Employment Agreement, the Transaction Bonus Plan Amendment, the New Credit Agreement, the Rights Offering Backstop Agreement and the Conversion Notices.

“Proxy Stockholder Proxy Revocation” means that, from the Effective Date through the earlier of the valid termination of this Agreement in accordance with its terms and the receipt of the Company Stockholder Approval, any Proxy Stockholder shall have rescinded, revoked, withdrawn, repudiated or challenged the validity or effectiveness of their respective Conversion Notices or Proxy.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within or upon any building, structure, facility or fixture.

“Rent the Runway Limited” means Rent the Runway Limited, a private limited company incorporated under the laws of Ireland.

“Rights Offering Backstop Agreement” means that certain Rights Offering Backstop Agreement to be entered into concurrently with the execution and delivery of this Agreement in connection with the Rights Offering, by and among the Company and the Investor Group, in the form of Exhibit G attached hereto.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC.

“SEC Documents” means all reports, schedules, registration statements, proxy statements and other documents (including all amendments, exhibits and schedules thereto) filed by the Company with the SEC since February 1, 2025.

“Section 16 Officer” means an “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

“Specified Business Conduct Laws” means (i) the Anti-Corruption Laws, (ii) all legal requirements imposing trade sanctions on any Person, including all legal requirements administered by OFAC, all sanctions laws or embargos imposed or administered by the U.S. Department of State, the United Nations Security Council, His Majesty’s Treasury or the European Union and all anti-boycott or anti-embargo laws, (iii) all legal requirements relating to the import, export, re-export, transfer of information, data, goods and technology, including the Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State and customs Laws administered by U.S. Customs and Border Protection, and (iv) the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and other applicable legal requirements relating to money laundering.

“Subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

“Tax” or “Taxes” means (i) any and all U.S. federal, state, local, provincial, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, hospital, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, ad valorem, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes, including any interest, penalty, or addition thereto (including, for the avoidance of doubt, any interest, penalty or addition to tax relating to the reporting or failure to report a tax of any kind on any Tax Return), in each case whether disputed or not, and (ii) liability in respect of any items described in clause (i) payable by reason of contract (including any tax sharing agreement), assumption, transferee, successor or similar liability, bulk sales or similar liability, operation of law (including pursuant to Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar state, local, or foreign Law)) or otherwise.

“Tax Return” means all U.S. federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, claims for refunds, forms and information returns, elections relating to Taxes, and any amended Tax return, filed or required to be filed, including any exhibits and attachments to any of the above.

“Third-Party Consents” means each filing, notice, report, consent, registration, approval, permit, waiver or authorization required to be made with or obtained from any Person that is not a Governmental Authority in connection with the execution, delivery and performance of this Agreement and the consummation of the Transactions.

“Transaction Bonus Plan” means the Company Transaction Bonus Plan.

“Transaction Documents” means this Agreement, the Investor Rights Agreement, the Employment Agreement, the Transaction Bonus Plan Amendment, the New Credit Agreement, the Debt and Equity Purchase Agreement, the Rights Offering Backstop Agreement, the Conversion Notices and all exhibits and schedules thereto and hereto and, as applicable, each other agreement contemplated to be entered into in connection with the Transactions.

“Transactions” means, collectively, the Exchange Transactions and the other transactions contemplated by this Agreement and the other Transaction Documents.

“VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RENT <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or, if such volume-weighted average price is not available, the market value per share of Class A Common Stock on such trading day determined in good faith, using a volume-weighted average method, by the Company).

Section 1.02 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement:

Terms	Section

Acceptable Confidentiality Agreement	Section 5.02(h)
Acquisition Agreement	Section 5.02(c)
Adverse Recommendation Change	Section 5.02(c)
Agreement	Preamble
Bankruptcy and Equity Exception	Section 3.03(a)
Base Amount	Section 6.06(c)
Capitalization Date	Section 3.02(b)
Claim	Section 6.06(a)
Clearance Date	Section 6.01(a)
Closing	Section 2.03
Closing Date	Section 2.03
Company	Preamble
Company Board	Recitals

Company Board Recommendation	Recitals
Company Capital Stock	Section 3.02(a)
Company Disclosure Letter	Article III
Company Financial Advisor	Section 3.21
Company Material Contracts	Section 3.13(a)
Company Permits	Section 3.11(b)
Company Preferred Stock	Section 3.02(a)
Company Related Parties	Section 8.02(b)(vi)
Company Released Parties	Section 9.11(a)
Company Releasing Parties	Section 9.11(b)
Company Stockholders	Recitals
Company Stockholders Meeting	Section 6.01(b)
Consent	Section 3.04(b)
Conversion Notices	Recitals
Conversions	Recitals
Debt and Equity Purchase Agreement	Recitals
Effective Date	Preamble
Effective Time	Section 2.03
Employment Agreement	Recitals
Employment Laws	Section 3.16(a)
Exchange Act	Section 3.04(b)
Exchange Transactions	Section 2.01(c)
Existing Agent	Recitals
Existing Credit Agreement	Recitals
Fairness Opinion	Section 3.22
Finance Committee	Recitals
Finance Committee Recommendation	Recitals
Financial Statements	Section 3.06(a)
Form Share by RTR Contracts	Section 3.13(c)
GAAP	Section 3.06(a)
Indemnified Person	Section 6.06(a)
Initial Press Release	Section 6.07
Intervening Event	Section 5.02(h)
Investor Group	Recitals
Leased Real Property	Section 3.14
Legal Restraints	Section 7.01(b)
Lender	Recitals
Lender Proposal	Section 5.02(d)
Lender Released Parties	Section 9.11(b)
Lender Releasing Parties	Section 9.11(a)
Lender Supplied Information	Section 6.01(a)
Lookback Date	Section 3.06(a)
Nasdaq	Section 3.04(b)
Nexus	Recitals
Notice Period	Section 5.02(d)
Outside Date	Section 8.01(b)(i)
Party or Parties	Preamble
Post-Closing Board	Section 2.04(b)
Post-Signing Return	Section 5.01(c)(i)
Privacy Requirements	Section 3.17
Proxy	Recitals

Proxy Statement	Section 3.04(b)
Proxy Stockholders	Recitals
Record Date	Section 6.01(b)
Representatives	Section 5.02(a)
Rights Offering	Section 6.02
Rights Offering Registration Statement	Section 6.02
Sanctioned Country	Section 3.11(d)
Sanctioned Person	Section 3.11(d)
Sarbanes-Oxley Act	Section 3.06(b)
SEC	Section 3.04(b)
Securities Act	Section 3.04(b)
Stockholder MIP Approval	Section 6.04
Story3	Recitals
Superior Proposal	Section 5.02(h)
Takeover Laws	Section 3.20
Takeover Proposal	Section 5.02(h)
Termination Fee	Section 8.02(b)
Transaction Bonus Plan Amendment	Recitals
Transaction Litigation	Section 6.08
Triggering Notice	Section 5.02(d)
Withdrawal Determination	Section 5.02(d)

Section 1.03 Interpretation; Disclosure Letter. Unless the context of this Agreement otherwise requires, when a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article, Section or Exhibit to this Agreement unless otherwise indicated. The preamble and the recitals set forth at the beginning of this Agreement are incorporated by reference into and made a part of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” and the phrase “to the extent” shall mean the degree to which a subject or thing extends, and such word or phrase shall not simply mean “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “or,” “any,” “neither,” “nor” or “either” shall not be exclusive. References to “this Agreement” shall include the Company Disclosure Letter. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to any statute in this Agreement or any other Transaction Document shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any Contract in this Agreement or any other Transaction Document are to such Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof. The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to the Effective Date. References from, to or through any date mean, unless otherwise specified, from and including, to and including or through and including, respectively, and not beyond such date. The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date; and, if no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). The terms “ordinary course” and “ordinary course of business” refers to the ordinary course of business substantially consistent with past practice of the applicable person and its Subsidiaries. Unless the context otherwise requires, references to any Person include references to such Person’s successors and permitted assigns, and, in the case of any Governmental Authority, to any Person succeeding to its functions and capacities. The term “writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by electronic delivery, and “written” will be construed in the same manner. Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations among the Parties and their advisors, and the Parties agree that there shall not apply to this Agreement or any provision hereof any rule or presumption of interpreting this Agreement or any provision hereof against the draftsperson of this Agreement or any provision hereof.

Article II
Exchange Transactions

Section 2.01 Contribution and Exchange. Subject to the terms and conditions hereof, and in reliance upon the mutual representations and warranties set forth herein, at and effective as of the Closing:

(a)       (i) Lender shall automatically (without a need for any further action on the part of, or notice to, Lender or any other Person) contribute, transfer, assign and convey, and shall be deemed to have contributed, transferred, assigned and conveyed, to the Company all of its rights, title and interest in, to and under its Equity Exchange Obligations in exchange for the Exchange Stock, and (ii) pursuant to the terms of the New Credit Agreement, the Debt Exchange Obligations shall be exchanged on a dollar-for-dollar cashless basis for the New Term Loans.

(b)       The Company shall automatically (without a need for any further action on the part of, or notice to, the Company or any other Person) acquire and accept the contribution of the Equity Exchange Obligations and issue the Exchange Stock to Lender (or one or more of its Designated Affiliates) in book-entry form, free and clear of all Liens (other than any restrictions on transfer arising under applicable securities Laws). In furtherance of the foregoing, the Company shall cooperate with Lender and take such actions as may be reasonably necessary to (i) instruct the Company’s transfer agent to issue the Exchange Stock to Lender effective as of the Closing, and (ii) deliver to Lender evidence thereof in a form customarily delivered by the Company’s transfer agent.

(c)       In addition, the Company shall cooperate with Lender and take such actions as may be reasonably necessary to effectuate the transfer of a portion of the Exchange Stock from Lender to Nexus and Story3 in accordance with the terms of the Debt and Equity Purchase Agreement, including by instructing the Company’s transfer agent to effectuate such transfers effective as of the Closing Date, and deliver to Lender evidence thereof in a form customarily delivered by the Company’s transfer agent.

(d)       The transactions described in this Section 2.01(a) and (b), are referred to herein as the “Exchange Transactions”.

Section 2.02 Satisfaction of Equity Exchange Obligations and Debt Exchange Obligations.

(a)       Subject to the terms and conditions hereof, and in reliance upon the mutual representations and warranties set forth herein, at and effective as of the Closing (immediately after giving effect to the consummation of the Exchange Transactions), without a need for any further action on the part of, or notice to, Lender, the Existing Agent or any other Person, (i) the Equity Exchange Obligations shall automatically be deemed paid and satisfied in full and irrevocably discharged, extinguished, terminated and released, and (ii) pursuant to the New Credit Agreement, the Debt Exchange Obligations shall be exchanged on a dollar-for-dollar cashless basis for New Term Loans.

(b)       After giving effect to the foregoing, Lender hereby ratifies any and all actions taken (or not taken) by the Existing Agent, in its capacity as such, that such Existing Agent may determine in its sole discretion to be necessary, advisable or desirable in carrying out, effectuating or otherwise in furtherance of the Exchange Transactions.

Section 2.03 Closing. Unless this Agreement shall have been terminated pursuant to Section 8.01, the closing (the “Closing”) of the Exchange Transactions shall take place by means of a virtual closing through electronic exchange of signatures at 9:00 a.m., Eastern time, on the second (2nd) Business Day following the satisfaction or waiver (to the extent permitted herein and by applicable Law) of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) or on such other date, time or at such place as agreed to in writing by Lender and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date,” and the time the Exchange Transactions become effective is referred to as the “Effective Time”.

Section 2.04 Post-Closing Officers and Directors.

(a)       Resignations. Concurrently with the execution and delivery of this Agreement, each director of the Company other than Jennifer Y. Hyman has delivered to the Company his or her resignation from the Company Board and all applicable committees thereof, and the Company shall accept such resignations as are necessary to give effect to Section 2.04(b) and the Investor Rights Agreement, with such accepted resignations to be effective automatically and without further action by or on behalf of such director or any other person, upon the consummation of the Exchange Transactions.

(b)       Post-Closing Company Board. The Parties shall take all actions as may be necessary to cause, as of the Effective Time, (i) the number of directors constituting the board of directors of the Company (the “Post-Closing Board”) to be seven, and (ii) the Post-Closing Board to be comprised of the individuals set forth on Schedule B hereto.

(c)       Officers. The officers of the Company as of immediately prior to the Closing shall continue to be the officers of the Company as of the Effective Time, each to hold office in accordance with the Company Governing Documents, as amended, until their respective successors are duly appointed or until their earlier death, resignation or removal.

Article III
Representations and Warranties of the Company

The Company represents and warrants to Lender that, except (i) as set forth in the SEC Documents (other than disclosures in the “Risk Factors” or “Forward-Looking Statements” sections or similarly captioned sections of any such filings or other forward-looking disclosures that are cautionary or predictive in nature) filed with the SEC and publicly available on the Electronic Data Gathering, Analysis and Retrieval database of the SEC at least two (2) Business Days prior to the Effective Date (it being acknowledged that nothing disclosed in the SEC Documents shall be deemed to modify or qualify the representations and warranties set forth in Section 3.02) and (ii) as set forth in the letter (with specific reference to the particular Section or subsection corresponding to the representations and warranties in this Article III to which the information set forth in such letter relates; provided, however, that any information disclosed in one section of such letter corresponding to the representations and warranties in this Article III shall be deemed to be disclosed in such other sections corresponding to the representations and warranties in Article III to which its relevance is reasonably apparent on the face of such disclosed information and without the need to examine underlying documentation), dated as of the Effective Date, from the Company to Lender (the “Company Disclosure Letter”), as of the Effective Date and as of the Closing:

Section 3.01 Organization, Standing and Power.

(a)       The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority necessary to own, lease and operate its properties and to carry on its business as presently conducted, except (other than with respect to the Company’s due incorporation, valid existence and good standing) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly licensed or qualified to do business as a foreign corporation in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so licensed or qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)       Each of the Company’s Subsidiaries that is a significant subsidiary under Regulation S-X (including, for the avoidance of doubt, Rent the Runway Limited) is a corporation, limited liability company, partnership or other entity duly incorporated, validly existing and in good standing (where such concept is recognized under applicable law) under the Laws of the jurisdiction of its incorporation or formation (as applicable). Each of the Company’s Subsidiaries that is a significant subsidiary under Regulation S-X (including, for the avoidance of doubt, Rent the Runway Limited) has all requisite corporate, limited liability company, partnership or other entity power and authority necessary to own or lease its properties and to carry on its business as presently conducted, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company’s Subsidiaries that is a significant subsidiary under Regulation S-X (including, for the avoidance of doubt, Rent the Runway Limited) is duly licensed or qualified to do business as a foreign corporation, limited liability company, partnership or other entity in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so licensed or qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)       A true and complete copy of each of the Company Governing Documents is included in the filed SEC Documents. The Company is not in violation of any of the Company Governing Documents in any material respect, and no Subsidiary of the Company is in violation of its organizational documents in any material respect.

Section 3.02 Capitalization.

(a)       As of the Effective Date, the authorized capital stock of the Company consists of 300,000,000 shares of Class A Common Stock, 50,000,000 shares of Class B Common Stock and 10,000,000 shares of preferred stock, $0.001 par value per share (“Company Preferred Stock” and, together with the Company Common Stock, the “Company Capital Stock”).

(b)       As of 5:00 p.m., Eastern time, on August 20, 2025 (the “Capitalization Date”): (i) (A) 3,941,332 shares of Class A Common Stock were issued and outstanding, (B) 155,699 shares of Class B Common Stock were issued and outstanding, (C) 0 shares of Class A Common Stock and 0 shares of Class B Common Stock were held in the Company’s treasury, (D) Company Options covering 29,034 shares of Company Common Stock were outstanding under the Company Equity Plans or otherwise, with a weighted average exercise price per share of $166.29, and (E) Company RSUs covering 214,465 shares of Company Common Stock were outstanding under the Company Equity Plans; (ii) 331,622 shares of Company Common Stock (in addition to shares of Company Common Stock subject to outstanding Company Options and Company RSUs) were reserved for issuance pursuant to the Company Equity Plans; (iii) no shares of Company Preferred Stock were issued or outstanding; and (iv) there were warrants to purchase 131,574 shares of Class A Common Stock at an average exercise price of $158.88 per share.  No shares of capital stock of the Company are held by any of its Subsidiaries. All the outstanding shares of Company Common Stock are, and all shares of Company Common Stock reserved for issuance as described above shall be, if issued in accordance with the respective terms thereof (to the extent permitted by this Agreement), duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(c)       All of the issued and outstanding shares of Company Common Stock are, and when issued in accordance with the terms hereof, the Exchange Stock will be, duly authorized and validly issued and fully paid and non-assessable. When issued in accordance with the terms hereof, the shares of Exchange Stock will be free and clear of all Liens (other than any restrictions on transfer arising under applicable securities Laws or restrictions under the Transaction Documents).

(d)       Except for the Rights Offering, the Rights Offering Backstop Agreement or as otherwise expressly described in this Section 3.02: (i) no subscription, warrant, option, convertible security or other right issued by the Company to purchase or acquire any shares of capital stock of the Company is authorized or outstanding; (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares of Company Common Stock may vote; (iv) the Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or to pay any dividend or make any other distribution in respect thereof; and (v) there are no agreements between the Company and any holder of its capital stock relating to the acquisition, disposition or voting of the capital stock of the Company. No person or entity is entitled to any preemptive right granted by the Company with respect to the issuance of any capital stock of the Company.

(e)       The Company Class A Common Stock constitutes the only issued classes of shares or other securities of the Company or its Subsidiaries registered under the Exchange Act.

(f)       From the Capitalization Date through the Effective Date, the Company has not issued or granted any shares of Company Capital Stock or any other securities of the Company or any of its Subsidiaries other than pursuant to the exercise or vesting of equity awards issued under a Company Equity Plan outstanding as of the Capitalization Date as set forth in Section 3.02(b).

Section 3.03 Authority; Execution and Delivery; Enforceability.

(a)       The Company has all requisite corporate power and authority to execute and deliver the Principal Transaction Documents to which it is a party and, subject to receipt of the Company Stockholder Approval and assuming the accuracy of the representations set forth in Section 4.10, to consummate the Transactions. Assuming the accuracy of the representations set forth in Section 4.10, execution, delivery and performance by the Company of each Principal Transaction Document to which it is a party and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company or the Company Stockholders are necessary to approve this Agreement and to consummate the Transactions, subject, in the case of the Exchange Transactions, the issuance of shares of Class A Common Stock issuable pursuant to the Rights Offering Backstop Agreement, the adoption of the MIP and the filing of the Amended and Restated Charter with the Secretary of State of Delaware, to receipt of the Company Stockholder Approval and the Amended and Restated Charter Approval, respectively. The Company has duly executed and delivered each Principal Transaction Document to which it is a party, and, assuming the due authorization, execution and delivery of such Principal Transaction Documents on behalf of the other parties hereto and thereto, each such Principal Transaction Document constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to such enforceability potentially being limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exception”).

(b)       The Finance Committee has (i) determined that the terms of this Agreement and the other Principal Transaction Documents and the Transactions, including the Exchange Transactions, are fair to, and in the best interests of, the Company and the Company Stockholders, (ii) determined that it is in the best interests of the Company and the Company Stockholders and declared it advisable that the Company enter into this Agreement and the other Principal Transaction Documents, and (iii) resolved to make the Finance Committee Recommendation to the Company Board.

(c)       The Company Board, acting upon the Finance Committee Recommendation, at a meeting duly called and held, has (i) determined that the terms of this Agreement and the other Principal Transaction Documents and the Transactions, including the Exchange Transactions, are fair to, and in the best interests of, the Company and the Company Stockholders, (ii) determined that it is in the best interests of the Company and the Company Stockholders and declared it advisable that the Company enter into this Agreement and the other Principal Transaction Documents, (iii) approved the execution and delivery by the Company of this Agreement and the other Principal Transaction Documents, the performance by the Company of its covenants and agreements contained herein and therein and the consummation of the Exchange Transactions and the other Transactions upon the terms and subject to the conditions contained herein and in the other Principal Transaction Documents, and (iv) resolved to make to the Company Stockholders the Company Board Recommendation, which resolutions have not been rescinded, modified or withdrawn in any way.

Section 3.04 No Conflicts; Consents.

(a)       The execution, delivery and performance by the Company of each Transaction Document to which it is a party do not, and, except as described in Section 3.04(b), the consummation of the Transactions and compliance with the provisions hereof will not, (i) conflict with, or result in any breach or violation of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, first offer, first refusal or acceleration of any obligation under any Contract (other than the Existing Credit Agreement) binding upon the Company or any of its Subsidiaries or to which any of them are a party or by or to which any of their respective properties, rights or assets are bound or subject or result in the creation of any Lien upon any of the properties, rights or assets of the Company or any of its Subsidiaries, other than Permitted Liens, (ii) conflict with or result in any violation of any provision of the Company Governing Documents or organizational documents of the Company’s Subsidiaries, or (iii) conflict with or violate any Laws applicable to the Company or any of the Company’s Subsidiaries or any of their respective properties, rights or assets or any Company Permits, other than in the case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that has not been or would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(b)       Other than in connection with or in compliance with (i) the DGCL, (ii) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the approval by the Company Stockholders of the Amended and Restated Charter and the issuance of the Exchange Stock by the Company (the “Proxy Statement”) and any amendments or supplements thereto or the filing and effectiveness of the Rights Offering Registration Statement and the Rights Offering, (iii) the Securities Act of 1933, as amended (the “Securities Act”), (iv) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (v) other applicable state or federal securities Laws, and (vi) any applicable requirements of the Nasdaq Global Market (“Nasdaq”), no consent, approval, license, clearance, order or authorization (each, a “Consent”) of, or registration, declaration or filing with any Governmental Authority is necessary or required, under applicable Law, to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of any Transaction Document to which it is a party or the consummation of the Transactions, except for such Consents or filings that, if not obtained or made, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 3.05 Subsidiaries. Section 3.05 of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company. All of the issued and outstanding capital stock or equity interests of the Company’s Subsidiaries has been duly authorized and validly issued, and in the case of corporations, is fully paid and non-assessable. The Company, directly or indirectly, owns of record and beneficially, free and clear of all Liens (other than any restrictions on transfer arising under applicable securities Laws and Liens arising in connection with the Existing Credit Agreement or the New Credit Agreement), all of the issued and outstanding capital stock or equity interests of each of its Subsidiaries. There are no outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from any of the Company’s Subsidiaries of any securities of such Subsidiaries nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal.

Section 3.06 SEC Documents; Undisclosed Liabilities.

(a)       Since the date that is two years prior to the Effective Date (the “Lookback Date”), the Company has timely filed or furnished (i) all annual and quarterly reports and proxy statements (including all amendments, exhibits and schedules thereto) and (ii) all other reports and other documents (including all amendments, exhibits and schedules thereto), in each case required to be filed or furnished by the Company with the SEC pursuant to the Exchange Act and the Securities Act. As of their respective filing dates (or, if amended or superseded by a filing prior to the Effective Date, on the date of such amended or superseding filing), such SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and as of their respective dates (or, if amended or superseded by a filing prior to the Effective Date, on the date of such amended or superseding filing) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the Effective Date, there are no unresolved written comments issued by the staff of the SEC with respect to any of the SEC Documents. As of the Effective Date, none of the SEC Documents is the subject of any ongoing review by the SEC. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as of their respective dates in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC), and present fairly in all material respects as of their respective dates the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, all in conformity with United States Generally Accepted Accounting Principles (“GAAP”), applied on a consistent basis during the periods involved (except as may be indicated in such Financial Statements or the notes thereto and subject, in the case of the unaudited financial statements, to normal and recurring year-end and audit adjustments). There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable Law to be disclosed by the Company in its SEC Documents and is not so disclosed. The Company and its Subsidiaries do not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, in each case, that would be required under GAAP, as in effect on the Effective Date, to be reflected on a consolidated balance sheet of the Company (or disclosed in the notes to such balance sheet), other than liabilities or obligations (A) reflected on, reserved against, or disclosed in the notes to, the Company’s most recent consolidated balance sheet included in the SEC Documents, (B) that were incurred after the date of the Company’s most recent consolidated balance sheet included in the SEC Documents in the ordinary course of business, (C) as expressly contemplated by this Agreement or otherwise incurred in connection with the transactions contemplated by this Agreement, or (D) as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(b)       The Company has disclosed, based on its most recent evaluation prior to the Effective Date, to the Company’s outside auditors and the Audit Committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification complied with the applicable provisions of the Sarbanes-Oxley Act. Neither the Company nor any of its executive officers has received since the Lookback Date written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(c)       The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that are designed to provide reasonable assurance that material information relating to the Company, including its Subsidiaries, that is required to be disclosed by the Company in the reports that it furnishes or files under the Exchange Act is reported within the time periods specified in the rules and forms of the SEC and that such material information is communicated to the Company’s management to allow timely decisions regarding required disclosure.

Section 3.07 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or the Rights Offering Registration Statement, as applicable, will, at the time it is filed with the SEC, at the date it is first mailed to the Company Stockholders, at the time of the Company Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Rights Offering Registration Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Proxy Statement or the Rights Offering Registration Statement based on information supplied by or on behalf of Lender.

Section 3.08 Absence of Certain Changes or Events. From February 1, 2025, through the Effective Date, except for the execution and performance of this Agreement, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business. From February 1, 2025, through the Effective Date, there has not been:

(a)       any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, would have a Company Material Adverse Effect; or

(b)       any action that, if it had been taken or occurred after the execution of this Agreement, would have required the consent of Lender pursuant to clauses (iii)-(viii) of Section 5.01(a).

Section 3.09 Tax Matters.

(a)       The Company and its Subsidiaries have timely filed all federal, state, local and foreign Tax Returns required to be filed through the Effective Date, subject to permitted extensions, and have timely paid all Taxes due by the Company and its Subsidiaries, including on their respective assets, income, businesses and franchises, whether or not shown to be payable on such Tax Returns (other than (i) with respect to which the failure to make such filing or payment would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or (ii) any Taxes the amount or validity of which are currently being diligently contested in good faith by appropriate proceedings with adequate reserves maintained in accordance with GAAP). No Tax lien has been filed with respect to any Taxes other than liens or claims which could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)       No claim is being threatened in writing with respect to any Taxes other than liens or claims which could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)       No transfer, documentary, sales, use, registration, and real property transfer, stamp tax, excise tax, stock transfer tax, or other similar taxes (excluding any income taxes) are expected to arise out of or in connection with the Transaction effected pursuant to this Agreement.

(d)       No examination of any Tax Return of the Company or its Subsidiaries is currently in progress by any Governmental Authority and neither the Company nor its Subsidiaries has received written notice (or, to the knowledge of the Company, oral notice) of any contemplated examination of any such Tax Return and no adjustment has been proposed in writing (or, to the knowledge of the Company, orally) with respect to any such Tax Returns by any Governmental Authority, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)       Neither the Company nor any of its Subsidiaries has been party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation 1.6011-4(b)(2).

(f)       To the knowledge of the Company, neither the Company nor any of its Subsidiaries is a party to or bound by or has any obligation under any Tax allocation or Tax sharing agreement with any Person, other than between or among the Company and its Subsidiaries or any agreement not primarily related to Taxes and entered into in the ordinary course of business.

(g)       The Company and its Subsidiaries have made adequate provision in accordance with GAAP for all material Taxes not yet due and payable. No Tax deficiency has been determined adversely to the Company or any of its Subsidiaries, which deficiency has not been either paid or is being diligently contested in good faith by appropriate proceedings with adequate reserves maintained in accordance with GAAP, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.10 Litigation. There is no Action pending or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, any of the directors or officers of the Company or any of its Subsidiaries in their capacity as such or affecting any of the business, operations, properties or assets of the Company or any of its Subsidiaries which, in any such case, has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default with respect to any Judgment that is applicable to the Company or any of its Subsidiaries which, in any such case, has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.11 Compliance with Applicable Laws; Permits.

(a)       The Company and its Subsidiaries are and have been since the Lookback Date in compliance with and not in default under or in violation of any Laws applicable to the Company, its Subsidiaries or any of their respective properties or assets, except where such non-compliance, default or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)       The Company and its Subsidiaries possess, and have since the Lookback Date possessed, all franchises, grants, authorizations, business licenses, permits, easements, variances, exceptions, consents, certificates, approvals, registrations, clearances and orders of any Governmental Authority or pursuant to any applicable Law necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Company Permits are in full force and effect, no default (with or without notice, lapse of time or both) has occurred under any such Company Permit and neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority threatening to suspend, revoke, withdraw or modify any such Company Permit.

(c)       The Company, each of its Subsidiaries, and each of their respective Representatives acting on their behalf, has, since February 1, 2020, complied in all material respects with all applicable Specified Business Conduct Laws. Since February 1, 2020, neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers or employees, has been subject to any actual, pending or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions, or made any disclosures to any Governmental Authority, involving the Company or any of its Subsidiaries, in any way relating to any applicable Specified Business Conduct Laws.

(d)       Neither the Company nor any Subsidiary of the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or such Subsidiary: (i) is a Person that is (A) listed on any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (B) located, organized, or resident in a country or territory that is itself the subject or target of any Sanctions (including, at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine) (each, a “Sanctioned Country”), (C) designated on the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions maintained by the European Commission or the Consolidated

List of Financial Sanctions Targets maintained by the Office of Financial Sanctions Implementation within the UK’s HM Treasury, or any other equivalent lists maintained by the competent sanctions authority of any state, or (D) owned or controlled by any such Person or Persons described in the foregoing clauses (A), (B) or (C) (each, a “Sanctioned Person”) or (ii) has, since February 1, 2020, conducted any business with or engaged in any transaction or arrangement with or involving, directly or indirectly, any Sanctioned Person or Sanctioned Country in violation of applicable Sanctions, or has otherwise been in violation of any such Sanctions. Neither the Company nor any of its Subsidiaries has, since February 1, 2020, received any written notice of material deficiencies in connection with any Sanctions matter from OFAC or any other Governmental Authority in its compliance efforts nor, since February 1, 2020, made any voluntary disclosures to OFAC or any other Governmental Authority of facts that could result in any material action being taken or any material penalty being imposed by a Governmental Authority against the Company or any of its Subsidiaries.

(e)       The Company is in compliance in all material respects with the applicable rules of Nasdaq.

Section 3.12 Environmental Matters. The Company and each of its Subsidiaries is, and since the Lookback Date has been, in compliance with all applicable Environmental Laws and Environmental Permits, except where the failure to comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the Lookback Date, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority of any violation or alleged violation of any Environmental Law or Environmental Permit, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.13 Material Contracts; Debt Instruments.

(a)       As of the Effective Date, neither the Company nor any of its Subsidiaries that is a party to a Material Contract (as defined in the Existing Credit Agreement) (each, a “Company Material Contract”), has received any written or, to the knowledge of the Company, oral notice of cancellation or threatened cancellation relating to a Company Material Contract, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Material Contract is a valid and binding agreement, is in full force and effect, and is enforceable by the Company or its Subsidiary that is a party thereto against each other party thereto in accordance with its terms, subject to the Bankruptcy and Equity Exception, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company, its Subsidiaries, or, to the knowledge of the Company, any other party to a Company Material Contract is in default or in breach of any such Company Material Contract, in each case, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)       As of the Effective Date, neither the Company nor any of its Subsidiaries (i) is party to a Contract related to indebtedness for borrowed money in connection with the business of the Company or its Subsidiaries, or (ii) has any liability in respect of a guarantee of any indebtedness for borrowed money of any other Person, in each case, that would not be permitted under the Existing Credit Agreement.

(c)       As of the Effective Date, the Company has made available to Lender the form Contracts (since the initial public offering of the Company) that have been or are currently used by the Company or its Subsidiaries to procure rental product via “share by RTR” consignment and revenue sharing arrangements with third-party designers (“Form Share by RTR Contracts”), and no order forms with share by RTR vendors of the Company or its Subsidiaries deviate from the applicable Form Share by RTR Contract in a manner that would be material to the business, assets or financial condition of the Company and its Subsidiaries taken as a whole.

Section 3.14 Real Property. Neither the Company nor any of its Subsidiaries owns any real property. The Company and each of its Subsidiaries hold valid leasehold interests in the real property leased, subleased, licensed to or otherwise occupied or utilized by the Company or any of its Subsidiaries (the “Leased Real Property”), free and clear of all Liens (other than Permitted Liens), in each case, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the Lookback Date, neither the Company nor any Subsidiary of the Company has received any written notice regarding (a) any material violation or breach or default under any lease related to the Leased Real Property that has not since been cured, or (b) any notice of termination under any such lease, in each case, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.15 Intellectual Property. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries exclusively own, or are validly licensed to use, or otherwise have the valid right to use all Intellectual Property used in, held for use in or necessary to its business as currently conducted free and clear of any Liens, except for Permitted Liens, and (b) neither the use thereof, or the operation of the Company’s and its Subsidiaries’ businesses, by the Company and each Subsidiary infringes upon, violates or misappropriates (or has since the Lookback Date infringed upon, violated or misappropriated) the rights of any other Person. All (i) trademark and service mark registrations and applications, (ii) patents and patent applications, (iii) copyright registrations and applications, and (iv) domain name registrations, in each case, owned by the Company or a Subsidiary of the Company, are, to the knowledge of the Company, subsisting, valid, and enforceable, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have maintained the confidentiality of all confidential information and trade secrets of the Company or its Subsidiaries, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.16 Labor and Employment Matters; ERISA Documents.

(a)       Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have complied with all applicable Laws relating to employment and labor, including all Laws relating to recruiting, hiring, retaining and documenting prospective employees, wages, hours, equal opportunity, labor relations, recordkeeping, occupational health and safety, severance, collective bargaining and the payment of social security and other taxes, employment discrimination, employee classification, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration (including the completion and retention of Forms I-9 for all employees and the confirmation of employee visas), overtime compensation, child labor, health and safety, workers’ compensation, family and medical leave, employee leave, the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state or local law, and unemployment insurance (the “Employment Laws”).

(b)       Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no suit, action, complaint, grievance, investigation, inquiry or other proceeding against the Company or any of its Subsidiaries (or their respective employees, officers or directors in their capacities as such) pending or threatened in any forum relating to the Employment Laws, including by or with any Governmental Authority. Since the Lookback Date, there have not been any strikes, labor disputes, lockouts, slowdowns or other labor disputes against the Company or any of its Subsidiaries pending, threatened, or to the knowledge of the Company, anticipated, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)       Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries and each ERISA Document (and each related trust, insurance contract or fund) comply with, and each ERISA Document has been maintained, contributed to, funded, qualified, registered, operated and administered by the Company and its Subsidiaries in accordance with, in each case as applicable, the terms of such ERISA Document and applicable Laws (including ERISA and the Code), (ii) all benefits, contributions and premiums required by and due under the terms of each ERISA Document or applicable Law have been timely paid in accordance with the terms of such ERISA Document and the terms of all applicable Laws, including ERISA and the Code, (iii) no non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is reasonably expected to occur with respect to any ERISA Document and (iv) there is no pending, threatened in writing or, to the knowledge of the Company, anticipated or orally threatened claims, suits, audits or investigations related to any ERISA Document.

(d)       None of the Company and its Subsidiaries or any ERISA Affiliate has within the past six (6) years maintained, sponsored or contributed to: (i) any plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, including any “multiemployer plan” as defined in Section 3(37) of ERISA; (ii) any “multiple employer plan” within the meaning of Code Section 413(c); (iii) any “multiple employer welfare arrangement” within the meaning Section 3(40) of ERISA; or (iv) any “defined benefit plan” as defined in Section 3(35) of ERISA.

(e)       Neither the execution of this Agreement nor the consummation of the Transactions, either alone or in combination with another event, will: (i) result in any material payment or benefit becoming due to any current or former employee, officer, director or other individual service provider of the Company or any Subsidiary of the Company, (ii) materially increase the amount or value of any compensation or benefits payable under any ERISA Document, result in any acceleration of the time of payment or vesting of any compensation or benefits, or provide any additional compensatory rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any current or former employee, officer, director or other individual service provider of the Company or any Subsidiary of the Company, or (iii) give rise to any payments or benefits that, separately or in the aggregate, could be nondeductible to the payor under Section 280G of the Code or would result in an excise Tax on any recipient under Section 4999 of the Code, except, with respect to clause (i) and (ii) only, as contemplated under the MIP Term Sheet or pursuant to the Transaction Bonus Plan Amendment.

Section 3.17 Privacy and Data Security. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) each of the Company and its Subsidiaries, has been since the Lookback Date, and is, in compliance with their written externally published privacy policies, contracts which impose requirements relating to the collection, processing, storage, disclosure, disposal or other handling of Personal Data, any applicable Laws relating to privacy, data protection and Personal Data, and any applicable binding industry standards which impose requirements on the collection, processing, storage, disclosure, disposal or other handling of Personal Data (collectively, the “Privacy Requirements”), (b) since the Lookback Date, none of the Company nor any of its Subsidiaries has experienced (i) incidents of unauthorized access or other security breaches, including any loss, misuse, damage, unauthorized access, unauthorized disclosure or unauthorized use of any Personal Data, or (ii) any other event that required the Company or any of its Subsidiaries to give a data breach notice to any Person or Governmental Authority under Privacy Requirements, except, in each case of clauses (i) and (ii), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a

Company Material Adverse Effect, and (c) the hardware, software, databases, websites, mobile applications, servers, workstations, routers, hubs, switches, circuits, networks, communications networks, and other information technology owned, licensed or leased by the Company or its Subsidiaries (i) have not, since the Lookback Date, malfunctioned or failed in a manner that resulted in chronic or otherwise material disruptions to the operation of the business of the Company and its Subsidiaries, and (ii) are adequate for the Company’s and its Subsidiaries’ businesses as currently conducted.

Section 3.18 Affiliate Transactions. No current or former director, officer or Affiliate of the Company or any of its Subsidiaries, or any Person owning five percent (5%) or more of the Company Common Stock, and no immediate family member of any such natural Person, is a party to, or directly or indirectly benefits from, any Contract, arrangement, transaction or understanding with or binding upon the Company, any of its Subsidiaries or any of their properties or assets, or has any material interest in any property owned, leased or occupied by the Company or any of its Subsidiaries, and the Company and its Subsidiaries have not engaged in any material transaction with any of the foregoing within the twelve (12) months preceding the Effective Date that would be required to be disclosed in response to Item 404 of Regulation S-K, other than compensation of directors and officers of the Company and its Subsidiaries in the ordinary course of business.

Section 3.19 Insurance. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all insurance policies and insurance Contracts of the Company and its Subsidiaries (i) are in full force and effect and are valid and enforceable by the Company or its Subsidiary that is a party thereto against each other party thereto in accordance with its terms, and (ii) are in such amounts and cover such reasonable insurable risks as are customary for companies of similar size in the same or similar lines of business as the Company and its Subsidiaries, and (b) all premiums due under such insurance policies and insurance Contracts have been paid. Neither the Company nor any of its Subsidiaries has received written notice of cancellation or termination with respect to any current third-party insurance policies or insurance Contracts (other than in connection with normal renewals of any such insurance policies or insurance Contracts) where such cancellation or termination has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.20 Anti-Takeover Statutes. Assuming the accuracy of the representations set forth in Section 4.10, the Company has taken all actions necessary to elect and render that the Transactions, this Agreement and the other Transaction Document not be subject to (i) any anti-takeover provision in the Company Governing Documents and the comparable organizational documents of each Subsidiary of the Company, in each case, as amended through and in effect as of the Effective Date, or (ii) any “moratorium,” “control share acquisition,” “business combination,” “fair price,” “supermajority,” “affiliate transactions” or other form of anti-takeover laws and regulations, including Section 203 of the DGCL (collectively, “Takeover Laws”), of any jurisdiction that may purport to be applicable to the Transactions, this Agreement or any other Transaction Document, which resolutions have not been rescinded, modified or withdrawn in any way. Assuming the accuracy of the representations set forth in Section 4.10, no other Takeover Law applies or purports to apply to the Company with respect to the Transactions, this Agreement or any other Transaction Document, other than any such Takeover Law that may apply solely as a result of the identity, nature, business or operations of Lender or any of its Subsidiaries or Affiliates. The Company is not party to a stockholder rights plan, “poison pill,” or similar anti-takeover arrangement or plan.

Section 3.21 Brokers and Other Advisors. Other than LionTree Advisors LLC and BTIG, LLC (the “Company Financial Advisors”), no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Exchange Transactions or the other Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. True and complete copies of the engagement letters with the Company Financial Advisors have been made available to Lender prior to the Effective Date.

Section 3.22 Opinion of Financial Advisor. The Company Board has received the opinion of BTIG, LLC to the effect that, as of the date of such opinion and based upon and subject to the various limitations, qualifications, assumptions, conditions and other matters set forth in such opinion, the issuance of the Exchange Stock to Lender by the Company in exchange for the Equity Exchange Obligations pursuant to this Agreement is fair, from a financial point of view, to the holders of Class A Common Stock (exclusive of any Class A Common Stock held by Lender or its Affiliates) (the “Fairness Opinion”).  The Company will make available to Lender a signed copy of the Fairness Opinion for informational purposes only as soon as reasonably practicable following the Effective Date.

Article IV
Representations and Warranties of Lender

Lender represents and warrants to the Company that, as of the Effective Date and as of the Closing:

Section 4.01 Organization, Standing and Power. Lender is a limited liability company duly organized, validly existing and in good standing under the Laws of the Cayman Islands and has all requisite limited liability company power and authority necessary to own, lease and operate its properties and to carry on its business as presently conducted, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Lender Material Adverse Effect. Lender is duly licensed or qualified to do business as a foreign limited liability company in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so licensed or qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Lender Material Adverse Effect.

Section 4.02 Authority; Execution and Delivery; Enforceability. Lender has all requisite limited liability company power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the Transactions. The execution, delivery and performance by Lender of each Transaction Document to which it is a party and the consummation by Lender of the Transactions have been duly authorized by all necessary limited liability company action on the part of Lender and no other limited liability company proceedings on the part of Lender are necessary to approve this Agreement and to consummate the Transactions. Lender has duly executed and delivered each Transaction Document to which it is a party, and, assuming the due authorization, execution and delivery of such Transaction Documents on behalf of the other parties thereto, each Transaction Document to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.  Lender is the holder of all of the Indebtedness outstanding under the Existing Credit Agreement.

Section 4.03 No Conflicts; Consents.

(a)       The execution, delivery and performance by Lender of each Transaction Document to which it is a party do not, and the consummation of the Transactions and compliance with the provisions hereof will not (i) conflict with, or result in any breach or violation of or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, first offer, first refusal or acceleration of any obligation under any Contract binding upon Lender or any of its Subsidiaries or to which any of them are a party or by or to which any of their respective properties, rights or assets are bound or subject or result in the creation of any Lien upon any of the properties, rights or assets of Lender or any of its Subsidiaries, other than Permitted Liens, (ii)

conflict with or result in any violation of any provision of Lender’s organizational documents or (iii) conflict with or violate any Laws applicable to Lender or any of its Subsidiaries or any of their respective properties, rights or assets, other than, in the case of clauses (i) and (iii) above, any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that has not had and would not reasonably be expected to have, individually or in the aggregate, a Lender Material Adverse Effect.

(b)       No Consent of, or registration, declaration or filing with any Governmental Authority is required to be obtained or made by Lender in connection with the execution, delivery and performance of any Transaction Document or the consummation of the Transactions, other than (i) the filing with the SEC of such reports under Sections 13 and 16 of the Exchange Act as may be required in connection with this Agreement and the other Transaction Documents, the Exchange Transactions and the other Transactions, (ii) any Consents, registrations, declarations or filings required to be obtained or made as a result of the identity, nature, business or operations of Company or any of its Subsidiaries or Affiliates and (iii) such other items that, individually or in the aggregate, have not had and would not reasonably be expected to have, individually or in the aggregate, a Lender Material Adverse Effect.

Section 4.04 Litigation. There is no Action pending or, to the knowledge of Lender, threatened in writing against Lender or any of its Subsidiaries or any of the directors or officers of Lender or any of its Subsidiaries in their capacity as such, which, in any such case, has had or would reasonably be expected to have, individually or in the aggregate, a Lender Material Adverse Effect.

Section 4.05 Accredited Investor. Lender is (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act and/or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

Section 4.06 Independent Investigation. Lender acknowledges that (i) it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Documents and has been afforded (A) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of the Company concerning the terms and conditions of the issuance of the Exchange Stock and the merits and risks of acquiring the Exchange Stock; (B) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (C) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment, and (ii) it has, independently and without reliance upon any statement, representation or warranty made by any Person (including any of the Company’s financial advisors or other Representatives), other than such statements, representations and warranties of the Company expressly contained in this Agreement, and based on such information described in the foregoing clause (i), made its own analysis and decision to enter into this Agreement and the Transactions and that it has not relied on the analysis and decision or due diligence investigation of any other Person (including any of the Company’s financial advisors or other Representatives).

Section 4.07 Financial Sophistication. Lender, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Transactions, and has so evaluated the merits and risks of such Transactions, including the Exchange Transactions. Lender is able to bear the economic risk of the acquisition of the Exchange Stock and, at the present time, is able to afford a complete loss of such investment.

Section 4.08 Brokers. No broker, investment banker, financial advisor or other person, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Exchange Transactions and the other Transactions based upon arrangements made by or on behalf of Lender.

Section 4.09 Information Supplied. None of the information supplied or to be supplied by Lender for inclusion or incorporation by reference in the Proxy Statement or the Rights Offering Registration Statement, as applicable, will, at the time it is filed with the SEC, at the date it is first mailed to the Company Stockholders, at the time of the Company Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 4.09, no representation or warranty is made by Lender with respect to information or statements made or incorporated by reference in the Proxy Statement or the Rights Offering Registration Statement based upon information supplied by or on behalf of the Company.

Section 4.10 Interested Stockholder; Ownership. Neither Lender nor any controlled Affiliate thereof (a) is, or has been within three years prior to the Effective Date, an “interested stockholder” of the Company as defined in and for purposes of Section 203 of the DGCL or the Company Governing Documents, or (b) except as set forth in Section 4.10 of the Company Disclosure Letter, owns any shares of Company Common Stock.

Article V
Covenants Relating to Conduct of Business

Section 5.01 Conduct of Business.

(a)       Without limiting any of the restrictions contained in the Existing Credit Agreement or the Existing Loan Documents, the Company agrees that between the Effective Date and the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.01, except as set forth in Section 5.01 of the Company Disclosure Letter, as expressly required by this Agreement, as required by applicable Law or any existing Contract of the Company or its Subsidiaries, or as consented to in writing by Lender (which consent shall not be unreasonably withheld, conditioned or delayed), the Company (x) shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business and use commercially reasonable efforts to (A) preserve intact its and their present business organizations, goodwill and ongoing businesses, (B) keep available the services of its and their present officers (other than where termination of such services is for cause), and (C) preserve its and their present relationships with customers, suppliers and vendors with whom it and they have material business relations; and (y) shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Lender (which shall not be unreasonably withheld, conditioned or delayed) (provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.01(a)(y) shall be deemed a breach of Section 5.01(a)(x) unless such action would constitute a breach of such provision of Section 5.01(a)(y)):

(i)       amend, modify, rescind or otherwise change the Company Governing Documents or organizational documents of the Company’s Subsidiaries (other than the Amended and Restated Charter, the Amended and Restated Bylaws and the Investor Rights Agreement);

(ii)       (A) make (other than in the ordinary course of business), change or revoke any material Tax election or take any action or inaction that would cause a change to the tax entity classification of the Company or any of its Subsidiaries, (B) change any Tax accounting period or material method of Tax accounting, (C) materially amend any material Tax Return, (D) settle or compromise any material liability for Taxes, (E) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), (F) surrender any right to claim a material refund of Taxes, or (G) request any material ruling from any Governmental Authority with respect to Taxes;

(iii)       (A) adjust, split, combine, subdivide, reduce or reclassify any shares of capital stock or other equity interests of the Company or any of its Subsidiaries (other than pursuant to the Amended and Restated Charter or the Conversions), (B) declare, set aside, or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of the capital stock of the Company or any of its Subsidiaries, except for dividends and distributions paid or made by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company the ordinary course of business, or (C) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any securities of the Company or any of its Subsidiaries (including with respect to any Company Options and Company RSUs), other than  (x) the withholding of shares of Company Common Stock to satisfy Tax obligations incurred in connection with the exercise or settlement of Company Options and Company RSUs; and (y) the acquisition by the Company of Company Options and Company RSUs in connection with the automatic forfeiture of such awards, in each case, in accordance with the terms and conditions of the Company Equity Plans and any applicable award agreement;

(iv)       issue, deliver, transfer, pledge, encumber or sell, or authorize the issuance, delivery, transfer, pledge, encumbrance or sale, of any securities or ownership interests of the Company or any of its Subsidiaries (including any rights, warrants or options with respect thereto), in each case other than (A) the issuance of shares of Company Common Stock upon the exercise of Company Options and the settlement of Company RSUs outstanding on the Effective Date in accordance with their terms as in effect on the Effective Date, (B) the issuance of awards described on Section 5.01(a)(iv)(B) of the Company Disclosure Letter, (C) in connection with the Rights Offering or pursuant to the Rights Offering Backstop Agreement;

(v)       (A) acquire (by purchase, merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, exchange offer, recapitalization, reorganization, share exchange, business combination, acquisition of stock or assets or otherwise), directly or indirectly, any assets or properties (excluding any assets or properties that would not be material), securities, equity, interests, or businesses, other than in the ordinary course of business, or (B) merge, consolidate, combine or amalgamate the Company or any of its Subsidiaries with any Person;

(vi)       sell, lease, license or otherwise transfer, or create or incur any Lien (other than a Permitted Lien) on, any of the Company’s assets, securities, properties, interests or businesses, other than (A) inventory sold in connection with periodic promotional sales, (B) obsolete assets, (C) involuntary Liens that are not material or (D) otherwise in the ordinary course of business;

(vii)       create, incur, assume, suffer to exist, guarantee or otherwise be liable with respect to any indebtedness for borrowed money or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person, other than in connection with, and as permitted by, the Existing Credit Agreement;

(viii)       settle or compromise any pending or threatened Action against the Company or any of its Subsidiaries for a cash settlement amount that exceeds the amounts set forth in Section 5.01(a)(viii) of the Company Disclosure Letter (net of insurance proceeds applied to such settlement by the Company in respect of such claim or claims), or which settlement imposes any material restrictions on any of the current or future activities of the Company or its Subsidiaries or that imposes equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries or any of their respective officers or directors (in each case, other than customary confidentiality obligations and other customary obligations attendant to monetary settlement);

(ix)       except (A) as required by Law or the terms of any ERISA Document (disregarding the reference to materiality in the definition thereof) in effect as of the Effective Date (or which is adopted after the Effective Date in accordance with the terms of this Section 5.01(a)), (B) in the ordinary course of business, or (C) as specifically required pursuant to this Agreement, (I) grant to any current or former employee, officer, director or other individual service provider of the Company or any of its Subsidiaries any increase in annual base salary or base wages or any other increase in cash compensation, (II) grant to any current or former employee, officer, director or other individual service provider of the Company or any of its Subsidiaries any severance, change in control, termination or retention pay or benefits (or any increases thereto), (III) hire, engage or terminate (other than for cause) the employment or engagement of any employee or individual independent contractor with a title above the level of Vice President, (IV) negotiate, establish, adopt, enter into, amend, modify, extend or terminate any (x) collective bargaining agreement, or (y) ERISA Document (other than amendments to broad-based benefit plans in connection with open enrollment that result in no more than a de minimis cost to the Company), (V) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business, under any collective bargaining agreement or ERISA Document, (VI) implement any layoffs affecting, place on unpaid leave or furlough, or materially reduce the hours or weekly pay of, 20 or more employees, or (VII) take any action that would trigger notice obligations under the Worker Adjustment and Retraining Notification Act of 1988 or any similar foreign, state or local Law;

(x)       discontinue or enter into new business lines;

(xi)       abandon or permit to lapse any material Company Permit; or

(xii)       enter into any Contract that provides for a binding commitment of the foregoing actions.

(b)       Nothing in this Agreement is intended to give Lender, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time.

(c)       Certain Tax Actions.

(i)       During the period from the Effective Date to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, except as set forth on Section 5.01(c)(i) of the Company Disclosure Letter, (A) not take any position on Tax Returns that are required to be filed on or before the Effective Time (a “Post-Signing Return”) that is inconsistent with past custom and practice unless required by applicable Law and disclosed to Lender, or as reasonably requested by Lender and (B) accrue a reserve in the books and records and financial statements of any such entity at such times and in such amounts as are in accordance with past practice for all material amounts of Taxes payable by such entity for which no Post-Signing Return is due prior to the Effective Time.

(ii)       The Company shall deliver to Lender at or prior to the Closing an IRS form W-9.

Section 5.02 No Solicitation.

(a)       From the Effective Date through the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, the Company shall not, and shall cause its Subsidiaries not to, and shall not authorize or permit any officer, director, employee, investment banker, attorney, accountant or other advisor or representative (collectively, with respect to any Person, such Person’s “Representatives”) of the Company or any of its Subsidiaries to, (i) solicit, initiate or knowingly encourage the submission of any Takeover Proposal, or take any other action to knowingly facilitate, enable or cooperate with the making of any Takeover Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a Takeover Proposal, (ii) enter into, approve, endorse or recommend, or publicly propose to enter into, approve, endorse or recommend, any Acquisition Agreement with respect to any Takeover Proposal, (iii) enter into, participate in or continue any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, any Takeover Proposal or any inquiry or proposal that could reasonably be expected to lead to a Takeover Proposal, other than solely to state that the Company and its Representatives are prohibited hereunder from engaging in any such discussions or negotiations, or (iv) propose, resolve or agree to do any of the foregoing. The Company shall (A) immediately cease, and not authorize or permit any of its Representatives to continue, all discussions and negotiations with any person (other than with Lender and its Representatives) regarding any Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Takeover Proposal, (B) promptly (and in any event, within two (2) Business Days) after the Effective Date request the prompt return or destruction of all confidential information previously furnished to such person(s) (other than Lender and its Representatives) within the last 12 months for the purpose of allowing such person(s) to evaluate a possible Takeover Proposal, and (C) promptly (and in any event within one (1) Business Day) terminate access of any person(s) (other than Lender and its Representatives) to any physical or electronic data rooms for the purpose of evaluating a possible Takeover Proposal. From the Effective Date through the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, the Company shall not, and shall cause its Subsidiaries not to, (I) waive, terminate, modify, or release any person (other than Lender or its Affiliates) under any “standstill” or similar agreement or obligation or propose, resolve or agree to do the foregoing, unless, prior to receipt of the Company Stockholder Approval, the Company Board (acting on the recommendation of the Finance Committee) or the Finance Committee determines in its good faith judgment, after consultation with and receipt of advice from outside legal counsel and a financial advisor of nationally recognized reputation (it being agreed that each of the Company Financial Advisors is of nationally recognized reputation), that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under Delaware Law, in which event the Company Board (acting on the recommendation of the Finance Committee) or the Finance Committee may grant a waiver under such “standstill” or similar agreement or obligation solely to the extent to permit such Person to make a non-public proposal to the Company Board, or (II) exempt any person (other than Lender and its Affiliates) from the restrictions on “business combinations” contained in Section 203 of the DGCL (or similar provisions of any other Takeover Law) or in the Company Governing Documents or propose, resolve, or agree to do the foregoing. The Company shall provide prompt written notice to Lender of any waiver or release of any standstill by the Company.

(b)       Notwithstanding the foregoing, at any time prior to receipt of the Company Stockholder Approval, if the Company or the Company Board receives a bona fide written Takeover Proposal after the Effective Date that was not solicited in material breach of Section 5.02(a) and that (i) the Company Board (acting on the recommendation of the Finance Committee) or the Finance Committee determines in its good faith judgment (after consultation with and receipt of advice from outside legal counsel and a financial advisor of nationally recognized reputation) constitutes or would reasonably be expected to lead to a Superior Proposal, and (ii) the Company Board (acting on the recommendation of the Finance Committee) or the Finance Committee determines in its good faith judgment (after consultation with and receipt of advice from outside legal counsel and a financial advisor of nationally recognized reputation) that the failure to take the actions specified in the following clauses (A) and/or (B) of this sentence with respect to such Takeover Proposal would be inconsistent with its fiduciary duties to the Company Stockholders under Delaware Law, then, subject to providing prior written notice of its decision to take such action to Lender and compliance with Section 5.02(e), the Company may (A) furnish information with respect to the Company to the person making such Takeover Proposal and its Representatives pursuant to an Acceptable Confidentiality Agreement (provided that any information provided to such person shall have previously been provided to Lender or its Representatives or shall be provided to Lender or its Representatives prior to or at substantially the same time as it is provided to such person), and (B) participate in discussions or negotiations with such person and its Representatives regarding such Takeover Proposal.

(c)       From the Effective Date through the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, neither the Company, the Company Board, nor any committee thereof, shall (A) (1) withdraw, qualify or modify in a manner adverse to Lender, or propose publicly to withdraw, qualify or modify in a manner adverse to Lender, the Company Board Recommendation or the Finance Committee Recommendation (as applicable) or its declaration of advisability, or resolve or agree to take any such action, (2) endorse or recommend or propose publicly to adopt, approve, endorse or recommend, any Takeover Proposal, or resolve or agree to take any such action, (3) following the date that any Takeover Proposal or any material modification thereto is first made public or sent or given to the Company Stockholders, fail to issue a press release publicly reaffirming the Company Board Recommendation or the Finance Committee Recommendation (as applicable) within five (5) Business Days after (or, if earlier, prior to the Company Stockholders Meeting) a written request by Lender to do so, which request shall only be made twice per Takeover Proposal or once per each material modification or material change to a Takeover Proposal, (4) following the commencement by any person of a tender or exchange offer for shares of Company Common Stock, fail to publicly issue a rejection of such tender or exchange offer within 10 Business Days after the commencement thereof, (5) fail to include the Company Board Recommendation and the Finance Committee Recommendation in the Proxy Statement when disseminated to the Company’s stockholders, or (6) fail to recognize or challenge the validity or effectiveness of any Proxy Stockholder’s Conversion Notice or Proxy (any action described in this clause (A) being referred to herein as an “Adverse Recommendation Change”), or (B) (1) adopt or approve any Takeover Proposal, or resolve or agree to take any such action, (2) approve, authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, term sheet, memorandum of understanding, agreement in principle, acquisition agreement, option agreement, merger agreement, joint venture agreement, partnership agreement or other agreement relating to any Takeover Proposal, other than an Acceptable Confidentiality Agreement (an “Acquisition Agreement”), or resolve or agree to take any such action, or (3) submit any Takeover Proposal to the Company Stockholders for approval, acceptance, endorsement, recommendation or adoption.

(d)       Notwithstanding the foregoing, and only at a time prior to the receipt of the Company Stockholder Approval, the Company may (i) make an Adverse Recommendation Change in response to an Intervening Event, (ii) make an Adverse Recommendation Change in response to a Superior Proposal, or (iii) terminate this Agreement pursuant to Section 8.01(f) in response to a Superior Proposal in order to enter into a definitive agreement providing for such Superior Proposal, but in each case only if all of the following conditions are satisfied: (A) the Company or the Company Board has received a Superior Proposal after the Effective Date that was not solicited in breach of Section 5.02(a) and did not, directly or indirectly, otherwise result from a breach of Section 5.02(a) in any material respect (in the case of the preceding clause (ii) or clause (iii)), or an Intervening Event has occurred (in the case of the preceding clause (i)); (B) in light of such Superior Proposal (in the case of the preceding clause (ii) or clause (iii)) or such Intervening Event (in the case of the preceding clause (i)), as the case may be, the Company Board (acting on the recommendation of the Finance Committee) or the Finance Committee shall have determined in their good faith judgment (after consultation with and after receipt of advice from outside legal counsel and a financial advisor of nationally recognized reputation) that failure to make an Adverse Recommendation Change (in the case of the preceding clause (i) or clause (ii)) or to terminate this Agreement (in the case of the preceding clause (iii)) would be inconsistent with its fiduciary duties to the Company Stockholders under Delaware Law (any such determination, a “Withdrawal Determination”); (C) the Company has notified Lender in writing that it has made a Withdrawal Determination (any such notice, a “Triggering Notice”) and provided Lender un-redacted copies of the documents and/or agreements providing for the Superior Proposal in accordance with Section 5.02(e); (D) at least five (5) Business Days shall have passed following receipt by Lender of the Triggering Notice (such time period, the “Notice Period”), and during the Notice Period, if requested by Lender, the Company shall have negotiated in good faith with Lender to permit Lender to make a proposal to amend the terms of the Transactions or this Agreement; (E) at the end of the Notice Period, and taking into account any written proposals through the end of the Notice Period to amend the terms of the Transactions or this Agreement made by Lender since receipt of the Triggering Notice (a “Lender Proposal”), such Superior Proposal remains a Superior Proposal and the Company Board or the Finance Committee, as applicable, has again made a Withdrawal Determination in response to such Superior Proposal or such Intervening Event is continuing and the Company Board or the Finance Committee, as applicable, has again made a Withdrawal Determination in response to such Intervening Event, as the case may be, in each case after consultation with and after receipt of advice from outside legal counsel and a financial advisor of nationally recognized reputation that failure to make such Withdrawal Determination would reasonably be expected to be inconsistent with its fiduciary duties to the Company Stockholders under Delaware Law (it being understood and agreed that if, in light of any Lender Proposal, the Company Board or the Finance Committee is no longer able to make a Withdrawal Determination with respect to such Superior Proposal or Intervening Event, then Lender and the Company shall immediately enter into an amendment to this Agreement that embodies the terms of such Lender Proposal); (F) the Company is in compliance in all material respects with Section 5.02 and (G) the Company has paid the Termination Fee to Lender pursuant to Section 8.02 and promptly after such termination enters into a definitive agreement providing for such Superior Proposal, in the case of a termination of this Agreement pursuant to the preceding clause (iii). The Company acknowledges and agrees that each successive modification to the financial terms or other material terms of a Takeover Proposal that is determined to be a Superior Proposal shall be deemed to constitute a new Superior Proposal, and any material change to the Intervening Event shall be deemed to constitute a new Intervening Event, in each case, for purposes of the first sentence of this Section 5.02(d) and shall require a new compliance with the first sentence of this Section 5.02(d) and, for the avoidance of doubt, shall require a new Notice Period (except that the five (5) Business Day notice period referred to in the Notice Period shall instead be equal to three (3) Business Days).

(e)       The Company shall promptly (but in no event more than 24 hours after receipt thereof) advise Lender in writing of the receipt by the Company of any Takeover Proposal or any inquiry that would reasonably be expected to lead to the receipt by the Company of a Takeover Proposal, the identity of the person making any such Takeover Proposal or inquiry and the terms of any such Takeover Proposal. The Company shall (i) keep Lender reasonably informed of the status including any change to the financial terms or other material terms of any such Takeover Proposal and (ii) provide to Lender, as soon as practicable (and in any event within 24 hours) after receipt or delivery thereof by or to the Company or its Representatives, un-redacted copies of all offers, proposals, drafts and final versions (and any amendments thereto) of agreements and financing documents, including schedules, exhibits and side letters thereto, relating to the Takeover Proposal (including any other documents or agreements referred to in or to be entered into in connection with the Takeover Proposal) (provided that the Company may provide Lender a redacted copy of any debt commitment fee letter, to the extent un-redacted copies thereof are not made available to the Company), and other material correspondence, sent or provided to the Company, its Subsidiaries or their respective Representatives by the person making such Takeover Proposal or such person’s Representatives or sent or provided by the Company, its Subsidiaries or their respective Representatives to the person making such Takeover Proposal or such person’s Representatives. In addition, the Company shall promptly (but in no event more than 24 hours after receipt thereof) advise Lender in writing of the receipt by the Company of any Proxy Stockholder Proxy Revocation.

(f)       Nothing contained in this Section 5.02 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including making a “stop, look and listen” communication to its stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.02; or (iv) making any disclosure to its stockholders that the Company Board is required to make in order to comply with applicable Law; provided, however, that in no event shall the Company Board or the Finance Committee make any Adverse Recommendation Change except in compliance with Section 5.02(d); and provided; further; that any such disclosure that is made pursuant to immediately preceding clause (ii) or, to the extent related to or in connection with a Takeover Proposal or a Triggering Notice or Withdrawal Determination with respect to an Intervening Event, clause (iv), that does not contain an express reaffirmation of the Company Board Recommendation and the Finance Committee Recommendation shall be deemed an Adverse Recommendation Change. None of the following actions shall in and of itself be deemed to constitute an Adverse Recommendation Change: (A) the deliberation by the Company Board or the Finance Committee regarding a Takeover Proposal, or the determination by the Company Board or the Finance Committee that a Takeover Proposal constitutes or would reasonably be expected to result in a Superior Proposal; (B) a Withdrawal Determination; (C) the delivery to Lender of a Triggering Notice; or (D) the public disclosure of any action described in the preceding clauses (A), (B) or (C) if such disclosure is required by applicable Law, so long as any such disclosure (x) does not include any statement that constitutes, and does not otherwise constitute, an Adverse Recommendation Change and (y) includes an express reaffirmation of the Company Board Recommendation and the Finance Committee Recommendation.

(g)       Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.02 by any Representative or Affiliate of the Company acting on behalf of the Company or its Affiliates shall be deemed to be a breach of this Section 5.02 by the Company.

(h)       For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means a customary confidentiality agreement that does not prohibit compliance by the Company with any of the provisions of this Agreement (it being understood that such confidentiality agreement need not contain a standstill provision or otherwise prohibit the making or amending of a Takeover Proposal to the extent such Takeover Proposal is made directly to the Company).

“Intervening Event” means a change, effect, event, occurrence, state of facts or development that materially affects the Company and its Subsidiaries, taken as a whole, occurring after the Effective Date that did not result from a breach of this Agreement and (i) was not known by, or reasonably foreseeable to, the Company Board or the Finance Committee as of or prior to the Effective Date (or if known and reasonably foreseeable to the Company Board or the Finance Committee as of the Effective Date, the material consequences of which were not known or reasonably foreseeable to the Company Board or the Finance Committee, as applicable, as of the Effective Date) and (ii) becomes known to or by the Company Board or the Finance Committee prior to the receipt of the Company Stockholder Approval; provided, however, that in no event shall the receipt of a Takeover Proposal or Superior Proposal constitute or be taken into account in determining whether an Intervening Event has occurred.

“Superior Proposal” means any bona fide written, unsolicited Takeover Proposal that was not solicited in breach in any material respect of Section 5.02(a) (except that, for purposes of this definition of “Superior Proposal” all references to 20% in the definition of “Takeover Proposal” shall be deemed to be references to 50%) made by a third party (who is not an Affiliate of the Company) that is fully financed or has fully committed financing to consummate such transaction and that (i) is on terms that the Company Board and the Finance Committee reasonably determines in good faith, after consultation with and after receipt of advice from outside legal counsel and a financial advisor of nationally recognized reputation, to be more favorable to the holders of Company Common Stock from a financial point of view than the Transactions, taking into account all the terms and conditions of such proposal and this Agreement (including any Lender Proposal), and (ii) is reasonably capable of being completed on the terms proposed, in each case taking into account financial, regulatory (including Antitrust Laws), legal, closing certainty and timing and other aspects and risks of such Takeover Proposal and such additional factors as the Company Board and the Finance Committee consider to be appropriate (including any break-up fees and expense reimbursement provisions).

“Takeover Proposal” means any proposal or offer made by a third party to the Company or the Company Board (i) for a merger, consolidation, share exchange, business combination, dual listed company structure, liquidation, dissolution, joint venture, strategic alliance, recapitalization, reorganization or other similar transaction involving (A) the Company which would result in any third party (or the stockholders of such third party) owning more than 20% of the shares of capital stock of the Company, or (B) the Company or its Subsidiaries which would result in any third party (or the stockholders of such third party) owning assets or businesses that represent or constitute more than 20% of the revenue or assets of the Company and its Subsidiaries taken as a whole, (ii) for the issuance by the Company of more than 20% of its shares of capital stock (whether by voting power or number of shares) as consideration for the assets or securities of another person or business, (iii) to acquire in any manner (including by a tender or exchange offer), directly or indirectly, more than 20% of the shares of capital stock of the Company (whether by voting power or number of shares) or assets or businesses that represent or constitute more than 20% of the revenues or assets of the Company and its Subsidiaries taken as a whole or (iv) to sell, lease, exclusively license, mortgage, pledge or otherwise transfer (including through any arrangement having substantially the same economic effect as a sale of assets) assets or businesses that represent or constitute more than 20% of the revenues or assets of the Company and its Subsidiaries taken as a whole, on a consolidated basis, in a single transaction or a series of transactions, in each case other than the Transactions or sales, leases, licenses or dispositions of assets in the ordinary course of business.

Article VI
Additional Agreements

Section 6.01 Preparation of the Proxy Statement; Stockholders Meeting.

(a)       The Company shall, as soon as practicable after the Effective Date (and in any event no later than the 20th Business Day immediately after the Effective Date), prepare and file with the SEC the Proxy Statement in preliminary form, and the Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and for the Proxy Statement to be cleared by the SEC and its staff under the Exchange Act as promptly as practicable after such filing. The Company shall notify Lender promptly (but in any event within 24 hours) of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information, and shall supply Lender with copies of all written correspondence and a summary of all material oral correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Transactions. Notwithstanding anything to the contrary herein, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any questions or comments of the SEC or its staff with respect thereto, the Company shall (i) provide Lender and its counsel a reasonable opportunity to review and comment on such document or response and (ii) consider reasonably and in good faith for inclusion in such document or response all comments reasonably proposed by Lender. Without limiting the generality of the foregoing, Lender shall reasonably cooperate with the Company in connection with the preparation and filing of the Proxy Statement, including reasonably promptly furnishing to the Company in writing upon request any and all information relating to Lender as may be required to be set forth in the Proxy Statement under applicable Law. Notwithstanding anything to the contrary herein, (A) the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Lender expressly provided for inclusion or incorporation by reference in the Proxy Statement (such information, the “Lender Supplied Information”), which shall be the responsibility of Lender, and (B) Lender assumes no responsibility with respect to any information included or incorporated by reference in the Proxy Statement other than the Lender Supplied Information. In connection with the foregoing, the Company shall as promptly as reasonably practicable after the later of (1) (x) the 10-day waiting period under Rule 14a-6(a) under the Exchange Act or (y) if earlier, the date on which the SEC confirms it will not review the Proxy Statement and (2) the date on which the SEC confirms that it has no further comments on the Proxy Statement (such later date, the “Clearance Date”), cause the Proxy Statement to be filed with the SEC in definitive form and mailed to the Company Stockholders, and duly call and give notice of the Company Stockholders Meeting for the purpose of seeking the Company Stockholder Approval and the Amended and Restated Charter Approval.

(b)       The Company shall, reasonably in advance of the Clearance Date, commence a broker search pursuant to Rule 14a-13 of the Exchange Act and establish (in consultation with Lender) a record date (the “Record Date”) for stockholders entitled to receive notice of, and attend, a meeting of the Company Stockholders (the “Company Stockholders Meeting”) for the sole purpose of obtaining the Company Stockholder Approval and the Amended and Restated Charter Approval, and voting on a proposal to adjourn the Company Stockholders Meeting if necessary to solicit additional proxies to obtain the Company Stockholder Approval and the Amended and Restated Charter Approval. Once the Company has established the Record Date, the Company shall not change, unless otherwise required by applicable Law or the Company’s organizational documents (including in connection with the postponement, adjournment or rescheduling of the Company Stockholders Meeting to the extent permitted by Section 6.01(c)), the Record Date or establish a different record date for the Company Stockholders Meeting without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed (and if the date of the Company Stockholders Meeting as originally called is for any reason adjourned or otherwise delayed, the Company agrees that unless Lender has otherwise approved in writing (not to be unreasonably withheld, conditioned or delayed) (or as required by applicable Law or stock exchange requirement), the Company will, if reasonably possible, implement such adjournment or other delay in such a way that the Company does not need to establish a new record date for the Company Stockholders Meeting, as so adjourned or delayed). The Proxy Statement mailed to the holders of Company Common Stock shall include the Fairness Opinion in full.

(c)       Unless this Agreement shall have been terminated pursuant to Section 8.01, the Company shall convene and hold the Company Stockholders Meeting for the purpose of seeking the Company Stockholder Approval and the Amended and Restated Charter Approval no later than the 40th calendar day (or, if such calendar day is not a Business Day, on the first Business Day subsequent to such calendar day) after the Clearance Date. The date of the Company Stockholders Meeting shall be selected by the Company after reasonable consultation with Lender. Once the Company Stockholders Meeting has been scheduled by the Company, the Company shall not adjourn, postpone, reschedule, recess or otherwise delay the Company Stockholders Meeting without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, unless otherwise required by applicable Law or the Company’s organizational documents; provided, however, that the Company may, and at the request of Lender it shall, adjourn, recess or postpone the Company Stockholders Meeting on no more than two occasions, for no more than 10 Business Days from the prior-scheduled date on each occasion or to a date on or after the fifth (5th) Business Day preceding the Outside Date, if Lender or the Company, respectively, reasonably believes that there will be insufficient shares of Company Common Stock represented (either in person or by proxy) for purposes of a quorum or to obtain the Company Stockholder Approval and the Amended and Restated Charter Approval or after consultation with the Company’s outside counsel, such adjournment or postponement is required in order to disseminate material information to the Company Stockholders in connection with their voting at the Company Stockholders Meeting. The Company shall also consider in good faith any other request by Lender to postpone the Company Stockholders Meeting. The Company agrees that, unless this Agreement is terminated pursuant to Section 8.01, its obligations pursuant to this Section 6.01 (except in the case of Section 6.01(d), to the extent specifically provided in Section 6.01(d)) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal or the making of any Adverse Recommendation Change. The Company shall advise Lender upon request prior to the date of the Company Stockholders Meeting (and any reconvening thereof) as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval and the Amended and Restated Charter Approval and whether such proxies have been voted affirmatively or negatively with respect to each of the proposals to be presented at the Company Stockholders Meeting.

(d)       Unless the Company has made an Adverse Recommendation Change in compliance with Section 5.02(d): (i) the Company shall, through the Company Board, make the Company Board Recommendation to the Company Stockholders, and shall include the Finance Committee Recommendation and Company Board Recommendation in the Proxy Statement; (ii) the Company shall, and shall cause its proxy solicitor to, use its reasonable best efforts to solicit proxies in favor of the Company Stockholder Approval and the Amended and Restated Charter Approval; (iii) Lender shall vote (or cause to be voted) all shares of Company Common Stock held by it or its controlled Affiliates in favor of the issuance of the Exchange Stock and the Amended and Restated Charter; and (iv) unless a Proxy Stockholder Proxy Revocation has occurred, the Company shall cause the officers of the Company to whom the Proxy is granted to vote (or cause to be voted) the shares of Company Common Stock subject to the Proxy at the Company Stockholders Meeting in favor of the issuance of the Exchange Stock and the Amended and Restated Charter.

(e)       If prior to the Company Stockholders Meeting (or any adjournment or postponement thereof), any event occurs with respect to the Company, any of its Subsidiaries or Lender, or any change occurs with respect to other information supplied by Lender or the Company for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Party that discovers such information shall promptly notify the other Party of such event, and Lender and the Company shall cooperate in the filing with the SEC, as promptly as reasonably practicable, of any necessary amendment or supplement to the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company’s stockholders.

Section 6.02 Rights Offering.  The Company shall, as soon as practicable after the Effective Date (and in any event no later than the 20th Business Day immediately after the Effective Date), prepare and file with the SEC a registration statement (the “Rights Offering Registration Statement”) in connection with a $12,500,000 rights offering by the Company, pursuant to which each existing holder of the Class A Common Stock and Class B Common Stock will receive a transferable right to purchase additional shares of Class A Common Stock on a pro rata basis relative to its ownership interests in the Company as of the record date established in the Rights Offering Registration Statement at a price per share equal to $4.08, which represents a 20% discount to the Average VWAP over the thirty (30)-day trading period ending as of the close of business on the trading day immediately preceding the Effective Date (the “Rights Offering”). The Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Rights Offering Registration Statement and for the Rights Offering Registration Statement to be declared effective by the SEC and its staff under the Securities Act as promptly as practicable after such filing. The Rights Offering Registration Statement shall comply as to form and in all material respects with the applicable provisions of the Securities Act. The Company shall notify Lender promptly (but in any event within 24 hours) of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Rights Offering Registration Statement or for additional information, and shall supply Lender with copies of all written correspondence and a summary of all material oral correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Rights Offering Registration Statement. Notwithstanding anything to the contrary herein, prior to filing the Rights Offering Registration Statement or mailing the prospectus to such Rights Offering Registration Statement (or, in each case, any amendment or supplement thereto) or responding to any questions or comments of the SEC or its staff with respect thereto, the Company shall (i) provide Lender and its counsel a reasonable opportunity to review and comment on such document or response and (ii) consider reasonably and in good faith for inclusion in such document or response all comments reasonably proposed by Lender. Notwithstanding anything to the contrary herein, (A) the Company assumes no responsibility with respect to the Lender Supplied Information expressly provided for inclusion or incorporation by reference in the Rights Offering Registration Statement, which shall be the responsibility of Lender, and (B) Lender assumes no responsibility with respect to any information included or incorporated by reference in the Rights Offering Registration Statement other than the Lender Supplied Information. In connection with the foregoing, the Company shall as promptly as reasonably practicable after the Rights Offering Registration Statement is declared effective by the SEC and its staff under the Securities Act, cause the final prospectus to the Rights Offering Registration Statement to be filed with the SEC and delivered to the Company Stockholders.

Section 6.03 Reasonable Best Efforts.

(a)       Cooperation. Subject to the terms and conditions set forth in this Agreement, Lender and the Company shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on their respective parts under this Agreement and applicable Laws to consummate and make effective the Exchange Transactions and the other Transactions as soon as practicable, including, subject to the other provisions of this Section 6.03, preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any Governmental Authority in order to consummate the Exchange Transactions or any of the other Transactions, including the Third-Party Consents. Subject to applicable Laws (including relating to the exchange of information), Lender and the Company shall jointly direct all matters with any Governmental Authority consistent with their obligations hereunder; provided that, subject to applicable Law, Lender and the Company shall have the right to review in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the Exchange Transactions and the other Transactions. In exercising the foregoing rights, each of Lender and the Company shall act reasonably and as promptly as practicable. Notwithstanding anything to the contrary herein, Lender agrees that between the Effective Date and the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.01, Lender shall not assign, sell, transfer or dispose any portion of its Loans (as defined in the Existing Credit Agreement) under the Existing Credit Agreement. Lender hereby agrees to execute and deliver the New Credit Agreement on the Closing

Date as required under Section 7.01(e), and to provide the Restatement Date Term Loan Commitments (as defined in the New Credit Agreement) on the Closing Date in accordance with the terms set forth in the New Credit Agreement.

(b)       Status. Subject to applicable Laws and as required by any Governmental Authority, Lender and the Company each shall keep the other apprised of the status of matters relating to completion of the Transactions, including promptly notifying the other Party of any substantive or material communication with any other Governmental Authority and promptly furnishing the other with copies of notices or other communications received by Lender or the Company, as the case may be, or any of their respective Affiliates, from any third party or any Governmental Authority with respect to the Exchange Transactions and the other Transactions.

Section 6.04 Employee Matters. The Company shall take all such actions as may be required to amend, or amend and restate, the 2021 Plan effective as of the Closing Date to increase the maximum number of shares of Class A Common Stock that are authorized for issuance under the 2021 Plan to the extent required in order to issue Awards (as defined in the 2021 Plan) (such amended or amended and restated 2021 Plan, the “MIP”) pursuant to the terms and conditions of the MIP Term Sheet, subject to the approval of the Company Board the affirmative vote of the holders of a majority of votes cast (excluding abstentions and broker non-votes) at a meeting of the Company’s stockholders at which a quorum is present (such stockholders approval, the “Stockholder MIP Approval”).

Section 6.05 Takeover Laws. The Company and the Company Board shall (i) take all action within its power and authority necessary to ensure that no Takeover Law or similar provision of the Company Governing Documents is or becomes applicable to the Transactions, this Agreement or any other Transaction Document, and (ii) if any Takeover Law becomes applicable to the Transactions, this Agreement or any other Transaction Document, take all action within its power and authority necessary to ensure that the Exchange Transactions and the other Transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Documents. No Adverse Recommendation Change shall change, or be deemed to change or permit the Company or the Company Board to change, in any manner or respect the approval of the Company Board for purposes of causing any Takeover Law to be inapplicable to this Agreement, any other Transaction Document or any of the Transactions (including, for the avoidance of doubt, the Exchange Transactions).

Section 6.06 Indemnification and Insurance.

(a)       For six (6) years after the Effective Time, the Company shall indemnify and hold harmless any individual (i) who is or prior to the Effective Time becomes, or has been at any time prior to the Effective Date, a present or former director or officer (including any such individual serving as a fiduciary with respect to an employee benefit plan) of the Company or (ii) in his or her capacity as a present or former director or officer of one or more of the Company’s Subsidiaries as of the Effective Date (each such individual in (i) and (ii) an “Indemnified Person”) against any costs and expenses (including advancing reasonable costs prior to the final disposition of any actual or threatened Action, whether civil, criminal or administrative (each, a “Claim”), to each Indemnified Person to the fullest extent permitted by applicable Law and the Company Governing Documents; provided that such Indemnified Person agrees in advance to return any such funds to which a court of competent jurisdiction determines in a final, nonappealable judgment that such Indemnified Person is not ultimately entitled), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement in connection with or relating to any Claim in respect of acts, omissions, facts or events occurring or alleged to have occurred at or prior to the Effective Time (including acts, omissions, facts or events occurring in connection with the approval of this Agreement and the consummation of the Exchange Transactions or any of the other Transactions), whether asserted or claimed prior to, at or after the Effective Time, in connection with or relating to such Indemnified

Person serving or having served as an officer, director, employee or other fiduciary of the Company or any of its Subsidiaries or of any other Person if such service was at the request or for the benefit of the Company or any of its Subsidiaries, to the fullest extent permitted by applicable Law and the Company Governing Documents or the organizational documents of the applicable Subsidiary of the Company or any indemnification agreements with such Indemnified Person in existence at or prior to the execution of this Agreement (it being agreed that after the Closing such rights shall be mandatory rather than permissive, if applicable). The Parties agree that all rights to elimination of liability, indemnification and advancement of expenses for acts, omissions, facts or events occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Indemnified Persons as provided in their respective certificate of incorporation or bylaws (or comparable organizational documents) or in any indemnification agreement in existence at or prior to the execution of this Agreement shall survive the Exchange Transactions and shall continue in full force and effect in accordance with the terms thereof.

(b)       For six (6) years after the Effective Time, the Company shall cause to be maintained in effect the provisions in (i) the Company Governing Documents and the organizational documents of the Company’s Subsidiaries, and (ii) any indemnification agreement of the Company or any of its Subsidiaries with any Indemnified Person in existence at or prior to the execution of this Agreement, in each case, regarding elimination of liability, indemnification of officers, directors and employees and advancement of expenses that are in existence prior to the execution of this Agreement, and no such provision shall be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Person in respect of acts, omissions, facts or events occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Exchange Transactions or any of the other Transactions). Notwithstanding the foregoing, the Company shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

(c)       At or prior to the Effective Time, the Company shall purchase six (6) year prepaid “tail” insurance on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance, employment practices liability insurance and fiduciary liability insurance maintained by the Company and the Company’s Subsidiaries with respect to matters arising at or prior to the Effective Time; provided, however, that the Company shall not commit or spend on such “tail” insurance, in the aggregate, more than three hundred percent (300%) of the last aggregate annual premium incurred by the Company prior to the execution of this Agreement for the Company’s policies of directors’ and officers’ liability insurance, employment practices liability insurance and fiduciary liability insurance (the “Base Amount”), and if such “tail” insurance is not reasonably available for a cost not exceeding the Base Amount, the Company shall be permitted to purchase as much “tail” insurance coverage as reasonably practicable for the Base Amount. The Company shall in good faith cooperate with Lender prior to the Closing with respect to the procurement of such “tail” insurance. The Company shall maintain such “tail” insurance in full force and effect for a period of six (6) years after the Effective Time.

(d)       If the Company (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the applicable successor, assign or transferee shall assume the obligations set forth in this Section 6.06 (including this Section 6.06(d)).

(e)       The rights of each Indemnified Person under this Section 6.06 shall be in addition to any rights such Person may have under the Company Governing Documents and the organizational documents of the Company’s Subsidiaries, under the DGCL or any other applicable Law, under any agreement of any Indemnified Person with the Company or any of the Company’s Subsidiaries or otherwise. These rights shall survive the consummation of the Exchange Transactions in accordance with their terms. After the Effective Time, the covenants contained in this Section 6.06 are intended to benefit, and shall be enforceable by, each Indemnified Person. After the Effective Time, the obligations of the Company under this Section 6.06 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Person without the consent of such Indemnified Person.  Each Indemnified Person shall be an express intended third party beneficiary of this Section 6.06.

Section 6.07 Public Announcements. The initial press release with respect to the Exchange Transactions and the other Transactions shall be a joint press release mutually agreed by the Parties (the “Initial Press Release”). Thereafter, the Parties shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Exchange Transactions and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation and approval by the other Party, except (i) as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange (in which case, the disclosing Party shall use its reasonable best efforts to consult with the other Party prior to such disclosure), (ii) as such press release or public statement contains an Adverse Recommendation Change or occurs following the occurrence of an Adverse Recommendation Change, (iii) in respect of any press release, public statement or filing in connection with any legal proceeding between the Parties related to this Agreement or any of the Transactions, or (iv) any press releases, public disclosures or public statements that are substantially the same as the Initial Press Release or other previous press releases, public disclosures or public statements made by Lender or the Company in compliance with this Section 6.07. Notwithstanding anything to the contrary herein, Lender and its Affiliates may provide communications regarding this Agreement and the Transactions to their respective existing and prospective investors, equityholders, general or limited partners, clients, members or managers, in each case, who are subject to customary confidentiality restrictions.

Section 6.08 Transaction Litigation. The Company shall give prompt notice to Lender, and Lender shall give prompt notice (which notice, notwithstanding anything to the contrary herein, may be by email to the outside counsel of each Party) to the Company, in each case, within two (2) Business Days, of any “demand letter” or Actions commenced, or, to the knowledge of such Party, threatened in writing against such Party or any of its directors, officers, stockholders, Affiliates or Representatives in connection with, arising from or relating to this Agreement or the Transactions (including any class action or derivative litigation) (“Transaction Litigation”) (including by providing copies of all pleadings with respect thereto) and thereafter keep the other Party promptly and reasonably informed with respect to the status thereof. Lender shall have the right to participate in, but not control, the defense, settlement or prosecution of any Transaction Litigation and the Company shall consult with Lender with respect to the defense, settlement, prosecution, waiver or compromise of any Transaction Litigation. For purposes of this Section 6.08, “participate” means that (i) the Company shall provide Lender (and its outside counsel) an opportunity to review and to propose comments to all filings or responses to be made by the Company in connection with any Transaction Litigation commenced or threatened, (ii) the Company will keep Lender reasonably apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation and (iii) the Company shall consider in good faith any comments or suggestions of Lender with respect to such Transaction Litigation. The Company shall not settle or compromise any Transaction Litigation without the prior written consent of Lender (not to be unreasonably withheld, conditioned or delayed).

Section 6.09 Percentage Ownership. The Parties intend that the Exchange Stock will collectively represent 86% of the shares of Company Common Stock on a Fully Diluted Basis (after giving effect to the Conversions and for the avoidance of doubt, the issuance of awards in accordance with Section 5.01(a)(y)(iv)(B), if any, but before giving effect to the Rights Offering and the MIP) as of the

Closing Date. Within seven (7) Business Days following the Closing, the Company shall deliver to Lender a written statement setting forth the total number of outstanding shares of Company Common Stock on a Fully Diluted Basis as of the Closing Date together with a written certification executed by an executive officer of the Company certifying that the Exchange Stock issued on the Closing Date represented 86% of the shares of Company Common Stock on a Fully Diluted Basis (after giving effect to the Conversions and, for the avoidance of doubt, the issuance of awards in accordance with Section 5.01(a)(y)(iv)(B), if any, but before giving effect to the Rights Offering and the MIP) as of the Closing Date, and shall provide reasonably detailed back up for such calculation and any other information reasonably requested by Lender and its Representatives in connection therewith. If it is determined that as of the Closing Date the Exchange Stock represented less than 86% of the shares of Company Common Stock on a Fully Diluted Basis (after giving effect to the Conversions and, for the avoidance of doubt, the issuance of awards in accordance with Section 5.01(a)(y)(iv)(B), if any, but before giving effect to the Rights Offering and the MIP) as of the Closing Date, then the Company shall be obligated to issue additional whole shares of Class A Common Stock (no fractional shares will be issued) to Lender, such that the aggregate number of whole shares of Company Common Stock then held by Lender (or its Designated Affiliates) as Exchange Stock plus such additional shares would, in the aggregate, represent 86% of the then outstanding shares of Company Common Stock on a Fully Diluted Basis (after giving effect to the issuance of the Exchange Stock and the Conversions and, for the avoidance of doubt, the issuance of awards in accordance with Section 5.01(a)(y)(iv)(B), if any, but before giving effect to the Rights Offering and the MIP) as of the Closing Date.

Section 6.10 Further Assurances. Prior to and after the Closing Date, upon the reasonable request of either Party, each Party will do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out or consummate the Transactions. The Company shall promptly (and in any event within 24 hours) deliver to Lender copies of all notices sent or received by the Company under any Conversion Notice.

Section 6.11 Amended and Restated Charter. If the Amended and Restated Charter Approval is received at the Company Stockholders Meeting, the Company shall file the Amended and Restated Charter with the Secretary of State of the State of Delaware immediately prior to the Closing on the Closing Date.

Article VII
Conditions Precedent

Section 7.01 Conditions to Each Party’s Obligation to Effect the Transactions. The respective obligation of each Party to effect the Exchange Transactions is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)       Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

(b)       No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other Judgment issued by any court of competent jurisdiction or Law, restraint or prohibition, in each case of any Governmental Authority of competent jurisdiction, in each case, in the United States (any such temporary restraining order, preliminary or permanent injunction, Judgment, Law, restraint or prohibition, a “Legal Restraint”), shall be in effect, in each case, preventing, prohibiting or making illegal the consummation of the Exchange Transactions or any of the other transactions contemplated by the Principal Transaction Documents.

(c)       Rights Offering. The Company shall have consummated the sale of Class A Common Stock pursuant to the exercise, if any, of securities issued in the Rights Offering.

(d)       Debt and Equity Purchase Agreement. The Sale Closing (as defined in the Debt and Equity Purchase Agreement) shall occur substantially concurrently with the Closing.

(e)       New Credit Agreement. The Company and the Investor Group shall have executed and delivered the New Credit Agreement and the New Credit Agreement shall be in full force and effect as of the Closing.

(f)       Bylaws. The Company Board shall have adopted the Amended and Restated Bylaws, which shall be in full force and effect as of the Closing.

Section 7.02 Conditions to Obligations of Lender. The obligations of Lender to effect the Exchange Transactions are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)       Representations and Warranties. (i) The representations and warranties of the Company in Section 3.01, Section 3.02 (excluding subsection (c) (solely as it relates to the Exchange Stock)), Section 3.03, Section 3.04(a)(ii), Section 3.05, Section 3.20, Section 3.21 and the first sentence of Section 3.22 and shall be true and correct in all material respects as of the Effective Date and as of the Closing Date as though made at and as of such time, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties of the Company in Section 3.02(c) (solely as they relate to the Exchange Stock) shall be true and correct in all but de minimis respects as of the Effective Date and as of the Closing Date as though made at and as of such time, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all but de minimis respects as of such earlier date), (iii) the representation and warranty of the Company in Section 3.08, second sentence, clause (a), shall be true and correct in all respects as of the Effective Date as though made at and as of such time, and (iv) each of the other representations and warranties (excluding those representations and warranties specified in the preceding clauses (i), (ii) and (iii) of this Section 7.02(a)) of the Company in this Agreement shall be true and correct as of the Effective Date and as of the Closing Date as though made at and as of such time, except to the extent that any such other representations and warranties expressly relate to an earlier date (in which case such other representations and warranties shall be true and correct as of such earlier date), in each case of this clause (iv), determined without regard to qualifications as to materiality or Company Material Adverse Effect, unless, for purposes of this clause (iv), the failure of any such representations and warranties to be so true and correct has not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

(b)       Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations, covenants and agreements required to be performed by it under this Agreement on or prior to the Closing Date.

(c)       No Company Material Adverse Effect. Since the Effective Date, there shall not have occurred and be continuing any Company Material Adverse Effect.

(d)       Certificate. Lender shall have received a certificate signed by an executive officer of the Company (i) certifying that the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(c) have been satisfied, and (ii) setting forth the total number of outstanding shares of Company Common Stock on a Fully Diluted Basis as of the Closing Date and the number of shares of Class A Common Stock representing the Exchange Stock to be issued to Lender as of the Closing Date.

Section 7.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Exchange Transactions is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)       Representations and Warranties. (i) The representations and warranties of Lender in Section 4.01, Section 4.02, Section 4.03(a)(ii) and Section 4.08 shall be true and correct in all material respects as of the Effective Date and as of the Closing Date as though made at and as of such time, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and (ii) each of the other representations and warranties (excluding those representations and warranties specified in the preceding clause (i) of this Section 7.03(a)) of Lender in this Agreement shall be true and correct as of the Effective Date and as of the Closing Date as though made at and as of such time, except to the extent any such other representations and warranties expressly relate to an earlier date (in which case such other representations and warranties shall be true and correct as of such earlier date), in each case determined without regard to qualifications as to materiality or Lender Material Adverse Effect, unless, for purposes of this clause (ii), the failure of any such representations and warranties to be so true and correct has not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, a Lender Material Adverse Effect.

(b)       Performance of Obligations of Lender. Lender shall have performed in all material respects all obligations, covenants and agreements required to be performed by it under this Agreement on or prior to the Closing Date.

(c)       Certificate. The Company shall have received a certificate signed by an authorized officer of Lender certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

Article VIII
Termination, Amendment and Waiver

Section 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

(a)       by mutual written consent of Lender and the Company;

(b)       by either Lender or the Company:

(i)       if the Exchange Transactions are not consummated on or before 11:59 p.m., Eastern time, on February 20, 2026 (as such date may be extended pursuant to any written agreement to so extend that is executed by the Parties, the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to a Party if such Party breached in any material respect its obligations under this Agreement in any manner that shall have been the principal cause of the failure to consummate the Exchange Transactions on or before the Outside Date; or

(ii)       if any Legal Restraint that has the effect of preventing, prohibiting or making illegal the consummation of the Exchange Transactions shall have become final and nonappealable; provided that the Party seeking to terminate this Agreement pursuant to this

Section 8.01(b)(ii) shall have used the efforts required by this Agreement to remove such Legal Restraint; provided, however, that the right to terminate this Agreement under this Section 8.01(b)(ii) shall not be available to a Party if such Party breached in any material respect its obligations under this Agreement in any manner that shall have been the principal cause of the issuance or entry of such Legal Restraint; or

(iii)       if the Company Stockholders Meeting (including any adjournments or postponements thereof) shall have been held and concluded and the Company Stockholder Approval shall not have been obtained;

(c)       by Lender, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of any of the conditions set forth in Section 7.02(a) or Section 7.02(b) to be satisfied and (ii) cannot be cured or has not been cured within 20 Business Days (or, if earlier, the Outside Date) after the giving of written notice to the Company of such breach (provided that to exercise such right, Lender must not then be in material breach of any representation, warranty or covenant contained in this Agreement);

(d)       by Lender, prior to the receipt of the Company Stockholder Approval, if an Adverse Recommendation Change shall have occurred, whether or not permitted by the terms hereof (or the Company Board, or any committee thereof, shall effect or resolve to effect an Adverse Recommendation Change);

(e)       by the Company, if Lender breaches or fails to perform in any material respect of any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of any of the conditions set forth in Section 7.03(a) or Section 7.03(b) to be satisfied and (ii) cannot be cured or has not been cured within 20 Business Days (or, if earlier, the Outside Date) after the giving of written notice to Lender of such breach (provided that to exercise such right, the Company must not then be in material breach of any representation, warranty or covenant in this Agreement);

(f)       by the Company, prior to the receipt of the Company Stockholder Approval, pursuant to and in accordance with clause (iii) of the first sentence of Section 5.02(d) and subject to the other requirements of such Section; provided, however, that the Company shall substantially concurrently with such termination pay (or cause to be paid) to Lender the Termination Fee; or

(g)       by Lender, prior to the receipt of the Company Stockholder Approval, if a Proxy Stockholder Proxy Revocation shall have occurred, whether or not permitted by the terms hereof or the applicable Proxy (or a Proxy Stockholder shall effect or resolve to effect a Proxy Stockholder Proxy Revocation).

Section 8.02 Effect of Termination.

(a)       Any termination of this Agreement under Section 8.01 will be effective (subject to the cure periods provided above) immediately upon the delivery of written notice of the terminating Party to the other Party of a valid termination of this Agreement pursuant to Section 8.01. In the event of the valid termination of this Agreement by either Lender or the Company pursuant to Section 8.01, there shall be no liability or further obligation on the part of Lender or the Company or their respective Affiliates or Representatives; provided, however, that notwithstanding anything to the contrary herein, this Section 8.02 and Article IX shall survive such termination and remain in full force and effect; and provided, further, that nothing in this Agreement shall relieve any Party from liability for any willful and material breach of, or

Fraud with respect to, any of its representations, warranties, covenants or agreements set forth in this Agreement occurring prior to such termination; it being acknowledged and agreed, without limitation, that any failure by any Party to consummate the Exchange Transactions after the applicable conditions thereto have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) when required to do so will constitute a willful and material breach of this Agreement. Lender acknowledges and agrees that neither the termination of this Agreement nor the payment of the Termination Fee or the No Vote Fee, in and of itself, will constitute a Default or an Event of Default under and as defined in the Existing Credit Agreement; provided that such agreement by Lender shall be effective only in this specific instance and for the specific purpose set forth herein and does not allow for any other or further departure from the terms and conditions of the Existing Credit Agreement or any other Existing Loan Document, which terms and conditions shall continue in full force and effect.

(b)       Termination and No Vote Fees.

(i)       The Company shall pay (or cause to be paid) to Lender a fee of $6,000,000 (the “Termination Fee”) if: (A) Lender terminates this Agreement pursuant to Section 8.01(d); (B) the Company terminates this Agreement pursuant to Section 8.01(f); or (C) a Takeover Proposal (whether or not conditional and whether or not withdrawn) has been made to the Company or to the Company Stockholders generally or shall have otherwise become publicly known and thereafter (I) this Agreement is terminated pursuant to (w) Section 8.01(b)(i), (x) Section 8.01(b)(iii), (y) Section 8.01(c), or (z) Section 8.01(g), and (II) within 12 months of such termination the Company or any of its Subsidiaries consummates any Takeover Proposal or enters into a definitive agreement providing for any Takeover Proposal (in each case, whether or not such Takeover Proposal is the same as the original Takeover Proposal made or communicated or that became publicly known prior to such termination). Solely for purposes of clause (C) of the first sentence of this Section 8.02(b)(i), the term “Takeover Proposal” shall have the meaning set forth in the definition of Takeover Proposal contained in Section 5.02(h) except that all references to 20% shall be deemed to be references to 50%.

(ii)       The Company shall pay (or cause to be paid) to Lender a fee of $2,000,000 (the “No Vote Fee”) if Lender terminates this Agreement pursuant to Section 8.01(g).

(iii)       Any payment or reimbursement due under this Section 8.02(b) shall be paid by wire transfer within two (2) Business Days of the date of termination of this Agreement (except that in the case of termination pursuant to clause (B) or (C) in Section 8.02(b)(i), such payment shall be made on the date of execution of the applicable definitive agreement or, if earlier, the date of the consummation of the applicable Takeover Proposal) to the account designated in writing by Lender (which account information may be updated by Lender by written notice to the Company from time to time).

(iv)       Notwithstanding anything to the contrary contained in this Section 8.02 or elsewhere in this Agreement, in the event this Agreement is terminated by the Company pursuant to Section 8.01(b) at a time when Lender would have had the right to terminate this Agreement and would have been (or would have become) entitled to receive the Termination Fee or the No Vote Fee as a result of such termination, then Lender shall be entitled to receipt of the Termination Fee or the No Vote Fee, as applicable, that would have been (or would have subsequently become) payable had Lender terminated this Agreement at such time. The Company acknowledges that the agreements contained in this Section 8.02(b) are an integral part of the Transactions, and that, without these agreements, Lender would not enter into this Agreement. Accordingly, if the Company fails to pay the amounts due pursuant to this Section 8.02(b) as and when due, and, in order to obtain such payment, Lender commences a suit that results in a judgment against the Company for the amounts set forth in this Section 8.02(b), the Company shall pay to Lender its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit together with interest on the amounts set forth in this Section 8.02(b) at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

(v)       Notwithstanding anything to the contrary herein, (A) in no event will the Company be required to pay more than one Termination Fee, collectively, or one No Vote Fee, collectively, (B) in no event will the Company be required to pay the Termination Fee on more than one occasion or the No Vote Fee on more than one occasion, in each case, whether or not the Termination Fee or No Vote Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events or (C) if at the same time or after the Company has paid the No Vote Fee pursuant to this Section 8.02(b) the Company is obligated to pay the Termination Fee, the payment of the No Vote Fee shall reduce on a dollar for dollar basis the payment by the Company of the Termination Fee.

(vi)       In the event that this Agreement is terminated in any circumstance under which the Termination Fee or the No Vote Fee is payable to Lender in accordance with Section 8.02(b), Lender’s receipt of the Termination Fee or the No Vote Fee, as applicable, shall be the sole and exclusive remedy of Lender and its Affiliates, stockholders, affiliates, officers, directors, employees and other Representatives against the Company and its former, current and future directors, managers, officers, employees, counsel, financial advisors, auditors, agents, other authorized representatives, unitholders, stockholders, Affiliates and assignees (collectively, but excluding Lender, the “Company Related Parties”) for any damages suffered as a result of the failure of the Closing to be consummated for any reason or for a breach or failure to perform hereunder, or for any other matter with respect to the Transactions or this Agreement and neither the Company nor any Company Related Party shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions. The Company Related Parties are express third-party beneficiaries of this Section 8.02(b)(vi).

Section 8.03 Amendment. This Agreement may be amended by the Parties at any time before or after receipt of the Company Stockholder Approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

Section 8.04 Extension; Waiver. At any time prior to the Effective Time, the Parties may (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the Party or Parties entitled to the benefit of such obligation, agreement or condition. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Article IX
General Provisions

Section 9.01 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive the Effective Time; provided, however, that this Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance at or after the Effective Time.

Section 9.02 Notices.

(a)       All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given when delivered, if delivered personally, emailed (provided that such email states that it is a notice sent pursuant to this Section 9.02) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(b)       if to the Company, to:

Rent the Runway, Inc.

***

***

Attention: ***

Email: ***

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
***
***
Attention: ***
                   ***
Email:         ***
                   ***

if to Lender, to:

CHS US Investments LLC

***

***

Attention: ***

Email: ***

with copies (which shall not constitute notice) to:

Proskauer Rose LLP
***
***
Attention: ***
                   ***
                   ***
Email:          ***
                   ***
                    ***

Section 9.03 Expenses. Except to the extent set forth in Section 12.4 of the Existing Credit Agreement, each Party shall pay its own fees and expenses in connection with the Transactions.

Section 9.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 9.05 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. Delivery of an executed counterpart of a signature page to this Agreement by “.pdf” format, scanned pages or electronic signature shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 9.06 Entire Agreement; No Third-Party Beneficiaries. The Transaction Documents (including the schedules and exhibits hereto), taken together with the Company Disclosure Letter, constitute the entire agreement, and supersede all prior agreements, understandings and representations, both written and oral, between the Parties with respect to the Transactions. This Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth in this Agreement, except as otherwise specifically provided in Section 6.06, which is intended to benefit each Indemnified Person.

Section 9.07 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Party, except that Lender may, upon prior written notice to the Company, assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any Affiliate of Lender, so long as Lender continues to remain liable for all of such obligations as if no such assignment had occurred. Any purported assignment without such consent shall be void. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Notwithstanding anything in this Agreement, the Existing Credit Agreement or the New Credit Agreement to the contrary, the Company hereby consents to the assignment after the Closing by Lender of New Term Loans to the Investor Group in accordance with the terms of the Debt and Equity Purchase Agreement.

Section 9.08 Governing Law. This Agreement and all claims and causes of action hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 9.09 Enforcement; Exclusive Jurisdiction; Waiver of Jury Trial.

(a)       Subject to Section 8.02(b)(vi), the Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any federal court located in the State of Delaware without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. In the event a claim or action should be brought in equity to enforce any of the provisions of this Agreement, no Party will allege, and each Party waives the defense, that there is an adequate remedy under applicable Law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

(b)       In addition, each of the Parties (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, and (iv) consents to service of process being made through the notice procedures set forth in Section 9.02.

(c)       EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 9.10 No Impairment. Notwithstanding anything to the contrary herein, nothing contained in this Agreement (including the termination hereof) shall affect, limit or impair the rights and remedies of Lender in its capacity as a lender to the Company or any of its Subsidiaries pursuant to the Existing Credit Agreement, the Existing Loan Documents, any other loan agreement under which the Company or any of its Subsidiaries has borrowed money from such Lender or any other documents delivered in connection with or related to any of the foregoing. Without limiting the generality of the foregoing, neither Lender nor Existing Agent, in exercising its rights as a lender or agent, will have any duty to consider the interests of the Company or any duty it may have to any direct or indirect equityholder of the Company or other Person, except as may be required under the applicable loan documents or by commercial law applicable to creditors generally.

Section 9.11 Release.

(a)       Effective as of the Closing (but only if the Closing actually occurs), except for (i) a claim for fraud, willful misconduct or violation of Law, (ii) any rights or claims under the Existing Credit Agreement or the Existing Loan Documents, or (iii) any rights or claims under any of the Transaction Documents, Lender, on behalf of itself and each of its Affiliates and each of its and their respective past and present officers, directors and employees (collectively, but excluding the Company and its Subsidiaries, the “Lender Releasing Parties”), to the fullest extent permitted under applicable Laws, hereby irrevocably and unconditionally releases and forever discharges the Company and its Affiliates, and each of the foregoing’s respective past and present officers, directors and employees (collectively, but excluding Lender and its Subsidiaries, the “Company Released Parties”) of and from any and all actions, causes of action, suits, proceedings executions, judgments, duties, debts, dues, accounts, bonds, Contracts and covenants (whether express or implied), and claims and demands whatsoever whether in law or in equity (whether based upon contract, tort or otherwise) which the Lender Releasing Parties may have against each of the Company Released Parties, now or in the future, in each case in respect of any cause, matter or thing relating to the Company or the business of the Company and its Subsidiaries or any actions taken or failed to be taken by any of the Company Released Parties in any capacity relating to the Company or the business of the Company and its Subsidiaries occurring on or arising prior to the Closing Date.

(b)       Effective as of the Closing (but only if the Closing actually occurs), except for (i) a claim for fraud, willful misconduct or violation of Law, (ii) any rights or claims under the Existing Credit Agreement or the Existing Loan Documents, or (iii) any rights or claims under any of the Transaction Documents, the Company, on behalf of itself and each of its Affiliates and each of its and their respective past and present officers, directors and employees (collectively, but excluding Lender and its Subsidiaries, the “Company Releasing Parties”), to the fullest extent permitted under applicable Laws, hereby irrevocably and unconditionally releases and forever discharges Lender and its Affiliates, and each of the foregoing’s respective past and present officers, directors and employees (collectively, but excluding the Company and its Subsidiaries, the “Lender Released Parties”) of and from any and all actions, causes of action, suits, proceedings executions, judgments, duties, debts, dues, accounts, bonds, Contracts and covenants (whether express or implied), and claims and demands whatsoever whether in law or in equity (whether based upon contract, tort or otherwise) which the Company Releasing Parties may have against each of the Lender Released Parties, now or in the future, in each case in respect of any cause, matter or thing relating to the Company or the business of the Company and its Subsidiaries or any actions taken or failed to be taken by any of the Lender Released Parties in any capacity relating to the Company or the business of the Company and its Subsidiaries occurring on or arising prior to the Closing Date.

Section 9.12 No Other Representations.

(a)       The Company does not make, and has not made, any representations or warranties in connection with the Exchange Transactions and the other Transactions other than those expressly set forth herein (as qualified by the related portions of the Company Disclosure Letter), the other Transaction Documents or in any certificate delivered by the Company pursuant to the foregoing. Except as expressly set forth herein (as qualified by the related portions of the Company Disclosure Letter), the other Transaction Documents or in any certificate delivered by the Company pursuant to the foregoing, no person has been authorized by the Company to make any representation or warranty relating to the Company or its business, or otherwise in connection with the Exchange Transactions and the other Transactions, and, if made, such representation or warranty may not be relied upon as having been authorized by the Company. With respect to Lender, the Company is not relying on any representations or warranties of Lender, or the accuracy or completeness thereof, except as set forth in Article IV, the other Transaction Documents or in any certificate delivered by the Company pursuant to the foregoing.

(b)       Lender does not make, and has not made, any representations or warranties in connection with the Exchange Transactions and the other Transactions other than those expressly set forth herein, the other Transaction Documents or in any certificate delivered by Lender pursuant to the foregoing. Except as expressly set forth herein, the other Transaction Documents or in any certificate delivered by Lender pursuant to the foregoing, no person has been authorized by Lender to make any representation or warranty relating to Lender or its business, or otherwise in connection with the Exchange Transactions and the other Transactions, and, if made, such representation or warranty may not be relied upon as having been authorized by Lender. With respect to the Company, Lender, on behalf of itself and its Affiliates, is not relying on any representations or warranties of the Company, or the accuracy or completeness thereof, except as set forth in Article III, the other Transaction Documents or in any certificate delivered by Lender pursuant to the foregoing.

(c)       In connection with Lender’s investigation of the Company, Lender has received from the Company and its Representatives certain projections and other forecasts and certain business plan information of the Company and its Subsidiaries. Lender acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans and accordingly is not relying on them, that Lender is familiar with such uncertainties, that Lender is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts and plans so furnished to it, and that Lender and its Representatives will have no claim against any person with respect thereto.

Accordingly, Lender acknowledges that, without limiting the generality of this Section 9.12(c), neither the Company nor any person acting on behalf of the Company has made any representation or warranty with respect to such projections and other forecasts and plans.  Lender acknowledges that it has had the opportunity to conduct an independent investigation regarding the Company and its Subsidiaries.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement, all as of the date first written above.

Rent the Runway, Inc.

By	/s/ Siddharth Thacker
	Name:	Siddharth Thacker
	Title:	Authorized Officer

CHS US INVESTMENTS LLC
By: CHS GP LP, as manager By: CHS UGP LLC, as general partner

By	/s/ Brady Schuck
	Name:	Brady Schuck
	Title:	Authorized Signatory

[Signature Page to Exchange Agreement]

Schedule A

Proxy Stockholders

Jennifer Y. Hyman

Benjamin Stauffer

Jennifer Fleiss

JYH 2021 Children’s Trust DTD 10/12/21 Justin Finnegan TTEE

BS 2021 Family Trust DTD 10/12/21 Justin Finnegan TTEE

JYH 2012 Article 2nd Trust DTD 1/23/20 Linda Hyman & Justine Finnegan TTEES

Linda S Hyman & Dov I Hyman JTWROS

Schedule B

Post-Closing Board

No.	Director
1	Jennifer Y. Hyman
2	Incumbent member of the Company Board to be selected by Jennifer Y. Hyman prior to the Closing and approved by the Investor Majority (as defined in the Investor Rights Agreement)
3	Damian Giangiacomo (Nexus Director)
4	Peter Comisar (Story3 Director)
5	Independent director to be selected by the Investor Majority prior to the Closing
6	Independent director to be selected by the Investor Majority prior to the Closing
7	Independent director to be selected by the Investor Majority prior to the Closing

Exhibit A

Transaction Bonus Plan Amendment

RENT THE RUNWAY, INC.
10 JAY STREET
BROOKLYN, NEW YORK 11201

August 20, 2025

Ms. Jennifer Y. Hyman

Re:	Amendment to the Transaction Bonus Plan

Dear Jenn:

This Letter Agreement between you, in your capacity as Chief Executive Officer of Rent the Runway, Inc., a Delaware corporation (the “Company”), and the Company, constitutes an amendment to the Transaction Bonus Plan adopted by the Company on May 15, 2024, as amended (the “Plan”).  Capitalized terms used in this Letter Agreement and not defined shall have the meanings given such terms in the Plan.

1.       Authority to Amend the Plan.  Paragraph (G)(10) of the Plan provides that the Plan may be amended at any time or from time to time by the Administrator; provided, however, that, on or prior to the Transaction Agreement Date, no such amendment shall impair the then-existing rights of a Participant with regard to the Plan absent the consent of the current Chief Executive Officer of the Company, and following the Transaction Agreement Date, no such amendment shall impair the then-existing rights of a Participant with regard to the Plan absent the Participant’s consent.  The Company expects to enter into an Exchange Agreement by and between the Company and CHS US Investments LLC, a Delaware limited liability company (“CHS”) (such agreement, the “Exchange Agreement” and the transactions contemplated thereby, the “Exchange Transaction”) on or promptly following the date hereof.  If the parties enter into the Exchange Agreement, the date the Exchange Agreement is entered into will be a Transaction Agreement Date for purposes of the Plan, and if the Exchange Transaction is consummated, it will be a Transaction for purposes of the Plan.  CHS’s willingness to enter into the Exchange Agreement is expressly conditioned on the amendments to the Plan set forth in this Letter Agreement.  Therefore, the Company hereby agrees to amend the Plan and you hereby agree to consent to such amendment, in each case, as set forth in this Letter Agreement, effective as of the date hereof, on or in advance of the Transaction Agreement Date.  If the

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Company and CHS do not enter into the Exchange Agreement within thirty (30) days following the date hereof, or if the Exchange Agreement is terminated and the Exchange Transaction does not occur, this Letter Agreement shall be immediately void and of no further force or effect.

2.       Amendments to the Plan.  Effective upon the date hereof but subject to the immediately preceding Section 1, paragraphs (D)(3), (D)(4), (D)(5) and (D)(6) of the Plan are hereby deleted in their entirety and replaced with the following:

“(3) No Free Cash Flow Bonus shall be payable to any Participant at any time pursuant to the Plan.  In the event that (i) the transactions contemplated by the Exchange Agreement by and between the Company and CHS US Investments LLC, a Delaware limited liability company (collectively, the “Exchange Transaction”) are consummated and (ii) the Participant is employed by the Company or one of its affiliates on the date of consummation of the Exchange Transaction (such date, the “Exchange Transaction Closing Date”), the Participant’s Base Transaction Bonus shall become payable subject to the terms and conditions of, and solely to the extent provided in, this paragraph (D)(3) and paragraphs (D)(4), (D)(5) and (D)(6) below.

(A)	25% of the Participant’s Base Transaction Bonus (such portion, the “Closing Payment”) shall become payable on the Exchange Transaction Closing Date and shall be paid to the Participant not more than thirty (30) days thereafter.

(B)	6.25% of the Participant’s Base Transaction Bonus shall become payable on the 18-month anniversary of the Exchange Transaction Closing Date, provided that the Participant is employed by the Company or one of its affiliates from the date hereof and ending on the 18-month anniversary of the Exchange Transaction Closing Date, and shall be paid to the Participant not more than thirty (30) days thereafter. Each portion of the Base Transaction Bonus referred to in this paragraph (D)(3)(B) or in paragraph (D)(3)(C), (D)(3)(D) or (D)(3)(E) is hereinafter referred to as a “Semi-Annual Payment”.

(C)	6.25% of the Participant’s Base Transaction Bonus shall become payable on the 24-month anniversary of the Exchange Transaction Closing Date, provided that the Participant is employed by the Company or one of its affiliates from the date hereof and ending on the 24-month anniversary of the Exchange Transaction Closing Date, and shall be paid to the Participant not more than thirty (30) days thereafter.

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(D)	6.25% of the Participant’s Base Transaction Bonus shall become payable on the 30-month anniversary of the Exchange Transaction Closing Date, provided that the Participant is employed by the Company or one of its affiliates from the date hereof and ending on the 30-month anniversary of the Exchange Transaction Closing Date, and shall be paid to the Participant not more than thirty (30) days thereafter.

(E)	6.25% of the Participant’s Base Transaction Bonus shall become payable on the 36-month anniversary of the Exchange Transaction Closing Date, provided that the Participant is employed by the Company or one of its affiliates from the date hereof and ending on the 36-month anniversary of the Exchange Transaction Closing Date, and shall be paid to the Participant not more than thirty (30) days thereafter.

(4)       In the event that the Participant’s employment terminates, other than due to a Good Leaver Termination (as defined in paragraph (D)(5) below), prior to the four-year anniversary of the Exchange Transaction Closing Date, promptly following the date of termination, the Participant shall repay to the Company the portions of the Closing Payment and each Semi-Annual Payment (if any) for which the Vesting Date (as defined below) has not occurred as of the date of the Participant’s termination, provided that the amount so repaid shall be net of all federal, state, local and foreign income, payroll, employment and other taxes (including any interest, penalties and additions attributable thereto) withheld by the Company or otherwise paid by the Participant with respect thereto.  The “Vesting Date” shall occur with respect to the payments made pursuant to paragraph (D)(3), and such payments shall no longer be subject to repayment to the Company, as follows:

(A)	one-fourth of the Closing Payment on each of the one-year, two-year, three-year and four-year anniversaries of the Exchange Transaction Closing Date;

(B)	one-third of the first Semi-Annual Payment on each of the two-year, three-year and four-year anniversaries of the Exchange Transaction Date;

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(C)	one-half of the second Semi-Annual Payment on each of the three-year and four-year anniversaries of the Exchange Transaction Closing Date;

(D)	one-half of the third Semi-Annual Payment on each of the three-year and four-year anniversaries of the Exchange Transaction Closing Date; and

(E)	the full amount of the fourth Semi-Annual Payment on the four-year anniversary of the Exchange Transaction Closing Date.

(5)       Upon a termination of the Participant’s employment by the Company or any of its affiliates without Cause, by the Participant for Good Reason or due to the Participant’s death or Disability (within the meaning of the 2021 Plan) (each, a “Good Leaver Termination”), each Vesting Date shall be deemed to have occurred on the date of the Participant’s Good Leaver Termination, and the applicable payments shall no longer be subject to repayment to the Company, in respect of (A) the previously paid portions of the Closing Payment and each Semi-Annual Payment and (B) any portions of the Closing Payment or Semi-Annual Payment that became payable prior to the date of the Participant’s Good Leaver Termination pursuant to paragraph (D)(3) but were not yet paid as of such date, in each case, subject to the Participant’s execution and non-revocation of a release of claims in favor of the Company, its affiliates and related persons, substantially in accordance with the Company’s standard form with any changes deemed necessary or advisable by the Company to reflect any changes in applicable law. For the avoidance of doubt, in the event that the Participant’s employment terminates for any reason, including due to a Good Leaver Termination, prior to the four-year anniversary of the Exchange Transaction Closing Date, any portion of the Participant’s Base Transaction Bonus that did not become payable prior to the date of such termination shall be forfeited without consideration.

(6)       The remaining 50% of the Participant’s Base Transaction Bonus that is not eligible to be paid as a Closing Payment or a Semi-Annual Payment (the “Performance Payment”) shall become payable on the earlier of (A) January 31, 2030 and (B) a Change in Control (each, an “Assessment Event”), provided that (I) the Participant is employed by the Company or one of its affiliates from the date hereof and ending on the date of the applicable Assessment Event, and (II) the Relevant Performance Goal (as defined below) is achieved. In such event, the Performance Payment shall be paid to the Participant not more than thirty (30) days after the applicable Assessment Event.  “Relevant Performance Goal” means (i) if the Assessment Event is January 31, 2030, the Company’s achievement of the performance metrics applicable to the performance stock units granted to

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the Participant in connection with the Exchange Transaction for the performance period comprising the Company’s fiscal year 2029 at a level that equals or exceeds 150% of target, provided that if more than one performance goal is set with respect to such performance period, then each performance metric shall be tested individually with a commensurate proportion of the Performance Payment becoming payable, with the remaining proportion being forfeited, and (ii) if the Assessment Event is a Change in Control, then the fair market value per share of the Company’s common stock as of the Change in Control is at least $20.76 (as equitably adjusted by the Administrator in good faith to reflect any adjustments to the terms of the PSUs as a result of any stock splits, stock dividends, combination or exchange of shares, consolidation, recapitalization or other change affecting the shares of the Company’s common stock or share price of the Company’s common stock), based on the per share price in the Change in Control transaction; provided, that if the consideration in such transaction is not comprised entirely of cash, then the fair market value shall be determined by the Administrator in good faith, taking into account the 60-day VWAP immediately prior to the Change in Control. For the avoidance of doubt, except as required by applicable law (including the listing rules of any national securities exchange or association on which the Company’s securities are then listed), the Performance Payment shall not be subject to repayment to the Company or any of its affiliates for any reason.”

3.       Except as expressly provided for in this Letter Agreement, the Transaction Bonus Plan and its terms and conditions remain in full force and effect and unchanged by this Letter Agreement.  This Letter Agreement is to be governed by and construed in accordance with the laws of the State of Delaware without regard to the choice of law principles thereof.  For the avoidance of doubt, in accordance with paragraph (G)(10) of the Plan, following the date that the Company enters into the Exchange Agreement, no amendment to the Plan shall impair the then-existing rights of a Participant with regard to the Plan absent his or her consent.

4.       Please acknowledge your agreement to the terms and conditions set forth in this letter by signing and dating this letter in the space provided below.

[signature page follows]

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Very truly yours,

Cara Schembri

Agreed and accepted

Jennifer Y. Hyman Co-Founder, Chair, Chief Executive Officer & President

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Exhibit B

Form of Conversion Notice and Proxy

CONVERSION NOTICE AND PROXY

August 20, 2025

Reference is hereby made to (i) the Twelfth Amended and Restated Certificate of Incorporation of Rent the Runway, Inc., a Delaware corporation (the “Company”) (as it may be amended from time to time in accordance with its terms, the “Company Charter”), and (ii) the Exchange Agreement, dated August 20, 2025, by and between the Company and CHS US Investments LLC, a Cayman limited liability company (“CHS”) (as it may be amended from time to time in accordance with its terms, the “Exchange Agreement”). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Exchange Agreement.

RECITALS

WHEREAS, pursuant to the terms and subject to the conditions contained in the Exchange Agreement, CHS will contribute, transfer, assign and convey to the Company all of its rights, title and interest in, to and under the Equity Exchange Obligations in exchange for the Exchange Stock;

WHEREAS, as of the date hereof, the undersigned Company Stockholder (the “Proxy Stockholder”) is the record or beneficial owner of the number of shares of (i) Class A Common Stock set forth opposite the Proxy Stockholder’s name on Schedule A hereto (such shares of Class A Common Stock, together with any other shares of Class A Common Stock acquired by the Proxy Stockholder after the date hereof, being collectively referred to as the “Class A Shares”), and (ii) Class B Common Stock set forth opposite the Proxy Stockholder’s name on Schedule A hereto (such shares of Class B Common Stock, together with any other shares of Class B Common Stock acquired by the Proxy Stockholder after the date hereof, being collectively referred to as the “Class B Shares” of the Proxy Stockholder, and the Class B Shares together with the Class A Shares and any other Company Capital Stock acquired by the Proxy Stockholder after the date hereof, being collectively referred to as the “Subject Shares” of the Proxy Stockholder);

WHEREAS, the Company Charter allows for the voluntary conversion of Class B Common Stock to Class A Common Stock by delivery of notice to the Company, which notice may specify “any event on which such conversion is contingent”; and

WHEREAS, in connection with the Transactions, the Proxy Stockholder desires to (i) convert his, her or its Class B Shares into shares of Class A Common Stock pursuant to Article IV and Section 4.7(a) of the Company Charter (the “Conversion”), effective immediately prior to (A) the effectiveness of the Charter Amendment, or (B) if the Charter Amendment Approval is not obtained at the Company Stockholders Meeting, the Closing (the “Conversion Effective Time”), and (ii) grant to Sid Thacker and Cara Schembri, each officers of the Company, at the request of the Company Board, a proxy to vote all shares of Company Common Stock held by the Proxy Stockholder at the Company Stockholders Meeting in favor of the issuance of the Exchange Stock, to the extent required by rules of the Nasdaq Stock Market, the issuance of shares of Class A Common Stock issuable pursuant to the Rights Offering Backstop Agreement, and the Charter Amendment (the proxy described in this clause (ii), the “Proxy”).

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NOW, THEREFORE, the Proxy Stockholder provides as follows:

(a)       Conversion of Class B Shares.

(i)       By virtue of the execution and delivery of this Conversion Notice and Proxy, and without any further action by or on behalf of the Proxy Stockholder or any other Person, the Proxy Stockholder hereby exercises his, her or its voluntary conversion right under Article IV, Section 4.7(a) of the Company Charter to convert all Class B Shares held by the Proxy Stockholder as of the Conversion Effective Time into shares of Class A Common Stock on a one-for-one basis, contingent upon the occurrence of the Conversion Effective Time.

(ii)       In furtherance of the foregoing, substantially concurrently with the Closing, the Proxy Stockholder shall, in accordance with Article IV, Section 4.7(a) of the Company Charter, deliver to the Company all Class B Shares owned by the Proxy Stockholder as of immediately prior to the Conversion Effective Time. If such Class B Shares are certificated, the Proxy Stockholder shall surrender the certificate(s) therefor (or, if any certificate is alleged to be lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of such loss, theft or destruction), duly endorsed, at the office of the Company or any transfer agent for the Company Common Stock. In exchange, the Company shall deliver to the Proxy Stockholder at the Conversion Effective Time a number of shares of Class A Common Stock equal to the number of Class B Shares held by the Proxy Stockholder as of immediately prior to the Conversion Effective Time (the Class A Shares issued to the Proxy Stockholder in the Conversion, the “Converted Shares”). For the avoidance of doubt, the Conversion shall be effective as of the Conversion Effective Time regardless of whether the Class B Shares are surrendered to the Company as provided above.  The Company shall cause the Company’s transfer agent to issue and deliver to the Proxy Stockholder surrendering a certificate previously representing certificated Class B Shares or book entry previously representing certificated Class B Shares a certificate or certificates (if such shares are to be certificated) or a book entry or book entries (if such shares are to be uncertificated) for the Converted Shares issuable to the Proxy Stockholder pursuant to the Conversion.

(iii)       If the Exchange Agreement is validly terminated prior to the Closing in accordance with its terms, the Conversion Effective Time shall not occur, and the Conversion described in clause (a)(i) shall not be effected. In such event, the Proxy Stockholder’s Class B Shares shall not be converted into shares of Class A Common Stock pursuant to this Conversion Notice and Proxy.

(b)       Proxy. At the request of the Company Board, in connection with actions being taken at the Company Stockholders Meeting, the Proxy Stockholder hereby grants a proxy to, and appoints as the Proxy Stockholder’s proxy, Sid Thacker and Cara Schembri, solely in their capacities as officers of the Company, and each of them individually, for and in the name, place and stead of the Proxy Stockholder, to vote the Proxy Stockholder’s Subject Shares at the Company Stockholders Meeting in favor of (i) the issuance of the Exchange Stock pursuant to the terms of the Exchange Agreement and, to the extent required by rules of the Nasdaq Stock Market, the issuance of shares of Class A Common Stock issuable pursuant to the Rights Offering Backstop Agreement, (ii) the Charter Amendment, (iii) any proposal to adjourn, recess or postpone such

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meeting if the Company reasonably believes that there will be insufficient shares of Company Common Stock represented (either in person or by proxy) for purposes of a quorum or to obtain the Company Stockholder Approval to the extent permitted or required pursuant to Section 6.01(c) of the Exchange Agreement, and (iv) any other actions presented to the Company Stockholders by the Company Board that are necessary and desirable in connection with the Exchange Agreement, the Exchange Transactions or any of the other Transactions. The Proxy Stockholder hereby affirms that the proxy set forth in this clause (b) is given solely at the request of the Company Board in connection with actions to be taken at the Company Stockholders Meeting. The Proxy described in this clause (b) shall automatically terminate, without further action by the Proxy Stockholder or any other Person, upon the valid termination of the Exchange Agreement in accordance with its terms.

(c)       No Rights or Remedies. This Conversion Notice and Proxy is not intended to, and does not, confer upon any Person any rights or remedies against the Proxy Stockholder with respect to the matters contained herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Proxy Stockholder has duly executed and delivered this Conversion Notice and Proxy as of the date first written above.

Proxy stockholder:
[●]
By:
Name: Title:

ACKNOWLEDGED AND AGREED:

RENT THE RUNWAY, INC.

By:
Name:
Title:

[Signature Page to Conversion Notice and Proxy]

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Schedule A

Proxy Stockholder Name and Address	Number of Class A Shares Held as of the Effective Date	Number of Class B Shares Held as of the Effective Date

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Exhibit C

Form of Amended and Restated Bylaws

Exhibit C

AMENDED AND RESTATED BYLAWS1

OF

RENT THE RUNWAY, INC.

(A DELAWARE CORPORATION)

Dated as of [●], 2025

1 Note to Draft: The Amended and Restated Bylaws will be adopted at Closing irrespective of whether the Charter Amendment is approved. If the Charter Amendment is approved, the complete set of Bylaws will be adopted. The footnoted amendments in brackets will not be adopted if the Charter Amendment is not approved.

TABLE OF CONTENTS

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Section 8.07. Manner of Notice	23
Section 8.08. Waiver of Notice of Meetings of Stockholders, Directors and Committees	24
Section 8.09. Form of Records	24
Section 8.10. Amendment of Bylaws	25

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Article 1
CORPORATE OFFICES

Section 1.01.    Registered Office.  The address of the registered office of Rent the Runway, Inc., a Delaware corporation (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be further amended, restated, amended and restated or otherwise modified from time to time, the “Certificate of Incorporation”).

Section 1.02.    Other Offices.  The Corporation may have additional offices at any place or places, within or without the State of Delaware, as the Corporation’s Board of Directors (the “Board of Directors”) may from time to time establish or as the business of the Corporation may require.

Article 2
MEETINGS OF STOCKHOLDERS

Section 2.01.    Place of Meetings.  Meetings of stockholders of the Corporation (the “Stockholders”), may be held at any place, within or without the State of Delaware, as may be designated by or in the manner determined by the Board of Directors. In the absence of such designation, meetings of Stockholders shall be held at the principal executive office of the Corporation. The Board of Directors may, in its sole discretion, determine that a meeting of Stockholders shall not be held at any place, but may instead be held solely by means of remote communication authorized by, and in accordance with, Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.02.    Annual Meetings.  The annual meeting of Stockholders shall be held for the election of directors at such date and time as may be designated by or in the manner determined by resolution of the Board of Directors from time to time. Any other business as may be properly brought before the annual meeting may be transacted at the annual meeting. The Board of Directors may postpone, recess, reschedule or cancel any annual meeting of Stockholders previously scheduled by the Board of Directors.

Section 2.03.    Special Meetings.  [Special meetings of Stockholders for any purpose or purposes may be called only as expressly set forth in the Certificate of Incorporation.]2 Special meetings validly called in accordance with this Section 2.03 of these amended and restated bylaws (as the same may be further amended, restated, amended and restated or otherwise modified from time to time, these “Bylaws”) may be held at such date and time as specified in the applicable notice. Notice of every special meeting shall state the purpose or purposes of the meeting, and the business transacted at any special meeting of Stockholders shall be limited to the purpose or purposes stated in the notice. The Board of Directors may postpone, recess, reschedule or cancel any special meeting of Stockholders previously scheduled by a chairperson or co-chairperson of the Board of Directors (a “Chairperson”) or the Board of Directors.

2 Note to Draft: Subject to approval of the Charter Amendment.

Section 2.04.    Notice of Meetings.  Whenever Stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the Stockholders entitled to vote at the meeting (if such date is different from the record date for Stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Stockholder entitled to vote at the meeting as of the record date for determining the Stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation.

Section 2.05.    Adjournments.  Any meeting of Stockholders, annual or special, may be adjourned from time to time by the chairperson of the meeting, whether or not there is a quorum (or, in the absence of a quorum, by the Stockholders in accordance with Section 2.06), to reconvene at the same or some other place, if any, and the same or some other time, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are, in accordance with Section 222(c) of the DGCL, (i) announced at the meeting at which the adjournment is taken (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 2.04 of these Bylaws. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of Stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for determining Stockholders entitled to notice of such adjourned meeting in accordance with Section 2.09(a) of these Bylaws, and shall give notice of the adjourned meeting to each Stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation.

Section 2.06.    Quorum.  At any meeting of the Stockholders, the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation (“Stock”) entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law, the rules of any stock exchange upon which the Corporation’s securities are listed, the Certificate of Incorporation or these Bylaws. In the absence of a quorum, then either (i) the chairperson of the meeting or (ii) if the Board of Directors so determines, the Stockholders by the affirmative vote of a majority of the voting power of the outstanding shares of Stock entitled to vote thereon, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time in the manner provided in Section 2.05 of these Bylaws until a

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quorum is present or represented. Where a separate vote by a class or classes or series of Stock is required by law or the Certificate of Incorporation, the holders of a majority of voting power of the shares of such class or classes or series of Stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 2.07.    Organization.  Meetings of Stockholders shall be presided over by a Chairperson or by such other officer or director of the Corporation as designated by the Board of Directors or a Chairperson, or in the absence of such person or designation, by a chairperson chosen at the meeting by the affirmative vote of a majority of the voting power of Stock present or represented at the meeting and entitled to vote at the meeting (provided there is a quorum). The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.08.    Voting; Proxies.  Each Stockholder entitled to vote at any meeting of Stockholders shall be entitled to the number of votes, if any, for each share of Stock held of record by such Stockholder which has voting power upon the matter in question that is set forth in the Certificate of Incorporation or, if such voting power is not set forth in the Certificate of Incorporation, one vote per share. Each Stockholder entitled to vote at a meeting of Stockholders or express consent to corporate action without a meeting (if permitted by the Certificate of Incorporation) may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy may be authorized by an instrument in writing or by a transmission permitted by law and shall be filed in accordance with the procedure established for the meeting. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person (including by means of remote communication, if applicable) or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of Stockholders need not be by written ballot. Unless otherwise provided in the Certificate of Incorporation, at all meetings of Stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect directors. No holder of shares of Stock shall have the right to cumulate votes. All other elections and questions presented to the Stockholders at a meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of votes cast (excluding abstentions and broker non-votes) on such matter, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities in which case such different or minimum vote shall be the applicable vote required on the matter.

Section 2.09.    Fixing Date for Determination of Stockholders of Record.

(a)    In order that the Corporation may determine the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required

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by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of and to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of Stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for Stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.09(a) at the adjourned meeting.

(b)    In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)    Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the Stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining Stockholders entitled to consent to corporate action without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law or the Certificate of Incorporation, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law and (ii) if prior action by the Board of Directors is required by law or the Certificate of Incorporation, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 2.10.    List of Stockholders Entitled to Vote.  The Corporation shall prepare, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting (provided, however, if the record date for determining the Stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the Stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of

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any Stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to Stockholders. Except as otherwise provided by law, the “stock ledger” shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders required by this Section 2.10 or to vote in person or by proxy at any meeting of Stockholders. For purposes of these Bylaws, the term “stock ledger” means one or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s Stockholders of record, the address and number of shares registered in the name of each such Stockholder, and all issuances and transfers of stock of the Corporation are recorded.

Section 2.11.    Inspectors of Election.  The Corporation may, and shall if required by law, in advance of any meeting of Stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of Stockholders, the person presiding at the meeting may, and to the extent required by law, shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of Stock outstanding and the voting power of each such share, (ii) determine the shares of Stock represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of Stock represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 2.12.    Conduct of Meetings.  The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting designated in accordance with Section 2.07 of these Bylaws. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of Stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures,

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whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.13.    Advance Notice Procedures for Business Brought before a Meeting.  This Section 2.13 shall apply to any business that may be brought before an annual meeting of Stockholders other than nominations for election to the Board of Directors at such a meeting, which shall be governed by Section 2.14 of these Bylaws. Stockholders seeking to nominate Persons for election to the Board of Directors must comply with Section 2.14 of these Bylaws, and this Section 2.13 shall not be applicable to nominations for election to the Board of Directors except as expressly provided in Section 2.14 of these Bylaws.

(a)    At an annual meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or a duly authorized committee thereof, (b) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a Stockholder present in person who (A)(1) was a Stockholder of record of the Corporation both at the time of giving the notice provided for in this Section 2.13 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.13 or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), which proposal has been included in the proxy statement for the annual meeting. The foregoing clause (c) shall be the exclusive means for a Stockholder to propose business to be brought before an annual meeting of the Stockholders. The only matters that may be brought before a special meeting are the matters specified in the Corporation’s notice of meeting given by or at the direction of the Person calling the meeting pursuant to Section 2.03 of these Bylaws. For purposes of these Bylaws, “Person” shall mean any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity. For purposes of this Section 2.13 and Section 2.14 of these Bylaws, “present in person” shall mean that the Stockholder proposing that the

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business be brought before the meeting or a qualified representative of such proposing Stockholder, appear at such annual meeting, and a “qualified representative” of such proposing Stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(b)    Without qualification, for business to be properly brought before an annual meeting by a Stockholder, the business must constitute a proper matter for stockholder action and the Stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.13. To be timely, a Stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting (in the case of the first annual meeting of Stockholders following the listing of the Corporation’s Class A Common Stock, the date of the preceding year’s annual meeting shall be deemed to be July 6, 2021); provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the Stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.13(h)) of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment, recess or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(c)    To be in proper form for purposes of this Section 2.13, a Stockholder’s notice to the Secretary shall set forth:

(i)    As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the number of shares of each class or series of Stock that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of Stock as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii)    As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of Stock; provided that, for the

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purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of Stock owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies or votes from Stockholders in support of such proposal and (G) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii)    As to each item of business that the Stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and the text of any proposed amendment to these Bylaws), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among

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any of the Proposing Persons or (y) between or among any Proposing Person and any other Person or entity (including their names) in connection with the proposal of such business by such stockholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.13(c) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the Stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(d)    For purposes of this Section 2.13, the term “Proposing Person” shall mean (a) the Stockholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Stockholder in such solicitation.

(e)    A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.13 shall be true and correct as of the record date for Stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for Stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a Stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a Stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the Stockholders.

(f)    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.13. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.13, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

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(g)    In addition to the requirements of this Section 2.13 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.13 shall be deemed to affect the rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(h)    For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(i)    Notwithstanding anything in these Bylaws to the contrary, for so long as the Investor Rights Agreement remains in effect, CHS (to the extent then subject to the Investors Rights Agreement) shall not be subject to this Section 2.13.  For purposes of these Bylaws, “CHS” shall mean CHS US Investments LLC, a Cayman limited liability company, together with its affiliates, and the “Investor Rights Agreement” shall mean that certain Investor Rights Agreement, dated as of August 20, 2025, by and among the Corporation, CHS and the other parties thereto.

Section 2.14.    Advance Notice Procedures for Nominations of Directors.

(a)    Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (a) by or at the direction of the Board of Directors, including by any committee authorized to do so by the Board of Directors or these Bylaws, or (b) by a Stockholder present in person (as defined in Section 2.13) (1) who was a Stockholder of record of the Corporation both at the time of giving the notice provided for in this Section 2.14 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.14 as to such notice and nomination. The foregoing clause (b) shall be the exclusive means for a Stockholder to make any nomination of a person or persons for election to the Board of Directors at any annual meeting or special meeting of Stockholders.

(b)

(i)    Without qualification, for a Stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the Stockholder must (a) provide Timely Notice (as defined in Section 2.13(b) of these Bylaws) thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation, (b) provide the information, agreements and questionnaires with respect to such Stockholder and its candidate for nomination as required by this Section 2.14, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.14.

(ii)    Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a Stockholder to make any nomination of a person or persons for election to the

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Board of Directors at a special meeting, the Stockholder must (a) provide timely notice thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation, (b) provide the information, agreements and questionnaires with respect to such Stockholder and its candidate for nomination required by this Section 2.14, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.14. To be timely for purposes of this Section 2.14(b)(ii), a Stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed to and received by the Secretary of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.13(h)) of the date of such special meeting at which directors are to be elected was first made.

(iii)    In no event shall any adjournment, recess or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extent any time period) for the giving of a Stockholder’s notice as described above.

(iv)    In no event may a Nominating Person (as defined below) provide notice under this Section 2.14 or otherwise with respect to a greater number of director candidates than are subject to election by Stockholders at the applicable meeting. Notwithstanding anything in Section 2.14(b)(i)(a) to the contrary, if the number of directors subject to election at an annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 2.14(b)(i)(a) and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the one-year anniversary of the preceding year’s annual meeting, a Stockholder’s notice required by this Section 2.14 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation not later than the tenth (10th) day following the date on which public disclosure (as defined in Section 2.13(h)) is first made by the Corporation.

(c)    To be in proper form for purposes of this Section 2.14, a Stockholder’s notice to the Secretary shall set forth:

(i)    As to each Nominating Person, the Stockholder Information (as defined in Section 2.13(c)(i) of these Bylaws) except that for purposes of this Section 2.14, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.13(c)(i);

(ii)    As to each Nominating Person, any Disclosable Interests (as defined in Section 2.13(c)(ii), except that for purposes of this Section 2.14 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.13(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.13(c)(iii) shall be made with respect to nomination of each Person for election as a director at the meeting); and

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(iii)    As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a Stockholder’s notice pursuant to this Section 2.14 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the Corporation’s proxy statement as a nominee of the Nominating Person and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.14(f).

(d)    For purposes of this Section 2.14, the term “Nominating Person” shall mean (a) the Stockholder providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Stockholder in such solicitation.

(e)    A Stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.14 shall be true and correct as of the record date for Stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for Stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a Stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a Stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(f)    To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in this

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Section 2.14 and the candidate for nomination, whether nominated by the Board of Directors or by a Stockholder of record, must have previously delivered (with respect to candidates nominated by a Stockholder, in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in the form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such candidate for nomination and (ii) a written representation and agreement (in the form provided by the Corporation upon written request therefor) that such candidate for nomination (A) is not, and will not become a party to, any agreement, arrangement or understanding with any Person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director of the Corporation that has not been disclosed in such written questionnaire, (B) has not given and will not (1) give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation (a “Voting Commitment”) or (2) enter into any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law and (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to all directors and in effect during such Person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

(g)    The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of Stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation.

(h)    A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.14, if necessary, so that the information provided or required to be provided pursuant to this Section 2.14 shall be true and correct as of the record date for Stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) (A) not later than five (5) business days after the record date for Stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and (B) not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder

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or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(i)    In addition to the requirements of this Section 2.14 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(j)    No candidate proposed by a Nominating Person shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 2.14, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.14, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots case for the nominee in question) shall be void and of no force or effect.

(k)    Notwithstanding anything in these Bylaws to the contrary, no candidate proposed by a Nominating Person for nomination at an annual or special meeting shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with this Section 2.14.

(l)    Notwithstanding anything in these Bylaws to the contrary, for so long as the Investor Rights Agreement remains in effect, CHS (to the extent then subject to the Investors Rights Agreement) shall not be subject to this Section 2.14.

Section 2.15.    Delivery to the Corporation.  Whenever Section 2.13 or 2.14 of this Article II requires one or more persons (including a record or beneficial owner of stock of the Corporation) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, with respect to any notice from any stockholder of record or beneficial owner of the Corporation’s capital stock pursuant to Section 2.13 or 2.14 of this Article II, to the fullest extent permitted by law, the Corporation expressly opts out of Section 116 of the DGCL.

Article 3
BOARD OF DIRECTORS

Section 3.01.    Number; Tenure; Qualifications.  Subject to the Certificate of Incorporation and the rights of holders of any series of Preferred Stock to elect directors, the total number of directors constituting the entire Board of Directors shall be seven (7), as may be changed from time to time by resolution of the Whole Board of Directors. For purposes of these Bylaws, the term “Whole Board of Directors” shall mean the total number of authorized

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directors whether or not there exist any vacancies in previously authorized directorships. Each director shall hold office until his or her death, resignation, disqualification or removal, or as otherwise set forth in the Certificate of Incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. Directors need not be Stockholders to be qualified for election or service as a director of the Corporation. The Certificate of Incorporation or these Bylaws may prescribe qualifications for directors.

Section 3.02.    Election; Resignation; Removal; Vacancies.  Except as otherwise provided in the Certificate of Incorporation or these Bylaws, directors shall be elected at the annual meeting of Stockholders by such Stockholders that have the right to vote on such election. Any director may resign at any time upon written or electronic notice to the Corporation. Such resignation shall be effective upon delivery unless otherwise specified. Directors of the Corporation may be removed only as expressly provided in the Certificate of Incorporation. [Newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, disqualification, removal from office or other cause shall be filled only as expressly provided in the Certificate of Incorporation. Any director so chosen shall hold office until his or her successor shall be elected and qualified.]3

Section 3.03.    Regular Meetings.  Regular meetings of the Board of Directors may be held at such places, if any, within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine. A notice of regular meetings shall not be required.

Section 3.04.    Special Meetings.  Special meetings of the Board of Directors may be called by a Chairperson or a majority of the directors then in office and shall be held at such time, date and place, if any, within or without the State of Delaware as he or she or they shall fix. Notice to directors of the date, place and time of any special meeting of the Board of Directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice may be given in person, by United States first-class mail, or by e-mail, telephone, telecopier, facsimile or other means of electronic transmission. If the notice is delivered in person, by e-mail, telephone, telecopier, facsimile or other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of holding of the meeting. If the notice is sent by mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting.

Section 3.05.    Telephonic Meetings Permitted.  Members of the Board of Directors may participate in any meetings of the Board of Directors thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.05 shall constitute presence in person at such meeting.

Section 3.06.    Quorum; Vote Required for Action.  [At all meetings of the Board of Directors, a quorum for the transaction of business shall be determined in accordance with, and

3 Note to Draft: Subject to approval of the Charter Amendment.

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subject to, the requirements set forth in the Certificate of Incorporation.]4 The affirmative vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically required by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.07.    Organization.  Meetings of the Board of Directors shall be presided over by at least one Chairperson, or in his, her or their absence by the person whom a Chairperson shall designate, or in the absence of the foregoing persons by a Chairperson chosen at the meeting by the affirmative vote of a majority of the directors present at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the Chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 3.08.    Action by Unanimous Consent of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. Thereafter, the writing or writings or electronic transmissions shall be filed with the minutes of proceedings of the Board of Directors or such committee in accordance with applicable law.

Section 3.09.    Compensation of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary or other compensation as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings. Any director of the Corporation may decline any or all such compensation payable to such director in his or her discretion.

Article 4
COMMITTEES

Section 4.01.    Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall

4 Note to Draft: Subject to approval of the Charter Amendment.

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have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee (or resolution of the committee designating the subcommittee, if applicable), a majority of the directors then serving on a committee or subcommittee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee or subcommittee present at a meeting at which a quorum is present shall be the act of the committee or subcommittee. Special meetings of any committee of the Board of Directors may be held at any time or place, if any, within or without the State of Delaware whenever called by the Chairperson of such committee or a majority of the members of such committee.

Section 4.02.    Committee Minutes.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 4.03.    Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

Article 5
OFFICERS

Section 5.01.    Officers.  The officers of the Corporation shall be one (1) or more Chief Executive Officers, a President and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, a Chairperson or Chairpersons of the Board of Directors a President, a Chief Financial Officer, a Treasurer, a General Counsel, one (1) or more Assistant Secretaries, one (1) or more Assistant Treasurers, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Each officer of the Corporation shall hold office for such term as may be prescribed by the Board of Directors and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No officer need be a stockholder or director of the Corporation.

Section 5.02.    Appointment of Officers.  The Board of Directors shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.03 of these Bylaws.

Section 5.03.    Subordinate Officer.  The Board of Directors may appoint, or empower a Chief Executive Officer or, in the absence of a Chief Executive Officer, a President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine, subject in each case to the control of the Board of Directors.

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Section 5.04.    Removal and Resignation of Officers.  Any officer may be removed, either with or without cause, by an affirmative vote of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5.05.    Vacancies in Offices.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or as provided in Section 5.03.

Section 5.06.    Chief Executive Officer(s).  Subject to such supervisory powers, if any, as may be given by the Board of Directors to a Chairperson, if any, the Chief Executive Officer (if such officer or officers are appointed) shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. In the absence or nonexistence of a Chairperson or the Chief Executive Officer (if he, she or they are also directors) shall preside at all meetings of the Board of Directors at which he, she or they, as applicable, are present and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 5.07.    President.  The Board of Directors may appoint a President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to a Chairperson (if any), the Chief Executive Officer, the President, if appointed, shall have general supervision, direction, and control of the business and other officers of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 5.08.    Secretary.  The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and Stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at Stockholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a stock ledger, or a duplicate stock ledger, showing the names of all Stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares (if such shares are to be certificated), and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board of Directors required to

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be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

Section 5.09.    Chief Financial Officer.  The Chief Financial Officer (the “CFO”) shall be the treasurer and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director. The CFO shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President, if any is appointed, the Chief Executive Officer, or the directors, upon request, an account of all his or her transactions as CFO and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Section 5.10.    Representation of Equity Interests of Other Entities.  Unless otherwise directed by the Board of Directors, the Chief Executive Officer, as applicable, or the President or any other person authorized by the Board of Directors, the Chief Executive Officer, or the President is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares, securities or interests of any other corporation or entity standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Section 5.11.    Authority and Duties of Officers.  All officers of the Corporation shall respectively have such powers and authority and shall perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 5.12.    Compensation.  The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article 6
STOCK

Section 6.01.    Certificates.  The shares of the Corporation shall be represented by certificates, provided that the Board of Directors by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate

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form. The Chairperson of the Board, the Chief Executive Officer, a President, Vice President, Chief Financial Officer, the Treasurer, any Assistant Treasurer, the General Counsel, the Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

Section 6.02.    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate for shares of Stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may establish regulations, rules or procedures concerning the proof required for adequately alleging the loss, theft or destruction of any Stock certificate and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 6.03.    Shares Without Certificates.  The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

Article 7
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 7.01.    Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law (including as it presently exists or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (any such action, suit or proceeding, a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with

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respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.04 of these Bylaws, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 7.02.    Indemnification of Others.  The Corporation shall have the power (but not the obligation) to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such Person in connection with any such proceeding. The ultimate determination of entitlement to indemnification of persons who are employees or agents of the Corporation shall be made in such manner as is determined by the Board of Directors in its sole discretion.

Section 7.03.    Advancement of Expenses.  The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise.

Section 7.04.    Claims.  If a claim for indemnification under this Article VII (following the final disposition of such proceeding) is not paid in full within sixty (60) days after the Corporation has received a written claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article VII is not paid in full within thirty (30) days after the Corporation has received a written statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 7.05.    Non-exclusivity of Rights.  The rights conferred on any Covered Person by this Article VII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquires under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of Stockholders or disinterested directors or otherwise. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

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Section 7.06.    Insurance.  The Corporation may purchase and maintain insurance on behalf of any Person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Section 7.07.    Other Sources.  The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or non-profit enterprise.

Section 7.08.    Continuation of Indemnification.  The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article VII shall continue as to a Person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such Person.

Section 7.09.    Amendment or Repeal.  Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws or an amendment to the Certificate of Incorporation after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this section that shall not have been invalidated, or by any other applicable law.

Section 7.10.    Other Indemnification and Advancement of Expenses.  This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Article 8
MISCELLANEOUS

Section 8.01.    Fiscal Year.  The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 8.02.    Execution of Corporate Contracts and Instruments.  The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any

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contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount. Any document, including without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.

Section 8.03.    Dividends.  The Board of Directors, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends out of funds legally available therefor upon the shares of its Stock. Dividends may be paid in cash, in property or in shares of the Corporation’s Stock. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

Section 8.04.    Registered Stockholders.  The Corporation: (i) shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares to receive dividends and to vote as such owner; and (ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 8.05.    Corporate Seal.  The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 8.06.    Construction; Definitions.  Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shal govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

Section 8.07.    Manner of Notice.

(a)    Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to Stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to Stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission to the extent permitted by law.

Any notice given pursuant to the preceding paragraph shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the Stockholder has consented to receive notice; (ii) if by electronic mail, when directed to such Stockholder’s electronic mail address unless the Stockholder has notified the Corporation in writing or by electronic

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transmission of an objection to receiving notice by electronic mail; (iii) if by a posting on an electronic network together with separate notice to the Stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the Stockholder. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For the purposes of these Bylaws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(b)    Notice to Stockholders Sharing an Address. Without limiting the manner by which notice otherwise may be given effectively to Stockholders, and except as prohibited by applicable law, any notice to Stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to Stockholders who share an address if consented to by the Stockholders at that address to whom such notice is given. Any such consent shall be revocable by the Stockholder by written notice to the Corporation. Any Stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 8.07, shall be deemed to have consented to receiving such single written notice.

(c)    Notice to Directors. Except as otherwise provided herein or permitted by applicable law, notices to any director may be in writing and delivered personally or mailed to such director at such director’s address appearing on the books of the Corporation, or may be given by telephone or by any means of electronic transmission (including, without limitation, electronic mail) directed to an address for receipt by such director of electronic transmissions appearing on the books of the Corporation.

Section 8.08.    Waiver of Notice of Meetings of Stockholders, Directors and Committees.  A written waiver of any notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether given before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, Board of Directors, or committee or subcommittee of the Board of Directors need be specified in a waiver of notice.

Section 8.09.    Form of Records.  Any records maintained by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method or one or more electronic networks or databases, provided that the records so

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kept can be converted into clearly legible paper form within a reasonable time, and the stock ledger is maintained in accordance with applicable law.

Section 8.10.    Amendment of Bylaws.  Subject to any additional vote required by the Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind these Bylaws. The affirmative vote of at least a majority of the Whole Board of Directors shall be required in order for the Board of Directors to adopt, repeal, alter, amend or rescind these Bylaws. The Stockholders shall also have power to adopt, repeal, alter, amend or rescind these Bylaws. In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by the Certificate of Incorporation, any adoption, repeal, alteration, amendment or rescission of these Bylaws by the Stockholders shall require the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

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Exhibit D

Form of Amended and Restated Charter

THIRTEENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

RENT THE RUNWAY, INC.

Rent the Runway, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The Corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) on March 3, 2009, under the name Rent the Runway, Inc.

2. The Corporation is filing this Thirteenth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), which restates, integrates and further amends the Twelfth Amended and Restated Certificate of Incorporation, as heretofore amended (the “Prior Certificate”), and which was duly adopted by all necessary action of the Board of Directors of the Corporation (the “Board of Directors”) and the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the DGCL.

3. The text of the Prior Certificate is hereby amended and restated in its entirety by this Certificate of Incorporation to read in full as follows:

ARTICLE I.

The name of the corporation is Rent the Runway, Inc. (the “Corporation”).

ARTICLE II.

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange St., Wilmington, County of New Castle, Delaware 19801 and its registered agent at such address is The Corporation Trust Company.

ARTICLE III.

Section 3.1 Purposes. The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, including, without limitation, (i) exercising all rights, powers, privileges and other incidents of ownership or possession with respect to the Corporation’s assets, including managing, holding, selling and disposing of such assets and (ii) engaging in any other activities incidental or ancillary thereto.

ARTICLE IV.

Section 4.1 Authorized Stock. The total number of shares of all classes of stock that the Corporation is authorized to issue is three hundred million (300,000,000), consisting of three hundred million (300,000,000) shares of Class A common stock, with a par value of $0.001 per share (the “Class A Common Stock”).

Section 4.2 Class A Common Stock.

(a) Voting Rights. Except as otherwise required by law,

(i) Each share of Class A Common Stock shall entitle the record holder thereof as of the applicable record date to one (1) vote per share in person or by proxy on all matters submitted to a vote of the holders of Class A Common Stock, whether voting separately as a class or otherwise.

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(ii) The holders of shares of Class A Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

(b) Dividends. Subject to applicable law, dividends may be declared and paid on the Class A Common Stock out of the assets or funds of the Corporation that are by law available therefor, at such times and in such amounts as the Board of Directors in its discretion shall determine.

(c) Liquidation Rights. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the remaining assets and funds of the Corporation available for distribution shall be divided among and paid ratably to the holders of all outstanding shares of Class A Common Stock in proportion to the number of shares held by each such stockholder. A consolidation, reorganization or merger of the Corporation with any other Person or Persons (as defined below), or a sale of all or substantially all of the assets of the Corporation, shall not be considered to be a dissolution, liquidation or winding up of the Corporation within the meaning of this Section 4.2(c).

ARTICLE V.

Subject to any additional vote required by this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred upon it by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation (as may be amended and/or restated from time to time, the “Bylaws”). The affirmative vote of at least a majority of the Whole Board of Directors shall be required in order for the Board of Directors to adopt, repeal, alter, amend or rescind the Bylaws. For purposes of this Certificate of Incorporation, the term “Whole Board of Directors” shall mean the total number of authorized directors (from time to time) whether or not there exist any vacancies in previously authorized directorships or newly created directorships.  The stockholders shall also have power to adopt, repeal, alter, amend or rescind the Bylaws. In addition to any other vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation, any adoption, repeal, alteration, amendment or rescission of the Bylaws by the stockholders shall require the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VI.

Section 6.1 Ballot. Elections of directors (each such director, in such capacity, a “Director”) need not be by written ballot unless the Bylaws shall so provide.

Section 6.2 Classification of the Board of Directors. Except as otherwise required by applicable law, the Directors shall be divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible. Directors already in office shall be assigned to each class at the time such classification becomes effective, in accordance with a resolution or resolutions adopted by the Board of Directors. At each annual meeting of stockholders, the Directors of the class to be elected at each annual meeting of stockholders shall be elected for a three-year term. If the total number of such Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any such additional Director of any class elected to fill a newly created Directorship resulting from an increase in such class, in accordance with Section 6.4, shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the total number of Directors remove or shorten the term of any incumbent Director. Notwithstanding the foregoing provisions of this Section 6.2, each Director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, disqualification, retirement, or removal. Each director shall hold office until the annual meeting at which such Director’s term expires and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of Directors shall shorten the term of any incumbent Director.

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Section 6.3 Number and Terms of the Board of Directors.

(a)       The number of Directors shall be fixed from time to time in the manner provided in the Bylaws.

(b)       Notwithstanding anything in this Certificate of Incorporation to the contrary, (i) in the event that Nexus, Story3 or JYH, as applicable, no longer has the right to designate a Director for appointment by the Board of Directors pursuant to the Investor Rights Agreement (each such occurrence, a “Loss of Designation Rights”), then (unless a majority of Directors (with the affected party’s Board of Directors designees abstaining) agree in writing that such Director’s term shall not expire as a result of a Loss of Designation Rights) the term of such Director designated for appointment by Nexus, Story3 or JYH, as applicable, shall expire upon such Loss of Designation Rights, and (ii) JYH’s term as a Director shall expire if JYH ceases to serve as the Chief Executive Officer of the Corporation, unless the Board of Directors, by unanimous approval, votes in favor of or agrees in writing that JYH’s term shall not expire as a result of JYH ceasing to serve as Chief Executive Officer of the Corporation.

Section 6.4 Newly Created Directorships and Vacancies. Except as otherwise required by law and this Certificate of Incorporation, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, disqualification, removal from office or other cause shall be filled only by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and shall not be filled by the stockholders unless the Board of Directors determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders; provided that, in the event of a vacancy on the Board of Directors resulting from the death, resignation, disqualification, removal from office or other cause with respect to a Director designated for appointment in accordance with the Investor Rights Agreement, the Person or Persons entitled to designate such Director in accordance with the Investor Rights Agreement shall have the exclusive right to identify a replacement Director for appointment by the Board of Directors to fill such vacancy. Any Director elected to fill a newly created directorship or vacancy in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders held to elect the class of Directors to which such Director is elected and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification, or removal. The Secretary of the Corporation shall maintain a copy of the Investor Rights Agreement at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor.

Section 6.5 Quorum; Vote Required.

(a)       Subject to Section 6.5(b), at all meetings of the Board of Directors a majority of the Whole Board of Directors shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically required by applicable law or this Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

(b)       In addition to any requirements under the DGCL or this Certificate of Incorporation, (i) so long as Nexus has the right to appoint the Nexus Director in accordance with the Investor Rights Agreement, the Nexus Director must be present (in person or by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other) at any meeting of the Board of Directors for a quorum to exist, (ii) so long as Story3 has the right to appoint the Story3 Director in accordance with the Investor Rights Agreement, the Story3 Director must be present (in person or by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other) at any meeting of the Board of Directors for a quorum to exist, and (iii) so long as JYH is the Chief Executive Officer of the Corporation, JYH must be present (in person or by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other) at any meeting of the Board of Directors

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for a quorum to exist; provided, however, that if the Nexus Director, the Story3 Director or JYH, as applicable, fails to attend three (3) or more consecutive meetings of the Board of Directors that are held during ordinary business hours for which such Director has received notice at least two (2) business days prior to such meeting, quorum shall be deemed to be present at the next meeting immediately following such failure held during ordinary business hours for which such Director has received notice at least two (2) business days prior to such meeting so long as the other Directors required for quorum pursuant to this Section 6.5 are present.

Section 6.6 Removal. For so long as the Board of Directors is classified, any Director may be removed for cause only by an affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of Directors, at a meeting duly called for that purpose.

Section 6.7 Notice. Advance notice of stockholder nominations for election of Directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

Section 6.8 Special Meetings of Stockholders. Subject to applicable law, special meetings of stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of (i) a majority of the Whole Board of Directors, (ii) the chairperson of the Board of Directors or (iii) the holders of at least forty percent (40%) of the voting power of all of the then-outstanding shares of the Corporation, and may not be called by any other person or persons.

ARTICLE VII.

Any action required or permitted to be taken at any meeting of the holders of Class A Common Stock may be taken without a meeting, without prior notice and without a vote, if a written consent or consents, setting forth the action so taken, shall be signed by the holders of Class A Common Stock then outstanding having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class A Common Stock then outstanding were present and voted and shall be delivered to the Corporation in accordance with the DGCL. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent of the holders of Class A Common Stock then outstanding shall, to the extent required by applicable law, be given to those holders of Class A Common Stock who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders of Class A Common Stock to take the action were delivered to the Corporation in accordance with the DGCL.

ARTICLE VIII.

Except with respect to Articles I, II and III, in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by applicable law or by this Certificate of Incorporation, the adoption, amendment or repeal of the Certificate of Incorporation shall require the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote thereon. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any Person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any sentence of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons and circumstances shall not in any way be affected or impaired thereby.

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ARTICLE IX.

The Corporation is authorized to indemnify, and to advance expenses to, each current or former Director, officer, employee or agent of the Corporation to the fullest extent permitted by Section 145 of the DGCL as it presently exists or may hereafter be amended. To the fullest extent permitted by the laws of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, no Director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of his or her fiduciary duties as a Director or officer of the Corporation; provided that the foregoing clause shall not eliminate or limit the liability of any officer of the Corporation in any action by or in the right of the Corporation. No amendment to, or modification or repeal of, this Article IX shall adversely affect any right or protection of a Director or of any officer, employee or agent of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

ARTICLE X.

Section 10.1 Corporate Opportunity.

(a) To the fullest extent permitted by the laws of the State of Delaware and in accordance with Section 122(17) of the DGCL, (i) the Corporation hereby renounces all interest and expectancy that it otherwise would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to the Story 3 Director or the Nexus Director (or his or her respective affiliates) who is not employed by the Corporation or its subsidiaries (each such Person, an “Exempt Person”); (ii) no Exempt Person will have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which the Corporation or its subsidiaries from time to time is engaged or proposes to engage or (2) otherwise competing, directly or indirectly, with the Corporation or any of its subsidiaries; and (iii) if any Exempt Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for such Exempt Person or any of his or her respective Affiliates, on the one hand, and for the Corporation or its subsidiaries, on the other hand, such Exempt Person shall have no duty to communicate or offer such transaction or business opportunity to the Corporation or its subsidiaries and such Exempt Person may take any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other Person. Notwithstanding the foregoing, the preceding sentence of this Section 10.1(a) shall not apply to any potential transaction or business opportunity that is expressly offered to a Director, executive officer or employee of the Corporation or its subsidiaries, solely in his or her capacity as a Director, executive officer or employee of the Corporation or its subsidiaries.

(b) To the fullest extent permitted by the laws of the State of Delaware, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the Corporation or its subsidiaries unless (i) the Corporation or its subsidiaries would be permitted to undertake such transaction or opportunity in accordance with this Certificate of Incorporation, (ii) the Corporation or its subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity, (iii) the Corporation or its subsidiaries have an interest or expectancy in such transaction or opportunity and (iv) such transaction or opportunity would be in the same or similar line of business in which the Corporation or its subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.

ARTICLE XI.

Unless the Corporation consents in writing to the selection of an alternative forum, (a) (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former Director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action, suit or proceeding asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws (as either may be amended or restated) or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware (the “Court of Chancery”), or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine, shall be exclusively brought in the Court of Chancery or, if such court does not

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have subject matter jurisdiction thereof, the federal district court of the District of Delaware or other state courts of the State of Delaware; and (b) the federal district courts of the United States of America (the “Federal Courts”) shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any Person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons and circumstances shall not in any way be affected or impaired thereby. If any action, the subject matter of which is within the scope of the first sentence of this Article XI, is filed in a court other than the Court of Chancery or the Federal Courts, as applicable, (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery and the other state and federal courts in the State of Delaware or the Federal Courts, as applicable, in connection with any action brought in any such court to enforce the first sentence of this Article XI and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI. The provisions of this Article XI shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

ARTICLE XII.

The Corporation expressly elects not to be governed by Section 203 of the DGCL and the restrictions and limitations set forth therein.

ARTICLE XIII.

Section 13.1 Definitions. As used in this Certificate of Incorporation, the following terms shall have the following meanings:

(a)       “Affiliate” means, with respect to any Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person.

(b)       “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

(c)       “Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of August 20, 2025, by and among the Corporation, CHS US Investments LLC, Nexus, Story3, JYH and certain Affiliates of JYH.

(d)       “JYH” means Jennifer Y. Hyman.

(e)       “Nexus” means Gateway Runway, LLC, a Delaware limited liability company, together with its Affiliates.

(f)       “Nexus Director” means a Director appointed to the Board of Directors by Nexus in accordance with the Investor Rights Agreement.

(g)       “Person” means any individual, corporation, partnership, limited partnership, limited liability company, unincorporated association, trusts or other entity.

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(h)       “Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

(i)       “Story3” means S3 RR Aggregator, LLC, a Delaware limited liability company, together with its Affiliates.

(j)       “Story3 Director” means a Director appointed to the Board of Directors by Story3 in accordance with the Investor Rights Agreement.

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IN WITNESS WHEREOF, the Corporation has caused this Thirteenth Amended and Restated Certificate of Incorporation to be signed on this __, 2025.

RENT THE RUNWAY, INC.

By:
Name: Siddharth Thacker
Title: Authorized Officer

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Exhibit E

Form of Investor Rights Agreement

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated August 20, 2025 (the “Effective Date”), is made and entered into by and among Rent the Runway, Inc., a Delaware corporation (the “Company”), and the parties listed as Investors on Exhibit A hereto (collectively, the “Investors”). The Company and each Investor are each sometimes referred to herein as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, substantially concurrently with the execution and delivery of this Agreement, the Company and CHS US Investments LLC, a Cayman limited liability company (together with its Affiliates, “CHS”), have entered into the Exchange Agreement (as it may be amended from time to time in accordance with its terms, the “Exchange Agreement”), pursuant to which, among other things, on the terms and subject to the conditions therein, CHS will contribute, transfer, assign and convey to the Company all of its rights, title and interest in, to and under the Equity Exchange Obligations in exchange for the Exchange Stock;

WHEREAS, immediately following the consummation of the transactions contemplated by the Exchange Agreement, CHS will sell a portion of the Exchange Stock to Gateway Runway, LLC, a Delaware limited liability company (together with its Affiliates, “Nexus”), and S3 RR Aggregator, LLC a Delaware limited liability company (together with its Affiliates, “Story3”), on the terms and subject to the conditions of the Debt and Equity Purchase Agreement, dated as of the Effective Date, by and among CHS, Nexus and Story3;

WHEREAS, immediately following the consummation of the transactions contemplated by the Exchange Agreement, the Stockholders Agreement, dated October 29, 2021, by and among the Company, Jennifer Y. Hyman (“JYH”), entities affiliated with Bain Capital Ventures, entities affiliated with Highland Capital Partners and certain related parties (the “Stockholders Agreement”) will terminate in accordance with its terms;

WHEREAS, substantially concurrently with the execution and delivery of this Agreement, all existing Directors (as defined herein), other than JYH, have delivered to the Company their respective resignations from the Board and all applicable committees thereof, with such resignations to be effective automatically and without further action by or on behalf of such Director or any other Person upon the consummation of the Exchange Transactions;

WHEREAS, capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Exchange Agreement; and

WHEREAS, in connection with the consummation of the Exchange Transactions, the Parties desire to set forth their agreement with respect to governance of the Company, registration rights and certain other matters set forth herein, in each case, effective as of the Exchange Closing in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

Definitions; Interpretation

SECTION 1.01. Definitions. For purposes of this Agreement:

“Board” means the board of directors of the Company.

“Bylaws” means the Amended and Restated Bylaws of the Company (as the same may be amended or amended and restated from time to time in accordance with their terms).

“Charter” means the Twelfth Amended and Restated Certificate of Incorporation of the Company (as the same may be amended or amended and restated from time to time in accordance with its terms, including pursuant to the Amended and Restated Charter).

“Director” means a member of the Board.

“Equity Securities” means, with respect to any Person, any share, share capital, capital stock, equity interests, ownership interests, partnership, membership, joint venture or similar interest in such Person (including any stock appreciation, phantom stock, profit participation, restricted stock awards or similar rights), whether voting or nonvoting, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Exchange Closing” means the closing of the transactions contemplated by the Exchange Agreement.

“Form S-1”, “Form S-3”, “Form S-4” and “Form S-8” mean respective forms under the Securities Act and any successor registration forms to the form in question.

“Founder” means, collectively, JYH, Benjamin Stauffer, JYH 2021 Children’s Trust dtd 10/12/21 Justin Finnegan TTEE, BS 2021 Family Trust dtd 10/12/21 Justin Finnegan TTEE, JYH 2012 Article 2nd Trust dtd 1/23/20 Linda Hyman & Justine Finnegan TTEES and Linda S Hyman & Dov I Hyman JTWROS.

“Holder” means any Party owning Registrable Securities or any assignee thereof in accordance with Article VIII.

“Investor Majority” means Investors that continue to meet the Minimum Ownership Threshold as of the time of calculation holding a majority of all issued and outstanding shares of Class A Common Stock held by all Investors that continue to meet the Minimum Ownership Threshold as of such time.

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“Major Investor” means, as of any date, each Investor that, together with its Affiliates, beneficially owns, directly or indirectly, in the aggregate at least five percent (5%) of all issued and outstanding shares of Class A Common Stock as of such date, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization event.

“Majority Participating Holders” means, with respect to any registration of Registrable Securities, the Registrable Investors at the relevant time holding at least a majority of the Registrable Securities to be included in the registration statement in question.

“Minimum Ownership Threshold” means, with respect to each Investor, that such Investor continues to own at least twenty-five percent (25%) of the shares of Class A Common Stock held by such Investor as of the Exchange Closing, and after giving effect to the Transactions, including the Conversions and any shares acquired pursuant to the Rights Offering Backstop Agreement.

“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including (i) if requested by the Board, calling special meetings of stockholders, (ii) voting or providing a written consent or proxy with respect to the Equity Securities owned by the Person obligated to undertake the necessary action, (iii) voting in favor of the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iv) executing agreements and instruments, and (v) making, or causing to be made, with Governmental Authorities, all filings, registrations or similar actions that are required to achieve such result.

“Non-Marketed Take-Down Share” means, with respect to each Initiating Shelf Holder and each other Notice Recipient delivering a notice with respect to and participating in a Non-Marketed Underwritten Shelf Take-Down subject to Section 4.02(d), a number equal to the product of (i) the total number of Registrable Securities to be included in such Non-Marketed Underwritten Shelf Take-Down pursuant to Section 4.02(c), and (ii) a fraction, the numerator of which is the total number of Registrable Securities beneficially owned by the Initiating Shelf Holder or such participating Notice Recipient, as applicable, and the denominator of which is the total number of Registrable Securities beneficially owned by the Initiating Shelf Holder and all participating Notice Recipients delivering a notice and participating in such Non-Marketed Underwritten Shelf Take-Down.

“Prospectus” means the prospectus included in a registration statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the SEC pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a registration statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

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“Registrable Securities” means (i) any shares of Class A Common Stock owned by a Registrable Investor, (ii) any shares of Class A Common Stock issued or issuable upon exercise, conversion or exchange of any other securities of the Company, held by a Registrable Investor from time to time, and (iii) any shares of Class A Common Stock directly or indirectly issued or issuable in respect of the shares referenced in clauses (i) or (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification or similar event, in each case, held by any Registrable Investor. The Registrable Securities of any Holder shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such Registrable Securities shall have been distributed to the public pursuant to Rule 144, or (c) upon any transfer in any manner to a Person which is not entitled to the rights under this Agreement. For purposes of this Agreement, the number of Registrable Securities outstanding at any time shall be determined by adding the number of shares of Class A Common Stock or other securities which are then outstanding, and the maximum number of shares of Class A Common Stock or other securities issuable (directly or indirectly) pursuant to then convertible securities which upon issuance would be Registrable Securities.

“Registrable Investors” means each of the Founder, CHS, Nexus and Story3.

“Registration Expenses” means all expenses incident to performance of or compliance with Articles II, III and IV by the Company, including all registration and filing fees, all listing fees, all fees and expenses of complying with securities or blue sky laws, all printing and automated document preparation expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance, and the reasonable fees and disbursements of one counsel for the Holders on whose behalf Registrable Securities are being registered, but excluding underwriting discounts and commissions and applicable transfer taxes, if any, which shall be borne by the sellers of the Registrable Securities in all cases.

“Rule 144” means Rule 144 promulgated under the Securities Act, and any successor rule or regulation thereto, and in the case of any referenced section of such rule, any successor section thereto, collectively and as from time to time amended and in effect.

“Rule 424” means Rule 424 promulgated under the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“SEC Guidance” means (i) any publicly available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff, and (ii) the Securities Act.

“Shelf Holder” means any Holder whose Registrable Securities are included in a Shelf Registration Statement.

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“Shelf Registration Statement” means a registration statement providing for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act in accordance with the plan and method of distribution set forth in the prospectus included in such registration statement.

“Target Filing Date” shall mean the date that is twenty (20) days after the Exchange Closing.

SECTION 1.02. Interpretation. Unless the context of this Agreement otherwise requires, when a reference is made in this Agreement to an Article, Section, Exhibit or Annex, such reference shall be to an Article, Section, Exhibit or Annex to this Agreement unless otherwise indicated. The preamble and the recitals set forth at the beginning of this Agreement are incorporated by reference into and made a part of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” and the phrase “to the extent” shall mean the degree to which a subject or thing extends, and such word or phrase shall not simply mean “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “or,” “any,” “neither,” “nor” or “either” shall not be exclusive. References to “this Agreement” shall include Exhibit A, Exhibit B and Annex A hereto. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to any statute in this Agreement shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any Contract in this Agreement are to such Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof. The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to the Effective Date. References from, to or through any date mean, unless otherwise specified, from and including, to and including or through and including, respectively, and not beyond such date. Unless the context otherwise requires, references to any Person include references to such Person’s successors and permitted assigns, and, in the case of any Governmental Authority, to any Person succeeding to its functions and capacities. The term “writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by electronic delivery, and “written” will be construed in the same manner. Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations among the Parties and their advisors, and the Parties agree that there shall not apply to this Agreement or any provision hereof any rule or presumption of interpreting this Agreement or any provision hereof against the draftsperson of this Agreement or any provision hereof. The terms “beneficially owns” and “beneficial ownership” shall be as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

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ARTICLE II

Registration

SECTION 2.01. Registration on Form S-3. As soon as practicable after the Exchange Closing, but not later than the Target Filing Date, the Company shall prepare and file with the SEC a Shelf Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. Such Shelf Registration Statement filed hereunder shall be on Form S-3 (or, if Form S-3 is not available, Form S-1, or such other form available to register for resale the Registrable Securities as a secondary offering) (the “Shelf Registration”) and shall contain (unless otherwise directed by the Registrable Investors holding at least two-thirds of all issued and outstanding shares of Class A Common Stock held by all Registrable Investors) substantially the “Plan of Distribution” attached hereto as Annex A and a “Selling Stockholder” section in a form to be mutually agreed upon by the Parties; provided, however, that no Registrable Investor shall be required to be named as an “underwriter” without such Registrable Investor’s express prior written consent, and a non-consenting Registrable Investor will be removed from the Shelf Registration Statement as a Selling Stockholder if the SEC will not take the Shelf Registration Statement effective without such Registrable Investor being named as an “underwriter” and such removal will not be a breach by the Company. Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement filed pursuant hereto to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the sixtieth (60th) calendar day following the Exchange Closing, and shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Shelf Registration Statement (i) have been sold thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected Registrable Investors and instructing any securities legends to be removed. The Company shall telephonically request effectiveness of a Shelf Registration Statement as of 5:00 p.m., Eastern time, on a Business Day. The Company shall immediately notify the Registrable Investors via e-mail of the effectiveness of the Shelf Registration Statement on the same Business Day that the Company telephonically confirms effectiveness with the SEC, which shall be the date requested for effectiveness of the Shelf Registration Statement. The Company shall, by 9:30 a.m., Eastern time, on the second (2nd) Business Day after the effective date of the Shelf Registration Statement, file a final Prospectus with the SEC as required by Rule 424. If, after the filing of a Shelf Registration Statement, a holder of Registrable Securities requests registration under the Securities Act of additional Registrable Securities pursuant to such Shelf Registration, the Company shall amend such Shelf Registration Statement to cover such additional Registrable Securities. If the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Registrable Investors thereof and use its reasonable best efforts to file amendments to the Shelf Registration Statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 (or, if Form S-3 is not available, Form S-1, or such other form

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available to register for resale the Registrable Securities as a secondary offering); provided, however, that prior to filing such amendment, the Company shall be obligated to use its reasonable best efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including Compliance and Disclosure Interpretation 612.09.

SECTION 2.02. Underwritten Demand Rights. At any time after the Exchange Closing, but in no event more than twice in any three hundred sixty-five (365)-day period, any Registrable Investor (other than the Founder) may, by written notice to the Company, request that the Company effect the registration on Form S-3 or Form S-1 of a number of Registrable Securities having an aggregate value (based on the market price of fair market value on the date of such request) of at least $5,000,000 to be distributed in an underwritten offering. Promptly after receipt of such notice, the Company will give written notice of such requested registration to all other Registrable Investors holding Registrable Securities. The Company will then, promptly and in any event within forty-five (45) days after a request for registration is delivered to the Company, use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Holders, and all other Registrable Securities which the Company has been requested to register by other Registrable Investors holding such Registrable Securities by notice delivered to the Company within ten (10) days after the giving of such notice by the Company.

SECTION 2.03. Payment of Expenses. The Company hereby agrees to pay all Registration Expenses in connection with all registrations effected pursuant to Sections 2.01 and 2.02; provided, however, that the Company shall not be required to pay for any expenses of such registration proceeding if the registration request is withdrawn at any time at the request of the Majority Participating Holders, and all participating Holders shall bear such expenses, unless the Majority Participating Holders agree to treat such withdrawn registration as a registration which was effected pursuant to Section 2.01 or 2.02, as the case may be, which agreement shall bind all Holders of Registrable Securities. Notwithstanding the foregoing, if the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time the demand for registration was made or if there shall have occurred a material adverse change in market conditions from those existing as such time in the good faith judgment of the Majority Participating Holders makes it undesirable to proceed with the proposed offering, then the Holders shall not be required to pay any of such expenses. The withdrawn registration shall not count as a registration effected pursuant to Section 2.01 or 2.02, as the case may be.

ARTICLE III

Piggyback Registration

SECTION 3.01. Piggyback Registration. If at any time following the Exchange Closing the Company proposes to register any of its Equity Securities under the Securities Act, for its own account or for the account of any holder of its securities other than Registrable Securities, on a form which would permit registration of Registrable Securities for sale to the public under the Securities Act, or proposes to register any securities in a so-called “unallocated” or “universal” shelf registration statement and such registration would permit registration of Registrable Securities thereunder, the Company will each such time give prompt written notice to all Holders

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of Registrable Securities of its intention to do so. Such notice shall describe such securities and specify the form, manner and other relevant aspects of such proposed registration. Any such Holder may, by written response delivered to the Company within ten (10) days after the giving of any such notice by the Company, request that all or a specified part of the Registrable Securities held by such Holder be included in such registration. The Company thereupon will use its reasonable best efforts as a part of its filing of such form to cause to be included in such registration under the Securities Act all Registrable Securities which the Company has been so requested to register by the Holders of Registrable Securities, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other holders of securities in such registration) of the Registrable Securities to be so registered. The Company shall be under no obligation to complete any offering of its securities it proposes to make and shall incur no liability to any Holder for its failure to do so. No registration of Registrable Securities effected under this Article III shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 2.01 or 2.02.

SECTION 3.02. Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Article III incidental to the registration of any of its securities in connection with any mergers, acquisitions or exchange offers or in connection with any dividend reinvestment plans or stock option or other employee benefit plans.

SECTION 3.03. Payment of Expenses. The Company hereby agrees to pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Article III.

ARTICLE IV

Registration Procedures

SECTION 4.01. Company Obligations. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Articles II or III, the Company shall as expeditiously as reasonably possible:

(a) Amendments and Supplements to Registration Statement. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities, if any, covered by such registration statement until such time as all such Registrable Securities have been disposed of by the seller or sellers thereof in accordance with the intended methods of disposition set forth in such registration statement.

(b) Cooperation. Use its reasonable best efforts to cooperate as may be reasonably requested by the seller of such Registrable Securities in the disposition of the Class A Common Stock covered by such registration statement, including in the case of an underwritten offering causing key executives of the Company to participate under the direction of the managing underwriter in a “road show” scheduled by such managing underwriter in such locations and of such duration as in the reasonable judgment of such managing underwriter are appropriate for such underwritten offering.

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(c) Furnishing of Copies of Registration Statements and Other Documents. Furnish to each seller of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), each in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities of such seller covered by such registration statement.

(d) State Securities Laws. Use its reasonable best efforts to register or qualify such Registrable Securities under such securities or “blue sky” laws of such jurisdictions as the sellers shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each seller to consummate the disposition in such jurisdictions of the Registrable Securities of such seller covered by such registration statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or subject the Company to taxation in any jurisdiction in which it is not so qualified or would not otherwise be so subject.

(e) Opinion of Counsel; Comfort Letter. Use its reasonable best efforts to obtain all legal opinions, auditors consents and comfort letters and experts cooperation as may be required, including furnishing to each underwriter of Registrable Securities on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion, dated as of such date, of counsel for the Company, and (ii) a “cold comfort” letter, dated as of such date, signed by the independent public accountants of the Company, in each case, in form and substance as is customarily given to underwriters in an underwritten public offering.

(f) Notice of Prospectus Defects. Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g) Stop Orders. In the event of the issuance of any stop order suspending the effectiveness of such registration statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order.

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(h) General Compliance with Federal Securities Laws; Section 11(a) Earning Statement. Otherwise use its reasonable best efforts to comply with the Securities Act, the Exchange Act and all other applicable rules and regulations of the SEC, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months after the effective date of such registration statement, which earnings statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158.

(i) Underwriting Agreement. In the event of any underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

(j) Exchange Listing. Use its reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which any equity security of the Company is then listed or, if the Company does not have a class of Equity Securities listed on a national securities exchange, apply for qualification and use its reasonable best efforts to qualify such Registrable Securities for listing on the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market or comparable trading system.

(k) Due Diligence. Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, Directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, in each case, subject to the requirement that recipients execute appropriate confidentiality agreements.

(l) Transfer Agent. Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

(m) Legend. The Company shall be obligated to reissue promptly unlegended certificates or other evidence of ownership at the request of any Holder thereof if such Holder shall have obtained an opinion of counsel, which counsel may be counsel to the Company, reasonably acceptable to the Company (it being understood that (i) internal counsel of CHS shall be deemed acceptable for transfers by CHS, (ii) internal counsel of Nexus shall be deemed acceptable for transfers by Nexus, and (iii) internal counsel of Story3 shall be deemed acceptable for transfers by Story3) to the effect that the securities proposed to be disposed of may be lawfully disposed of without registration, qualification and legend.

SECTION 4.02. Shelf Take-Downs.

(a) Shelf Take-Downs. Following the Exchange Closing, any selling Holder of Registrable Securities included in a Shelf Registration Statement (an “Initiating Shelf Holder”) may initiate an offering or sale of all or part of such Registrable Securities (a “Shelf Take-Down”), in which case the provisions of this Section 4.02 shall apply.

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(b) Marketed Underwritten Shelf Take-Downs. If an Initiating Shelf Holder so elects in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down may be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”) and the Company shall file and effect an amendment or supplement to its Shelf Registration Statement (including the filing of a supplemental prospectus) for such purpose as promptly as reasonably practicable. Such Initiating Shelf Holder shall indicate in such Underwritten Shelf Take-Down Notice whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters over a period of at least 48 hours (a “Marketed Underwritten Shelf Take-Down”). Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Company shall as promptly as reasonably practicable (but in any event no later than two (2) Business Days after receipt of the notice for such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other Holders of Registrable Securities and shall permit the participation of all such Shelf Holders that request inclusion in such Marketed Underwritten Shelf Take-Down who respond in writing within three (3) Business Days after the receipt of such notice of their election to participate.

(c) Non-Marketed Underwritten Shelf Take-Downs. If the Initiating Shelf Holder desires to effect an Underwritten Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down (a “Non-Marketed Underwritten Shelf Take-Down”), the Initiating Shelf Holder shall so indicate in a written request delivered to the Company no later than two (2) Business Days prior to the expected date of such Non-Marketed Underwritten Shelf Take-Down, which request shall include (i) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Underwritten Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Underwritten Shelf Take-Down, (iii) the action or actions required (including the timing thereof) in connection with such Non-Marketed Underwritten Shelf Take-Down (including the delivery of one or more stock certificates representing shares of Registrable Securities to be sold in such Non-Marketed Underwritten Shelf Take-Down), and (iv) at the option and in the sole discretion of such Initiating Shelf Holder, an election that such Non-Marketed Underwritten Shelf Take-Down shall be subject to Section 4.02(d) (a “Non-Marketed Underwritten Shelf Take-Down Piggyback Election”), and the Company shall file and effect an amendment or supplement to its Shelf Registration Statement (including the filing of a supplemental prospectus) for such purpose as promptly as reasonably practicable (and in any event within three (3) Business Days).

(d) Shelf Take-Down Piggyback Election. Upon receipt from any Holder of a written request pursuant to Section 4.02(c) that contains an affirmative Non-Marketed Underwritten Shelf Take-Down Piggyback Election, the Company shall provide written notice (a “Non-Marketed Underwritten Shelf Take-Down Notice”) of such Non-Marketed Underwritten Shelf Take-Down promptly to all Holders (other than the requesting Holder), which Non-Marketed Underwritten Shelf Take-Down Notice shall set forth (i) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Underwritten Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Underwritten Shelf Take-Down, (iii) that each

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recipient of such Non-Marketed Underwritten Shelf Take-Down Notice (each, a “Notice Recipient”) shall have the right, upon the terms and subject to the conditions set forth in this Section 4.02(d), to elect to sell up to its Non-Marketed Take-Down Share, and (iv) the action or actions required (including the timing thereof, which for the avoidance of doubt shall not require any delay in the expected date of such Non-Marketed Underwritten Shelf Take-Down or extension of the Company’s obligation to file and effect an amendment or supplement to its Shelf Registration Statement as soon as practicable (and in any event within three (3) Business Days) of the Initiating Shelf Holder’s Non-Marketed Underwritten Shelf Take-Down request pursuant to Section 4.02(c)) in connection with such Non-Marketed Underwritten Shelf Take-Down with respect to each Notice Recipient that elects to exercise such right (including the delivery of one or more stock certificates representing shares of Registrable Securities held by such Notice Recipient to be sold in such Non-Marketed Underwritten Shelf Take-Down). Upon receipt of such Non-Marketed Underwritten Shelf Take-Down Notice, each such Notice Recipient may elect to sell up to its Non-Marketed Take-Down Share with respect to each such Non-Marketed Underwritten Shelf Take-Down by taking such action or actions referred to in clause (iv) above in a timely manner. If the Initiating Shelf Holder does not elect to sell all of its respective Non-Marketed Take-Down Share, the unelected portion of such Non-Marketed Take-Down Share shall be allocated to the Notice Recipients, pro rata based on their respective Non-Marketed Take-Down Shares. Notwithstanding the delivery of any Non-Marketed Underwritten Shelf Take-Down Notice, all determinations as to whether to complete any Non-Marketed Underwritten Shelf Take-Down and as to the timing, manner, price and other terms of any Non-Marketed Underwritten Shelf Take-Down contemplated by Section 4.02(d) shall be at the discretion of the Initiating Shelf Holder.

SECTION 4.03. Participation by Selling Holders. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and which shall be required by the Securities Act (or similar state Laws) or by the SEC in connection therewith.

SECTION 4.04. Discontinue Selling. Each seller of Registrable Securities agrees that, upon written notice of (i) the happening of any event as a result of which the prospectus included in any registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, or (ii) the issuance of a stop order suspending the effectiveness of any registration statement, such seller will use commercially reasonable efforts to forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such seller is advised in writing by the Company that the use of the prospectus may be resumed and if applicable is furnished with a supplemented or amended prospectus as contemplated by Section 4.01(f). If the Company shall give any notice to suspend the disposition of Registrable Securities pursuant to a prospectus, the Company shall extend the period of time during which the Company is required to maintain the registration statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the prospectus may be resumed or if applicable receives the copies of the supplemented or amended prospectus contemplated by Section 4.01(f).

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ARTICLE V

Additional Procedures in Connection with Underwritten Offerings; Cutbacks

SECTION 5.01. Registrations Upon Request Pursuant to Article II. In the case of a registration pursuant to Article II, whenever the Majority Participating Holders shall request that such registration shall be effected pursuant to an underwritten offering, such registration shall be so effected, and only securities which are to be distributed by the underwriters, which underwriters shall be designated by the Majority Participating Holders and shall be reasonably acceptable to the Company, may be included in such registration. If requested by such underwriters, the Company and each participating seller will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such participating sellers and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including customary indemnity and contribution provisions; provided, however, that the liability of each Holder in respect of any indemnification, contribution or other obligation of such Holder arising under such underwriting agreement (i) shall be limited to losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for inclusion therein, and (ii) shall not in any event exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration.

SECTION 5.02. Piggyback Registrations Pursuant to Article III. In connection with the exercise of any registration rights granted to Holders of Registrable Securities pursuant to Article III, if the registration is to be effected by means of an underwritten offering of Class A Common Stock on a firm commitment basis, the Company may condition participation in such registration by such Holders upon inclusion of the Registrable Securities being so registered in such underwriting. The Holders of Registrable Securities participating in any registration pursuant to Article III shall be parties to the underwriting agreement entered into by the Company and any other selling stockholders in connection therewith containing such representations and warranties by the Company and such participating sellers and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including customary indemnity and contribution provisions; provided, however, that the liability of each Holder in respect of any indemnification, contribution or other obligation of such Holder arising under such underwriting agreement (i) shall be limited to losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for inclusion therein, and (ii) shall not in any event exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration.

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SECTION 5.03. Cutbacks.

(a) Article II Cutbacks. If the SEC sets forth a limitation on the number of Registrable Securities permitted to be registered on a Shelf Registration Statement as a secondary offering (and notwithstanding that the Company used reasonable best efforts to advocate with the SEC for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Registrable Investor as to its Registrable Securities, the number of Registrable Securities to be registered on such Shelf Registration Statement will be reduced as follows: (i) first, the Company shall reduce or eliminate any securities to be included other than Registrable Securities, and (ii) second, the Company shall reduce Registrable Securities applied to the Registrable Investors on a pro rata basis based on the total number of Registrable Securities held by such Registrable Investors.

(b) Article III Cutbacks. If the managing underwriter advises the Company that the number of shares to be included in a registration pursuant to Article III should be limited due to market conditions, (i) all shares of securities held by stockholders of the Company other than Holders of Registrable Securities shall first be excluded, (ii) next, if additional shares must be excluded from such registration, all Holders of Registrable Securities shall share pro rata in the number of shares of Registrable Securities to be excluded from such registration pursuant to this clause (ii), such sharing to be based on the respective numbers of Registrable Securities owned by such Holders, and (iii) thereafter, if additional shares must be excluded from such registration, shares to be sold for the account of the Company shall be excluded; provided, however, that no exclusion provided for herein shall reduce the amount of Registrable Securities to be included in such registration to an amount that is less than twenty-five percent (25%) of the total amount of shares to be included in such registration based on aggregate market value.

(c) In the event of a cutback under this Section 5.03, the Company shall give each affected Registrable Investor at least three (3) Business Days prior written notice along with the calculations as to such Registrable Investor’s allotment. In the event the Company amends the Shelf Registration Statement in accordance with Section 2.01, the Company will use its reasonable best efforts to file with the SEC, as promptly as allowed by the SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Shelf Registration Statement, as amended.

ARTICLE VI

Indemnification and Contribution

SECTION 6.01. Indemnities of the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Article II or III, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries in connection with any such registration, the Company will, and hereby does, indemnify and hold harmless each Holder of Registrable Securities, their respective direct and indirect partners, members, stockholders, directors, advisory board members, officers, investment advisors, representatives on the Board, and each other Person, if any, who controls or is alleged to control any such Holder of Registrable Securities, within the meaning of

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Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or Actions in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other Law of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or Actions in respect thereof) arise out of or are based upon any (i) untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any such registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, free writing prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, (ii) omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) violation or alleged violation of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or Action; provided, however, that the Company shall not be liable to any selling Holder in any such case for any such loss, claim, damage, liability or Action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company relating to such selling Holder by or on behalf of such selling Holder expressly for inclusion therein (which information shall be limited to the name of such selling Holder, the address of such selling Holder, the number of shares of Class A Common Stock held by such selling Holder, the number of shares of Class A Common Stock being offered by such selling Holder in the offering and the nature of the beneficial ownership of the Class A Common Stock owned by such selling Holder). The indemnities of the Company contained in this Section 6.01 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of Registrable Securities.

SECTION 6.02. Indemnities to the Company. In the event of any registration of Registrable Securities pursuant to Article II or III, each selling Holder will, and hereby does, severally and not jointly, indemnify and hold harmless the Company, each Director, each officer of the Company who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, any free writing prospectus, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information relating to such selling Holder furnished to the Company by or on behalf of such selling Holder expressly for inclusion therein (which information shall be limited to the name of such selling Holder, the address of such selling Holder, the number of shares of Class A Common Stock held by such selling Holder, the number of shares of Class A

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Common Stock being offered by such selling Holder in the offering and the nature of the beneficial ownership of the Class A Common Stock owned by such selling Holder). Such indemnity contained in this Section 6.02 shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such Director, officer or controlling Person and shall survive any transfer of Registrable Securities.

SECTION 6.03. Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any Action involving a claim of the type referred to in the foregoing provisions of this Article VI, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to each such indemnifying party of the commencement of such Action; provided, however, that the failure of any indemnified party to give notice to such indemnifying party as provided herein shall not relieve such indemnifying party of its obligations under the foregoing provisions of this Article VI, except and solely to the extent that such indemnifying party is actually prejudiced by such failure to give notice. In case any such Action is brought against an indemnified party, each indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to such an indemnifying party), and after notice from an indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if the indemnified party in good faith determines that there may be a conflict between the positions of such indemnifying party and the indemnified party in conducting the defense of such Action or that there may be defenses available to such indemnified party different from or in addition to those available to such indemnifying party, then (i) counsel for the indemnified party shall conduct the defense of the indemnified party to the extent in good faith determined by such counsel to be necessary to protect the interests of the indemnified party and such indemnifying party shall employ separate counsel for its own defense, (ii) the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense and (iii) the indemnifying party shall bear the legal expenses reasonably incurred in connection with the conduct of, and the participation in, the defense as referred to in clauses (i) and (ii) above. If, within a reasonable time after receipt of the notice, such indemnifying party shall not have elected to assume the defense of the Action, such indemnifying party shall be responsible for any legal or other expenses reasonably incurred by such indemnified party in connection with the defense of the Action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, and no indemnified party shall consent to entry of any judgment or enter into any settlement without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed.

SECTION 6.04. Contribution. If the indemnification provided for in Sections 6.01 or 6.02 is unavailable to a Party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or Actions in respect thereof) referred to therein, then each Party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such

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indemnified party as a result of such losses, claims, damages or liabilities (or Actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or Actions in respect thereof). The relative fault shall be determined by a court of competent jurisdiction by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing Party as a result of the losses, claims, damages or liabilities (or Actions in respect thereof) referred to above in this Section 6.04 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Action. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 6.05. Limitation on Liability of Holders of Registrable Securities. The liability of each Holder in respect of any indemnification or contribution obligation of such Holder arising under this Article VI shall not in any event exceed an aggregate amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions and any other damages payable by such Holder in connection with such registration) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration less any other damages paid by such Holder with respect to claims relating to such registration.

ARTICLE VII

Reports Under Securities Exchange Act of 1934.

With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, and with a view to making it possible for Holders to register the Registrable Securities pursuant to a registration on Form S-3, the Company agrees, following the Exchange Closing, to:

(a) use its reasonable best efforts to make and keep adequate current public information available, as those terms are understood and defined in Rule 144, at all times;

(b) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance or non-compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent

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annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

ARTICLE VIII

Assignment of Registration Rights

The consent of the Company shall not be required for an assignment by any Holder to (a) any Person to which shares of Class A Common Stock are transferred by such Holder, or (b) any Affiliate of such Holder, in each case, of the rights to cause the Company to register Registrable Securities pursuant to Articles II and III. Any transferee to whom rights under this Agreement are transferred shall (i) as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a Holder under this Agreement, and (ii) be deemed to be a Holder hereunder.

ARTICLE IX

Limitation on Subsequent Registration Rights; Termination of Registration Rights

SECTION 9.01. Following the Exchange Closing, the Company shall not, without the prior written consent of the Registrable Investors holding a majority of the voting power of the then outstanding Class A Common Stock held by all Registrable Investors, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to make a demand registration at any time when holders of Registrable Securities are not able to fully exercise their rights hereunder (due to a permitted deferral by the Company or otherwise), or (b) reduce the number of Registrable Securities that may be included in any registration; provided that this limitation shall not apply to any additional Registrable Investor who becomes a Party to this Agreement in accordance with Section 13.05.

SECTION 9.02. The rights granted to each Holder of Registrable Securities pursuant to Articles II through X with respect to any request or requests for registration made by such Holder will terminate upon the earliest of (a) such time that (i) such Holder owns less than one percent (1%) of the Class A Common Stock, and (ii) all such Registrable Securities held by such Holder may be sold without registration under the Securities Act pursuant to Rule 144(b)(1)(i) under the Securities Act (and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1)), and (b) following the occurrence of an event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary.

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ARTICLE X

Future Changes in Registration Requirements

In the event that the registration requirements under the Securities Act are amended or eliminated to accommodate a “Company registration” or similar approach, this Agreement shall be deemed amended to the extent necessary to reflect such changes and the intent of the Parties with respect to the benefits and obligations of the Parties, and in such connection, the Company shall use its reasonable best efforts to provide Holders of Registrable Securities equivalent benefits to those provided under this Agreement.

ARTICLE XI

Information Rights

SECTION 11.01. Financial Statements.

(a) Without limiting anything in the Existing Credit Agreement, at and following the Exchange Closing, the Company shall deliver to each Major Investor (unless any Major Investor has instructed the Company in writing not to deliver any such information to such Major Investor, in which case the Company shall not deliver such information to the Major Investor making such request):

(i) within one hundred twenty (120) days after the end of each fiscal year of the Company, a copy of the audited consolidated financial statements of the Company and its Subsidiaries and the related audited consolidated statements of income, stockholders equity, and cash flows of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, certified, in the case of the audited consolidated financial statements and audited consolidated statements of income as being fairly stated in all material respects by an independent accounting firm;

(ii) within forty-five (45) days after the end of each quarter of each fiscal year of the Company (including the last quarter of each fiscal year of the Company which, for such quarter, shall be a Company prepared draft subject to standard audit adjustments), unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarter and the related unaudited statements of income and cash flows of the Company and its Subsidiaries for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, and certified by an officer of the Company as being fairly stated in all material respects; and

(iii) within thirty (30) days after the end of each month (including the last month of each quarter and each fiscal year of the Company, which, for such months, shall be a Company prepared draft subject to standard audit adjustments), unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of such month and the related unaudited statements of income and cash flows of the Company and

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its Subsidiaries for the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, and certified by an officer of the Company as being fairly stated in all material respects.

(b) All such financial statements shall be complete and correct in all material respects and be prepared in reasonable detail and in accordance with GAAP consistently applied, throughout the periods reflected therein and with prior periods (except as approved by an officer of the Company and disclosed therein); provided, however, that (i) all the financial statements delivered pursuant to Section 11.01(a)(ii) hereof will not be required to include footnotes and will be subject to change as a result of audit and year-end adjustments, and (ii) all the financial statements delivered pursuant to Section 11.01(a)(iii) hereof will not be required to include exhibits and will be subject to change as a result of audit, quarterly or year-end adjustments.

(c) Notwithstanding the foregoing, the obligations in Section 11.01(a)(i) and Section 11.01(a)(ii) may be satisfied with respect to financial information of the Company and its Subsidiaries by furnishing Form 10-K or 10-Q of the Company, as applicable, filed with the SEC; provided that to the extent such information is in lieu of information required to be provided under Section 11.01(a)(iii), such materials are accompanied by a report and opinion of the Company’s auditor or any other independent accounting firm.

SECTION 11.02. Without limiting anything in the Existing Credit Agreement, at and following the Exchange Closing, the Company shall permit each Major Investor, through their authorized attorneys, accountants and representatives (i) at all reasonable times during normal business hours, upon the request of the such Major Investor, to examine the books, accounts, records, ledgers and assets and properties of the Company and its Subsidiaries, (ii) during normal business hours and at their own risk, to enter onto the real property owned or leased by the Company and its Subsidiaries to conduct inspections, investigations or other reviews of such real property, and (iii) at reasonable times during normal business hours and at reasonable intervals, to visit all of the Company’s and its Subsidiaries’ offices, discuss each of the Company’s and its Subsidiaries’ respective financial matters with their respective officers, as applicable, and, by this provision, the Company authorizes, and will cause each of its respective Subsidiaries to authorize, its independent certified or chartered public accountants to discuss the finances and affairs of the Company and/or any of its Subsidiaries and examine any of the Company’s or any of its Subsidiary’s books, reports or records held by such accountants.

ARTICLE XII

Board of Directors

SECTION 12.01. Composition and Size of the Board.

(a) At and following the Exchange Closing, each of the Company and the Investors, severally and not jointly, shall take all Necessary Action to cause the full Board to be comprised of seven (7) Directors, inclusive of the Directors nominated by the Investors pursuant to the Director nomination rights set forth in this Article XII.

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(b) At and following the Exchange Closing, at least four Directors shall meet the independence requirements under the applicable rules of Nasdaq. For the avoidance of doubt, JYH’s right to serve as a Director pursuant to Section 12.02(c) shall not be affected by one or more other Directors ceasing to meet such independence requirements.

(c) At and following the Exchange Closing, but subject to Sections 12.01(a) and 12.01(b), each of the Investors, severally and not jointly, and the Company agree to take all Necessary Action so that: (i) the full Board is comprised of the seven (7) Directors set forth on Exhibit B; and (ii) the Chairman of the Board as of the Exchange Closing shall be a Director approved by the Investor Majority.

SECTION 12.02. Election to the Board; Committees. At and following the Exchange Closing:

(a) for so long as Nexus continues to own shares of Class A Common Stock equal to or greater than Nexus’ Minimum Ownership Threshold, Nexus shall be entitled to designate for appointment to the Board one (1) Director from time to time (such Director designated by Nexus, the “Nexus Director”);

(b) for so long as Story3 continues to own shares of Class A Common Stock equal to or greater than Story3’s Minimum Ownership Threshold, Story3 shall be entitled to designate for appointment to the Board one (1) Director from time to time (such Director designated by Story3, the “Story3 Director”);

(c) (i) for so long as JYH serves as the Chief Executive Officer of the Company (or for such longer period as specified in Section 12.03(d)), JYH shall be designated for appointment to the Board and shall continue to serve as a Class III Director, and (ii) for so long as the Founder continues to own shares of Class A Common Stock equal to or greater than the Founder’s Minimum Ownership Threshold, the Founder shall be entitled to designate for appointment to the Board one (1) Director from time to time reasonably acceptable to the Investor Majority (such Director designated by the Founder, the “Founder Director”);

(d) the Board shall be entitled to designate for appointment to the Board three (3) Directors from time to time to fill the remaining vacancies on the Board (such Directors, the “Investor Directors”); provided that such Investor Directors shall be subject to the approval by the Investor Majority prior to such appointment, and the Investor Majority shall reasonably consider in good faith the views of JYH in connection therewith;

(e) subject to Sections 12.02(a) through 12.02(d), during the term of this Agreement, each of the Investors hereby agrees, severally and not jointly, to appear in person or by proxy and vote, or cause to be voted, all outstanding shares of Class A Common Stock beneficially owned by each of the Investors and any of their controlled Affiliates at any annual or special meeting, or pursuant to any written consent, of Company Stockholders at, or pursuant to, which Directors of the Company are to be elected or removed, and to take all Necessary Action to cause the election or vote against the removal of each of (i) the Nexus Director, (ii) the Story3 Director, (iii) the Founder Director, (iv) so long as JYH serves as the Chief Executive Officer of the Company (or with respect to removals, such longer period as specified in Section 12.03(d)), JYH as a Director, and (v) the Investor Directors, as provided herein and to implement and enforce the provisions set forth in Section 12.01; and

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(f) to the extent permitted by applicable Law (including any requirements under the Exchange Act or the applicable rules of Nasdaq), each of the Nexus Director, the Story3 Director and the Founder Director shall be appointed to each committee of the Board (including the Audit Committee, the Compensation Committee and the Nominating and ESG Committee), with either the Nexus Director or the Story3 Director, or such other Person approved by the Investor Majority, serving as the Chair of each such committee.

SECTION 12.03. Vacancies and Replacements.

(a) In the event that Nexus, Story3 or the Founder, as applicable, no longer has the right to designate a Director for nomination by the Board pursuant to Section 12.02(a), Section 12.02(b) or Section 12.02(c) (each such occurrence, a “Loss of Designation Rights”) or in the event JYH no longer serves as the Chief Executive Officer of the Company, then, unless a majority of Directors (with the affected party’s Board designee(s) abstaining), and in the case of JYH no longer serving as the Chief Executive Officer of the Company, the Board, by unanimous approval, votes in favor of or agrees in writing that such Director or Directors shall not resign as a result of a Loss of Designation Rights or as otherwise provided in Section 12.03(d), each of Nexus, Story3 or the Founder, as applicable, agrees with the Company (and only with the Company) that it shall take all Necessary Action to cause each of (i) the Nexus Director that Nexus ceases to have the right to designate for nomination as a Nexus Director, (ii) the Story3 Director that Story3 ceases to have the right to designate for nomination as a Story3 Director, (iii) the Founder Director that the Founder ceases to have the right to designate for nomination as the Founder Director, or (iv) JYH in the event she no longer serves as the Chief Executive Officer of the Company, subject to Section 12.03(d), respectively, to tender his, her or their resignation(s) from the Board and all applicable committees thereof within three (3) Business Days from the date that Nexus, Story3, the Founder or JYH, as applicable, incurs a Loss of Designation Rights.

(b) Other than with respect to a Loss of Designation Rights, (i) each of Nexus, Story3 and the Founder shall have the sole right to request that their respective designated Directors, as applicable, tender their resignations from the Board and all applicable committees thereof, and (ii) the Investor Majority shall have the sole right to request that the Investor Directors tender their resignations from the Board and all applicable committees thereof, in each case, with or without cause at any time, by sending a written notice to such Director and the Company’s Secretary stating the name of the Director or Directors whose resignation from the Board and all applicable committees thereof is requested.

(c) Except with respect to a Loss of Designation Rights subject to Section 12.03(a) and Section 12.02(d), each of Nexus, Story3, the Founder and the Board (subject to approval of the Investor Majority in accordance with Section 12.02(d)), as applicable, shall have the exclusive right to designate in accordance with Section 12.02(a), Section 12.02(b), Section 12.02(c) or Section 12.02(d), as applicable, a replacement Director for appointment by the Board to fill vacancies created as a result of death, disability, retirement, resignation or removal (with or without cause) or refusal to stand for re-election of their respective Directors, and the Board shall fill any such vacancy of their respective Directors with such designee.

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(d) In the event that JYH ceases to serve as the Chief Executive Officer of the Company for any reason, JYH shall tender her resignation from the Board and all applicable committees thereof within three (3) Business Days from the date that JYH ceases to serve as the Chief Executive Officer of the Company, unless the Board, by unanimous approval, votes in favor of or agrees in writing that JYH’s term shall not expire as a result of JYH ceasing to serve as Chief Executive Officer of the Company.

SECTION 12.04. Covenants of the Company.

(a) At and following the Exchange Closing, the Company agrees with each of the Investors, severally and not jointly, that the Board will take all Necessary Action (subject to the Board’s fiduciary duties) to (i) cause the full Board to be comprised of seven (7) Directors inclusive of the Directors nominated by Investors pursuant to the Director nomination rights set forth in this Article XII, (ii) cause the individuals designated in accordance with Section 12.01 to be included in the slate of nominees with respect to the applicable class of Directors (as determined by the Investor Majority) to be elected to the Board at the next annual or special meeting of stockholders of the Company at which Directors of such class are to be elected, in accordance with the Bylaws, Charter and the DGCL and at each annual meeting of stockholders of the Company thereafter at which such Director’s term expires, (iii) cause the Nexus Director, the Story3 Director and the Founder Director to be appointed to each committee of the Board (including the Audit Committee, the Compensation Committee and the Nominating and ESG Committee), with either the Nexus Director or the Story3 Director, or such other Person approved by the Investor Majority, serving as the Chair of each such committee, and (iv) cause the individuals designated in accordance with Section 12.03(c) to fill the applicable vacancies on the Board, in accordance with the Charter, Bylaws, applicable securities Laws, the DGCL and The Nasdaq Stock Exchange rules.

(b) Each Investor agrees that such Investor shall comply with the requirements of the Charter and Bylaws when designating and nominating individuals as Directors in accordance with this Agreement, in each case, to the extent such requirements are applicable to Directors generally.

SECTION 12.05. Indemnification of the Directors; Directors and Officers Insurance Policy.

(a) At and following the Exchange Closing, to the extent provided by Delaware Law, the Charter shall at all times require (i) the indemnification and reimbursement of costs and expenses (including advancing reasonable costs prior to the final disposition of any actual or threatened Claim) of all of the Directors against liability for actions and omissions to act in their capacity as Directors of the Company to the maximum extent that such individuals may lawfully be so indemnified by the Company, and (ii) the exculpation of the Directors from liability to the Company and its stockholders for monetary damages for breach of their fiduciary duties as Directors.

(b) At and following the Exchange Closing, the Company will maintain in full force and effect a directors and officer liability insurance policy issued by an insurer or insurers of recognized responsibility, insuring its Directors and officers against such losses and risks, and in such amounts, as determined by the Board. The Company may not cancel any policy required under this Section 12.05(b) without the consent of a majority of the Board.

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(c) Substantially concurrently with the Exchange Closing, the Company and each of the Directors shall enter into an indemnification agreement, substantially in the form which has been filed by the Company with the SEC, to the extent a Director is not already party to such an indemnification agreement.

SECTION 12.06. Board Observers.

(a) At and following the Exchange Closing, until the date on which the Founder ceases to hold shares of Class A Common Stock equal to or greater than the Founder’s Minimum Ownership Threshold, the Founder shall be entitled to designate one (1) Board observer from time to time reasonably acceptable to the Investor Majority (the “Founder Observer”) to attend (in-person, by telephone or by other communication equipment pursuant to Section 3.05 of the Bylaws) any regular or special meeting of the Board (or any relevant committees thereof), except that the Founder Observer shall not be entitled to vote on matters presented to or discussed by the Board (or relevant committee thereof) at any such meetings. The Founder Observer shall be timely notified of the time and place of any meetings of the Board (or any relevant committee thereof) and will be given written notice (such notice to be delivered to the Founder Observer contemporaneously with delivery of such notice to the Directors) of all proposed actions to be taken by the Board (or any relevant committee thereof) at such meeting as if the Founder Observer were a Director thereof; provided, however, that, the Founder Observer shall enter into an agreement with the Company setting forth the rights and obligations of the Founder Observer, which shall be on customary terms and conditions (and shall include the right of the Founder Observer to receive non-privileged information regarding the Company that would otherwise be available to the Directors, subject to confidentiality and non-use obligations); provided, further, that notwithstanding anything to the contrary contained in this Section 12.06(a), the Founder Observer may be excluded from meetings (or a portion thereof) and materials provided to the Founder Observer in connection with such meetings may be redacted to the extent that the Board (or any relevant committee thereof) reasonably determines that such exclusion or redaction is necessary to (i) preserve attorney-client privilege, or (ii) avoid a conflict of interest between the interests of the Founder or any of their respective Affiliates, on the one hand, and those of the Company or any of its Subsidiaries, on the other hand; provided, further, that such exclusion or redaction shall be limited to the portion of such meeting or materials that is the basis for such exclusion or redaction and shall not extend to any portion of such meeting or materials that does not involve or pertain to such exclusion or redaction. Such notice shall describe in reasonable detail the nature and substance of the matters to be discussed or voted upon at such meeting (or the proposed actions to be taken by written consent without a meeting). In the event the Founder Observer is excluded from any meeting or portion thereof or is delivered any redacted information or materials related thereto, the Secretary of the Company shall promptly provide to the Founder Observer a general description, which shall be true and correct in all material respects, of the matters discussed during such meeting or portion thereof at which the Founder Observer was excluded and any such redacted information or materials; provided that such description may exclude any information to the extent that the Board reasonably determines that such exclusion is necessary to (A) preserve attorney-client privilege or (B) avoid a conflict of interest between the interests of the Founder or any of their respective Affiliates, on the one hand, and those of the

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Company or any of its Subsidiaries, on the other hand. Subject to the second proviso in the second sentence of this Section 12.06(a), the Founder Observer shall have the right to receive all information provided to the Board (or any relevant committee thereof) in anticipation of or at such meeting (regular or special and whether telephonic, videoconference or otherwise), in addition to copies of the records of the proceedings or minutes of such meeting, when provided to the Board members, and the Founder Observer shall keep such materials and information confidential. Notwithstanding anything to the contrary contained in this Section 12.06(a), the Founder Observer shall not, unless reasonably acceptable to the Investor Majority, be an officer, director, manager, employee, member, partner, Representative or Affiliate of, or do business with, competitors or potential competitors of the Company or any of its Subsidiaries, or entities engaged in business similar to or the same as the Company (as currently conducted or as currently proposed to be conducted).

(b) At and following the Exchange Closing, (i) each of Nexus, for so long as Nexus continues to own shares of Class A Common Stock equal to or greater than Nexus’ Minimum Ownership Threshold, and Story3, for so long as Story3 continues to own shares of Class A Common Stock equal to or greater than Story3’s Minimum Ownership Threshold, shall be entitled to designate one (1) Board observer from time to time (each, an “Investor Observer”), and (ii) CHS shall be entitled to designate two (2) Board observers from time to time (each, a “CHS Observer” and together with the Investor Observers, the “Investor Majority Observers”) to attend (in-person, by telephone or by other communication equipment pursuant to Section 3.05 of the Bylaws) any regular or special meeting of the Board (or any relevant committees thereof), except that none of the Investor Majority Observers shall be entitled to vote on matters presented to or discussed by the Board (or relevant committee thereof) at any such meetings. The Investor Majority Observers shall be timely notified of the time and place of any meetings of the Board (or any relevant committee thereof) and will be given written notice (such notice to be delivered to the Investor Majority Observers contemporaneously with delivery of such notice to the Directors) of all proposed actions to be taken by the Board (or any relevant committee thereof) at such meeting as if the Investor Majority Observers were Directors thereof; provided, however, that, each of the Investor Majority Observers shall enter into an agreement with the Company setting forth the rights and obligations of such Investor Majority Observers, which shall be on customary terms and conditions (and shall include the right of each of the Investor Majority Observers to receive non-privileged information regarding the Company that would otherwise be available to the Directors, subject to confidentiality and non-use obligations); provided, further, that notwithstanding anything to the contrary contained in this Section 12.06(b), the Investor Majority Observers may be excluded from meetings (or a portion thereof) and materials provided to the Investor Majority Observers in connection with such meetings may be redacted to the extent that the Board (or any relevant committee thereof) reasonably determines that such exclusion or redaction is necessary to (A) preserve attorney-client privilege, or (B) avoid a conflict of interest between the interests of CHS, Nexus or Story3, as applicable, or any of their respective Affiliates, on the one hand, and those of the Company or any of its Subsidiaries, on the other hand; provided, further, that such exclusion or redaction shall be limited to the portion of such meeting or materials that is the basis for such exclusion or redaction and shall not extend to any portion of such meeting or materials that does not involve or pertain to such exclusion or redaction. Such notice shall describe in reasonable detail the nature and substance of the matters to be discussed or voted upon at such meeting (or the proposed actions to be taken by written consent without a meeting). In the event

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any Investor Majority Observer is excluded from any meeting or portion thereof or is delivered any redacted information or materials related thereto, the Secretary of the Company shall promptly provide to such Investor Majority Observer a general description, which shall be true and correct in all material respects, of the matters discussed during such meeting or portion thereof at which such Investor Majority Observer was excluded and any such redacted information or materials; provided that such description may exclude any information to the extent that the Board reasonably determines that such exclusion is necessary to (1) preserve attorney-client privilege or (2) avoid a conflict of interest between the interests of CHS, Nexus or Story3, as applicable, or any of their respective Affiliates, on the one hand, and those of the Company or any of its Subsidiaries, on the other hand. Subject to the second proviso in the second sentence of this Section 12.06(b), the Investor Majority Observers shall have the right to receive all information provided to the Board (or any relevant committee thereof) in anticipation of or at such meeting (regular or special and whether telephonic, videoconference or otherwise), in addition to copies of the records of the proceedings or minutes of such meeting, when provided to the Board members, and the Investor Majority Observers shall keep such materials and information confidential. Each of CHS, Nexus and Story3 shall have the right to replace its Investor Majority Observer at any time.

(c) The Investor Majority Observer rights set forth in Section 12.06(b) are in addition to, and do not limit, any rights provided in the New Credit Agreement; provided, however, that, for the avoidance of doubt, (i) each of Story3 and Nexus shall have the right to designate one (1) Board observer in total pursuant to this Agreement and the New Credit Agreement and (ii) CHS shall have the right to designate two (2) Board observers in total pursuant to this Agreement and the New Credit Agreement.

SECTION 12.07. Expense Reimbursement. At and following the Exchange Closing, the Company will reimburse all non-employee Directors, the Founder Observer and the Investor Majority Observers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the performance of his or her duties as a Director, the Founder Observer or the Investor Majority Observer, as applicable, or participation in any meeting of the Board (or any relevant committee thereof), upon production of appropriate receipts (including, for the avoidance of doubt, reimbursement for travel expenses and business development activities that are requested by the Company).

SECTION 12.08. Certain Actions.

(a) For eighteen (18) months after the Exchange Closing, unless approved in advance by a majority of the disinterested and independent directors on the Board (which for purposes of this Section 12.08(a) shall include JYH to the extent JYH is a member of the Board), CHS, Nexus and Story3, individually or as a group, shall not, directly or indirectly (including through one or more Affiliates), cause or permit the Company to engage in or consummate a merger or consolidation pursuant to Section 253 or Section 267 of the Delaware General Corporation Law.

(b) At and following the Exchange Closing, each Investor agrees that he, she or it shall not vote in favor of or agree in writing to any amendment or other modification to the Amended and Restated Charter that is inconsistent with the purposes and intent of Article V, Article VIII or Sections 6.3(b), 6.4 or 6.5(b) thereof.

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ARTICLE XIII

General Provisions

SECTION 13.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given when delivered, if delivered personally, emailed (provided that such email states that it is a notice sent pursuant to this Section 13.01) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(i) if to the Company, to:

Rent the Runway, Inc.

***

***

Attention: ***

Email: ***

with copies (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
***
***
Attention: ***
                   ***
Email:         ***
                   ***

(ii) if to any Investor, to the address set forth next to such Investor’s name on Exhibit A hereto.

SECTION 13.02. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

SECTION 13.03. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Delivery of an executed counterpart of a signature page to this Agreement by “.pdf” format, scanned pages or electronic signature shall be effective as delivery of a manually executed counterpart to this Agreement.

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SECTION 13.04. Entire Agreement; No Third-Party Beneficiaries. This Agreement, collectively with the other Transaction Documents (including the schedules and exhibits hereto and thereto), constitutes the entire agreement, and supersede all prior agreements, understandings and representations, both written and oral, between the Parties with respect to the Transactions. This Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth in this Agreement, except as otherwise specifically provided in Article VI, which is intended to benefit each Covered Person.

SECTION 13.05. Assignment. Subject to Article VIII, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Notwithstanding the foregoing or anything else in this Agreement, each of CHS, Nexus or Story3 may, upon prior written notice to the Company, assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any Affiliate of CHS, Nexus or Story3, respectively, so long as CHS, Nexus or Story3, as applicable, continues to remain liable for all of such obligations as if no such assignment had occurred. Any purported assignment without such consent shall be void. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

SECTION 13.06. Governing Law. This Agreement and all claims and causes of action hereunder shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 13.07. Specific Performance; Exclusive Jurisdiction; Waiver of Jury Trial.

(a) The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any federal court located in the State of Delaware without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. In the event an Action should be brought in equity to enforce any of the provisions of this Agreement, no Party will allege, and each Party waives the defense, that there is an adequate remedy under applicable Law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

(b) In addition, each of the Parties (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction,

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any state court of the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) agrees that it will not bring any Action relating to this Agreement or any of the Transactions in any court other than the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, and (iv) consents to service of process being made through the notice procedures set forth in Section 13.01.

(c) EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

SECTION 13.08. Amendments, Waivers and Consents. This Agreement may not be modified, amended or supplemented, except by written instrument executed by each Party (excluding, for the avoidance of doubt, any Party whose rights and obligations hereunder have validly terminated in accordance with Section 12.13). Any of the terms or provisions hereof may be waived in writing at any time by the Party that is entitled to the benefits of such waived terms or provisions.  In addition, any amendment or waiver of Section 12.08(a) shall require the approval specified therein.  No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement will operate as a waiver, nor will any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision will be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor will any waiver be implied from any course of dealing between the Parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement will be deemed to be an extension of the time for performance of any other obligations or any other acts.

SECTION 13.09. Aggregation of Stock. All Shares held or acquired by an Investor or its respective Affiliates (which for purposes of this Section 13.09 shall include, with regard to any Investor that is a natural person, such Person’s (a) family members, or (b) family-related investment vehicles or trusts for the benefit of such Person or such Person’s family members or estate) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

SECTION 13.10. Right to Conduct Activities. The Company hereby agrees and acknowledges that the Investors are in the investment business and as such invest in (directly or indirectly, including providing financing to) or do business with competitors or potential competitors of the Company, or entities engaged in business similar to or the same as the Company (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that (a) the execution of this Agreement shall not restrict or preclude such activities, and (b) to the maximum extent permitted under applicable Law, each Investor shall not be liable to the Company

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for any claim arising out of, or based upon, (i) making available any loans or financing by such Investor to any entity competitive with the Company, (ii) the investment by such Investor in any entity competitive with the Company, or (iii) actions taken by any partner, officer or other Representative of such Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information, or (y) any Director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

SECTION 13.11. Existing Stockholders Agreement. The Company acknowledges and agrees that immediately following the consummation of the transactions contemplated by the Exchange Agreement, the Stockholders Agreement will terminate in accordance with its terms.

SECTION 13.12. Costs and Expenses. Except to the extent set forth in Section 12.4 of the Existing Credit Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the Party incurring such expenses.

SECTION 13.13. Termination. This Agreement shall terminate automatically without any action by or on behalf of any Party or any other Person upon the earliest to occur of any of the following events:

(a) each of (i) Nexus, (ii) Story3; and (iii) the Founder ceasing to have any Director designation rights under Section 12.02;

(b) the unanimous written consent of the Parties; and

(c) the valid termination of the Exchange Agreement in accordance with its terms.

For the avoidance of doubt, the rights and obligations of (A) Nexus under this Agreement shall terminate upon Nexus ceasing to have any Director designation rights under Section 12.02(a), (B) Story3 under this Agreement shall terminate upon Story3 ceasing to have any Director designation rights under Section 12.02(b), (C) the Founder under this Agreement shall terminate upon the Founder ceasing to have any Director designation rights under Section 12.02(c), and (D) CHS under this Agreement shall terminate upon CHS ceasing to hold at least five percent (5%) of all issued and outstanding shares of Class A Common Stock. Notwithstanding the foregoing, nothing in this Agreement shall modify, limit or otherwise affect, in any way, any and all rights to indemnification, exculpation and contribution owed to any of the Parties, to the extent arising out of or relating to events occurring prior to the date of termination of this Agreement or the date the rights and obligations of such Party under this Agreement terminates in accordance with this Section 13.13.

[Signature Pages Follow]

30

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement, all as of the Effective Date.

COMPANY

RENT THE RUNWAY, INC.

By:
Name: Siddharth Thacker
Title: Authorized Officer

INVESTORS

CHS US INVESTMENTS LLC By: CHS GP LP, as manager By: CHS UGP LLC, as general partner

By:
Name: Brady Schuck
Title: Authorized Signatory

GATEWAY RUNWAY, LLC

By:
Name: Damian Giangiacomo
Title: President

S3 RR AGGREGATOR, LLC

By:
Name: Peter Comisar
Title: Authorized Representative

[Signature Page to Investor Rights Agreement]

JENNIFER Y. HYMAN

BENJAMIN STAUFFER

JYH 2021 CHILDREN’S TRUST DTD 10/12/21 JUSTIN FINNEGAN TTEE

BS 2021 FAMILY TRUST DTD 10/12/21 JUSTIN FINNEGAN TTEE

JYH 2012 ARTICLE 2ND TRUST DTD 1/23/20 LINDA HYMAN & JUSTINE FINNEGAN TTEES

LINDA S HYMAN & DOV I HYMAN JTWROS

[Signature Page to Investor Rights Agreement]

EXHIBIT A

Investors

Name	Notice Address
CHS US Investments LLC	CHS US Investments LLC *** *** Attention: *** Email: *** with a copy (which shall not constitute notice) to: Proskauer Rose LLP *** *** Attention: *** Email: ***
Gateway Runway, LLC	c/o Nexus Capital Management LP *** *** Attention: *** Email: *** with a copy (which shall not constitute notice) to: Latham & Watkins LLP *** *** Attention: *** Email: ***
S3 RR Aggregator, LLC	c/o Story3 Capital Partners LLC *** *** Attention: *** Email: *** with a copy (which shall not constitute notice) to: Latham & Watkins LLP *** *** Attention: *** Email: ***

Jennifer Y. Hyman

Benjamin Stauffer

JYH 2021 Children’s Trust dtd 10/12/21 Justin Finnegan TTEE

BS 2021 Family Trust dtd 10/12/21 Justin Finnegan TTEE

JYH 2012 Article 2nd Trust dtd 1/23/20 Linda Hyman & Justine Finnegan TTEES

Linda S Hyman & Dov I Hyman JTWROS.

c/o Jennifer Y. Hyman *** *** with a copy (which shall not constitute notice) to: Kirkland & Ellis LLP *** *** Attention: *** Email: ***

EXHIBIT B

Directors

No.	Director
1	Jennifer Hyman
2	Founder Director selected by the Founder prior to the Exchange Closing and approved by the Investor Majority
3	Damian Giangiacomo (Nexus Director)
4	Peter Comisar (Story3 Director)
5	Independent Director to be selected by the Investor Majority prior to the Exchange Closing
6	Independent Director to be selected by the Investor Majority prior to the Exchange Closing
7	Independent Director to be selected by the Investor Majority prior to the Exchange Closing

ANNEX A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Exhibit F

Form of New Credit Agreement

THIS CREDIT AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY MAY BECOME SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THE SPECIFIED SUBORDINATION AGREEMENT (AS HEREINAFTER DEFINED) TO THE OBLIGATIONS OWED BY BORROWER UNDER ANY SENIOR CREDIT AGREEMENT (AS HEREINAFTER DEFINED).

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF [_____], 2025

BY AND AMONG

RENT THE RUNWAY, INC.,
AS BORROWER,

THE LENDERS FROM TIME TO TIME PARTY HERETO,
AS LENDERS,

AND

CHS (US) Management LLC,
AS ADMINISTRATIVE AGENT

Table of Contents

Page

1. DEFINITIONS.	2
1.1 Certain Defined Terms	2
1.2 Other Interpretive Provisions	32
1.3 Accounting Terms	33
1.4 Rounding	34
1.5 Times of Day	34
1.6 Divisions	34
1.7 Senior Loan Documents and Specified Subordination Agreement	35
1.8 Rates	35
2. TERM LOANS.	35
2.1 Restatement Date Transactions; Loans and Commitments	35
2.2 Accrual of Interest and Maturity; Evidence of Indebtedness	36
2.3 Requests for Loans	37
2.4 Disbursement of Loans	38
2.5 Fees	38
2.6 Interest Payments; Default Interest	38
2.7 Optional Prepayments	39
2.8 Mandatory Repayment of Loans	39
2.9 Application of Payments	40
2.10 Use of Proceeds of Loans	41
2.11 Incremental Facilities	41
2.12 SOFR Option	43
2.13 Funding Losses	46
2.14 Impracticability or Illegality	46
3. [INTENTIONALLY OMITTED].	47
4. CONDITIONS.	47
4.1 Conditions to Effectiveness	47
4.2 Conditions to all Loans	50
4.3 Conditions Subsequent to Effectiveness	51
5. REPRESENTATIONS AND WARRANTIES.	51
5.1 Corporate Authority	51
5.2 Due Authorization	51
5.3 Good Title; Leases; Assets; No Liens	51
5.4 Taxes	52
5.5 No Defaults	52
5.6 Enforceability of Agreement and Loan Documents	52
5.7 Compliance with Laws	53
5.8 Non-contravention	53
5.9 Litigation	53
5.10 Consents, Approvals and Filings, Etc	53
5.11 Agreements Affecting Financial Condition	54
5.12 No Investment Company or Margin Stock	54
5.13 ERISA	54

i

5.14 Conditions Affecting Business or Properties	54
5.15 Environmental and Safety Matters	54
5.16 Subsidiaries	55
5.17 Adverse Agreements, Etc	55
5.18 Material Contracts	55
5.19 Insurance	55
5.20 Capital Structure	55
5.21 Accuracy of Information	55
5.22 Solvency	56
5.23 Employee Matters	56
5.24 Disclosure	56
5.25 Corporate Documents and Corporate Existence	56
5.26 Anti-Money Laundering/Anti-Terrorism	56
5.27 EEA Financial Institution	56
5.28 Intellectual Property	57
5.29 Inbound Licenses	57
5.30 Use of Proceeds	57
5.31 Security Documents	57
5.32 Customers and Suppliers	57
5.33 Technology Security Systems	57
6. AFFIRMATIVE COVENANTS.	58
6.1 Financial Statements	58
6.2 Certificates; Other Information	59
6.3 Payment of Taxes and Other Obligations	60
6.4 Conduct of Business and Maintenance of Existence; Compliance with Laws	61
6.5 Maintenance of Property; Insurance	61
6.6 Inspection of Property; Books and Records, Discussions	62
6.7 Notices	62
6.8 Hazardous Material Laws	64
6.9 Board Observation Rights	64
6.10 Governmental and Other Approvals	65
6.11 Compliance with ERISA; ERISA Notices	65
6.12 Defense of Collateral	65
6.13 Future Subsidiaries; Additional Collateral	66
6.14 Accounts	67
6.15 Use of Proceeds	68
6.16 Intellectual Property	68
6.17 Consent of Inbound Licensors	68
6.18 Anti-Terrorism	68
6.19 Further Assurances and Information	69
7. NEGATIVE COVENANTS.	69
7.1 Limitation on Debt	69
7.2 Limitation on Liens	70
7.3 Transfers of Assets	71
7.4 Limitation on Mergers, Dissolution or Sale of Assets	71
7.5 Restricted Payments	73
7.6 Limitation on Investments, Loans and Advances	73
7.7 Transactions with Affiliates	75
7.8 Sale-Leaseback Transactions	75

7.9 Limitations on Other Restrictions	75
7.10 Prepayment of Subordinated Debt	75
7.11 Amendment of Senior Loan Documents and Subordinated Debt Documents	75
7.12 Modification of Certain Agreements	76
7.13 Fiscal Year	76
7.14 Liquidity	76
7.15 Divisions	76
7.16 [Reserved]	76
7.17 ERISA	76
7.18 Environmental	76
7.19 Accounting Methods	76
7.20 Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws	77
7.21 Federal Reserve Regulations	77
8. DEFAULTS.	77
8.1 Events of Default	77
8.2 Exercise of Remedies	79
8.3 Rights Cumulative	80
8.4 Waiver by the Borrower of Certain Laws	80
8.5 Waiver of Defaults	80
8.6 Set Off	80
9. PAYMENTS, RECOVERIES AND COLLECTIONS.	81
9.1 Payment Procedure	81
9.2 Application of Payments	81
9.3 Ratable Sharing	82
9.4 Treatment of a Defaulting Lender	83
10. YIELD PROTECTION; INCREASED COSTS; MARGIN ADJUSTMENTS; TAXES.	83
10.1 Capital Adequacy and Other Increased Costs	83
10.2 Right of Lenders to Fund through Branches and Affiliates	84
10.3 Delay in Requests	84
10.4 Taxes	84
11. AGENT.	86
11.1 Appointment of the Agent	86
11.2 Agency for Perfection	86
11.3 Scope of the Agent’s Duties	86
11.4 Successor Agent	87
11.5 Credit Decisions	88
11.6 Authority of the Agent to Enforce This Agreement	88
11.7 Indemnification of the Agent	88
11.8 Knowledge of Default	89
11.9 The Agent’s Authorization; Action by Lenders	89
11.10 Enforcement Actions by the Agent	90
11.11 Collateral Matters	90
11.12 The Agent in its Individual Capacity	91
11.13 Specified Subordination Agreement and Subordination Agreements	91
11.14 No Reliance on the Agent’s Customer Identification Program	91

12. MISCELLANEOUS.	92
12.1 [Reserved]	92
12.2 Consent to Jurisdiction	92
12.3 Governing Law	92
12.4 Closing Costs and Other Costs; Indemnification	92
12.5 Notices	94
12.6 Further Action	94
12.7 Successors and Assigns; Participations; Assignments	94
12.8 Counterparts	97
12.9 Amendment and Waiver	98
12.10 Confidentiality	100
12.11 Substitution or Removal of Lenders	101
12.12 Withholding Taxes	101
12.13 WAIVER OF JURY TRIAL	103
12.14 USA Patriot Act Notice; Beneficial Ownership Certification	104
12.15 Complete Agreement; Conflicts	104
12.16 Severability	104
12.17 Table of Contents and Headings; Section References	104
12.18 Construction of Certain Provisions	104
12.19 Independence of Covenants	104
12.20 Electronic Transmissions	104
12.21 Advertisements	105
12.22 Reliance on and Survival of Provisions	105
12.23 Interest	105
12.24 Acknowledgment and Consent to Bail-In of EEA Financial Institutions	106
12.25 Specified Subordination Agreement	106
12.26 Restatement of Original Credit Agreement	107

EXHIBITS

A	FORM OF SECURITY AGREEMENT
B	FORM OF ASSIGNMENT AGREEMENT
C	FORM OF GUARANTY
D	FORM OF REQUEST FOR LOAN
E	FORMS OF U.S. TAX CERTIFICATES
F	FORM OF NOTE
G	FORM OF SOFR NOTICE

ANNEXES

I	Loans and Commitments
II	Notices
III	Principal Office

SCHEDULES

1.1	Compliance Information
4.1(b)	Qualified Jurisdictions
4.1(c)(iii)	UCC Filing Jurisdictions
5.3(b)	Real Property
5.7	Compliance with Laws
5.9	Litigation
5.10	Required Consents
5.15	Environmental and Safety Matters
5.16	Subsidiaries
5.17	Employment Agreements
5.18	Material Contracts
5.20	Capital Structure
5.23	Employment Matters
5.29	Licenses
5.33(b)	Credit Party Data
7.1	Existing Debt
7.2	Existing Liens
7.6	Existing Investments
7.7	Affiliate Transactions

v

AMENDED AND RESTATED CREDIT AGREEMENT

This Amended and Restated Credit Agreement is made as of [____], 2025, by and among the lenders from time to time party hereto (individually a “Lender,” and any and all such lenders collectively the “Lenders”), CHS (US) Management LLC (“CHS”), as the administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”), and Rent the Runway, Inc., a Delaware corporation (“Borrower”).

RECITALS

WHEREAS, reference is made to that certain Credit Agreement, dated as of July 23, 2018, by and among the lenders from time to time party thereto (individually, an “Existing Lender” and any and all such lenders collectively, the “Existing Lenders”; it being understood that each Existing Lender is a Lender hereunder), the Agent and the Borrower (as amended by the First Amendment to Credit Agreement, dated as of December 21, 2018, the Second Amendment to Credit Agreement, dated as of April 24, 2019, the Third Amendment to Credit Agreement and First Amendment to the Security Agreement, dated as of November 26, 2019, the Fourth Amendment to Credit Agreement, dated as of June 2, 2020, the Fifth Amendment to Credit Agreement, dated as of August 18, 2020, the Sixth Amendment to Credit Agreement and Second Amendment to the Security Agreement, dated as of October 26, 2020, the Seventh Amendment to Credit Agreement and Third Amendment to the Security Agreement, dated as of October 18, 2021, the Eighth Amendment to Credit Agreement, dated as of August 15, 2022, the Ninth Amendment to Credit Agreement, dated as of January 31, 2023, the Tenth Amendment to Credit Agreement, dated as of December 1, 2023, the Eleventh Amendment to Credit Agreement, dated as of March 31, 2025, the Twelfth Amendment to Credit Agreement, dated as of May 29, 2025, and as further amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”);

WHEREAS, pursuant to the Original Credit Agreement, the Existing Lenders extended a credit facility to the Borrower consisting of term loans (the “Existing Term Loans”);

WHEREAS, the Borrower and the Existing Lenders hereby agree that notwithstanding the terms of the Original Credit Agreement, pursuant to Section 2.1(a), all accrued but unpaid interest on the Existing Term Loans under the Original Credit Agreement shall be deemed to have been paid by capitalizing such interest and adding such capitalized interest to the outstanding principal amount of the Existing Term Loans (the “Interest Capitalization”), and after giving effect to such capitalization, the aggregate principal amount of Existing Term Loans is set forth opposite each Existing Lender’s name in Section 1 of Annex I hereto;

WHEREAS, immediately after the Interest Capitalization on the Restatement Date (as hereinafter defined), the Existing Lenders exchanged a portion of their Existing Term Loans in an aggregate principal amount equal to $[____________] for [___] shares of Class A Common Stock of the Borrower representing approximately 86% of the issued and outstanding Equity Interests of the Borrower on a fully diluted basis as of the Restatement Date (such exchange, the “Debt for Equity Exchange”) in accordance with the terms and subject to the conditions in the Exchange Agreement (as hereinafter defined). After giving effect to the Debt for Equity Exchange, the aggregate outstanding principal amount of Existing Term Loans is $100,000,000;

WHEREAS, immediately after giving effect to the Debt for Equity Exchange, each Existing Lender is deemed, pursuant to Section 2.1(b) of this Agreement, to have exchanged all of its Existing

Term Loans on a dollar-for-dollar cashless basis for Term Loans under this Agreement (such exchange, the “Initial Loan Exchange”);

WHEREAS, immediately following the Initial Loan Exchange on the Restatement Date, the Existing Lenders shall (a) assign a portion of their Term Loans in an aggregate principal amount equal to $30,000,000 to the Restatement Date Assignees (as hereinafter defined) and (b) sell [___] shares of Class A Common Stock of the Borrower to the Restatement Date Assignees, in each case, in accordance with the terms and subject to the conditions in the Purchase and Sale Agreement (as hereinafter defined) (the “Restatement Date Assignment”); and

WHEREAS, the Borrower has requested that, immediately following the Restatement Date Assignment, the Lenders with Restatement Date Term Loan Commitments (as hereinafter defined) extend credit to the Borrower consisting of Term Loans in the original principal amount of $20,000,000 on the Restatement Date in accordance with the terms and subject to the conditions set forth herein.

The Lenders are prepared to extend such credit as aforesaid, but only on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the covenants contained herein, the Borrower, the Lenders, and the Agent agree as follows:

1.    DEFINITIONS.

1.1    Certain Defined Terms. For the purposes of this Agreement the following terms will have the following meanings:

“Account” shall mean “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of or (b) for services rendered or to be rendered.

“Account Control Agreement(s)” shall mean, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to the Agent, among the Agent, the Senior Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Borrower or Guarantor maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Agent.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Affected Lender” shall have the meaning set forth in Section 12.11 hereof.

“Affiliate” shall mean, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding 25% or more of any class of the Equity Interests of that Person, and (iv) any other Person 25% or more of any class of whose Equity Interests is held directly or indirectly by that Person. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender or their respective Affiliates or Related Funds be considered an "Affiliate" of any Credit Party.

“Agent” shall have the meaning set forth in the preamble.

“Agent’s Account” shall mean an account at a bank designated by the Agent from time to time as the account into which the Credit Parties shall make all payments to the Agent for the benefit of the Agent and the Lenders under this Agreement and the other Loan Documents.

“Aggregate Amounts Due” shall have the meaning set forth in Section 9.3 hereof.

“Agreement” shall mean this Credit Agreement and any annexes, exhibits and schedules attached hereto, as it may be amended, supplemented or otherwise modified from time to time.

“All in Yield” shall have the meaning set forth in Section 2.11(b)(v) hereof.

“Anti-Terrorism Laws” shall mean any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, corruption or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such laws, all as amended, supplemented or replaced from time to time.

“Applicable Margin” shall mean, as of any date of determination, with respect to the interest rate of (a) any Reference Rate Loan or any portion thereof, 4.00% per annum and (b) any SOFR Loan or any portion thereof, 5.00% per annum.

“Application Event” shall mean the (a) occurrence of an Event of Default and (b) the election by the Agent or the Majority Lenders during the continuance of such Event of Default to require that payments and proceeds of Collateral be applied pursuant to Section 9.2(a).

“Asset Sale” shall mean the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction), whether in one transaction or in a series of transactions, of any property (including, without limitation, any Equity Interests, contracts, merchant accounts (or any rights thereto)) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For purposes of clarification, "Asset Sale" shall include any disposition of property through a "plan of division" under the Delaware Limited Liability Company Act or any comparable transaction under any similar law.

“Assignment Agreement” shall mean an Assignment Agreement substantially in the form of Exhibit B hereto.

“Assignment of Business Interruption Insurance Policy” means that certain Assignment of Business Interruption Insurance Policy as Collateral Security, dated as of the Restatement Date, made by the Borrower in favor of the Agent, in form and substance reasonably satisfactory to the Agent.

“Authorized Signer” shall mean each person who has been authorized by the Borrower to execute and deliver any Requests for Loans hereunder pursuant to a written authorization delivered to the Agent and whose signature card or incumbency certificate has been received by the Agent.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(g)(iv).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall mean Title 11 of the United States Code and the rules promulgated thereunder.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(g)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Agent in consultation with the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent in consultation with the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(a)   in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)   in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)   a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)   a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)   a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(g) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(g).

“Board Observer” shall have the meaning specified therefor in Section 6.9.

“BOD Meeting” shall have the meaning specified therefor in Section 6.9.

“Borrower” shall have the meaning set forth in the preamble to this Agreement.

“Business Day” shall mean any day other than a Saturday or a Sunday on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in New York, New York.

“Capitalized Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) with respect to which the discounted present value of the rental obligations of such Person as lessee thereunder, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person and to be treated as a finance lease in accordance with GAAP.

“Cash Secured L/C” shall mean, a letter of credit issued for the account of the Borrower or a Guarantor and for which the Borrower or Guarantor, as applicable, has provided cash collateral to the financial institution that is the issuer of such letter of credit.

“CFC” shall mean a Person that is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

“CFC Holding Company” shall mean any Domestic Subsidiary substantially all the assets of which consist (directly or indirectly) of equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) and/or, if applicable, debt and equity interests in one or more (a) Foreign Subsidiaries that are CFCs and/or (b) other Subsidiaries substantially all the assets of which consist (directly or indirectly) of equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) and/or, if applicable, debt and equity interests in one or more Foreign Subsidiaries that are CFCs.

“Change in Law” shall mean the occurrence, after the Restatement Date, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to any Lender or Agent on such date, or (ii) any change in interpretation, administration or implementation of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including any risk-based capital guidelines. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203,

H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in “Law”, regardless of the date enacted, adopted, issued or promulgated, and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” shall mean an event or series of events by which (a) a transaction in which any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (other than one or more Permitted Holders) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of the Borrower ordinarily entitled to vote in the election of directors of the Borrower, empowering such “person” or “group” to elect a majority of the board of directors of the Borrower, who did not have such power before such transaction, (b) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (other than one or more Permitted Holders) shall obtain “beneficial ownership” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), either directly or indirectly, of more than 34% of all classes of stock then outstanding of the Borrower ordinarily entitled to vote in the election of directors of the Borrower, (c) the occurrence of an event or series of events that would trigger a violation of any change of control or change in control provision in any of the Subordinated Debt Documents or the Senior Loan Documents, (d) [reserved], (e) either of the individuals holding the offices of chief executive officer or chief financial officer as of the Restatement Date shall for any reason cease to hold such office or be actively engaged in day-to-day management of the Borrower, unless a successor or an interim officer is appointed by the board of directors of the Borrower within 90 days of such cessation (and in the case of a chief executive officer, such successor or interim officer shall be reasonably acceptable to the Agent and the Majority Lenders), or (f) other than pursuant to a transaction expressly permitted under Section 7.4, the Borrower fails at any time to own, directly or indirectly, 100% of the Equity Interests of the other Credit Parties. For the avoidance of doubt, it shall be deemed a Change of Control if an entity is interposed directly above Borrower following the Restatement Date without the Agent’s consent or such direct parent entity does not become a Guarantor at the time of such formation, in accordance with Section 6.19(d). For the avoidance of doubt, no Change of Control will be deemed to have occurred by virtue of the Restatement Date Transactions.

“CHS” has the meaning specified therefor in the preamble of this Agreement.

“CHS Investments” means CHS US Investments LLC and its Controlled Investment Affiliates.

“Class” shall mean (a) with respect to Lenders, each of the following classes of Lenders: (i) Lenders having Term Loan Exposure and (ii) Lenders having Incremental Term Loan Exposure of each applicable tranche, and (b) with respect to Loans, each of the following classes of Loans: (i) Term Loan and (ii) each tranche of Incremental Term Loans.

“Collateral” shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance in favor of the Agent for the benefit of the Agent and the Lenders is or has been granted or arises or has arisen, under or in connection with this Agreement, the other Loan Documents, or otherwise to secure the Indebtedness.

“Collateral Access Agreement” shall mean an agreement in form and substance satisfactory to the Agent in its reasonable discretion, pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of inventory or other property owned by the Borrower or any Guarantor, that acknowledges the Liens under the Collateral Documents and subordinates or waives any Liens held by such Person on such property and, includes such other agreements with respect to the Collateral as the Agent may require in its reasonable discretion, as the same may be amended, restated or otherwise modified from time to time.

“Collateral Documents” shall mean the Security Agreement, the Pledge Agreements, the Mortgages, the Account Control Agreements, the Collateral Access Agreements, the Assignment of Business Interruption Insurance Policy, the Reaffirmation Agreement, and all other security documents (and any joinders thereto) executed by any Credit Party in favor of the Agent on or after the Original Effective Date, in connection with any of the foregoing collateral documents, in each case, as such collateral documents may be amended or otherwise modified from time to time.

“Commitments” shall mean Term Loan Commitments.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Reference Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.13 and other technical, administrative or operational matters) that the Agent decides may be necessary or appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated” (or “consolidated”) or “Consolidating” (or “consolidating”) shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated (or consolidating) basis in accordance with GAAP, applied on a consistent basis. Unless otherwise specified herein, “Consolidated” and “Consolidating” shall refer to the Borrower and its Subsidiaries, determined on a Consolidated or Consolidating basis.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.

“Covered Entity” shall mean (a) each Credit Party, any other Persons that guaranty the Indebtedness and/or pledge collateral to secure the Indebtedness, (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above, and (c) all brokers or other agents of any Credit Party acting in any capacity in connection with this Agreement. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit Date” shall mean, with respect to each Term Loan, the date such Term Loan is made by the Lenders.

“Credit Parties” shall mean the Borrower and its Subsidiaries, if any, and “Credit Party” shall mean any one of them, as the context indicates or otherwise requires.

“Data Security Requirements” means, collectively, all of the following to the extent relating to confidential or sensitive information, payment card data, Personal Data, or other protected information relating to individuals or otherwise relating to privacy, security, Processing, marketing, or security breach notification requirements and applicable to the Credit Parties: (i) each Credit Party’s own rules, policies, and procedures (whether physical or technical in nature, or otherwise), (ii) all applicable laws and all industry standards applicable to the Credit Parties’ industry (including the Payment Card Industry Data Security Standard), and (iii) agreements the Credit Parties have entered into or by which any of them is bound.

“Debt” shall mean as to any Person, without duplication, (a) all Funded Debt of such Person, (b) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (c) all indebtedness of such Person arising in connection with any Hedging Transaction entered into by such Person, (d) all recourse Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) of which such Person is the general partner, (e) all Off Balance Sheet Liabilities of such Person, (f) all Guarantee Obligations of such Person in respect of any of the types of obligations described in the preceding clauses (a) through (e), and (g) all liabilities of the type described in the preceding clauses (a) through (f) that are secured by any Liens on any property owned by such Person as of such date even though such Person has not assumed or otherwise become liable for the payment thereof, the amount of which is determined in accordance with GAAP; provided however that so long as such Person is not personally liable for any such liability, the amount of such liability shall be deemed to be the lesser of the fair market value at such date of the property subject to the Lien securing such liability and the amount of the liability secured.

“Debt for Equity Exchange” has the meaning specified therefor in the recitals to this Agreement.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event that with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

“Defaulting Lender” shall mean any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) has not been satisfied), (c) has failed, within three Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender; provided, that notwithstanding anything to the contrary contained in this Agreement, (x) the Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to a Defaulting Lender and (y) the Borrower and the Lenders acknowledge and agree that the Agent shall have no responsibility or obligation to determine whether any Lender is a Defaulting Lender.

“Disbursement Letter” shall mean a flow of funds agreement, in form and substance satisfactory to the Agent, by and among the Borrower, the Agent and the Lenders, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the transactions contemplated to occur on the Restatement Date.

“Distribution” is defined in Section 7.5 hereof.

“Dollars” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia (excluding, for the avoidance of doubt, any Subsidiary organized under the laws of Puerto Rico or any other territory), and “Domestic Subsidiaries” shall mean any or all of them.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Transmission” shall mean each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

“Eligible Assignee” shall mean (a) a Lender; (b) any Affiliate of the Agent or any Lender or any Related Fund of the Agent or any Lender; or (c) any other Person (other than a natural person) approved by (i) the Agent and (ii) the Borrower (not to be unreasonably withheld, conditioned or delayed); provided that (A) the Borrower’s consent shall not be required (1) after the occurrence and during the continuance of an Event of Default under Section 8.1(a), 8.1(b), 8.1(c) (solely as a result of a breach of Section 6.1, 6.2 or 7.14) or or 8.1(i), (2) if such assignment is in connection with any sale, transfer, or other disposition of all or any substantial portion of the loan portfolio of such Lender or (3) if the Majority Lenders hold more than 50% of the outstanding voting stock of the Borrower and (B) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five (5) Business Days after having received notice thereof; provided further that notwithstanding the foregoing, (i) “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries and (ii) no assignment shall be made to a Defaulting Lender (or any Person who would be a Defaulting Lender if such Person was a Lender hereunder) without the consent of the Agent.

“Eligible Incremental Lenders” shall mean any bank, trust company, savings and loan association, savings bank or other financial institution that (a) regularly engages in the business of extending loans or credit, and whose reported capital and surplus equal at least $250,000,000 and (b) is approved by the Agent and the Majority Lenders.

“Equity Interest” shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock (however designated) in or to such association or entity, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and including, in all of the foregoing cases described in clauses (i), (ii), (iii) or (iv), any warrants, rights or other options to purchase or otherwise acquire any of the interests described in any of the foregoing cases, but excluding, in all of the foregoing cases described in clauses (i), (ii), (iii) and (iv), any Debt that is convertible into or exchangeable for Equity Interests but only prior to any such conversion.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

“ERISA Affiliate” shall mean, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” or under “common control” within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Sections 4001(a)(14) or 4001(b)(1) of ERISA.

“ERISA Event” shall mean (a) the occurrence of a Reportable Event with respect to any Pension Plan; (b) the failure to meet the minimum funding standards of Section 412 or 430 of the Internal Revenue Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make a contribution or installment required under Section 412 or Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); (d) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; (e) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination under Section 4041 of ERISA; (f) the withdrawal by any Credit Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Credit Party or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (g) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition that might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the imposition of liability on any Credit Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069(a) of ERISA or by reason of the application of Section 4212(c) of ERISA; (i) the withdrawal of any Credit Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan or the receipt by any Credit Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (j) the occurrence of an act or omission which could give rise to the imposition on any Credit Party or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Sections 4975 or 4971 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Plan; (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Credit Party or any of its ERISA Affiliates; or (l) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“E-System” shall mean any electronic system and any other Internet or extranet-based site, whether such electronic system is owned, operated, hosted or utilized by the Agent, any of its Affiliates or any other Person, providing for access to data protected by passcodes or other security system.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall mean each of the conditions or events set forth in Section 8.1 hereof.

“Exchange Agreement” shall mean that certain Exchange Agreement, dated as of August 20, 2025, by and between CHS Investments and Borrower, as amended, restated or otherwise modified from time to time.

“Exchanged Term Loans” shall mean term loans received by an Existing Lender in exchange for such Lender’s Existing Term Loans as described in the recitals hereto or all of the term loans received by the Existing Lenders in exchange for the Existing Lenders’ Existing Term Loans as described in the recitals hereto, as the context requires.

“Excluded Account” shall mean (a) any account which is a payroll, withholding, disbursement, zero balance (in which all funds in such zero balance account are transferred on a daily basis to an account subject to an Account Control Agreement) or trust account, (b) any Excluded L/C Account and (c) the Permitted Account.

“Excluded L/C Account” shall have the meaning specified therefore in Section 7.2(f).

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 12.11) or (ii) such Lender changes its lending office, except in each case to the extent that pursuant to Section 10.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 12.12 and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Lender” has the meaning specified therefor in the recitals to this Agreement.

“Existing Term Loans” has the meaning specified therefor in the recitals to this Agreement.

“FATCA” shall mean sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.

“Fee Letter” shall mean the third amended and restated fee letter by and between Borrower and Agent, dated as of the Restatement Date, as amended, restated, replaced or otherwise modified from time to time.

“Fees” shall mean the fees and charges payable by the Borrower to the Lenders or the Agent hereunder or under the Fee Letter.

“Financial Statements” shall have the meaning specified therefor in Section 4.1(h).

“Fiscal Quarter” shall mean the fiscal quarter of the Borrower and its Subsidiaries ending on January 31, April 30, July 31 and October 31 of each year.

“Fiscal Year” shall mean the fiscal year of the Borrower and its Subsidiaries ending on January 31 of each year.

“Floor” shall mean a rate of interest equal to 1.00% per annum.

“Foreign Benefit Event” shall mean, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any Requirement of Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any Requirement of Law, on or before the due date for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, or (d) the occurrence of any transaction that is prohibited under any Requirement of Law and that could reasonably be expected to result in the incurrence of any liability by a Credit Party, or the imposition on a Credit Party of, any fine, excise tax or penalty resulting from any noncompliance with any Requirement of Law.

“Foreign Lender” shall mean a Lender that is not a “United States person,” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“Foreign Plan” shall mean any employee pension benefit plan (within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA) that is maintained or contributed to by a Credit Party with respect to workers employed outside the United States.

“Foreign Subsidiary” shall mean any Subsidiary of the Borrower that is not a Domestic Subsidiary, and “Foreign Subsidiaries” shall mean any or all of them.

“Funded Debt” of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services as of such date (other than (i) operating leases and (ii) trade payables not outstanding for more than 90 days after the date such payable was due, in each case, incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) the principal component of all obligations of such Person under Capitalized Leases, (c) all reimbursement obligations (actual, contingent or otherwise) of such Person in respect of letters of credit, bankers acceptances or similar obligations issued or created for the account of such Person, and (d) all Guarantee Obligations in respect of any liability which constitutes Funded Debt under the preceding clauses (a) through (c); provided, however that Funded Debt shall not include any indebtedness under any Hedging Transaction prior to the occurrence of a termination event with respect thereto.

“GAAP” shall mean, as in effect from time to time, generally accepted accounting principles in the United States of America that are applicable to the circumstances as of the date of determination.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including without limitation any supranational bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for

International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Governmental Obligations” shall mean noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.

“Guarantee Obligation” shall mean as to any Person (the “guaranteeing person”) any obligation of the guaranteeing Person in respect of any obligation of another Person (the “primary obligor”) (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, guaranty agreement, keepwell agreement, purchase agreement, counterindemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the “primary obligations”) of the primary obligor in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the applicable Person in good faith.

“Guarantor(s)” shall mean each Subsidiary of the Borrower (and, to the extent the Lenders have agreed to the formation of a direct parent holding entity, such parent entity of the Borrower, in accordance with Section 6.19(d)) which has executed and delivered to the Agent a Guaranty (or a joinder to a Guaranty), and a Security Agreement (or a joinder to the Security Agreement). It is understood and agreed that any Subsidiary or Affiliate of the Borrower that is a guarantor under the Senior Loan Documents (or any Permitted Refinancing Debt in respect of such Debt) shall be required to be a Guarantor hereunder. Notwithstanding anything to the contrary contained herein or in any other Loan Document, a Subsidiary shall not cease to be a Guarantor hereunder solely by virtue of such Subsidiary no longer being a wholly-owned Subsidiary of a Credit Party unless all of the Equity Interests of such Subsidiary held by any Credit Party are sold or otherwise transferred to any transferee other than the Borrower, an Affiliate of the Borrower, or a Subsidiary of the Borrower as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction) permitted in accordance with the terms of this Agreement.

“Guaranty” shall mean, collectively, those guaranty agreements executed and delivered from time to time after the Restatement Date (whether by execution of joinder agreements or otherwise) pursuant to Section 6.13 hereof or otherwise, in each case in the form attached hereto as Exhibit C, as amended, restated or otherwise modified from time to time.

“Hazardous Material” shall mean any hazardous or toxic waste, substance or material defined or regulated as such in or for purposes of the Hazardous Material Laws.

“Hazardous Material Law(s)” shall mean all laws, codes, ordinances, rules, regulations and other governmental restrictions and Requirements of Law issued by any federal, state, local or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to any substance or material which is regulated for reasons of health, safety or the environment and which is present or alleged to be present on or about or used in any facilities owned, leased or operated by any Credit Party, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the indoor and outdoor ambient air; any so-called “superfund” or “superlien” law; and any other United States federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material, as now or at any time during the term of the Agreement in effect.

“Hedging Transaction” shall mean each interest rate swap transaction, basis swap transaction, forward rate transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing).

“Hereof”, “hereto”, “hereunder” and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

“Highest Lawful Rate” shall mean the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Increased Amount Date” has the meaning specified in Section 2.11.

“Incremental Term Loan Commitments” has the meaning specified in Section 2.11.

“Incremental Term Loan Exposure” shall mean, with respect to any Lender, as of any date of determination, the sum of (a) such Lender’s undrawn Incremental Term Loan Commitment and (b) the aggregate outstanding principal amount of the Incremental Term Loans of such Lender.

“Incremental Term Loan Lender” has the meaning specified in Section 2.11.

“Incremental Term Loans” has the meaning specified in Section 2.11.

“Indebtedness” shall mean all indebtedness and liabilities (including without limitation principal, interest (including without limitation interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after an applicable maturity date and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Credit Parties whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, prepayment premiums (including the Prepayment Premium), expenses, indemnification and other charges) arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of any Credit Party to any of the Lenders or Affiliates thereof or to the Agent, in any manner and at any time, whether arising under this Agreement, the

Guaranty or any of the other Loan Documents due or hereafter to become due, now owing or that may hereafter be incurred by any Credit Party to any of the Lenders or Affiliates thereof or to the Agent, in each case whether or not reduced to judgment, with interest according to the rates and terms specified, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Indebtedness outstanding under this Agreement or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of the Credit Parties (whether direct or contingent) shall be determined without duplication. Without limiting the generality of the foregoing, the Indebtedness of each Credit Party under the Loan Documents includes the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

“Indemnified Liabilities” shall mean, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of (i) one outside counsel for the Agent and (ii) one outside counsel for the Lenders taken as a whole (absent a conflict of interest (in which case, each group of similarly situated and conflicted Lenders may engage and be reimbursed for an additional firm of outside counsel) and if necessary, one local counsel in each relevant jurisdiction and such specialist counsel as the Agent or the Lenders may reasonably determine (and in the case of a conflict of interest, one additional local counsel or specialist counsel for the Agent or each group of similarly situated and conflicted Lenders) arising out of, in connection with, or as a result of: (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby; (ii) any Loan or the use or proposed use of the proceeds therefrom; (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any environmental liability related in any way to the Borrower or any of its Subsidiaries; (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; and (v) any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Loans or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 12.4(b).

“Initial Loan Exchange” has the meaning specified therefor in the recitals to this Agreement.

“Insolvency Proceeding” shall mean any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Intellectual Property” shall have the meaning assigned to such term in the Security Agreement.

“Intercompany License Agreement” shall mean that certain License Agreement entered into on September 12, 2019, between the Borrower and Rent the Runway Limited.

“Intercompany Note” shall mean any promissory note issued or to be issued by any Credit Party to evidence an intercompany loan in form and substance satisfactory to the Agent.

“Interest Capitalization” has the meaning specified therefor in the recitals to this Agreement.

“Interest Payment Date” shall mean with respect to (a) any Loan that is a Reference Rate Loan, the first Business Day occurring after the end of each Fiscal Quarter and (b) any Loan that is a SOFR Loan, the first Business Day following the last day of each Interest Period applicable to such Loan.

“Interest Period” shall mean, with respect to each SOFR Loan, a period commencing on the date of the making of such SOFR Loan (or the continuation of a SOFR Loan or the conversion of a Reference Rate Loan to a SOFR Loan) and ending three (3) months thereafter (in each case, subject to the availability thereof); provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon Adjusted Term SOFR from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is three (3) months after the date on which the Interest Period began, as applicable, (e) the Borrower may not elect an Interest Period which will end after the Maturity Date and (f) no tenor that has been removed from this definition pursuant to Section 2.12(g)(iv) shall be available for specification in such Request for Loan or SOFR Notice.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986 of the United States of America, as amended from time to time, and the regulations promulgated thereunder.

“Inventory” shall mean any inventory as defined under the UCC.

“Investment” shall mean, when used with respect to any Person, (a) any loan, investment or advance made by such Person to any other Person (including, without limitation, any Guarantee Obligation) in respect of any Equity Interest, Debt, obligation or liability of such other Person, (b) the purchase or other acquisition by such Person, or other obligation for the purchase of, all or substantially all or any material portion of the assets or business interests or a division or line of business or other business unit of any Person or any business or going concern, and (c) any other investment made by such Person (however acquired) in Equity Interests in any other Person, including, without limitation, any investment made in exchange for the issuance of Equity Interest of such Person and any investment made as a capital contribution to such other Person.

“Joinder Agreement” shall have the meaning set forth in Section 2.11.

“Lenders” shall have the meaning set forth in the preamble and any assignee which becomes a Lender pursuant to Section 12.7 hereof.

“Lien” shall mean any security interest in or lien on or against any property arising from any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, trust receipt,

conditional sale or title retaining contract, sale and leaseback transaction, Capitalized Lease, consignment or bailment for security, or any other type of lien, charge, encumbrance, title exception, preferential or priority arrangement affecting property (including with respect to stock, any stockholder agreements, voting rights agreements, buy-back agreements and all similar arrangements), whether based on common law or statute.

“Liquidity” shall mean an amount equal to the sum of (a) Qualified Cash plus (b) Qualified Cash Equivalents plus (c) availability under the Senior Credit Agreement.

“Loan” shall mean a Term Loan.

“Loan Account” shall mean an account maintained hereunder by the Agent on its books of account at the Principal Office and with respect to the Borrower, in which it will be charged with all Loans made to, and all other Indebtedness incurred by the Credit Parties.

“Loan Documents” shall mean, collectively, this Agreement, the Fee Letter, the Notes (if issued), the Disbursement Letter, the Guaranty, the Specified Subordination Agreement (if any), the Subordination Agreements, the Collateral Documents, the Perfection Certificate and any other documents, certificates or agreements that are executed and required to be delivered pursuant to any of the foregoing documents, as such documents may be amended, restated or otherwise modified from time to time.

“Majority Lenders” shall mean, collectively, Lenders whose Pro Rata Share (calculated in accordance with clause (b) of the definition thereof) aggregate at least 50.1%. The Commitments of, and portion of the Indebtedness attributable to, any Defaulting Lender shall be excluded for purposes of making a determination of “Majority Lenders”.

“Material Adverse Effect” shall mean a material adverse effect on and/or material adverse developments with respect to (i) business, operations, assets or financial condition of the Credit Parties taken as a whole, (ii) the prospect of repayment of all or any portion of the Indebtedness or in otherwise timely performing any Credit Party’s obligations under the Loan Documents, (iii) the validity, perfection, value or priority of the Agent’s security interests in the Collateral, (iv) the legality, validity or enforceability of this Agreement and any other Loan Document, or (v) the rights and remedies of Agent or any Lender under any Loan Document; provided that, with respect to any determination of Material Adverse Effect to be made on the Restatement Date in connection with the Restatement Date Transactions, “Material Adverse Effect” shall be limited to (1) a “Company Material Adverse Effect” (as defined in the Exchange Agreement) and (2) a Material Adverse Effect pursuant to clauses (iii), (iv) or (v) of the foregoing definition.

“Material Contract” shall mean any agreement or contract the loss of which would be reasonably likely to result in a Material Adverse Effect; provided that Material Contracts shall not be deemed to include any Pension Plans, collective bargaining agreements, or casualty or liability or other insurance policies maintained in the ordinary course of business.

“Maturity Date” shall mean the earlier to occur of (i) [_____], 20291 (or if such date is not a Business Day, the immediately preceding Business Day), and (ii) the date that the Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise, and all Commitments have been terminated.

1 NTD: To be the date that is 4 years after the Restatement Date.

“Mortgages” shall mean the mortgages, deeds of trust and any other similar documents related thereto or required thereby executed and delivered after the Restatement Date by the Borrower or a Guarantor pursuant to Section 6.13 hereof or otherwise, each in form and substance satisfactory to the Agent, and “Mortgage” shall mean any such document, as such documents may be amended, restated or otherwise modified from time to time.

“Multiemployer Plan” shall mean an employee benefit plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which a Credit Party or any of its ERISA Affiliates makes or is obligated to make contributions or with respect to which a Credit Party or any of its ERISA Affiliates has any liability.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, an amount equal to: (i) cash payments received by any Credit Party from such Asset Sale, minus (ii) any documented direct costs incurred in connection with such Asset Sale to the extent paid or payable to non-Affiliates, including (A) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (B) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Debt (other than the Indebtedness) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (C) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by such Credit Party in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Cash Proceeds; and (b) with respect to any insurance, condemnation, taking or other casualty proceeds, an amount equal to: (i) any cash payments or proceeds received by any Credit Party (A) under any casualty or business interruption insurance policies in respect of any covered loss thereunder, or (B) as a result of the condemnation or taking of any assets of such Credit Party by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (A) any documented costs incurred by such Credit Party in connection with the adjustment or settlement of any claims of such Credit Party in respect thereof, and (B) any documented direct costs incurred in connection with any sale of such assets as referred to in clause (b)(i)(B) of this definition to the extent paid or payable to non-Affiliates, including income taxes payable as a result of any gain recognized in connection therewith.

“Nexus” shall mean Nexus Capital Management, L.P..

“Non-Consenting Lender” shall have the meaning set forth in Section 12.11.

“Non-Defaulting Lender” shall mean any Lender that is not, as of the date of relevance, a Defaulting Lender.

“Notes” shall mean the notes described in Section 2.2 hereof, made by the Borrower to each of the Lenders in the form attached hereto as Exhibit F, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off Balance Sheet Liability(ies)” of a Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivables sold by such Person, (ii) any liability under any sale and leaseback transaction which is not a Capitalized Lease, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of Debt or any of the liabilities set forth in subsections (i)-(iii) of this definition, but which does not constitute a liability on the balance sheets of such Person.

“Original Credit Agreement” shall have the meaning specified therefor in the recitals to this Agreement.

“Original Effective Date” shall mean July 23, 2018, the “Effective Date” under the Original Credit Agreement.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 12.11).

“Participant Register” has the meaning specified in Section 12.7(f).

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” shall mean any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) maintained, sponsored or contributed to by a Credit Party or any of its ERISA Affiliates, or to which there is an obligation to contribute by a Credit Party or any of its ERISA Affiliates, or with respect to which a Credit Party or any of its ERISA Affiliates has any liability, which is subject to the minimum funding standards of Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA, other than a Multiemployer Plan.

“Perfection Certificate” shall mean a certificate in form satisfactory to the Agent that provides information with respect to the assets of the Borrower and the Guarantors.

“Periodic Term SOFR Determination Day” has the meaning specified therefor in the definition of “Term SOFR”.

“Permitted Account” shall mean a deposit account maintained by the Borrower at Comerica Bank, in which such deposits are restricted cash in favor of Comerica Bank.

“Permitted Acquisition” shall mean any acquisition by the Borrower or any Guarantor of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or any Equity Interests of another Person which satisfies and/or is conducted in accordance with the following requirements:

(a)	Such acquisition is of a business or Person engaged in a line of business which is compatible with, or complementary to, the business of the Borrower or such Guarantor or a reasonable extension therefrom;

(b)	If such acquisition is structured as an acquisition of the Equity Interests of any Person, then the Person so acquired shall (X) become a wholly-owned direct Domestic Subsidiary of the Borrower or of a Guarantor and the Borrower or the applicable Guarantor shall cause such acquired Person to comply with Section 6.13 hereof or (Y) provided that the Credit Parties continue to comply with Section 6.4(a) hereof, be merged with and into the Borrower or such a Guarantor (and, in the case of the Borrower, with the Borrower being the surviving entity);

(c)	If such acquisition is structured as the acquisition of assets, such assets shall be acquired directly by the Borrower or a Guarantor (subject to compliance with Section 6.4(a) hereof);

(d)	The Borrower shall have delivered to the Agent not less than ten (10) (or such shorter period of time agreed to in writing by the Agent) nor more than ninety (90) days prior to the date of such acquisition, notice of such acquisition together with Pro Forma Projected Financial Information, copies of all material documents relating to such acquisition (including then-current drafts of the acquisition agreement and any related document), and historical financial information (including income statements, balance sheets and cash flows) covering at least three (3) complete fiscal years of the acquisition target, if available, prior to the effective date of the acquisition or the entire operating existence of the acquisition target, whichever period is shorter, in each case in form and substance reasonably satisfactory to the Agent;

(e)	Both immediately before and after the consummation of such acquisition and after giving effect to the Pro Forma Projected Financial Information, no Default or Event of Default shall have occurred and be continuing;

(f)	The acquisition shall be consensual and the board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the Equity Interests being acquired shall have approved such transaction;

(g)	All governmental, quasi-governmental, agency, regulatory or similar licenses, authorizations, exemptions, qualifications, consents and approvals necessary under any laws applicable to the Borrower or Guarantor making the acquisition, or the acquisition target (if applicable) for or in connection with the proposed acquisition and all necessary non-governmental and other third-party approvals which, in each case, are material to such acquisition shall have been obtained, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other Person, which in each case, are material to the consummation of such acquisition or to the acquisition target, if applicable, have been made, and evidence thereof reasonably satisfactory in form and substance to the Agent shall have been delivered, or caused to have been delivered, by the Borrower to the Agent;

(h)	There shall be no actions, suits or proceedings pending or, to the knowledge of any Credit Party threatened against or affecting the acquisition target in any court or before or by any governmental department, agency or instrumentality, which could reasonably be expected to be decided adversely to the acquisition target and which, if decided adversely, could reasonably be expected to have a material adverse effect on the business, operations, properties or financial condition of the acquisition target and its subsidiaries (taken as a whole) or would materially adversely affect the ability of the acquisition target to enter into or perform its obligations in connection with the proposed acquisition, nor shall there be any actions, suits, or proceedings pending, or to the knowledge of any Credit Party threatened against the Credit Party that is making the acquisition which would materially adversely affect the ability of such Credit Party to enter into or perform its obligations in connection with the proposed acquisition;

(i)	(A)The aggregate Purchase Price for acquisitions of assets that are not located within the United States or Equity Interests of Persons that are not organized in a jurisdiction located within the United States shall not exceed $5,000,000 in the aggregate for all such acquisitions during any Fiscal Year; provided, that, this clause (A) shall not apply to acquisitions of assets and Equity Interests that are located within (or organized in) a jurisdiction in which the Agent reasonably determines a perfected Lien may be granted on such assets and Equity Interests in form and substance reasonably acceptable to the Agent (such determination to be evidenced in writing), and (B) such assets and Equity Interests described in clause (A) above shall be pledged to the Agent for the benefit of the Agent and the Lenders in accordance with Section 6.13(b); and

(j)	The Purchase Price of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or required to be paid or incurred, with respect thereto, when added to the Purchase Price of each other acquisition consummated hereunder as a Permitted Acquisition during the same Fiscal Year as the applicable acquisition does not exceed Five Million Dollars ($5,000,000); provided, that, with respect to any Fiscal Year ending on or after January 31, 2027, any unused amounts from such Fiscal Year may be carried forward into the immediately succeeding Fiscal Year; provided, further, that the aggregate amount carried forward to the immediately succeeding Fiscal Year shall not exceed Five Million Dollars ($5,000,000).

“Permitted Holder” shall mean each of CHS Investments, STORY3, Nexus or any Controlled Investment Affiliate of the foregoing.

“Permitted Investments” shall mean with respect to any Person:

(a)    Governmental Obligations;

(b)    obligations of a state or commonwealth of the United States or the obligations of the District of Columbia or any possession of the United States, or any political subdivision of any of the foregoing, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;

(c)    banker’s acceptances, commercial accounts, demand deposit accounts, certificates of deposit, other time deposits or depository receipts issued by or maintained with any Lender or any Affiliate thereof, or any bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $250,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by any Credit Party in the ordinary course of business;

(d)    commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;

(e)    secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced; and

(f)     any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above.

“Permitted Liens” shall mean with respect to any Person:

(a)    Liens for (i) taxes or governmental assessments or charges the payment of which is not required under Section 6.3(a) or (ii) customs duties in connection with the importation of goods to the extent such Liens attach to the imported goods that are the subject of the duties (x) to the extent not yet due, (y) as to which the period of grace, if any, related thereto has not expired or (z) which are being contested in good faith by appropriate proceedings, provided that in the case of any such contest, any proceedings for the enforcement of such liens have been suspended and adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, processor’s, landlord’s liens or other like liens arising in the ordinary course of business which secure obligations that are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings, provided that in the case of any such contest, (x) any proceedings commenced for the enforcement of such Liens have been suspended and (y) appropriate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

(c)    (i) Liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business and (ii) Liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents, trade contracts, surety and appeal bonds, performance bonds and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), whether by means of a letter of credit, guarantee, escrow or otherwise, provided that in each case full provision for the payment of all such obligations has been made on the books of such Person as may be required by GAAP;

(d)    judgment liens securing judgments and other proceedings not constituting an Event of Default under Section 8.1(g);

(e)    minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, or any interest of any lessor or sublessor under any lease permitted hereunder which, in each case, does not materially interfere with the business of such Person;

(f)     precautionary Liens arising pursuant to a transaction permitted under Section 7.8 hereof;

(g)    Liens arising in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations (excluding Liens arising under ERISA), provided that no enforcement proceedings in respect of such Liens are pending and provisions have been made for the payment of such liens on the books of such Person as may be required by GAAP; and

(h)    continuations of Liens that are permitted under subsections (a)-(f) hereof, provided such continuations do not violate the specific time periods set forth in subsections (b) and (d) and provided further that such Liens do not extend to any additional property or assets of any Credit Party or secure any additional obligations of any Credit Party.

“Permitted Refinancing Debt” shall mean the extension of maturity, refinancing or modification of the terms of Debt so long as:

(a)    after giving effect to such extension, refinancing or modification, the amount of such Debt is not greater than the amount of Debt outstanding immediately prior to such extension, refinancing or modification (other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith, by the amount of accrued interest capitalized in the course of such refinancing, and by the amount of unfunded commitments with respect thereto);

(b)    such extension, refinancing or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Debt so extended, refinanced or modified;

(c)    such extension, refinancing or modification is pursuant to terms that are not (when taken as a whole) less favorable to the Credit Parties and the Lenders than the terms of the Debt (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified; provided that the interest rate, original issue discount and other related economic terms of the Debt being extended, refinanced or modified may be set substantially at the applicable then-prevailing market rate available to the Borrower; and

(d)    the Debt that is extended, refinanced or modified is not recourse to any Credit Party that is liable on account of the obligations other than those Persons which were obligated with respect to the Debt that was refinanced, renewed, or extended.

“Person” shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, firm or association or a government or any agency or political subdivision thereof or other entity of any kind.

“Personal Data” shall mean all information or data relating to one or more individual(s) that is personally identifying (i.e., data that identifies an individual or, in combination with any other information or data, is capable of identifying an individual), including all information or data regulated or protected by one or more federal, state, or foreign data privacy or security laws.

“Pledge Agreement(s)” shall mean any pledge agreement executed and delivered from time to time after the Original Effective Date by the Borrower or a Guarantor pursuant to Section 6.13 hereof, Section 6.13 of the Original Credit Agreement or otherwise, and any agreements, instruments or documents related thereto, in each case in form and substance satisfactory to the Agent, as amended, restated or otherwise modified from time to time.

“Post-Default Rate” shall have the meaning specified therefor in Section 2.6(d).

“Prepayment Premium” shall have the meaning specified therefor in the Fee Letter.

“Principal Office” shall mean the Agent’s “Principal Office” as set forth on Annex III, or such other office as the Agent may from time to time designate in writing to the Borrower and each Lender.

“Pro Forma Projected Financial Information” shall mean, as to any proposed acquisition, a statement prepared by the Borrower (supported by reasonable detail) setting forth the total Purchase Price to be paid or incurred in connection with the proposed acquisition, and pro forma combined projected financial information for the Credit Parties and the acquisition target (if applicable), consisting of projected balance sheets as of the proposed effective date of the acquisition and as of the end of at least the next succeeding three (3) Fiscal Years following the acquisition and projected statements of income and cash flows for each of those years, as projected as of the effective date of the acquisition and as of the ends of those Fiscal Years and accompanied by (i) a statement in reasonable detail specifying all material assumptions underlying the projections and (ii) such other information as the Agent or the Lenders shall reasonably request.

“Pro Rata Share” shall mean (a) with respect to all payments, computations, and other matters relating solely to Incremental Term Loan Commitments or Incremental Term Loans, the percentage obtained by dividing (i) the Incremental Term Loan Exposure of that Lender, by (ii) the aggregate Incremental Term Loan Exposure of all Lenders and (b) for all other purposes with respect to each Lender, the percentage obtained by dividing (i) an amount equal to the sum of the Term Loan Exposure and the Incremental Term Loan Exposure of that Lender, by (ii) an amount equal to the sum of the aggregate Term Loan Exposure and the aggregate Incremental Term Loan Exposure of all Lenders.

“Process” or “Processing” shall mean any operation or set of operations which is performed on Personal Data or on sets of Personal Data, whether or not by automated means, such as the receipt, access, acquisition, collection, recording, organization, compilation, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transfer, transmission, dissemination or otherwise making available, alignment or combination, restriction, disposal, erasure or destruction.

“Purchase and Sale Agreement” shall mean that certain Debt and Equity Purchase Agreement, dated as of August 20, 2025, by and among CHS Investments, STORY3, Nexus, the Agent and the Borrower, as amended, restated, amended and restated or otherwise modified from time to time.

“Purchase Price” shall mean, with respect to any acquisition, an amount equal to the sum of (a) the aggregate consideration paid in cash or cash equivalents by a Credit Party (whether as initial consideration or through the payment or disposition of deferred consideration, including, without limitation, in the form of seller financing, royalty payments, payments allocated towards non-compete covenants, payments to principals for consulting services or other similar payments) in connection with such acquisition, plus (b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Credit Parties after giving effect to such acquisition, plus (c) the aggregate amount of all transaction fees, costs and expenses incurred by the Credit Parties in connection with such acquisition.

“Qualified Cash” means, as of any date of determination, the aggregate amount of unrestricted cash on-hand of the Credit Parties maintained in deposit accounts in the name of a Credit Party in the United States as of such date, which deposit accounts are subject to Account Control Agreements.

“Qualified Cash Equivalents” means, as of any date of determination, the aggregate amount of Permitted Investments of the Credit Parties that constitute “cash equivalents” (as defined under GAAP) that are maintained in securities accounts in the name of a Credit Party in the United States as of such date, which securities accounts are subject to Account Control Agreements.

“Rating Agency” shall mean Moody’s Investor Services, Inc., Standard and Poor’s Ratings Services, their respective successors or any other nationally recognized statistical rating organization which is acceptable to the Agent.

“Reaffirmation Agreement” means that certain Reaffirmation Agreement, dated as of the Restatement Date, made by the Credit Parties in favor of the Agent.

“Recipient” shall mean (a) the Agent and (b) any Lender.

“Reference Rate” means, for any period, the greatest of (a) 2.00% per annum, (b) the Federal Funds Rate plus 0.50% per annum, (c) Adjusted Term SOFR (which rate shall be calculated based upon an Interest Period of three (3) months and shall be determined on a daily basis) plus 1.00% per annum, and (d) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

“Reference Rate Loan” shall mean each portion of a Loan that bears interest at a rate determined by reference to the Reference Rate.

“Reference Rate Term SOFR Determination Day” has the meaning specified therefor in the definition of “Term SOFR”.

“Register” shall have the meaning specified therefor in Section 12.7(h).

“Regulation T”, “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

“Reinvestment Amounts” shall have the meaning specified therefor in Section 2.8(a).

“Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in any environmental media, including the indoor or outdoor air, soil, surface or ground water, sediments or property.

“Replacement Lender” shall have the meaning specified therefor in Section 12.11.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law.

“Reportable Event” shall mean an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

“Request for Loan” shall mean a request for a Loan issued by the Borrower under Section 2.3 in the form attached hereto as Exhibit D hereto.

“Required Prepayment Date” shall have the meaning specified therefor in Section 2.9(b).

“Requirement of Law” shall mean as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, with respect to any Person, the chief executive officer, chief financial officer, treasurer, president, secretary or controller of such Person or any other officer of such Person having substantially the same authority and responsibility.

“Restatement Date” shall mean the date on which all the conditions precedent set forth in Sections 4.1 and 4.2 have been satisfied.

“Restatement Date Assignees” shall mean each of STORY3, Nexus and any of their respective Affiliates and Related Funds that are assigned Term Loans pursuant to the Restatement Date Assignment.

“Restatement Date Assignment” shall have the meaning specified therefor in the recitals to this Agreement.

“Restatement Date Term Loan” shall mean a term loan made by a Lender to the Borrower pursuant to Section 2.1(c) or all of the term loans made by the Lenders to the Borrower pursuant to Section 2.1(c), as the context requires.

“Restatement Date Term Loan Commitment” shall mean the commitment of a Lender to make or otherwise fund a Restatement Date Term Loan and “Restatement Date Term Loan Commitments” shall mean such commitments of all Lenders in the aggregate. The amount of each Lender’s Restatement Term Loan Commitment, if any, is set forth in Section 2 of Annex I. The aggregate amount of Restatement Term Loan Commitments as of the Restatement Date is $20,000,000.

“Restatement Date Transactions” has the meaning specified therefor in Section 2.1(c).

“Sanction(s)” shall mean any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

“Security Agreement” shall mean, collectively, the amended and restated security agreement executed and delivered by the Borrower on the Restatement Date pursuant to Section 4.1, and any such agreements executed and delivered by the Guarantors after the Restatement Date (whether by execution of a joinder agreement to any existing security agreement or otherwise) pursuant to Section 6.13 hereof or otherwise, in the form of the Security Agreement attached hereto as Exhibit A, as amended, restated or otherwise modified from time to time.

“Senior Agent” shall mean the administrative agent and/or collateral agent under the Senior Credit Agreement and its successors and permitted assigns in such capacity.

“Senior Credit Agreement” shall mean a revolver credit agreement, in form and substance reasonably satisfactory to the Agent in all respects (such approval to be evidenced in writing by the Agent), if executed, to be executed by and among the Senior Agent, the Senior Lenders and the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time in a manner not prohibited by the terms of the Specified Subordination Agreement.

“Senior Debt” shall mean Debt of the Borrower or any Guarantor under the Senior Loan Documents, if any.

“Senior Lenders” shall mean the lenders party to the Senior Credit Agreement, if any.

“Senior Loan Documents” shall mean, collectively, the Senior Credit Agreement and any and all other documents, instruments and certificates executed and delivered pursuant thereto, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time in a manner not prohibited by the terms of the Specified Subordination Agreement. For the avoidance of doubt, no Senior Loan Document is in effect on the Restatement Date.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” shall mean, as to any borrowing, the SOFR Loans comprising such Loans.

“SOFR Deadline” has the meaning specified therefor in Section 2.12(a).

“SOFR Loan” shall mean a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Reference Rate”.

“SOFR Notice” shall mean a written notice substantially in the form of Exhibit G.

“SOFR Option” has the meaning specified therefor in Section 2.12(a).

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Specified Representations” means those representations and warranties made in Section 5.1 (limited to the existence of each Credit Party under the laws of the state of its incorporation or formation), Section 5.2(i), Section 5.2(ii), Section 5.2(iii) (limited to contravention of the Borrower’s or any Guarantor’s organizational documents), Section 5.2(iv), Section 5.4, Section 5.6, Section 5.7(b), Section 5.9(ii), Section 5.10, Section 5.12, Section 5.22, and Section 5.31.

“Specified Subordination Agreement” shall mean a subordination agreement, in form and substance reasonably satisfactory to the Agent and the Lenders in all respects, if executed, to be executed by and between the Senior Agent and the Agent and to be acknowledged and agreed by the Borrower and the Guarantors, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof. For the avoidance of doubt, no Specified Subordination Agreement is in effect on the Restatement Date.

“STORY3” shall mean STORY3 Capital Partners LLC.

“Subordinated Debt” shall mean any unsecured Funded Debt of any Credit Party and other obligations under the Subordinated Debt Documents and any other Funded Debt of any Credit Party which has been subordinated in right of payment and priority to the Indebtedness, all on terms and conditions satisfactory to the Agent.

“Subordinated Debt Documents” shall mean and include any documents evidencing any Subordinated Debt, in each case, as the same may be amended, modified, supplemented or otherwise modified from time to time in compliance with the terms of this Agreement.

“Subordination Agreements” shall mean, collectively, any subordination agreements entered into by any Person from time to time in favor of the Agent in connection with any Subordinated Debt, the terms of which are acceptable to the Agent, in each case as the same may be amended, restated or otherwise modified from time to time, and “Subordination Agreement” shall mean any one of them.

“Subsidiary(ies)” shall mean any other corporation, association, joint stock company, business trust, limited liability company, partnership or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership, partnership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries. Unless otherwise specified to the contrary herein or the context otherwise requires, Subsidiary(ies) shall refer to the Subsidiary(ies) of the Borrower.

“Successor Agent” shall have the meaning set forth in Section 11.4(a) hereof.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” shall mean the Exchanged Term Loans, the Restatement Date Term Loans and the Incremental Term Loans, as the context requires.

“Term Loan Commitment” shall mean the Restatement Date Term Loan Commitment or the Incremental Term Loan Commitment (if any) of a Lender, and “Term Loan Commitments” shall mean such commitments of all Lenders.

“Term Loan Exposure” shall mean, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loan of such Lender.

“Term SOFR” shall mean,

(a)   for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)   for any calculation with respect to a Reference Rate Loan on any day, the Term SOFR Reference Rate for a tenor of three months on the day (such day, the “Reference Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Reference Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Reference Rate SOFR Determination Day.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in any applicable state; provided that, unless specified otherwise or the context otherwise requires, such terms shall refer to the Uniform Commercial Code as in effect in the State of New York.

“Unit” shall mean an individual unit (i.e., wardrobe and similar merchandise) owned by the Borrower and currently available for rent or held for sale.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” shall have the meaning specified therefor in Section 12.12.

“USA Patriot Act” shall have the meaning specified therefor in Section 5.7.

“Waivable Mandatory Prepayment” shall have the meaning specified therefor in Section 2.9(b).

“Withholding Agent” shall mean any Credit Party and the Agent.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which writedown and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)    Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Indebtedness shall mean the repayment in Dollars in full in cash or immediately available funds of all of the Indebtedness (including the Prepayment Premium) other than unasserted contingent indemnification obligations.

(e)    References in this Agreement to “determination” by the Agent include good faith estimates by the Agent (in the case of quantitative determinations) and good faith beliefs by the Agent (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing in accordance with Section 8.5 of this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing in accordance with Section 8.5 of this Agreement. Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of the Agent, any agreement entered into by the Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by the Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by the Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agent and the Lenders. Wherever the phrase “to the knowledge of any Credit Party” or words of similar import relating to the knowledge or the awareness of any Credit Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Credit Party or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer’s duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Credit Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

1.3    Accounting Terms.

(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with,

GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein or as reflected in the management financials provided prior to the Restatement Date to (i) include any proceeds from end-of-life liquidated inventory in revenue and related costs in cost of revenue, which is presented as net gains or losses from sale of end-of-life liquidated inventory on GAAP financials and (ii) not adjust the purchases of property, plant and equipment (“PPE”) and rental product for any unpaid accounts payable balances. Additionally, GAAP financial statements may include more detailed or more summarized line items than what is presented in the management financials.

(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Majority Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)    Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(d)    All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute, except as the Agent may otherwise determine.

1.4    Rounding. Any financial ratios required to be maintained by the Borrower or the Guarantors pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to two places more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

1.5    Times of Day(a). Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable), as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Secured Party, such period shall in any event consist of at least one full day. Whenever any action or delivery to be taken or made under this Agreement or any other Loan Document shall be stated to be due on a day other than a Business Day, such action or delivery shall be deemed to be due on the next succeeding Business Day.

1.6    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws):

(a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.7    Senior Loan Documents and Specified Subordination Agreement. The Borrower agrees and acknowledges that each reference to any Senior Loan Document, Senior Debt, Senior Agent, Senior Lenders, or the Specified Subordination Agreement in any Loan Document (including, without limitation this Agreement and the Security Agreement) shall be disregarded until each of the Senior Credit Agreement and the Specified Subordination Agreement shall have been executed and delivered by the requisite parties thereto (including, in the case of the Specified Subordination Agreement, the Agent) and are in full force and effect.

1.8    Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Reference Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Reference Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Reference Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Reference Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

2.    TERM LOANS.

2.1    Restatement Date Transactions; Loans and Commitments.

(a)    Interest Capitalization; Debt for Equity Exchange. On the Restatement Date, (i) the Interest Capitalization shall be deemed to have occurred and (ii) immediately following the Interest Capitalization, the Debt for Equity Exchange occurred in accordance with the terms and conditions of the Exchange Agreement. Immediately after giving effect to the Debt for Equity Exchange, the aggregate outstanding principal amount of Existing Term Loans was equal to $100,000,000.

(b)    Initial Loan Exchange. Immediately after the consummation of the Debt for Equity Exchange, the Initial Loan Exchange is deemed to have occurred. The aggregate outstanding principal amount of the Exchanged Term Loans under this Agreement immediately following the Initial Loan Exchange is equal to $100,000,000. Immediately following the consummation of the Initial Loan Exchange, the Restatement Date Assignment occurred in accordance with the terms of the Purchase and Sale Agreement.

(c)    Restatement Date Term Loans. Subject to the terms and conditions hereof, each Lender with a Restatement Date Term Loan Commitment severally agrees to make, on the Restatement Date, immediately following the consummation of the Restatement Date Assignment, a term loan to the Borrower in an amount equal to such Lender’s Restatement Date Term Loan Commitment. The Borrower may make only one borrowing under the Restatement Date Term Loan Commitments which shall be on the Restatement Date. Each Lender’s Restatement Date Term Loan Commitment shall terminate immediately and without further action on the Restatement Date after giving effect to the funding of such Restatement Date Term Loan Commitment, if any, on such date.

The Borrower, the Agent and each Lender hereby acknowledge, confirm and agree that after giving effect to the Debt for Equity Exchange, the Initial Loan Exchange, the Restatement Date Assignment and the funding of the Restatement Date Term Loans (collectively, the “Restatement Date Transactions”), as of the Restatement Date, (i) the aggregate outstanding principal amount of the Term Loans is equal to $120,000,000 and (ii) the principal amount of Term Loans held by each Lender is set forth in Section 3 of Annex I hereto.

No Term Loan that has been repaid or prepaid may be reborrowed. All amounts owed hereunder with respect to the Term Loan shall be paid in full no later than the Maturity Date.

2.2    Accrual of Interest and Maturity; Evidence of Indebtedness.

(a)    The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan (plus all accrued and unpaid interest) of and any other outstanding Indebtedness hereunder (including the Prepayment Premium) owing to such Lender to the Borrower on the Maturity Date and, subject to the terms of the Specified Subordination Agreement, on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to the terms and conditions hereof, each Loan shall, from time to time from and after the date of such Loan (until paid), bear interest in accordance with Section 2.6.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.

(c)    The Agent shall maintain the Register pursuant to Section 12.7(h), and a subaccount therein for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Loans and (iii) both the amount of any sum received by the Agent hereunder from the Borrower in respect of the Loans and each Lender’s share thereof.

(d)    The entries made in the Register maintained pursuant to paragraph (c) of this Section 2.2 and Section 12.7(h) shall, absent manifest error, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Agent to maintain the Register or any account, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans (and all other amounts owing with respect thereto) made to the Borrower by the Lenders in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.

(e)    The Borrower agrees that, upon written request to the Agent by any Lender, the Borrower will execute and deliver, to such Lender, at the Borrower’s own expense, a Note evidencing the outstanding Loans owing to such Lender.

2.3    Requests for Loans.

(a)    With respect to the Restatement Date Term Loan, the Borrower shall deliver to the Agent a Request for Loan fully executed by an Authorized Signer no later than 2 Business Days prior to the Restatement Date (or such shorter period as the Agent may agree in writing in its sole discretion). Following the Restatement Date, whenever the Borrower desires that Lenders make a Term Loan (other than the Restatement Date Term Loan), the Borrower shall deliver to the Agent a fully executed and delivered Request for Loan (which shall specify the principal amount of the proposed Loan and the proposed date of such Loan, which must be a Business Day) no later than 10:00 a.m. (New York City time) at least 10 days in advance of the proposed Credit Date. Except as otherwise provided herein, a Request for Loan for a Term Loan shall be irrevocable on and after the date of receipt by the Agent, and the Borrower shall be bound to make a borrowing in accordance therewith. Promptly upon receipt by the Agent of any Request for Loan, the Agent shall notify each Lender of the proposed borrowing. The Agent and Lenders (i) may act without liability upon the basis of written or facsimile notice believed by the Agent in good faith to be from the Borrower (or from any Authorized Signer), (ii) shall be entitled to rely conclusively on any Authorized Signer’s authority to request a Term Loan on behalf of the Borrower until the Agent receives written notice to the contrary, and (iii) shall have no duty to verify the authenticity of the signature appearing on any written Request for Loan.

(b)    Each Lender shall make its Term Loan available to the Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date, by wire transfer of same day funds in Dollars, at the Agent’s Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, the Agent shall make the proceeds of the Term Loans available to the Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Agent from Lenders to be credited to the account of the Borrower designated in writing to the Agent by the Borrower.

(c)    A Request for Loan, once delivered to the Agent, shall not be revocable by the Borrower and shall constitute a certification by the Borrower as of the date thereof that:

(i)     all conditions to the making of Loans set forth in Sections 4.1 and/or 4.2, as applicable, of this Agreement have been satisfied, and shall remain satisfied to the date of such Loan (both before and immediately after giving effect to such Loan);

(ii)    at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made; and

(iii)    the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of the date of the making of such Loan to the same extent as though made on and as of that date (both before and immediately after giving effect to such Loan), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date.

2.4    Disbursement of Loans. Unless the Agent shall have been notified in writing by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Agent the amount of such Lender’s Loan requested on such Credit Date, the Agent may assume that such Lender has made such amount available to the Agent on such Credit Date and the Agent may but shall not be obligated to, make available to the Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the rate specified in Section 2.6(a). If such Lender does not pay such corresponding amount forthwith upon the Agent’s demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Agent, at the rate specified in Section 2.6(a). Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.5    Fees. The Borrower agrees to pay to the Agent all fees payable by it in the Fee Letter in the amounts and at the times specified therein.

2.6    Interest Payments; Default Interest.

(a)    Subject to the terms of this Agreement, at the option of the Borrower, the Term Loan or any portion thereof shall be either a Reference Rate Loan or a SOFR Loan. Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)     each portion of the Term Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the Reference Rate plus the Applicable Margin;

(ii)    each portion of the Term Loan that is a SOFR Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to Adjusted Term SOFR for the Interest Period in effect for the Term Loan (or such portion thereof) plus the Applicable Margin;

(iii)    in the case of Incremental Term Loans, at the rate set forth in the Joinder Agreement; and

(iv)    interest on each Term Loan shall be due and payable in cash, in arrears, on each Interest Payment Date.

(b)    [Reserved].

(c)    Interest on each Loan shall be payable (i) as set forth in clause (a) above; (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount of principal being prepaid; and (iii) on the Maturity Date. Whenever any payment under this Section 2.6 shall become due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Interest shall be computed on the basis of a 360 day year, in each case for the actual number of days elapsed in the period during which it accrues.

(d)    Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder (including the Prepayment Premium), shall thereafter automatically bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws), from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (“Post-Default Rate”). Payment or acceptance of the increased rates of interest provided for in this Section 2.6(d) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.

2.7    Optional Prepayments.

(a)    Subject to the terms of the Specified Subordination Agreement, with respect to each Term Loan, the Borrower may prepay such Term Loan on any Business Day, in whole or in part, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, subject to the payment of the Prepayment Premium to the extent payable in accordance with the terms of the Fee Letter.

(b)    All such prepayments shall be made upon not less than 10 Business Days’ (or such shorter period as the Agent may agree in writing in its sole discretion) prior written notice to the Agent by 10:00 a.m. (New York time) on the date required. Upon the giving of any such notice, the principal amount of the Term Loan specified in such notice shall become due and payable on the prepayment date specified therein.

2.8    Mandatory Repayment of Loans.

(a)     Asset Sales. Subject to the terms of the Specified Subordination Agreement, no later than the third Business Day following the date of receipt by any Credit Party of any Net Cash Proceeds from Asset Sales (excluding Asset Sales permitted under Section 7.4 other than Section 7.4(n)) in excess of $1,000,000 in the aggregate in any Fiscal Year, the Borrower shall prepay the Loans as set forth in Section 2.9(a) in an aggregate amount equal to such Net Cash Proceeds; provided, so long as (i) no Event of Default shall have occurred and be continuing, (ii) the Borrower has delivered the Agent prior written notice of the Borrower’s intention to apply such monies (the “Reinvestment Amounts”) to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of the Borrower, (iii) the monies are held in a deposit account in which the Agent has a perfected security interest, and (iv) the Borrower completes such replacement, purchase, or construction within 180 days after the initial receipt of such monies, the Borrower shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such sale or disposition or the costs of purchase or construction of other assets useful in the business of the Borrower unless and to the extent that such applicable period shall have expired without such replacement, purchase or construction being made or completed, in which case, any amounts remaining in the cash collateral account shall be paid to the Agent and applied in accordance with Section 2.9(a). Nothing contained in this Section 2.8(a) shall permit the Borrower or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 7.4.

(b)    Insurance/Condemnation Proceeds. Subject to the terms of the Specified Subordination Agreement, no later than the third Business Day following the date of receipt by any Credit Party, or the Agent as loss payee, of any Net Cash Proceeds from insurance or any condemnation, taking or other casualty in excess of $1,000,000 in the aggregate in any Fiscal Year, the Borrower shall prepay the Loans in an aggregate amount equal to such Net Cash Proceeds; provided, so long as (i) no Event of Default shall have occurred and be continuing, (ii) the Borrower has delivered the Agent prior written notice of the Borrower’s intention to apply the Reinvestment Amounts to the costs of replacement of the properties or assets that are the subject of such condemnation, taking or other casualty or the cost of purchase or construction of other assets useful in the business of the Borrower, (iii) the monies are held in a deposit account in which the Agent has a perfected security interest, and (iv) the Borrower completes such replacement, purchase, or construction within 180 days after the initial receipt of such monies, the Borrower shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such condemnation, taking or other casualty or the costs of purchase or construction of other assets useful in the business of the Borrower unless and to the extent that such applicable period shall have expired without such replacement, purchase or construction being made or completed, in which case, any amounts remaining in the cash collateral account shall be paid to the Agent and applied in accordance with Section 2.9(a).

(c)    Issuance of Debt. Subject to the terms of the Specified Subordination Agreement, on the date of receipt by any Credit Party of any cash proceeds from the incurrence of any Debt of any Credit Party (other than with respect to any Debt permitted to be incurred pursuant to Section 7.1), the Borrower shall prepay the Loans in accordance with Section 2.9(a) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses.

(d)    Prepayment Notice and Certificate.

(i)     The Borrower shall provide written notice to the Agent of the anticipated date of any prepayment of the Loans (which notice is not required to include the amount of such prepayment) pursuant to Sections 2.8(a) through 2.8(c) at least 10 Business Days (or such shorter period as the Borrower and Agent may agree) prior to such prepayment.

(ii)    Concurrently with any prepayment of the Loans pursuant to Sections 2.8(a) through 2.8(c), the Borrower shall deliver to the Agent a certificate of a Responsible Officer demonstrating the calculation of the amount of the applicable cash proceeds and compensation owing to Lenders under the Fee Letter. In the event that the Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Loans, and the Borrower shall concurrently therewith deliver to the Agent a certificate of a Responsible Officer demonstrating the derivation of such excess.

2.9    Application of Payments.

(a)    (i) Any prepayment of any Term Loan pursuant to Section 2.7 and (ii) except in connection with any Waivable Mandatory Prepayment provided for in Section 2.9(b), so long as no Application Event has occurred and is continuing, any mandatory prepayment of any Loan pursuant to Section 2.8, in each case, shall be applied to ratably prepay the principal of the Term Loan until paid in full.

(b)    Anything contained herein to the contrary notwithstanding, in the event the Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than three Business Days prior to the date (the “Required Prepayment Date”) on which the Borrower is required to make such Waivable Mandatory Prepayment, the Borrower shall notify the Agent in writing of the amount of such prepayment by 2:00 p.m. (New York City time) on such date, and the Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to decline such amount. Each such Lender may exercise such option by giving written notice to the Borrower and the Agent of its election to do so on or before 2:00 p.m. (New York City time) on the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify the Borrower and the Agent of its election to exercise such option on or before 2:00 p.m. (New York City time) on the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the Borrower shall pay to the Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Term Loans of such Lenders (which prepayment shall be applied in accordance with Section 2.9(a)), and (ii) to the extent of any excess, to the Borrower for working capital and general corporate purposes.

(c)    At any time an Application Event has occurred and is continuing, all payments shall be applied pursuant to Section 0. Nothing contained herein shall modify the provisions of the Fee Letter or Section 9.1(c) regarding the requirement that all prepayments be accompanied by accrued interest and fees and premiums (including the Prepayment Premium) on the principal amount being prepaid to the date of such prepayment, or any requirement otherwise contained herein to pay all other amounts as the same become due and payable.

2.10      Use of Proceeds of Loans. The proceeds of the Restatement Date Term Loan made on the Restatement Date shall be used by the Borrower for general working capital purposes of the Borrower and to pay fees and expenses related to this Agreement and the Restatement Date Transactions.

2.11      Incremental Facilities.

(a)    Subject to Section 2.11(b), the Borrower may by written notice to Agent elect to request the establishment of one or more Incremental Term Loan commitments (the “Incremental Term Loan Commitments”), in an aggregate amount of up to $10,000,000. Each such notice shall specify the date (an “Increased Amount Date”) on which the Borrower proposes that the Incremental Term Loan Commitments shall be effective, which shall be a date not less than 30 days after the date on which such notice is delivered to the Agent. The opportunity to commit to provide all or a portion of the Incremental Term Loan Commitment shall be offered by the Borrower to any Eligible Incremental Lenders. To the extent any Eligible Incremental Lenders have provided a commitment to provide such Incremental Term Loan Commitment, the Borrower shall provide a copy of such commitment letter to the Agent for distribution to the existing Lenders and offer the existing Lenders the opportunity to provide such Incremental Term Loan Commitment on the same terms as set forth in such commitment letter (the date the Agent receives such commitment letter, the “Notice Date”). If the existing Lenders have not agreed in writing to provide such Incremental Term Loan Commitment within 15 days of the Notice Date, then the Eligible Incremental Lenders may provide the Incremental Term Loan Commitment on the terms of such commitment letter and subject to this Section 2.11. Any existing Lender approached to provide all or a portion of such Incremental Term Loan Commitments may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitment.

(b)    Such Incremental Term Loan Commitments shall become effective, as of such Increased Amount Date, subject to the satisfaction of each of the following conditions:

(i)     [reserved];

(ii)    the Agent has obtained the commitment of one or more Incremental Term Loan Lenders to provide the applicable Incremental Term Loan and any such Incremental Term Loan Lenders, the Borrower and the Agent have signed an amendment to this Agreement pursuant to which such Incremental Term Loan Lenders agree to make, subject to the terms of this Agreement, a term loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment and to otherwise evidence such Incremental Term Loan, in form and substance reasonably satisfactory to the Agent (each, a “Joinder Agreement”);

(iii)    no Default or Event of Default shall exist on such Increased Amount Date;

(iv)    the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of such Increased Amount Date to the same extent as though made on and as of that date (both before and immediately after giving effect to such Loan), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date; and

(v)    the Borrower shall have reached agreement with the lenders making the Incremental Term Loan (the “Incremental Term Loan Lenders”) with respect to the interest margins applicable to such Incremental Term Loan (which interest margins may be higher than, equal to, or lower than the interest margins applicable to the Term Loan set forth in this Agreement immediately prior to the date of the making of such Incremental Term Loan, as applicable) and shall have communicated the amount of such interest margins to the Agent. Anything to the contrary contained herein notwithstanding, if the all in yield (including interest margins, interest floors, original issue discount, closing fees or other similar yield related discounts based on an assumed four-year to life maturity, but excluding any arrangement, underwriting or similar fees that are not shared with all of the Lenders or prospective lenders) (the “All In Yield”) that is to be applicable to such Incremental Term Loan is 50 basis points or more higher than the All In Yield applicable to the Term Loans hereunder immediately prior to the applicable Increased Amount Date (the amount by which the interest margins are higher, the “Excess”), then the All In Yield applicable to each applicable Class of Term Loans immediately prior to the Increased Amount Date shall be increased by the amount of the Excess minus 50 basis points, effective on the applicable Increased Amount Date, and without the necessity of any action by any party hereto.

(c)    The Incremental Term Loan Lender shall make an Incremental Term Loan subject to the satisfaction of each of the following conditions:

(i)     each of the conditions set forth in Section 4.2 shall have been satisfied on the applicable Credit Date; and

(ii)    any such Incremental Term Loan shall be in an aggregate amount of at least $5,000,000 and integral multiples of $1,000,000 above such amount (except, in each case, such minimum amount and integral multiples amount shall not apply when the Borrower uses all of the Incremental Term Loan Commitments available at such time).

(d)    On any Increased Amount Date on which any Incremental Term Loan Commitments of any tranche are effective, subject to the satisfaction of the foregoing terms and conditions, each Incremental Term Loan Lender shall become a Lender hereunder with respect to the Incremental Term Loan Commitment and the Incremental Term Loans made pursuant thereto. Any Incremental Term Loans made on an Increased Amount Date shall be designated a separate Class for all purposes of this Agreement.

(e)    The terms and provisions of the Incremental Term Loans and Incremental Term Loan Commitments shall be, except as otherwise set forth herein or in a Joinder Agreement, identical to the Term Loan immediately prior to the making of such Incremental Term Loan. Each such Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Agent, to effect the provision of this Section 2.11. All Incremental Term Loans shall be secured on a pari passu basis with the Term Loans, shall not be secured by a Lien on any assets of the Borrower or any Guarantor not constituting Collateral and shall not be guaranteed by any person other than the Guarantors.

2.12      SOFR Option.

(a)    The Borrower may, at any time and from time to time, so long as no Default or Event of Default has occurred and is continuing, elect to have interest on all or a portion of the Loans be charged at a rate of interest based upon Adjusted Term SOFR (the “SOFR Option”) by notifying the Agent prior to 11:00 a.m. (New York City time) at least three Business Days prior to (i) the proposed borrowing date of a Loan (as provided in Section 2.3), (ii) in the case of the conversion of a Reference Rate Loan to a SOFR Loan, the commencement of the proposed Interest Period or (iii) in the case of the continuation of a SOFR Loan as a SOFR Loan, the last day of the then current Interest Period (the “SOFR Deadline”). Notice of the Borrower’s election of the SOFR Option for a permitted portion of the Loans and an Interest Period pursuant to this Section 2.12(a) shall be made by delivery to the Agent of (A) a Request for Loan (in the case of the initial making of a Loan) in accordance with Section 2.3 or (B) a SOFR Notice prior to the SOFR Deadline. Promptly upon its receipt of each such SOFR Notice, the Agent shall provide a copy thereof to each of the Lenders. Each SOFR Notice shall be irrevocable and binding on the Borrower. For the avoidance of doubt, the first Interest Period for the Term Loans shall commence on the Restatement Date and end on the last Business Day of the Fiscal Quarter in which the Restatement Date occurs.

(b)    Interest on SOFR Loans shall be payable in accordance with Section 2.6(a). On the last day of each applicable Interest Period, unless the Borrower properly have exercised the SOFR Option with respect thereto, the interest rate applicable to such SOFR Loans automatically shall convert to the rate of interest then applicable to Reference Rate Loans of the same type hereunder. At any time that a Default or an Event of Default has occurred and is continuing, the Borrower no longer shall have the option to request that any portion of the Loans bear interest at Adjusted Term SOFR and the Agent shall have the right to convert the interest rate on all outstanding SOFR Loans to the rate of interest then applicable to Reference Rate Loans of the same type hereunder on the last day of the then current Interest Period.

(c)    Notwithstanding anything to the contrary contained in this Agreement, the Borrower (i) shall have not more than five (5) SOFR Loans in effect at any given time, and (ii) only may exercise the SOFR Option for SOFR Loans of at least $500,000 and integral multiples of $100,000 in excess thereof.

(d)    The Borrower may prepay SOFR Loans at any time; provided, however, that in the event that SOFR Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any mandatory prepayment pursuant to Section 2.8 or any application of payments or proceeds of Collateral in accordance with Section 9.2 or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Indebtedness pursuant to the terms hereof, the Borrower shall indemnify, defend and hold the Agent and the Lenders and their participants harmless against any and all Funding Losses (as defined below) in accordance with Section 2.13.

(e)    In connection with the use or administration of Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their participants, is required actually to match fund any Obligation as to which interest accrues at Adjusted Term SOFR or the Term SOFR Reference Rate.

(f)     Subject to clause (g) below, if on or prior to the first day of any Interest Period for any SOFR Loan,

(i)     the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii)    the Majority Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Majority Lenders have provided notice of such determination to the Agent, then the Agent shall give written notice to the Borrower and to the Lenders as soon as practicable thereafter.

Upon notice thereof by the Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Reference Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Reference Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Reference Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.13. Subject to Section 2.12(g), if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Reference Rate Loans shall be determined by the Agent without reference to clause (c) of the definition of “Reference Rate” until the Agent revokes such determination.

(g)    Benchmark Replacement.

(i)     Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.12(g)(i) will occur prior to the applicable Benchmark Transition Start Date. No swap agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.12(g).

(ii)    In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)    The Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (1) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(g)(iv) and (2) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12(g), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12(g).

(iv)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any

Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Reference Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Reference Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Reference Rate.

2.13      Funding Losses. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of a Default or an Event of Default or any mandatory prepayment required pursuant to Section 2.8), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of a Default or an Event of Default), (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower or the Agent pursuant to Section 12.11, then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense (“Funding Losses”) attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate upon demand after receipt thereof.

2.14      Impracticability or Illegality.

(a)    [Reserved].

(b)    If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Agent) (an “Illegality Notice”), (i) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Reference Rate Loans to SOFR Loans, shall be suspended, and (ii) the interest rate on which Reference Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Reference Rate”, in each case until each affected Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Agent), prepay or, if applicable, convert all SOFR Loans to Reference Rate Loans (the interest rate on which Reference Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Reference Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, in each case until the Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13.

(c)    The obligations of the Credit Parties under this Section 2.14 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

3.    [INTENTIONALLY OMITTED].

4.    CONDITIONS.

4.1    Conditions to Effectiveness. The effectiveness of this Agreement and the obligations of the Lenders to make the Restatement Date Term Loan pursuant to this Agreement on the Restatement Date are subject to the following conditions:

(a)    Notes, this Agreement and the other Loan Documents. The Borrower shall have executed and delivered to the Agent for the account of each Lender requesting Notes, the Notes; the Borrower, the Agent, and each Lender shall have executed and delivered this Agreement; and the Borrower and each Guarantor shall have executed and delivered the other Loan Documents to which the Borrower or such Guarantor is required to be a party (including all schedules and other documents to be delivered pursuant hereto); and such Notes (if any), this Agreement and the other Loan Documents shall be in full force and effect in accordance with the terms of the Disbursement Letter.

(b)    Corporate Authority. The Agent shall have received, from the Borrower and each Guarantor, a certificate of its Secretary, Assistant Secretary or Chief Operating Officer, dated as of the Restatement Date, as to:

(i)     corporate resolutions (or the equivalent) of the Borrower and each Guarantor authorizing the transactions contemplated by this Agreement and the other Loan Documents, approving this Agreement and the other Loan Documents, in each case to which the Borrower and each such Guarantor is party, and authorizing the execution and delivery of this Agreement and the other Loan Documents, and in the case of the Borrower, authorizing the execution and delivery of requests for Loans hereunder,

(ii)    the incumbency and signature of the officers or other authorized persons of the Borrower and each Guarantor executing any Loan Document and in the case of the Borrower, the officers who are authorized to execute any Requests for Loan,

(iii)    a certificate of good standing or continued existence (or the equivalent thereof) from the state of its incorporation or formation, and from every state or other jurisdiction where the Borrower and each Guarantor is qualified to do business (but only to the extent the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect), which jurisdictions are listed on Schedule 4.1(b) attached hereto, and

(iv)    copies of such articles of incorporation and bylaws or other constitutional documents of the Borrower and each Guarantor, as in effect on the Restatement Date.

(c)    Collateral Documents, Guaranties and other Loan Documents. The Agent shall have received the following documents, each in form and substance satisfactory to the Agent and fully executed by each party thereto:

(i)     The following Collateral Documents, each in form and substance acceptable to the Agent and fully executed by each party thereto and dated as of the Restatement Date:

(A)    the Reaffirmation Agreement, executed and delivered by the Borrower and each Guarantor;

(B)    the Perfection Certificate, duly executed by the Borrower;

(C)    the Security Agreement;

(D)    the Assignment of Business Interruption Insurance Policy; and

(E)    an Irish law deed of confirmation in respect of the amended and restated Irish law share charge dated 23 November 2021 between the Borrower and the Agent (the “Irish Deed of Confirmation”);

(ii)    the Fee Letter, executed and delivered by the Agent and the Borrower and dated as of the Restatement Date;

(iii)    (A) Certified copies of uniform commercial code requests for information, or a similar search report certified by a party acceptable to the Agent, dated a date reasonably prior to the Restatement Date, listing all effective financing statements in the jurisdiction noted on Schedule 4.1(c)(iii) which name the Borrower or any Guarantor (under their present names or under any previous names used within five (5) years prior to the Restatement Date) as debtors, together with (x) copies of such financing statements, and (y) authorized Uniform Commercial Code (Form UCC-3) termination statements, if any, necessary to release all Liens and other rights of any Person in any Collateral described in the Collateral Documents previously granted by any Person (other than Liens permitted by Section 7.2 of this Agreement) and (B) intellectual property search reports results from the United States Patent and Trademark Office and the United States Copyright Office for the Borrower and each Guarantor dated a date reasonably prior to the Restatement Date.

(iv)    Any documents (including, without limitation, financing statements, amendments to financing statements and assignments of financing statements, stock powers executed in blank and any endorsements) requested by the Agent and reasonably required to be provided in connection with the Collateral Documents to create, in favor of the Agent (for and on behalf of the Lenders), a perfected security interest in the Collateral thereunder shall have been filed, registered or recorded, or shall have been delivered to the Agent in proper form for filing, registration or recordation.

(d)    Insurance. The Agent shall have received evidence reasonably satisfactory to it that the Borrower and Guarantors have obtained the insurance policies required by Section 6.5 hereof and that such insurance policies are in full force and effect (subject to Section 4.3 with respect to required endorsements).

(e)    Schedules and Exhibits. The Agent shall have received (i) schedules to this Agreement, the Perfection Certificate, and the Security Agreement and (ii) exhibits to this Agreement and the Security Agreement, in each case of the foregoing clauses (i) and (ii), in form and substance reasonably satisfactory to the Agent (it being acknowledged that the form of the schedules to this Agreement and the Perfection Certificate as agreed between the Agent and the Borrower as of the date of the Exchange Agreement are satisfactory to the Agent).

(f)     Opinions of Counsel. The Borrower and Guarantors shall have furnished to the Agent and the Lenders customary opinions of counsel to the Borrower and Guarantors, in each case dated the Restatement Date and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent and each of the Lenders. The Agent and the Lenders shall have received a customary opinion of Arthur Cox LLP, Irish counsel to the Agent dated the Restatement Date and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent and each of the Lenders (it being acknowledged that form of opinion provided by Arthur Cox dated 23 November 2021 is satisfactory to the Agent and the Lenders); provided that if the

Lenders fail to procure such opinion, the Borrower may cause the delivery of a customary opinion of another nationally recognized firm of counsel in lieu thereof.

(g)    Payment of Fees. The Borrower shall have paid to the Agent all fees, costs or expenses due and outstanding to the Agent or the Lenders as of the Restatement Date (including reasonable fees, disbursements and other charges of counsel to the Agent payable under Section 12.4(a) hereof), in each case to the extent invoiced at least one Business Day prior to the Restatement Date.

(h)    Financial Statements. The Borrower shall have delivered to the Lenders and the Agent, in form and substance satisfactory to the Agent: (a) audited financial statements of the Borrower for the Fiscal Year ended January 31, 2025, and presented in accordance with GAAP (it being acknowledged that the Agent and Lenders are in receipt of such audited financial statements described in this clause (a)), and (b) unaudited financial statements of the Borrower for the most recently ended Fiscal Quarter prior to the Restatement Date which are required to be delivered pursuant to Section 6.1(b) of the Existing Credit Agreement (collectively, the “Financial Statements”) in form reasonably acceptable to the Agent.

(i)     Restatement Date Transactions. Each of the transactions set forth in the Exchange Agreement (including, without limitation, the Exchange Transactions (as defined therein)) and the Purchase and Sale Agreement shall have been consummated in accordance with the terms and conditions thereof.

(j)     Material Contracts. The Agent shall have received copies of all Material Contracts described on Schedule 5.18 hereto.

(k)    Governmental and Other Approvals. The Agent shall have received copies of all authorizations, consents, approvals, licenses, qualifications or formal exemptions, filings, declarations and registrations with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) received by the Borrower or any Guarantor that, in each case, are necessary in connection with the transactions contemplated by the Loan Documents to occur on the Restatement Date.

(l)     Closing Certificate. The Agent shall have received a certificate of a Responsible Officer of the Borrower dated the Restatement Date, stating that to the best of his or her respective knowledge after due inquiry, (i) the conditions set forth in Sections 4.2(b) and 4.2(d) have been satisfied; and (ii) since January 31, 2025, no Material Adverse Effect has occurred.

(m)    Solvency Certificate. The Agent shall have received a certificate of the chief financial officer of the Borrower, certifying that the Borrower is Solvent (after giving effect to the making of the Restatement Date Term Loan and the other Restatement Date Transactions).

Notwithstanding the foregoing, the Agent and each Lender acknowledge that:

(1)    the form of any document or instrument required to be delivered pursuant to the foregoing shall be deemed satisfactory if such document or instrument is in the form separately agreed with the Agent prior to execution and delivery of the Exchange Agreement or, if no such form is agreed, in a form substantially consistent with the form of such document or instrument with respect to the Existing Credit Agreement or, if no such form exists, in customary form reasonably acceptable to the Agent; and

(2)   no failure to create or perfect any security interest shall constitute a condition precedent to the effectiveness of this Agreement so long as the Security Agreement and Account Control Agreements in respect of each deposit accounts and securities accounts (other than the Excluded Accounts) is executed and delivered by the Borrower and each Guarantor and the security interest under the Security Agreement is perfected to the extent it is capable of perfection by the filing of a UCC-1 financing statement; provided that any other document, instrument or action that would otherwise be required to create or perfect any security interest shall be delivered and/or complied with by the Borrower within 30 days after the Restatement Date (or such later date as the Agent may agree).

4.2    Conditions to all Loans. The obligations of each Lender to make Loans (including the Restatement Date Term Loan) shall be subject to the following conditions:

(a)    the Agent shall have received a fully executed Request for Loan;

(b)    at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, (i) except in connection with consummation of the Restatement Date Transactions, no Default or (ii) Event of Default, in each case has occurred and is continuing or would result from the making of the Loan to be made;

(c)    other than in connection with consummation of the Restatement Date Transactions, as of such Credit Date, the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of the date of the making of such Loan to the same extent as though made on and as of that date (both before and immediately after giving effect to such Loan), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date; and

(d)    solely in connection with consummation of the Restatement Date Transactions, (i) the Specified Representations shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of the Restatement Date as though made at and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of such earlier date) and (ii) each of the representations and warranties other than the Specified Representations of the Credit Parties in this Agreement and the other Loan Documents shall be true and correct as of the Restatement Date as though made at and as of such date, except to the extent that any such other representations and warranties expressly relate to an earlier date (in which case such other representations and warranties shall be true and correct as of such earlier date), in each case of this clause (ii), determined without regard to qualifications as to “materiality” or “Material Adverse Effect”, except that the condition in this clause (ii) will be satisfied unless the failure of any such representations and warranties to be so true and correct has resulted in, or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. The representations and warranties made in connection with the Restatement Date Transactions under the Loan Documents will be those required to be accurate pursuant to this clause (d).

4.3    Conditions Subsequent to Effectiveness. As an accommodation to the Credit Parties, the Agent and the Lenders have agreed to execute this Agreement and to make the Restatement Date Term Loan on the Restatement Date notwithstanding the failure by the Credit Parties to satisfy the conditions set forth below on or before the Restatement Date. In consideration of such accommodation, the Credit Parties agree that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Loan Documents, the Credit Parties shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (it being understood that (i) the failure by the Credit Parties to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Loan Document to be breached, the Majority Lenders hereby waive such breach for the period from the Restatement Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 4.3):

(a)    on or prior to the date that is thirty (30) days following the Restatement Date (or such later date as agreed to in writing by the Agent in its sole discretion), the Borrower and each Guarantor shall have delivered to the Agent long form insurance endorsements with respect to the Borrower’s and such Guarantor’s insurance policies, in form and substance satisfactory to the Agent, naming the Agent as additional insured or lender’s loss payee thereunder, as applicable, and providing that such policy may be terminated or cancelled (by the insurer or the insured thereunder) only upon 30 days’ prior written notice to the Agent (or 10 days prior written notice in the case of nonpayment).

5.    REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Agent and the Lenders as follows:

5.1    Corporate Authority. Each Credit Party is a corporation (or other business entity) duly organized and existing in good standing under the laws of the state or jurisdiction of its incorporation or formation, as applicable, and each Credit Party is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification and authorization necessary except where failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. Each Credit Party has all requisite corporate, limited liability or partnership power (as applicable) and authority to own all its property (whether real, personal, tangible or intangible or of any kind whatsoever) and to carry on its business.

5.2    Due Authorization. Execution, delivery and performance of this Agreement, and the other Loan Documents, to which each Credit Party is party, and the issuance of the Notes by the Borrower (if requested) (i) are within such Person’s corporate, limited liability or partnership power (as applicable), (ii) have been duly authorized by all necessary action, (iii) are not in contravention of any Requirement of Law applicable to such Credit Party or the terms of such Credit Party’s organizational documents, any Material Contract or the Senior Loan Documents or (iv) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document or Senior Loan Document) upon or with respect to any of its properties.

5.3    Good Title; Leases; Assets; No Liens.

(a)    Each Credit Party, to the extent applicable, has good and valid title (or, in the case of real property, good and marketable title) to all assets owned by it, subject only to the Liens permitted under Section 7.2 hereof, and each Credit Party has a valid leasehold or interest as a lessee or a licensee in all of its leased real property;

(b)    Schedule 5.3(b) hereto identifies all of the real property owned or leased, as lessee thereunder, by the Borrower or any Guarantor on the Restatement Date, including all warehouse or bailee locations;

(c)    The Credit Parties will collectively own or collectively have a valid leasehold interest in all assets that were owned or leased (as lessee) by the Credit Parties immediately prior to the Restatement Date to the extent that such assets are necessary for the continued operation of the Credit Parties’ businesses in substantially the manner as such businesses were operated immediately prior to the Restatement Date;

(d)    Each Credit Party owns or has a valid leasehold interest in all real property necessary for its continued operations and, to the best knowledge of the Borrower, no material condemnation, eminent domain or expropriation action has been commenced or threatened against any such owned or leased real property;

(e)    There are no Liens on and no financing statements on file with respect to any of the assets owned by the Credit Parties, except for the Liens permitted pursuant to Section 7.2 of this Agreement and any financing statements relating thereto; and

(f)     No Credit Party that is not the Borrower or a Guarantor holds or owns any assets that are material to the business of the Borrower and its Subsidiaries nor any Intellectual Property (unless held by Rent the Runway Limited in the ordinary course of business for use in fulfilling its obligations to Borrower in a manner substantially consistent with the Intercompany License Agreement as of the Restatement Date).

5.4    Taxes. (i) All Tax returns and other reports required by applicable Requirements of Law to be filed by any Credit Party have been timely filed (taking into account any extensions granted by the applicable Governmental Authority) and (ii) all Taxes imposed upon any Credit Party or any property of any Credit Party which have become due and payable on or prior to the Restatement Date have been paid, except (A) unpaid Taxes in an aggregate amount at any one time not in excess of $1,000,000, (B) unpaid sales Taxes that are due and payable in the ordinary course of business and are not delinquent and (C) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP on the Financial Statements.

5.5    No Defaults. No Credit Party is in default under or with respect to any agreement, instrument or undertaking to which is a party or by which it or any of its property is bound which would cause or would reasonably be expected to cause a Material Adverse Effect.

5.6    Enforceability of Agreement and Loan Documents. This Agreement and each of the other Loan Documents to which any Credit Party is a party (including without limitation, each Request for Loan), have each been duly executed and delivered by its duly authorized officers and constitute the valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor’s rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

5.7    Compliance with Laws. (a) Except as disclosed on Schedule 5.7, each Credit Party has complied with all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) including but not limited to Hazardous Material Laws, and is in compliance with any Requirement of Law, except to the extent that failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; and (b) neither the extension of credit made pursuant to this Agreement or the use of the proceeds thereof by the Credit Parties will violate any Anti-Terrorism Laws, including the United States Foreign Corrupt Practices Act of 1977, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or The United and Strengthening America by providing appropriate Tools Required to Intercept and Obstruct Terrorism (“USA Patriot Act”) Act of 2001, Public Law 10756, October 26, 2001 or Executive Order 13224 of September 23, 2001 issued by the President of the United States (66 Fed. Reg. 49049 (2001)).

5.8    Non-contravention. The execution, delivery and performance of this Agreement and the other Loan Documents (including each Request for Loan) to which each Credit Party is a party are not in contravention of the terms of any indenture, agreement or undertaking to which such Credit Party is a party or by which it or its properties are bound where such violation could reasonably be expected to have a Material Adverse Effect.

5.9    Litigation. Except as set forth on Schedule 5.9 hereto, there is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding or governmental investigation pending against or to the knowledge of the Borrower, threatened in writing against any Credit Party (other than any suit, action or proceeding in which a Credit Party is the plaintiff and in which no counterclaim or cross-claim against such Credit Party has been filed), or any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator outstanding against any Credit Party, nor is any Credit Party in violation of any applicable order, injunction, decree or requirement of any governmental body or court which (i) could in any of the foregoing events reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Loan Document.

5.10      Consents, Approvals and Filings, Etc. Except as set forth on Schedule 5.10 hereto, (a) no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other Person (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by any Credit Party of this Agreement and any of the other Loan Documents to which such Credit Party is a party or (ii) by the Credit Parties of the grant of Liens granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or the other Loan Documents, as applicable, and (b) no material authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other Person (whether or not governmental) is otherwise necessary to the operation of its business, except in each case for (x) such matters which have been previously obtained, and (y) such filings to be made concurrently herewith or promptly following the Restatement Date as are required by the Collateral Documents to perfect Liens in favor of the Agent. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and, to the best knowledge of the Borrower, are not the subject of any attack or threatened attack (in each case in any material respect) by appeal or direct proceeding or otherwise.

5.11      Agreements Affecting Financial Condition. No Credit Party is party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.

5.12      No Investment Company or Margin Stock. No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. No Credit Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X. Terms for which meanings are provided in Regulation T, U and X of the Board of Governors of the Federal Reserve System or any regulations substituted therefore, as from time to time in effect, are used in this paragraph with such meanings.

5.13      ERISA. No ERISA Event or Foreign Benefit Event has occurred and, to the knowledge of the Borrower, no ERISA Event or Foreign Benefit Event is reasonably expected to occur, except as would not reasonably be expected to have a Material Adverse Effect when taken either individually or in the aggregate with all other such ERISA Events or Foreign Benefit Events for which liability could be reasonably expected to occur. Each Pension Plan and Foreign Plan is being maintained and funded in accordance with its terms and is in compliance with the requirements of the Internal Revenue Code and ERISA and other Requirements of Law, except to the extent that failure to comply therewith could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.14      Conditions Affecting Business or Properties. Neither the respective businesses nor the properties of any Credit Party is affected by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, Act of God, or other casualty which could reasonably be expected to have a Material Adverse Effect.

5.15      Environmental and Safety Matters. Except as set forth in Schedules 5.9, 5.10 and 5.15:

(a)    all facilities and property owned or leased by the Credit Parties are in compliance with all Hazardous Material Laws, except to the extent that any non-compliance could not reasonably be expected to result in a Material Adverse Effect;

(b)    to the best knowledge of the Borrower, except as could not reasonably be expected to result in a Material Adverse Effect, there have been no unresolved and outstanding past, and there are no pending or threatened:

(i)     claims, complaints, notices or requests for information received by any Credit Party with respect to any alleged violation of any Hazardous Material Law, or

(ii)    written complaints, notices or inquiries to any Credit Party regarding potential liability of any Credit Parties under any Hazardous Material Law; and

(c)    to the best knowledge of the Borrower, no conditions exist at, on or under any property now or previously owned or leased by any Credit Party, in each case which, with the passage of time, or the giving of notice or both, are or would be reasonably likely to give rise to liability under any Hazardous Material Law or create a significant adverse effect on the value of the property, except to the extent that such condition or liability could not reasonably be expected to result in a Material Adverse Effect.

5.16      Subsidiaries. Except as disclosed on Schedule 5.16 hereto as of the Restatement Date, and thereafter, except as disclosed to the Agent in writing from time to time, no Credit Party has any Subsidiaries.

5.17      Adverse Agreements, Etc. No Credit Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any governing document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which (either individually or in the aggregate) has, or in the future could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect.

5.18      Material Contracts. Schedule 5.18 attached hereto is an accurate and complete list of all Material Contracts in effect on or as of the Restatement Date to which any Credit Party is a party or is bound. Each such Material Contract is in full force and effect and is binding upon and enforceable against each Credit Party that is a party thereto and, to the best knowledge of such Credit Party, all other parties thereto in accordance with its terms.

5.19      Insurance. Each Credit Party maintains all insurance required by Section 6.5.

5.20      Capital Structure. Schedule 5.20 attached hereto sets forth all issued and outstanding Equity Interests of each Credit Party (other than the Borrower), including the number of authorized, issued and outstanding Equity Interests of each Credit Party, the par value of such Equity Interests and the holders of such Equity Interests, all on and as of the Restatement Date. All issued and outstanding Equity Interests of each Credit Party are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens (in the case of Liens on the Equity Interests of any Credit Party (other than the Borrower), except for Liens in favor of (i) the Agent or (ii) the Senior Agent under the Senior Loan Documents) and such Equity Interests were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. Except as disclosed on Schedule 5.20, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party, of any Equity Interests of any Credit Party.

5.21      Accuracy of Information.

(a)    The audited financial statements for the fiscal year ended January 31, 2025, furnished to the Agent and the Lenders prior to the Restatement Date fairly present in all material respects the financial condition of the Borrower and its respective Subsidiaries and the results of their operations for the periods covered thereby, and have been prepared in accordance with GAAP. The projections and the other pro forma financial information delivered to the Agent prior to the Restatement Date are based upon good faith estimates and assumptions believed by management of the Borrower to be accurate and reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein.

(b)    Since January 31, 2025, no Material Adverse Effect has occurred.

(c)    To the best knowledge of the Credit Parties, as of the Restatement Date, (i) the Credit Parties do not have any material contingent obligations (including any liability for taxes) not disclosed by or reserved against in the opening balance sheet to be delivered hereunder and (ii) there are no unrealized or anticipated losses from any present commitment of the Credit Parties which contingent obligations and losses in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.22      Solvency. (i) After giving effect to the consummation of the Restatement Date Transactions and the other transactions contemplated by this Agreement and the other Loan Documents and (ii) after the Restatement Date, before and after giving effect to each Loan, the Credit Parties, taken as a whole, will be Solvent. This Agreement is being executed and delivered by the Borrower to the Agent and the Lenders in good faith and in exchange for fair, equivalent consideration. The Credit Parties do not contemplate filing a petition in bankruptcy or for an arrangement or reorganization under the Bankruptcy Code or any similar law of any jurisdiction now or hereafter in effect relating to any Credit Party, nor does any Credit Party have any knowledge of any threatened bankruptcy or insolvency proceedings against a Credit Party.

5.23      Employee Matters. There are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of the Borrower, threatened in writing against any Credit Party by any employees of any Credit Party, other than non-material employee grievances or controversies arising in the ordinary course of business and other grievances or controversies which could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 5.23 are all union contracts or agreements to which any Credit Party is party as of the Restatement Date and the related expiration dates of each such contract.

5.24      Disclosure. Each Credit Party has disclosed to the Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither this Agreement nor any other Loan Document, certificate, written information or report furnished or to be furnished by or on behalf of a Credit Party to the Agent or any Lender in connection with any of the transactions contemplated hereby or thereby, contains a misstatement of material fact, or omits to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not materially misleading in the light of the circumstances under which such statements were made. There is no fact, other than information known to the public generally, known to any Credit Party after diligent inquiry, that could reasonably be expect to have a Material Adverse Effect that has not expressly been disclosed to the Agent in writing.

5.25      Corporate Documents and Corporate Existence. As to the Borrower and any Guarantor, (a) it is an organization as described on Schedule 1.1 hereto and has provided the Agent and the Lenders with complete and correct copies of its articles of incorporation, by-laws and all other applicable charter and other organizational documents, and, if applicable, a good standing certificate and (b) its correct legal name, business address, type of organization and jurisdiction of organization, tax identification number and other relevant identification numbers are set forth on Schedule 1.1 hereto.

5.26      Anti-Money Laundering/Anti-Terrorism. Each Credit Party represents and warrants that (i) no Covered Entity (in the case of clauses (b) and (c) of the definition of “Covered Entity,” to the knowledge of the Credit Parties) (A) is a Sanctioned Person; (B), either in its own right or through any third party, (1) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; (2) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (3) engages in any dealings or transactions prohibited by, any Anti-Terrorism Laws.

5.27      EEA Financial Institution. Neither the Borrower nor any Guarantor is an EEA Financial Institution.

5.28      Intellectual Property.

(a)    To the best of the Borrower’s knowledge, the Credit Parties own or have rights to use the Intellectual Property necessary for the conduct of their businesses. To the best of the Borrower’s knowledge, each of the Copyrights, Trademarks and Patents (in each case, as defined in the Security Agreement) owned by the Borrower is valid and enforceable, and no part of such Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made to the Borrower that any part of such Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Effect.

(b)    The Credit Parties and any Person acting for or on behalf of the Credit Parties have complied with all Data Security Requirements, except such non-compliance that could not reasonably be expected to result in a Material Adverse Effect.

5.29      Inbound Licenses. Except as disclosed on Schedule 5.29, the Borrower is not a party to, nor is it bound by, any material inbound license or other material agreement the failure, breach, or termination of which could reasonably be expected to cause a Material Adverse Effect, or that prohibits or otherwise restricts the Borrower from granting a security interest in the Borrower’s interest in such license or any other property.

5.30      Use of Proceeds. The proceeds of the Loans shall be used in accordance with Section 2.10.

5.31      Security Documents. The Security Agreement creates in favor of the Agent, for the benefit of itself and the Lenders, a legal, valid, continuing and enforceable security interest in the Collateral, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.32      Customers and Suppliers. There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Credit Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Credit Party are individually or in the aggregate material to the business or operations of such Credit Party, or (ii) any Credit Party, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any Credit Party are individually or in the aggregate material to the business or operations of such Credit Party; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change, except, in each case of this Section 5.32, where such termination, cancellation, limitation, modification or change that could not reasonably be expected to result in a Material Adverse Effect.

5.33      Technology Security Systems.

(a)    Each Credit Party and each of its Subsidiaries has implemented and maintains adequate administrative, physical, and technical security measures and procedures (consistent with industry standards for companies and businesses of similar size in similar industries) to protect the confidentiality, integrity, and security of (i) its computers, computer systems, servers, hardware, software, websites, databases, networks, and all other information technology equipment and systems, including any hosted locations and other outsourced systems and processes (all of the foregoing in this clause (i), “Credit Party Systems”) and (ii) all individually identifiable information, including sensitive and confidential information, accessed, collected, used, processed, stored, transferred or disclosed by or on behalf of any Credit Party or any Subsidiary of any Credit Party (all such data and information referred to in this clause (ii), “Credit Party Data”), in all cases including from theft, destruction, corruption, loss or unauthorized use, access, interruption, deletion, alteration or modification by any Person except, in each case of this clause (a), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Credit Party Systems necessary to the operation of Credit Party’s business are operational in all material respects and have adequate backups and disaster recovery arrangements that are at least reasonable and at least consistent with, as protective as, and no less rigorous than, industry standards for companies and businesses of similar size in similar industries. Without limiting the generality of the foregoing, each Credit Party and each of its Subsidiaries (x) takes commercially reasonable efforts to securely store applicable equipment and software that is material to its business, (y) utilizes industry-accepted virus and intrusion checking software and firewalls, and (z) limits access to Credit Party Data to only those employees and agents who need such access for the conduct of the business of the Credit Parties and their Subsidiaries.

(b)    No Credit Party or any Subsidiary of any Credit Party has experienced any (i) security incidents, data breaches, intrusions or unauthorized access, use or compromise of any of the Credit Party Systems, (ii) unauthorized collection, access, use, processing, loss, compromise, interruption, deletion, modification or disclosure of any Credit Party Data or trade secrets of any Credit Party or any Subsidiary of any Credit Party or (iii) cyber, social engineering, spoofing, phishing, ransom, viral or other attack, theft or intrusion (all of the foregoing clauses (i), (ii) and (iii), “Security Breaches”) that has allowed an unauthorized Person to access, copy, encrypt or otherwise use any Credit Party Data, in each case, which could reasonably be expected to cause a Material Adverse Effect. Each Credit Party and each of its Subsidiaries is in material compliance with all Requirements of Laws regarding the privacy or security of all Credit Party Data. Except as set forth on Schedule 5.33(b), no Credit Party or any Subsidiary of any Credit Party has received or is aware of any notice, allegation, complaint or other communication, and to the knowledge of the Credit Parties there is no pending investigation by any Governmental Authority or other Person regarding any actual or possible violation of any Requirements of Laws regarding the privacy or security of any Credit Party Data.

6.    AFFIRMATIVE COVENANTS.

The Borrower covenants and agrees, so long as any Lender has any commitment to extend credit hereunder, or any of the Indebtedness (including any Prepayment Premium) remains outstanding and unpaid, that it will, and, as applicable, it will cause each of its Subsidiaries to:

6.1    Financial Statements. Furnish to the Agent, in form and detail satisfactory to the Agent, with sufficient copies for each Lender, the following documents:

(a)    within one hundred twenty (120) days after the end of each Fiscal Year, a copy of the audited Consolidated financial statements of the Borrower and its Consolidated Subsidiaries and the related audited Consolidated statements of income, stockholders equity, and cash flows of the Borrower and its Consolidated Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, certified, in the case of the audited Consolidated financial statements and audited Consolidated statements of income as being fairly stated in all material respects by an independent accounting firm reasonably acceptable to the Agent, it being understood that any nationally recognized certified public accounting firm is satisfactory to the Agent, which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit other than any such qualification or exception that is solely with respect to, or resulting solely from, (x) an upcoming maturity date under this Agreement or the Senior Credit Agreement occurring within one year from the time such report is delivered or (y) any inability to satisfy the financial covenants set forth in the Senior Credit Agreement;

(b)    within forty-five (45) days after the end of each Fiscal Quarter (including the last Fiscal Quarter of each Fiscal Year which, for such Fiscal Quarter, shall be a Borrower prepared draft subject to standard audit adjustments), (i) the Borrower prepared unaudited Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Quarter and the related unaudited statements of income and cash flows (and, upon the request of the Agent, if an Event of Default has occurred and is continuing, stockholders equity) of the Borrower and its Consolidated Subsidiaries for the portion of the Fiscal Year through the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, and (ii) a report reflecting compliance with Section 7.16 (with reasonably detailed supporting information), in each case, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects; and

(c)    within thirty (30) days after the end of each month (or such later date as the Agent agrees in its sole discretion), (including the last month of each Fiscal Quarter and each Fiscal Year, which, for such months, shall be a Borrower prepared draft subject to standard audit adjustments), commencing with the first full month occurring after the Restatement Date, the Borrower prepared unaudited Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such month and the related unaudited statements of income and cash flows (and, upon the request of the Agent, if an Event of Default has occurred and is continuing, stockholders equity) of the Borrower and its Consolidated Subsidiaries for the portion of the Fiscal Year through the end of such Fiscal Month, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, and certified by a Responsible Officer of the Borrower as being fairly stated in all material respects;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP consistently applied, throughout the periods reflected therein and with prior periods (except as approved by a Responsible Officer of the Borrower and disclosed therein), provided however that (i) the Consolidating financial statements delivered pursuant to clause (a) hereof, (ii) all the financial statements delivered pursuant to clause (b) hereof will not be required to include footnotes and will be subject to change as a result of audit and year-end adjustments and (iii) all the financial statements delivered pursuant to clause (c) hereof will not be required to include exhibits and will be subject to change as a result of audit, quarterly and/or year-end adjustments.

Notwithstanding the foregoing, the obligations in Section 6.1(a) and Section 6.1(b) may be satisfied with respect to financial information of the Borrower and its Consolidated Subsidiaries by furnishing Form 10-K or 10-Q of the Borrower, as applicable, filed with the SEC; provided that to the extent such information is in lieu of information required to be provided under Section 6.1(a), such materials are accompanied by a report and opinion of the Borrower’s auditor or any other independent accounting firm reasonably acceptable to the Agent, it being understood that any nationally recognized certified public accounting firm is satisfactory to the Agent, which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit other than any such qualification or exception that is solely with respect to, or resulting solely from, (x) an upcoming maturity date under this Agreement or the Senior Credit Agreement occurring within one year from the time such report is delivered or (y) any inability to satisfy the financial covenants set forth in the Senior Credit Agreement.

6.2    Certificates; Other Information. Furnish to the Agent, in form and detail acceptable to the Agent, with sufficient copies for each Lender, the following documents:

(a)    Promptly upon receipt thereof, copies of all significant reports submitted by the Credit Parties’ firm(s) of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Credit

Parties made by such accountants, including any comment letter submitted by such accountants to management in connection with their services;

(b)    Any financial reports, statements, press releases, other material information or written notices delivered to the Senior Agent, the Senior Lenders or the holders of the Subordinated Debt pursuant to any Senior Loan Documents or any applicable Subordinated Debt Documents (to the extent not otherwise required hereunder), as and when delivered to such Persons (including, without limitation, any compliance certificate (or similar report) delivered pursuant to the Senior Credit Agreement);

(c)    Within sixty (60) days after the end of such Fiscal Year, projections for the Credit Parties for the Fiscal Year then in progress, with the projections presented on a quarterly basis, including a balance sheet, as at the end of each relevant period and for the period commencing at the beginning of the Fiscal Year and ending on the last day of such relevant period, such projections approved by the Borrower’s board of directors and certified by a Responsible Officer of the Borrower as being believed to be reasonable estimates and assumptions taking into account all facts and information known by a Responsible Officer of the Borrower;

(d)    Simultaneously with the delivery of the financial statements of the Credit Parties required by Section 6.1, if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements, the Consolidated financial statements of the Borrower delivered pursuant to Section 6.1 will differ from the Consolidated financial statements that would have been delivered pursuant to such Section had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to the Agent;

(e)    Any additional information as required by any Loan Document, and such additional schedules, certificates and reports respecting all or any of the Collateral, the items or amounts received by the Credit Parties in full or partial payment thereof, and any goods (the sale or lease of which shall have given rise to any of the Collateral) possession of which has been obtained by the Credit Parties, all to such extent as the Agent may reasonably request from time to time, any such schedule, certificate or report to be certified as true and correct in all material respects by a Responsible Officer of the applicable Credit Party and shall be in such form and detail as the Agent may reasonably specify;

(f)     Promptly upon the Agent’s request, a report of the cash account balances of the Credit Parties, confirming the Credit Parties’ compliance with the covenant set forth in Section 7.14; and

(g)    Such additional financial and/or other information as the Agent or any Lender may from time to time reasonably request, promptly following such request.

6.3    Payment of Taxes and Other Obligations.

(a)    Pay in full before delinquency or before the expiration of any extension period, all Taxes imposed upon any Credit Party or any property of any Credit Party, except (i) unpaid Taxes in an aggregate amount at any one time not in excess of $1,000,000, and (ii) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(b)    Pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent, as the case may be, all of its material obligations (other than obligations described in clause

(a) above) of whatever nature, including without limitation all assessments, governmental charges, claims for labor, supplies, rent or other obligations, except where the amount or validity thereof is currently being appropriately contested in good faith and reserves in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties.

6.4    Conduct of Business and Maintenance of Existence; Compliance with Laws.

(a)    Continue to engage in their respective business and operations substantially as conducted immediately prior to the Restatement Date, except as otherwise permitted pursuant to Section 7.4 or as may be agreed by the Agent from time to time in its reasonable discretion;

(b)    Preserve, renew and keep in full force and effect its existence and maintain its qualifications to do business in each jurisdiction where such qualifications are necessary for its operations, except as otherwise permitted pursuant to Section 7.4;

(c)    Take all action it deems necessary in its reasonable business judgment to maintain all rights, privileges, licenses and franchises, and protect all algorithms, Software and customer lists, in each case as are necessary for the normal conduct of its business except where the failure to so maintain such rights, privileges or franchises or so protect such algorithms, Software and customer lists could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. If, despite the restrictions contained in Section 7.3 and subject to the exceptions for Rent the Runway Limited set forth therein, any Subsidiary of the Borrower that is not the Borrower or a Guarantor holds, acquires, exclusively licenses or develops material algorithms, material customer lists, or material Software, the Borrower shall promptly cause (i) such Subsidiary to transfer such material algorithms, material customer lists, or material Software and any rights thereto to the Borrower or a Guarantor and (ii) grant a perfected security interest in any such material algorithms, material customer lists, or material Software in accordance with the requirements set forth in the Loan Documents and, provided that if Borrower or a Guarantor complies with the foregoing sentence, such holding, acquisition, exclusive license or development shall not constitute a breach of this Section 6.4;

(d)    Preserve or renew all of its Intellectual Property, except to the extent such Intellectual Property is no longer used or useful to the business of the Credit Parties, based on Credit Parties’ reasonable business judgment;

(e)    Comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(f)     (i) Continue to be a Person whose property or interests in property is not blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Order”), (ii) not engage in the transactions prohibited by Section 2 of that Order or become associated with Persons such that a violation of Section 2 of the Order would arise, and (iii) not become a Person on the list of Specially Designated Nationals and Blocked Persons, or (iv) otherwise not become subject to the limitation of any OFAC regulation or executive order.

6.5    Maintenance of Property; Insurance. (a) Keep all material property it deems, in its reasonable business judgment, useful and necessary in its business in working order (ordinary wear and tear excepted); (b) maintain insurance coverage with financially sound and reputable insurance companies on physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature (including without limitation casualty and public liability and property damage insurance), and in the event of acquisition of additional property, real or personal, or of the incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice or any applicable Requirements of Law would dictate; (c) in the case of all insurance policies covering any Collateral, such insurance policies shall provide that the loss payable thereunder shall be payable to the applicable Credit Party, and to the Agent (as mortgagee, or, in the case of personal property interests, lender loss payee) as their respective interests may appear; (d) in the case of all public liability insurance policies, such policies shall list the Agent as an additional insured, as the Agent may reasonably request; and (e) if requested by the Agent, certificates evidencing such policies, including all endorsements thereto, to be deposited with the Agent, such certificates being in form and substance reasonably acceptable to the Agent (which policies shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by insurer to the Agent (giving the Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Agent. If any Credit Party fails to maintain such insurance, the Agent may arrange for such insurance, but at the Borrower’s expense and without any responsibility on the Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Specified Subordination Agreement, the Agent shall have the sole right, in the name of the Lenders or any Credit Party, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

6.6    Inspection of Property; Books and Records, Discussions. Permit the Agent and each Lender, through their authorized attorneys, accountants and representatives (i) at all reasonable times during normal business hours, upon the request of the Agent or such Lender, to examine each Credit Party’s books, accounts, records, ledgers and assets and properties, (ii) during normal business hours and at their own risk, to enter onto the real property owned or leased by any Credit Party to conduct inspections, investigations or other reviews of such real property, and (iii) at reasonable times during normal business hours and at reasonable intervals, to visit all of the Credit Parties’ offices, discuss each Credit Party’s respective financial matters with their respective officers, as applicable, and, by this provision, the Borrower authorizes, and will cause each of its respective Subsidiaries to authorize, its independent certified or chartered public accountants to discuss the finances and affairs of any Credit Party and examine any of such Credit Party’s books, reports or records held by such accountants; provided, however, when an Event of Default exists, the Agent and each Lender, through their authorized attorneys, accountants and representatives, may do any of the foregoing at the expense of the Credit Parties at any time during normal business hours and without advance notice.

6.7    Notices. Give written notice to the Agent of:

(a)    as soon as possible, and in any event within 2 Business Days after the occurrence thereof, the occurrence of any Default or Event of Default of which any Credit Party has knowledge or the occurrence of any Reportable Compliance Event;

(b)    promptly, any (i) litigation or proceeding existing at any time between any Credit Party and any Governmental Authority or other third party, or any investigation of any Credit Party conducted by any Governmental Authority, which in any case if adversely determined would have a Material Adverse Effect together with all documents and information furnished to such Governmental Authority in connection thereof (to the extent such disclosure is not prohibited by any Requirements of

Law) or (ii) Material Adverse Effect on the financial condition of any Credit Party since the date of the last audited financial statements delivered pursuant to Section 6.1(a) hereto;

(c)    the occurrence of any event which any Credit Party believes could reasonably be expected to have a Material Adverse Effect, promptly, but in any event within 5 Business Days, after concluding that such event could reasonably be expected to have such a Material Adverse Effect;

(d)    promptly, but in any event within 5 Business Days, after becoming aware thereof, the taking by the Internal Revenue Service or any state, local or foreign taxing jurisdiction of a written tax position (or any such tax position taken by any Credit Party in a filing with the Internal Revenue Service or any state, local or foreign taxing jurisdiction) which could reasonably be expected to have a Material Adverse Effect, setting forth the details of such position and the financial impact thereof;

(e)    (i) all jurisdictions in which the Borrower or any Guarantor proposes to become qualified after the Restatement Date to transact business, (ii) the acquisition or creation of any new Subsidiaries, (iii) any material change after the Restatement Date in the authorized and issued Equity Interests of any Credit Party or any other material amendment to any Credit Party’s charter, by-laws or other organizational documents, such notice, in each case, to identify the applicable jurisdictions, capital structures or amendments as applicable, provided that such notice shall be given not less than ten (10) Business Days prior to the proposed effectiveness of such changes, acquisition or creation, as the case may be (or such shorter period to which the Agent may consent);

(f)     material notices that any Credit Party executes or receives in connection with any Material Contract, as soon as possible and in any event within 5 Business Days after execution, receipt or delivery thereof, together with copies thereof;

(g)    promptly after (i) the sending or filing thereof, copies of all statements, reports and other information any Credit Party sends to any holders of its Debt in excess of $100,000 or its securities or files with the SEC or any national (domestic or foreign) securities exchange, and (ii) the receipt thereof, a copy of any material notice any Credit Party receives from any holder of its Debt in excess of $100,000;

(h)    all material Security Breaches, all investigations by a Governmental Authority or other Person regarding an actual or possible material violation of any Applicable Laws regarding the privacy or security of any Credit Party Data, and all material notices, allegations, complaints, and other communications relating to any of the foregoing;

(i)     not less than fifteen (15) Business Days (or such other shorter period to which the Agent may agree) prior to the proposed effective date thereof (or to the extent the Borrower requests any such modification less than fifteen (15) Business Days prior to the proposed effective date thereof, upon receipt thereof), (i) any proposed amendments, restatements or other modifications to any Senior Loan Document or (ii) any material proposed amendments, restatements or other modifications to any Subordinated Debt Documents; and

(j)     any default or event of default by any Person under any Senior Loan Document or any Subordinated Debt Document, concurrently with delivery or promptly, but in any event within 5 Business Days, after receipt (as the case may be) of any notice of default or event of default under the applicable document, as the case may be.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and, in the case of notices referred to in clauses (a), (b), (c), (d), (h) and (j) hereof stating what action the applicable Credit Party has taken or proposes to take with respect thereto.

Notwithstanding the foregoing, the obligations in this Section may be satisfied by disclosure in public filings of the Borrower filed with the SEC.

6.8    Hazardous Material Laws.

(a)    Use and operate all of its business, facilities and properties in material compliance with all applicable Hazardous Material Laws, keep all material required permits, approvals, certificates, licenses and other authorizations required under such Hazardous Material Laws in effect and remain in compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Hazardous Material Laws;

(b)    (i) Promptly notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries received by any Credit Party relating to its facilities and properties or compliance with Hazardous Material Laws which, if adversely determined, could reasonably be expected to have a Material Adverse Effect and (ii) promptly cure and have dismissed with prejudice to the reasonable satisfaction of the Agent and the Majority Lenders any material actions and proceedings relating to compliance with, or liability under, Hazardous Material Laws to which any Credit Party is named a party, other than such actions or proceedings being contested in good faith and with the establishment of reasonable reserves;

(c)    To the extent necessary to comply with Hazardous Material Laws, remediate or monitor contamination arising from a release or disposal of Hazardous Material, or undertake corrective action to address any noncompliance with or liability under Hazardous Material Laws, in each case which solely, or together with other releases, instances of noncompliance, liability or disposals of Hazardous Materials could reasonably be expected to have a Material Adverse Effect; and

(d)    Provide such information and certifications which the Agent or any Lender may reasonably request from time to time to evidence compliance with this Section 6.8.

6.9    Board Observation Rights. (a) Each of STORY3 and Nexus shall be entitled to designate one observer and (b) CHS Investments shall be entitled to designate two observers (each such observer described in foregoing clauses (a) and (b), a “Board Observer”), in each case, to attend in person (or, only in the case of BOD Meetings that other board members or observers are permitted to attend by telephone, videoconference or other electronic means, by telephone, videoconference or such other electronic means) any regular or special meeting (a “BOD Meeting”) of the board of directors of the Borrower (or any relevant committees thereof), except that no Board Observer shall be entitled to vote on matters presented to or discussed by the board of directors (or any relevant committee thereof) of the Borrower at any such meetings. Each Board Observer shall be timely notified of the time and place of any BOD Meetings and will be given written notice (such notice to be delivered to the Board Observers contemporaneously with delivery of such notice to the other board members) of all proposed actions to be taken by the board of directors (or any relevant committee thereof) of the Borrower at such meeting as if such Board Observer were a member thereof; provided, that, notwithstanding anything to the contrary contained in this Section 6.9, the Board Observers may be excluded from meetings (or a portion thereof) and materials provided to the Board Observers in connection with such meetings may be redacted to the extent that the board of directors of the Borrower (or any relevant committees thereof) reasonably determines that such exclusion or redaction is necessary (a) to preserve attorney-client privilege or (b) to avoid a conflict of interest between the interests of the Borrower or any of its Subsidiaries, as applicable, and those of the Agent or any Lender; provided, further, that such exclusion or redaction shall be limited to the portion of such meeting or materials that is the basis for such exclusion or redaction and shall not extend to any portion of such meeting or materials that does not involve or pertain to such exclusion or redaction. Such notice shall describe in reasonable detail the nature and substance of the matters to be discussed and/or voted upon at such meeting (or the proposed actions to be taken by written consent without a meeting). In the event any Board Observer is excluded from any meeting or portion thereof or is delivered any redacted information or materials related thereto, the Borrower shall promptly provide to such Board Observer a general description, which shall be true and correct in all material respects, of the matters discussed during such meeting or portion thereof at which such Board Observer was excluded and any such redacted information or materials; provided that such description may exclude any information to the extent that the Borrower reasonably determines that such exclusion is necessary (i) to preserve attorney-client privilege or (ii) to avoid a conflict of interest between the interests of the Borrower or any of its Subsidiaries, as applicable, and those of the Agent or any Lender. Subject to the first proviso in the second sentence of this Section, the Board Observers shall have the right to receive all information provided to the members of the board of directors or any similar group performing an executive oversight or similar function (or any relevant committee thereof) of the Borrower in anticipation of or at such meeting (regular or special and whether telephonic, videoconference or otherwise), in addition to copies of the records of the proceedings or minutes of such meeting, when provided to the members, and the Board Observers shall keep such materials and information confidential in accordance with Section 12.10. Each Board Observer shall be identified by CHS Investments, STORY3 or Nexus, as applicable, and consented to by the Borrower (such consent not to be unreasonably delayed or withheld), and each of CHS Investments, STORY3 and Nexus shall have the right to replace its Board Observer(s) at any time subject to consent by the Borrower (such consent not to be unreasonably delayed or withheld). The Borrower shall reimburse each Board Observer for all reasonable out-of-pocket costs and expenses incurred in connection with its participation in any such BOD Meeting.

6.10      Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary or reasonably requested by the Agent in connection with the execution, delivery and performance by any Credit Party of, as applicable, this Agreement, the other Loan Documents, the Senior Loan Documents, the Subordinated Debt Documents, or any other documents or instruments to be executed and/or delivered by any Credit Party, as applicable in connection therewith or herewith, except where the failure to so apply for, obtain or maintain could not reasonably be expected to have a Material Adverse Effect.

6.11      Compliance with ERISA; ERISA Notices.

(a)    Comply in all respects with all requirements imposed by ERISA and the Internal Revenue Code and other Requirements of Law, including, but not limited to, the minimum funding requirements for any Pension Plan (other than a Multiemployer Plan), and to prevent any occurrence of an ERISA Event or Foreign Benefit Event, except to the extent that failure to comply therewith could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Promptly notify the Agent in writing if any ERISA Event or Foreign Benefit Event occurs, or is reasonably expected to occur, to the extent that such ERISA Event or Foreign Benefit Event could reasonably be expected to have a Material Adverse Effect when taken either individually or in the aggregate with all other such ERISA Events or Foreign Benefit Events for which liability could be reasonably expected to occur.

6.12      Defense of Collateral. Defend the Collateral from any Liens other than Liens permitted by Section 7.2.

6.13      Future Subsidiaries; Additional Collateral.

(a)    With respect to each Person which becomes a (i) Domestic Subsidiary of the Borrower (directly or indirectly) subsequent to the Restatement Date, whether by Permitted Acquisition or otherwise, cause such new Domestic Subsidiary or (ii) Foreign Subsidiary (including any CFC) of the Borrower (directly or indirectly) subsequent to the Restatement Date, whether by Permitted Acquisition or otherwise, unless the Agent, acting in consultation with the Borrower, reasonably determines in good faith that the cost, burden, difficulty and/or consequence of obtaining a guaranty or security interest with respect thereto outweigh the benefit to the Lenders after conducting due diligence on such Foreign Subsidiary, cause such new Foreign Subsidiary, to execute and deliver to the Agent, for and on behalf of itself and each of the Lenders (unless waived by the Agent) the below items set forth in clauses (i)-(iii); provided, that no CFC or CFC Holding Company shall be required to complete the items set forth in clauses (a)(i)-(iii) below if completing such requirements would reasonably be expected to result in material tax liabilities or material adverse tax consequences as jointly determined in good faith by the Borrower and the Agent:

(i)     within thirty (30) days after the date such Person becomes a Subsidiary (or such longer time period as the Agent may determine, without any requirement for Lender consent), a Guaranty, or in the event that a Guaranty already exists, a joinder agreement to the Guaranty whereby such Subsidiary becomes obligated as a Guarantor under the Guaranty;

(ii)    within thirty (30) days after the date such Person becomes a Subsidiary (or such longer time period as the Agent may determine, without any requirement for Lender consent), a joinder agreement to the Security Agreement whereby such Subsidiary grants a Lien over its assets (other than Equity Interests which should be governed by (b) of this Section 6.13) as set forth in the Security Agreement, and such Subsidiary shall take such additional actions as may be necessary to ensure a valid perfected Lien over such assets of such Subsidiary, subject only to the other Liens permitted pursuant to Section 7.2 of this Agreement; and

(iii)    within the time period specified in and to the extent required under clause (c) of this Section 6.13, a Mortgage, Collateral Access Agreements and/or other documents required to be delivered in connection therewith;

(b)    With respect to the Equity Interests of each Person which becomes (whether by Permitted Acquisition or otherwise) (i) a Domestic Subsidiary or a Foreign Subsidiary which becomes (or is required to become) a Guarantor subsequent to the Restatement Date, cause the Borrower or the Guarantor that holds such Equity Interests to execute and deliver such Pledge Agreements, and take such actions as may be necessary to ensure a valid perfected Lien over one hundred percent (100%) of the Equity Interests of such Subsidiary held by the Borrower or such Guarantor, such Pledge Agreements to be executed and delivered (unless waived in writing by the Agent) within thirty (30) days after the date such Person becomes a Subsidiary (or such longer time period as the Agent may determine, without any requirement for Lender consent); provided that with respect to any CFC Holding Company that is not required to become a Guarantor, there shall be a valid perfected Lien over sixty-five percent (65%) (or more than sixty-five percent (65%) unless such greater percentage would reasonably be expected to cause any material adverse tax consequences to the Borrower as jointly determined in good faith by the Borrower and the Agent) of the voting Equity Interest and one hundred percent (100%) of the non-voting Equity Interest of such CFC Holding Company; and (ii) a Foreign Subsidiary subsequent to the Restatement Date and is not required to become a Guarantor, the Equity Interests of which is held directly by the Borrower or a Guarantor, cause the Borrower or such Guarantor that holds such Equity Interests to execute and deliver such Pledge Agreements and take such actions as may be necessary to ensure a valid perfected Lien over sixty-five percent (65%) (or more than sixty-five percent (65%) unless such greater percentage would reasonably be expected to cause any material adverse tax consequences to the Borrower as jointly determined in good faith by the Borrower and the Agent) of the voting Equity Interest and one hundred percent (100%) of the non-voting Equity Interests of such Foreign Subsidiary, such Pledge Agreements to be executed and delivered (unless waived in writing by the Agent) within thirty (30) days after the date such Person becomes a Foreign Subsidiary (or such longer time period as the Agent may determine, without any requirement for Lender consent); and

(c)    (i) With respect to the acquisition of a fee interest in real property by the Borrower or any Guarantor after the Restatement Date (whether by Permitted Acquisition or otherwise), not later than sixty (60) days after the acquisition is consummated (or such longer time period as the Agent may determine, without any requirement for Lender consent), the Borrower or such Guarantor shall execute or cause to be executed (unless waived in writing by the Agent), a Mortgage (or an amendment to an existing mortgage, where appropriate) covering such real property, together with such additional real estate documentation, environmental reports, title policies and surveys as may be reasonably required by the Agent; (ii) with respect to the acquisition of any leasehold interest in real property by the Borrower or any Guarantor after the Restatement Date (whether by Permitted Acquisition or otherwise) at which the Borrower or such Guarantor maintains its headquarters location, not later than forty-five (45) days after the acquisition is consummated (or such longer time period as the Agent may determine, without any requirement for Lender consent), the Borrower or such Guarantor shall deliver to the Agent a copy of the applicable lease agreement and shall use commercially reasonably efforts to execute or cause to be executed, unless otherwise waived in writing by the Agent, a Collateral Access Agreement in form and substance reasonably acceptable to the Agent together with such other documentation as may be reasonably required by the Agent; and (iii) with respect to the acquisition of any other leasehold interest in real property by the Borrower or any Guarantor after the Restatement Date (whether by Permitted Acquisition or otherwise) at which the Borrower or such Guarantor holds or stores Collateral with an aggregate net book value in excess of $2,500,000 at each such location, not later than sixty (60) days after the date on which Collateral in excess of such threshold amount is located on the location subject to such lease (or such longer time period as the Agent may determine, without any requirement for Lender consent), the Borrower or such Guarantor shall deliver to the Agent a copy of the applicable lease agreement and shall use commercially reasonable efforts to execute or cause to be executed, unless otherwise waived by the Agent, a Collateral Access Agreement in form and substance reasonably acceptable to the Agent, together with such other documentation as may be reasonably required by the Agent;

in each case in form reasonably satisfactory to the Agent, in its reasonable discretion, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent. Upon the Agent’s request, the Borrower and the Guarantors shall take, or cause to be taken, such additional steps as are necessary or advisable under applicable law to perfect and ensure the validity and priority of the Liens granted under this Section 6.13.

6.14      Accounts. All deposit accounts and securities accounts of the Borrower and the Guarantors (other than Excluded Accounts and other deposit accounts and/or securities accounts that the Agent shall agree in its sole discretion) shall be subject to Account Control Agreements. The Borrower and the Guarantors shall take all other steps necessary, or in the opinion of the Agent, desirable to ensure that the Agent has a perfected security interest in such account. Notwithstanding the foregoing, the Borrower shall be permitted to maintain the Permitted Account without delivering the documentation required under this Section 6.14 with respect to such Permitted Account, so long as no Event of Default has occurred and is continuing and the aggregate balance in the Permitted Account does not exceed Three Hundred Thousand Dollars ($300,000) at any time. The Borrower and the Guarantors shall deposit, or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Collateral and all other amounts received by the Borrower and the Guarantors into an account of the Borrower or Guarantors. The Borrower and the Guarantors shall not maintain cash or other amounts in any deposit account or securities account, unless the Agent shall have received an Account Control Agreement in respect of each such account (other than the Excluded Accounts). Subject to the terms of the Specified Subordination Agreement, if an Event of Default has occurred and is continuing, all amounts received in such accounts shall, if so directed by the Agent, be wired each Business Day into the Agent’s Account.

6.15      Use of Proceeds. Use the Loans in accordance with Section 2.10. The Borrower shall not use any portion of the proceeds of any such advances for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation and not use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law or in any other manner that would result in a violation of Sanctions by any Person.

6.16      Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect, the Borrower shall (i) protect, defend and maintain the validity and enforceability of the material Trademarks, Patents, Copyrights and Trade Secrets owned by the Borrower, (ii) use commercially reasonable efforts to detect or otherwise protect against infringements of the Trademarks, Patents and Copyrights or misappropriation of Trade Secrets owned by the Borrower and promptly advise the Agent in writing of material infringements or misappropriations detected and (iii) not allow any Intellectual Property owned by the Borrower to be abandoned, forfeited or dedicated to the public without the written consent of the Agent, which shall not be unreasonably withheld. If, despite the restrictions contained in Section 7.3 and subject to the exceptions for Rent the Runway Limited set forth therein, any Subsidiary of the Borrower that is not the Borrower or a Guarantor holds, acquires, exclusively licenses or develops material Intellectual Property, the Borrower shall promptly cause (i) such Subsidiary to transfer such material Intellectual Property and any rights thereto to the Borrower or a Guarantor and (ii) grant a perfected security interest in any such Intellectual Property in accordance with the requirements set forth in the Loan Documents.

6.17      Consent of Inbound Licensors. Promptly after entering into or becoming bound by any inbound license or agreement (other than over-the-counter software that is commercially available to the public), the failure, breach or termination of which could reasonably be expected to cause a Material Adverse Effect, the Borrower shall provide written notice to the Agent of the material terms of such license or agreement with a description of its likely impact on the Borrower’s business or financial condition. The Borrower shall, in good faith, take such actions as the Agent may reasonably request to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (a) the Borrower’s interest in such licenses or contract rights to be deemed Collateral and for the Agent to have, for the benefit of the Lenders, a security interest in it that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future (in each case, only to the extent they constitute Collateral), and (b) the Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with the Agent’s rights and remedies under this Agreement and the other Loan Documents, provided, however, that the failure to obtain any such consent or waiver shall not constitute an Event of Default under this Agreement.

6.18      Anti-Terrorism. Not permit (i) any Covered Entity (in the case of clauses (b) and (c) of the definition of “Covered Entity,” to the knowledge of the Credit Parties) to become a Sanctioned Person, (ii) any Covered Entity (in the case of clauses (b) and (c) of the definition of “Covered Entity,” to the knowledge of the Credit Parties), either in its own right or through any third party, to (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law; or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Indebtedness will not be derived from any unlawful activity, and (iv) shall cause each Covered Entity (in the case of clauses (b) and (c) of the definition of “Covered Entity,” to the knowledge of the Credit Parties) to comply with all Anti-Terrorism Laws.

6.19      Further Assurances and Information.

(a)    Take such actions as the Agent or Majority Lenders may from time to time reasonably request to establish and maintain perfected security interests in and Liens on all of the Collateral, subject only to those Liens permitted under Section 7.2 hereof, including executing and delivering such additional pledges, assignments, mortgages, lien instruments or other security instruments covering any or all of the Borrower’s and the Guarantors’ assets as the Agent may reasonably require, such documentation to be in form and substance reasonably acceptable to the Agent, and prepared at the expense of the Borrower.

(b)    Execute and deliver or cause to be executed and delivered to the Agent within a reasonable time following the Agent’s request, and at the expense of the Borrower, such other documents or instruments as the Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

(c)    Provide the Agent and the Lenders with any other information required by Section 326 of the USA Patriot Act or necessary for the Agent and the Lenders to verify the identity of any Credit Party as required by Section 326 of the USA Patriot Act.

(d)    To the extent that the Agent, in its sole discretion, consents in writing to the formation or other existence of a direct parent entity of the Borrower, cause such parent entity to become a Guarantor and a party hereunder and the other Loan Documents, grant a security interest in all of the assets of such entity, including a pledge of 100% of the Equity Interests of the Borrower, and amend, restate, amend and restate, supplement or otherwise modify this Agreement and any other Loan Document to give effect to the foregoing, including causing such direct parent entity to be subject to, among other things, the representations, affirmative covenants, negative covenants (including, without limitation, a passive holding covenant, a restriction on granting Liens on any Equity Interests of the Borrower and a restriction prohibiting the “round-tripping” of cash equity contributions to any equity holders) and events of default hereunder.

7.    NEGATIVE COVENANTS.

The Borrower covenants and agrees that, so long as any Lender has any commitment to extend credit hereunder, or any of the Indebtedness (including any Prepayment Premium) remains outstanding and unpaid, it will not, and, as applicable, it will not permit any of its Subsidiaries to:

7.1    Limitation on Debt. Create, incur, assume or suffer to exist any Debt, except:

(a)    Indebtedness of any Credit Party to the Agent or any Lender;

(b)    any Debt existing on the Restatement Date and set forth in Schedule 7.1 attached hereto and any Permitted Refinancing Debt in respect of such Debt;

(c)    any Debt of the Borrower or any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets, or any Permitted Refinancing Debt thereof, whether pursuant to a loan or a Capitalized Lease provided that both at the time of and immediately after giving effect to the incurrence thereof (i) no Event of Default shall have occurred and be continuing, (ii) other than in the case of a refinancing, such Debt is incurred within 180 days of the acquisition thereof and (iii) the aggregate principal amount of all such Debt at any one time outstanding (including, without limitation, any Debt of the type described in this clause (c) which is set forth on Schedule 7.1 hereto) shall not exceed $10,000,000;

(d)    the Debt of the Credit Parties under the Senior Loan Documents in the aggregate principal amount not to exceed $30,000,000 so long as such Debt and all other obligations of the Credit Parties in connection therewith are subject to the Specified Subordination Agreement;

(e)    Subordinated Debt;

(f)     Debt under any Hedging Transactions, provided that such transaction is entered into for risk management purposes and not for speculative purposes;

(g)    Debt arising from judgments or decrees not deemed to be a Default or Event of Default under Section 8.1(g);

(h)    Debt owing to a Person that is a Credit Party, but only to the extent permitted under Section 7.6(d) or 7.6(m);

(i)     Debt incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services, in each case, incurred in the ordinary course of business;

(j)     reimbursement obligations with respect to Cash Secured L/Cs; provided, that the aggregate face amount of all Cash Secured L/Cs shall not exceed $15,000,000 at any time; and

(k)    additional Debt not otherwise permitted under this Section 7.1, provided that both at the time of and immediately after giving effect to the incurrence thereof (i) no Event of Default shall have occurred and be continuing or result therefrom and (ii) the aggregate amount of all such Debt shall not exceed $7,500,000 at any one time outstanding.

7.2    Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Credit Party as debtor; sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it or any of its Subsidiaries; or assign or otherwise transfer any accounts or other rights to receive income, except for:

(a)    Permitted Liens;

(b)    Liens securing Debt permitted by Section 7.1(c), provided that (i) such Liens are created only upon fixed or capital assets acquired by the applicable Credit Party after the date of this Agreement (including without limitation by virtue of a loan or a Capitalized Lease), (ii) any such Lien is created solely for the purpose of securing indebtedness representing or incurred to finance the cost of the acquisition of the item of property subject thereto, (iii) the principal amount of the Debt secured by any such Lien shall at no time exceed 100% of the sum of the purchase price or cost of the applicable property, equipment or improvements and the related costs and charges imposed by the vendors thereof and (iv) the Lien does not cover any property other than the fixed or capital asset acquired; provided, however, that no such Lien shall be created over any owned real property of any Credit Party for which the Agent has received a Mortgage or for which such Credit Party is required to execute a Mortgage pursuant to the terms of this Agreement;

(c)    Liens created pursuant to the Loan Documents;

(d)    Liens on the Collateral securing the Senior Debt permitted by Section 7.1(d) so long as such Liens and all obligations of the Credit Parties in connection therewith are subject to the Specified Subordination Agreement;

(e)    other Liens, existing on the Restatement Date and set forth on Schedule 7.2; provided, that any such Lien shall only secure the Debt that it secures on the Restatement Date and any Permitted Refinancing Debt in respect thereof;

(f)     cash collateral and cash on deposit in deposit accounts securing the Cash Secured L/Cs constituting Debt permitted by Section 7.1(j) (each, an "Excluded L/C Account"); provided, that the aggregate amount of such cash collateral and cash in Excluded L/C Accounts does not exceed 105% of the face amount of the Cash Secured L/Cs; and

(g)    other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $2,500,000, so long as both at the time of and immediately after giving effect to the incurrence thereof no Event of Default shall have occurred and be continuing or result therefrom.

Regardless of the provisions of this Section 7.2, no Lien (except for those Liens (i) for the benefit of the Agent and the Lenders or (ii) for the benefit of the Senior Lenders under the Senior Loan Documents) over the Equity Interests owned by any Credit Party shall be permitted under the terms of this Agreement.

7.3    Material Assets. Fail to cause the Borrower or a Guarantor to hold, acquire, develop, own and possess any asset that is material to the business of the Borrower and its Subsidiaries, including, without limitation, material Intellectual Property, material algorithms, material customer lists, material Software source code (or portions thereof) and, other than in the ordinary course, other material Software; provided, that, Rent the Runway Limited may develop and use on a non-exclusive basis Intellectual Property of the Borrower so long as such Intellectual Property is solely used to fulfill its obligations to Borrower pursuant to the Intercompany License Agreement as of the Restatement Date.

7.4    Limitation on Mergers, Dissolution or Sale of Assets. Merge, dissolve, liquidate or consolidate with or into another Person (or agree to do any of the foregoing) or make any Asset Sale or enter into any agreement to make any Asset Sale except:

(a)    Inventory leased or sold in the ordinary course of business;

(b)    obsolete, damaged, uneconomic or worn out machinery, equipment or Units, or machinery, equipment or Units no longer used or useful in the conduct of the applicable Credit Party’s business (including write-offs of any such assets); provided that the fair market value of such equipment not financed by the Agent or a Lender shall not exceed $2,500,000 in any Fiscal Year (it being understood and agreed for the avoidance of doubt that any write-off of assets shall not count toward such cap);

(c)    Permitted Acquisitions;

(d)    mergers or consolidations of any Subsidiary of the Borrower with or into the Borrower or any Guarantor so long as the Borrower or such Guarantor shall be the continuing or surviving entity; provided that at the time of each such merger or consolidation, both before and after giving effect thereto, no Event of Default shall have occurred and be continuing or result from such merger or consolidation;

(e)    any Subsidiary of the Borrower may liquidate or dissolve into the Borrower or a Guarantor if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, so long as no Event of Default has occurred and is continuing or would result therefrom;

(f)     sales or transfers, including without limitation upon voluntary liquidation from any Guarantor to the Borrower or to another Guarantor, provided that the Borrower or Guarantor takes such actions as the Agent may reasonably request to ensure the perfection and priority of the Liens in favor of the Lenders over such transferred assets;

(g)    [reserved];

(h)    the use, sale or disposition of Permitted Investments and other cash or cash equivalents in the ordinary course of business;

(i)     charitable donations of cash or Units (valued using the net book value) not to exceed $2,000,000 in the aggregate in any Fiscal Year; provided that charitable donations of cash may not exceed $750,000 in any Fiscal Year;

(j)     non-exclusive licenses and similar non-exclusive arrangements for the use of property (including Intellectual Property, rights in or to algorithms, rights in or to Software (including any portions of source code therein) and rights in or to customer lists) of the Borrower or its Subsidiaries in the ordinary course of business;

(k)    dispositions of machinery or equipment to the extent that such machinery or equipment is exchanged for credit against the purchase price of similar replacement machinery or equipment;

(l)     dispositions of owned or leased vehicles in the ordinary course of business;

(m)    dispositions of assets that are not permitted by any other provision of this Section; provided that (i) the aggregate fair value of all assets disposed of in reliance on this clause shall not exceed $1,000,000 during any Fiscal Year, (ii) all dispositions made in reliance on this clause shall be made for fair value and at least 75% cash or cash equivalents consideration, (iii) the assets being sold do not consist of any Equity Interests of any Subsidiary of the Borrower, and (iv) no Default or Event of Default has occurred and is continuing at the time of each such sale (both before and after giving effect to such Asset Sale); and

(n)    other Asset Sales approved in writing by the Majority Lenders in their sole discretion so long as the Net Cash Proceeds of such Asset Sale described in this clause (n) are paid to the Agent for the benefit of the Agent and the Lenders pursuant to the terms of Section 2.8(a).

Notwithstanding anything else set forth in this Section 7.4 to the contrary, except to the extent permitted under Section 7.4(j), no Asset Sale (other than an Asset Sale to the Borrower or a Guarantor) of any Intellectual Property, rights in or to algorithms, rights in or to Software (including any portions of source code therein) or rights in or to customer lists of the Borrower or its Subsidiaries shall be permitted under this Agreement without the prior written consent of the Agent.

The Lenders hereby consent and agree to the release by the Agent of any and all Liens on the property sold or otherwise disposed of in compliance with this Section 7.4.

7.5    Restricted Payments. Declare or make, directly or indirectly, (x) any distributions, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities (collectively, “Distributions”) on account of any of its Equity Interests, as applicable, or (y) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to its stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment (collectively, “Purchases”), or incur any obligation (contingent or otherwise) to do any of the foregoing, except that (subject to Section 7.3):

(a)    each Credit Party may pay cash Distributions to the Borrower or a Guarantor;

(b)    each Credit Party may declare and make Distributions payable in the Equity Interests of such Credit Party, provided that the issuance of such Equity Interests does not otherwise violate the terms of this Agreement and no Default or Event of Default has occurred and is continuing at the time of making such Distribution or would result from the making of such Distribution;

(c)    the Borrower may Purchase the stock of current and former employees pursuant to stock repurchase agreements by the cancellation of indebtedness owed by such former employees, regardless of whether an Event of Default exists; and

(d)    the Borrower may Purchase shares of its Equity Interests or warrant or options to acquire any such Equity Interests from its stockholders consistent with the requirement of existing equity agreements of the Borrower to the extent the consideration paid in respect thereof is paid solely in Equity Interests of the Borrower.

Notwithstanding anything to the contrary contained herein, in the event Borrower or any other Credit Party receives proceeds from an equity contribution or the issuance of Equity Interests and such proceeds are used to satisfy a financial test, liquidity test or other similar test under this Agreement, the Senior Credit Agreement or otherwise, such proceeds shall not be permitted to used make a Distribution and/or Purchase pursuant to this Section 7.5.

7.6    Limitation on Investments, Loans and Advances. Make or allow to remain outstanding any Investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any Person other than (subject to Section 7.3):

(a)    Permitted Investments;

(b)    Investments existing on the Restatement Date and listed on Schedule 7.6 hereto but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;

(c)    Accounts receivable created in the ordinary course of business;

(d)    intercompany loans or intercompany Investments made by any Credit Party to or in any Guarantor, the Borrower or any other Credit Party; provided that, in the case of any intercompany loans or intercompany Investments made by (i) a Credit Party that is not the Borrower or a Guarantor, such Credit Party is party to an intercompany subordination agreement, in form and substance reasonably satisfactory to the Agent, or (ii) the Borrower or a Guarantor to or in a Credit Party that is not the Borrower or a Guarantor, the aggregate amount outstanding in respect thereof shall not exceed $250,000; and provided further that in each case, no Default or Event of Default shall have occurred and be continuing at the time of making such intercompany loan or intercompany Investment or result from such intercompany loan or intercompany Investment being made and that any intercompany loans shall be evidenced by and funded under an Intercompany Note pledged to the Agent under the appropriate Collateral Documents;

(e)    Investments in respect of Hedging Transactions provided that such transaction is entered into for risk management purposes and not for speculative purposes;

(f)     So long as no Event of Default has occurred and is continuing, temporary advances to employees to cover incidental expenses to be incurred in the ordinary course of business, in an aggregate outstanding amount not to exceed $50,000 in the aggregate at any time outstanding;

(g)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Borrower’s business;

(h)    Investments consisting of deposit accounts and securities accounts in which the Agent, on behalf of itself and the Lenders, has a perfected security interest;

(i)     Investments accepted in connection with transfers or dispositions of property that are otherwise permitted under Section 7.4(m);

(j)     Investments consisting of loans to employees, officers or directors relating to the purchase of equity securities of the Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by the Borrower’s board of directors and any related tax liabilities so long as the cash portion does not exceed $500,000 in the aggregate in any Fiscal Year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the loan;

(k)    Permitted Acquisitions;

(l)     Investments constituting notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this clause (l) shall not apply to Investments by the Borrower in any Subsidiary;

(m)    to the extent constituting Investments, Investments permitted under Section 7.4(d), 7.4(e) or 7.4(f); and

(n)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $2,500,000 in the aggregate at any time outstanding; provided, however, that no more than $1,250,000 in the aggregate at any time outstanding may be used for Investments by the Borrower or any Guarantor in any Subsidiary that is not a Guarantor;

Notwithstanding anything else set forth in this Section 7.6 to the contrary, no Investment (other than an investment in the Borrower or a Guarantor) of any Intellectual Property, rights in or to algorithms, rights in or to Software (including any portions of source code therein) or rights in or to customer lists of the Borrower or its Subsidiaries shall be permitted under this Agreement without the prior written consent of the Agent.

In valuing any Investments for the purpose of applying the limitations set forth in this Section 7.6 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

7.7    Transactions with Affiliates. Except as set forth on Schedule 7.7, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliates of the Credit Parties except: (a) transactions among the Borrower or Guarantors; (b) transactions permitted under this Agreement; (c) transactions in the ordinary course of a Credit Party’s business and upon fair and reasonable terms (x) no less favorable to such Credit Party than it would obtain in a comparable arm’s length transaction from unrelated third parties and (y) that are fully disclosed to the Agent in writing prior to the consummation thereof, if they involve one or more payments by any Credit Party in excess of $100,000 for any single transaction or series of related transactions; and (d) issuances of Equity Interests or Subordinated Debt.

7.8    Sale-Leaseback Transactions. Enter into any arrangement with any Person providing for the leasing by a Credit Party of real or personal property which has been or is to be sold or transferred by such Credit Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Credit Party, as the case may be, provided that if, at the time that a Credit Party acquires fixed or capital assets, such Credit Party intends to sell to and then lease any such assets with an aggregate value in excess of $500,000 from another Person pursuant to a financing arrangement that would be permitted under Section 7.1(c), such transaction will not constitute a violation of this Section 7.8 so long as (i) such transaction is consummated within one hundred eighty (180) days following the acquisition of such assets and (ii) the Borrower provides a written notice of such transaction to the Agent at least 10 Business Days prior to the date on which such asset is leased to such Person.

7.9    Limitations on Other Restrictions. Except for this Agreement, any other Loan Document or the Senior Loan Documents, enter into any agreement, document or instrument which would (i) restrict the ability of any Subsidiary of the Borrower to pay or make dividends or distributions in cash or kind to the Borrower or any Guarantor, to make loans, advances or other payments of whatever nature to any Credit Party, or to make transfers or distributions of all or any part of its assets to any Credit Party; or (ii) restrict or prevent any Credit Party from granting the Agent on behalf of Lenders Liens upon, security interests in and pledges of their respective assets, except to the extent such restrictions exist in documents creating Liens permitted by Section 7.2(b) hereunder.

7.10      Prepayment of Subordinated Debt. Make any prepayment (whether optional or mandatory), repurchase, redemption, defeasance or any other payment in respect of any Subordinated Debt, provided, however, that the applicable Credit Party may make certain payments in respect of Subordinated Debt to the extent permitted by the applicable Subordination Agreement.

7.11      Amendment of Senior Loan Documents and Subordinated Debt Documents. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) (a) any Senior Loan Document except in a manner not prohibited by the terms of the Specified Subordination Agreement or (b) any Subordinated Debt Documents except as permitted in the applicable Subordinated Debt Documents and

Subordination Agreements, or if no such restrictions exist in the applicable Subordinated Debt Documents or Subordination Agreements, without the prior written consent of the Agent.

7.12      Modification of Certain Agreements. Make, permit or consent to any amendment, supplement or other modification to the constitutional documents of any Credit Party, any Material Contract (other than the Senior Loan Documents) or the Intercompany License Agreement except to the extent that any such amendment, supplement or modification (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents, (ii) does not materially adversely affect the interest of the Lenders as creditors and/or secured parties under any Loan Document, (iii) could not reasonably be expected to have a Material Adverse Effect and (iv) with respect to the Intercompany License Agreement, does not amend, supplement or otherwise modify the fees in excess of Costs (as defined in the Intercompany License Agreement as of the Restatement Date) payable thereunder in excess of 105% of the fees historically paid thereunder as of the Restatement Date.

7.13      Fiscal Year. Permit the Fiscal Year of any Credit Party to end on a day other than January 31, except as may be agreed to by the Agent from time to time in its reasonable discretion.

7.14      Liquidity(a). Permit Liquidity to be less than (a) $15,000,000 at any time during the period from the Restatement Date until the date that is eighteen (18) months after the Effective Date (as defined in the Exchange Agreement) or (b) $30,000,000 at any time after the period set forth in the foregoing clause (a).

7.15      Divisions. Notwithstanding anything herein or any other Loan Document to the contrary, no Credit Party that is a limited liability company may divide itself into two or more limited liability companies (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise) without the prior written consent of the Agent, and in the event that any Credit Party that is a limited liability company divides itself into two or more limited liability companies (with or without the prior consent of the Agent as required above), any limited liability companies formed as a result of such division shall be required to comply with the obligations set forth in Section 6.13 and the other further assurances obligations set forth in the Loan Documents and become a Guarantor under this Agreement and the other Loan Documents.

7.16      [Reserved].

7.17      ERISA. Adopt, or permit any of its ERISA Affiliates to adopt, any employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or other Requirements of Law, except, either individually or in the aggregate, as could not reasonably be expected to result in a Material Adverse Effect.

7.18      Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials on, in, at, under or from any property owned, leased or operated by it or any of its Subsidiaries, except in compliance in all material respects with Environmental Laws (other than any noncompliance that could not reasonably be expected to have a Material Adverse Effect).

7.19      Accounting Methods. Modify or change, or permit any of its Subsidiaries to modify or change, its method of accounting or accounting principles from those utilized in the preparation of the Financial Statements (other than as may be required to conform to GAAP or with the prior written consent of the Agent (not to be unreasonably withheld, delayed or conditioned), as recommended by an auditor or accounting firm of the Borrower and its Subsidiaries (so long as such recommendation is in accordance with GAAP)).

7.20      Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws.

(a)    Conduct, nor permit any of its Subsidiaries to conduct, any business or engage in any transaction or deal with or for the benefit of any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Sanctioned Person; or

(b)    Use, nor permit any of its Subsidiaries to use, directly or indirectly, any of the proceeds of any Loan, (i) to fund any activities or business of or with any Sanctioned Person or in any other manner that would result in a violation of any Sanctions by any Person (including by any Person participating in any Loan, whether as underwriter, advisor, investor or otherwise), or (ii) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Terrorism Law.

7.21      Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

8.    DEFAULTS.

8.1    Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a)    non-payment when due of the principal or interest on the Indebtedness;

(b)    non-payment of any Fees or other amounts (including any Prepayment Premium) due and owing by the Borrower under this Agreement or by any Credit Party under any of the other Loan Documents to which it is a party, other than as set forth in subsection (a) above, within three (3) Business Days after the same is due and payable;

(c)    default in the observance or performance of any of the conditions, covenants or agreements of the Borrower set forth in (i) Sections 6.1, 6.2, 6.4(b) (solely with respect to maintenance of the Borrower’s existence), 6.4(e), 6.5, 6.6, 6.7, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19 or Article 7 in its entirety or Sections 4.5(a), 4.7(a) or 4.8(b)(i) of the Security Agreement or (ii) Section 6.9 and such default continues for a period of 5 consecutive days;

(d)    default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement or any of the other Loan Documents by any Credit Party and continuance thereof for a period of twenty (20) consecutive days after the earlier of (i) the date that a Responsible Officer of the Borrower or such other Credit Party becomes aware of the same or (ii) the date on which notice shall have been given to the Borrower or any other Credit Party from the Agent;

(e)    any representation or warranty made by any Credit Party herein, any other Loan Document or in any certificate, instrument or other document submitted pursuant hereto or thereto proves untrue or misleading in any material adverse respect (or in any respect if such representation or warranty is qualified or modified as to materiality or “Material Adverse Effect” in the text thereof) when made;

(f)     (i) default by any Credit Party in the payment of any Debt, whether under a direct obligation or guaranty (other than Indebtedness and the Senior Debt) of any Credit Party in excess of One Million Dollars ($1,000,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate when due and continuance thereof beyond any applicable period of cure or (ii) failure to comply with the terms of any other obligation of any Credit Party with respect to any Debt (other than Indebtedness and the Senior Debt) in excess of One Million Dollars ($1,000,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate, which continues beyond any applicable period of cure and which would permit the holder or holders thereto to accelerate such other Debt, or require the prepayment, repurchase, redemption or defeasance of such indebtedness;

(g)    the rendering of any judgment (not covered by adequate insurance from a solvent carrier which is defending such action without reservation of rights) for the payment of money in excess of the sum of One Million Dollars ($1,000,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate against any Credit Party, and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or (ii) there shall be a period of thirty (30) consecutive days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(h)    the occurrence of any ERISA Event or Foreign Benefit Event that could reasonably be expected to result in a Material Adverse Effect when taken either individually or in the aggregate with all other such ERISA Events or Foreign Benefit Events for which liability could be reasonably expected to occur;

(i)     except as expressly permitted under this Agreement, any Credit Party shall be dissolved (other than a dissolution of a Subsidiary of the Borrower which is not a Guarantor or the Borrower) or liquidated (or any judgment, order or decree therefor shall be entered); or if a creditors’ committee shall have been appointed for the business of any Credit Party; or if any Credit Party shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt and if not an adjudication based on a filing by a Credit Party, it shall not have been dismissed within forty five (45) days, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party’s financial statements in accordance with GAAP); or shall file an answer to a creditor’s petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of a Credit Party ) and shall not have been removed within forty five (45) days; or if an order shall be entered approving any petition for reorganization of any Credit Party and shall not have been reversed or dismissed within forty five (45) days;

(j)     a Change of Control shall have occurred;

(k)    the validity, binding effect or enforceability of any subordination provisions relating to any Subordinated Debt shall be contested by any Person party thereto (other than any Lender or the Agent), or such subordination provisions shall fail to be enforceable by the Agent and the Lenders in accordance with the terms thereof, or the Indebtedness shall for any reason not have the priority contemplated by this Agreement or such subordination provisions;

(l)     (i) any Loan Document shall at any time for any reason cease to be in full force and effect (other than in accordance with the terms thereof or hereof), (ii) the validity, binding effect or enforceability thereof shall be contested by any party thereto (other than any Lender or the Agent), (iii) any Person (other than in accordance with the terms thereof or hereof) shall deny that it has any or further liability or obligation under any Loan Document, (iv) any such Loan Document shall be terminated (other than in accordance with the terms thereof), invalidated, revoked or set aside or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby, (v) any Loan Document purporting to grant a Lien to secure any Indebtedness shall for any reason, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral purported to be covered thereby or (vi) such Lien shall fail to cease to be a perfected Lien with the priority required in the relevant Loan Document;

(m)    default or failure to perform in any of the Senior Loan Documents and continuance thereof beyond any applicable period of grace or cure; provided that, an Event of Default shall only occur under this clause (m) if, as a result of a default or failure to perform in any of the Senior Loan Documents, the Senior Debt is accelerated or otherwise becomes due and payable prior to the stated maturity therein;

(n)    except as otherwise expressly permitted hereunder, any action by the Credit Parties, taken as a whole, to suspend the operation of their business in the ordinary course, liquidate all or a material portion of their assets, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of their business;

(o)    any uninsured loss to any material portion of the Collateral;

(p)    the Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise ceases to conduct for any reason whatsoever, all or any material part of the business of the Borrower and its Subsidiaries, taken as a whole, for more than 30 consecutive days;

(q)    any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which, in each case, causes, for more than 30 consecutive days, the cessation or substantial curtailment of revenue producing activities of the Borrower and its Subsidiaries, taken as a whole;

(r)     the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

(s)     the indictment of the Borrower or any of its Subsidiaries or any senior officer thereof under any criminal statute, or commencement of criminal or civil proceedings against the Borrower or any of its Subsidiaries or any senior officer thereof, pursuant to which statute or proceedings the penalties or remedies sought include forfeiture to any Governmental Authority of any material portion of the Collateral.

8.2    Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (a) [reserved]; (b) the Agent may, and shall, upon being directed to do so by the Majority Lenders, declare the entire unpaid principal Indebtedness, including the Notes, and any accrued and unpaid interest or other amounts (including the Prepayment Premium), immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by the Borrower; (c) upon the occurrence of any Event of Default specified in Section 8.1(i) and notwithstanding the lack of any declaration by the Agent under preceding clause (b), the entire unpaid principal Indebtedness and any accrued and unpaid interest or other amounts (including the Prepayment Premium) shall become automatically and immediately due and payable, and the Commitments shall be automatically and immediately terminated; and (d) the Agent may, and shall, upon being directed to do so by the Majority Lenders or the Lenders, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents or law.

8.3    Rights Cumulative. No delay or failure of the Agent and/or Lenders in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of the Agent and Lenders under this Agreement are cumulative and not exclusive of any right or remedies which Lenders would otherwise have.

8.4    Waiver by the Borrower of Certain Laws. To the extent permitted by applicable law, the Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or any security interest or mortgage contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

8.5    Waiver of Defaults. No Event of Default shall be waived by the Lenders except in a writing signed by an officer of the Agent in accordance with Section 12.9 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of their rights by the Agent or the Lenders. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent or the Lenders in enforcing any of their rights shall constitute a waiver of any of their rights. The Borrower expressly agrees that this Section may not be waived or modified by the Lenders or the Agent by course of performance, estoppel or otherwise.

8.6    Set Off. Upon the occurrence and during the continuance of any Event of Default, each Lender may at any time and from time to time, without notice to the Borrower but subject to the provisions of Section 9.3 hereof (any requirement for such notice being expressly waived by the Borrower), setoff and apply against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, whether owing to such Lender, any Affiliate of such Lender or any other Lender or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower and any property of the Borrower from time to time in possession of such Lender, irrespective of whether or not such deposits held or indebtedness owing by such Lender may be contingent and unmatured and regardless of whether any Collateral then held by the Agent or any Lender is adequate to cover the Indebtedness (including any Prepayment Premium). Promptly following any such setoff, such Lender shall give written notice to the Agent and the Borrower of the occurrence thereof; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 9.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Indebtedness owing to such Defaulting Lender as to which it exercised such right of setoff. The Borrower hereby grants to the Lenders and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of the Borrower under this Agreement. The rights of each Lender under this Section 8.6 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

9.    PAYMENTS, RECOVERIES AND COLLECTIONS.

9.1    Payment Procedure.

(a)    All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise provided herein, all payments made by the Borrower of principal, interest or fees hereunder shall be made without setoff or counterclaim on the date specified for payment under this Agreement and must be received by the Agent not later than 12:00 p.m. (New York time) (or such later time on such date as agreed to by Agent) on the date such payment is required or intended to be made in Dollars in immediately available funds to the Agent’s Account. The Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a) or 8.1(b), as applicable. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the default interest rate determined pursuant to Section 2.6(d) from the date such amount was due and payable until the date such amount is paid in full.

(b)    The Lenders and the Borrower hereby authorize the Agent to, and the Agent may, from time to time, charge the Loan Account with any amount due and payable by the Borrower under any Loan Document. Any amount charged to the Loan Account shall be deemed Indebtedness hereunder.

(c)    All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, together with any fees or premiums (including the Prepayment Premium) and all other amounts payable with respect to the principal amount being repaid or prepaid.

(d)    The Agent shall promptly distribute to each Lender at such account or address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto, to the extent received by the Agent.

(e)    Whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

9.2    Application of Payments.

(a)    At any time an Application Event has occurred and is continuing, or the maturity of the Indebtedness shall have been accelerated pursuant to Section 8.2, all payments or proceeds received by the Agent hereunder or under any other Loan Document in respect of any of the Indebtedness, including, but not limited to all proceeds received by the Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows:

first, ratably to pay the Indebtedness in respect of any fees (other than the Prepayment Premium), expense reimbursements, indemnities and other amounts then due and payable to the Agent until paid in full;

second, ratably to pay the Indebtedness in respect of any fees (other than the Prepayment Premium), expense reimbursements, and indemnities then due and payable to the Lenders until paid in full;

third, ratably to pay interest then due and payable in respect of the Loans;

fourth, ratably to pay principal of the Term Loan until paid in full;

fifth, ratably to pay the Indebtedness in respect of the Prepayment Premium then due and payable to the Lenders until paid in full;

sixth, to the ratable payment of all other Indebtedness then due and payable until paid in full; and

seventh, all remaining amounts to the Borrower or such other Person entitled thereto under applicable law.

(b)    For purposes of Section 0, “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

In the event of a direct conflict between the priority provisions of Section 0 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 0 shall control and govern.

9.3    Ratable Sharing(a). Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment in respect of fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender having Loans of the same Class, then the Lender receiving such proportionately greater payment shall (a) notify the Agent and each other Lender in writing of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders having Loans of the same Class in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The

Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

9.4    Treatment of a Defaulting Lender.

(a)    The obligation of any Lender to make any Loan hereunder shall not be affected by the failure of any other Lender to make any Loan under this Agreement, and no Lender shall have any liability to the Borrower or any of its Subsidiaries, the Agent, any other Lender, or any other Person for another Lender’s failure to make any loan or Loan hereunder.

(b)    If any Lender shall become a Defaulting Lender, then such Defaulting Lender’s right to vote in respect of any amendment, consent or waiver of the terms of this Agreement or such other Loan Documents, or to direct or approve any action or inaction by the Agent shall be subject to the restrictions set forth in Section 12.9.

(c)    Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 8.6 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders in accordance with their Pro Rata Shares prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their respective Pro Rata Shares.

10.    YIELD PROTECTION; INCREASED COSTS; MARGIN ADJUSTMENTS; TAXES.

10.1      Capital Adequacy and Other Increased Costs. If any Change in Law affects or would affect the capital or liquidity requirements of a Lender or the Agent (or any corporation controlling such Lender or the Agent) (including as a result of the imposition of Taxes other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes or Other Connection Taxes) and such Lender or the Agent, as the case may be, determines that the amount of required capital is increased by, or based upon the existence of such Lender’s or the Agent’s obligations or Loans hereunder, the effect of such Change in Law is to result in such an increase, and such increase has the effect of reducing the rate of return on such Lender’s or the Agent’s (or such controlling corporation’s) capital as a consequence of such obligations or Loans hereunder to a level below that which such Lender or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender or the Agent to be material, then the Agent or such Lender shall notify the Borrower, and thereafter the Borrower shall pay to such Lender or the Agent, as the case may be, within ten (10) Business Days of written demand therefor from such Lender or the Agent, additional amounts sufficient to compensate such Lender or the Agent (or such controlling corporation) for any such reduction which such Lender or the Agent determines to be allocable to the existence of such Lender’s or the Agent’s obligations or Loans hereunder. A statement setting forth the amount of such compensation, the methodology for the calculation and the calculation thereof which shall also be prepared in good faith and in reasonable detail by such Lender or the Agent, as the case may be, shall be submitted by such Lender or by the Agent to the Borrower, reasonably promptly after becoming aware of any event described in this Section 10.1 and shall be conclusively presumed to be correct, absent manifest error.

10.2      Right of Lenders to Fund through Branches and Affiliates. Each Lender may, if it so elects, fulfill its commitment as to any Loan hereunder by designating a branch or Affiliate of such Lender to make such Loan; provided that (a) such Lender shall remain solely responsible for the performances of its obligations hereunder and (b) no such designation shall result in any material increased costs to the Borrower or the Agent.

10.3      Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 10.3 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to Section 10.1, for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law (provided that this provision will not apply to any Change in Law of the type referred to in clauses (x), (y) or (z) of the definition thereof) giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

10.4      Taxes.

(a)    Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 10.4) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    Without duplication of Section 10.4(a), the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent, timely reimburse it for the payment of, any Other Taxes.

(c)    As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 10.4, such Credit Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(d)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 10.4, (including by payment of additional amounts pursuant to this Section 10.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of additional amounts or indemnification paid under this Section 10.4 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (d) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (d), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (d) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(e)    The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 10.4) payable or paid by such Person or required to be withheld or deducted from a payment to such Person and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent) or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(f)     Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.7 hereof relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender (or assignee or participant, if applicable), in each case, that are payable or paid by the Agent or Borrower, as and if applicable, in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent, accompanied by reasonable supporting documentation, shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (f).

(g)    For purposes of this Section 10.4, the term “applicable law” includes FATCA.

(h)    Each party’s obligations under this Section 10.4 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of a Lender, the termination of Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

11.    AGENT.

11.1      Appointment of the Agent. Each Lender and the holder of each Note (if issued) irrevocably appoints and authorizes the Agent to act on behalf of such Lender or holder under this Agreement and the other Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as a non-fiduciary agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Credit Party.

11.2      Agency for Perfection. Each Lender hereby appoints the Agent and each other Lender as agent and bailee for the purpose of perfection the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and the Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Agent thereof in writing, and, promptly upon the Agent’s request therefore shall deliver such Collateral to the Agent or in accordance with the Agent’s instructions.

11.3      Scope of the Agent’s Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Lender (and no implied covenants or other obligations shall be read into this Agreement against the Agent). None of the Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith: (i) with the consent or at the request of the Majority Lenders (or all of the Lenders for those acts requiring consent of all of the Lenders or such other number or percentage of Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances); or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment; provided, that, no action taken or not taken by the Agent with the consent or at the request of the Majority Lenders (or all of the Lenders for those acts requiring consent of all of the Lenders or such other number or percentage of Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances) shall be considered gross negligence or willful misconduct of the Agent. None of the Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be responsible for or have any duties to ascertain, inquire into or verify (a) any recitals or warranties made by the Credit Parties or any Affiliate of the Credit Parties, or any officer thereof contained herein or therein, (b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder, (c) the performance by the Credit Parties of their respective obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation in connection with the making of any Loan. The Agent and its Affiliates shall be entitled to rely upon, and shall not incur any liability for relying upon, any certificate, notice, document or other communication (including any cable, telegraph, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper Person. The Agent may treat the payee of any Note as the holder thereof. The Agent may employ agents and may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to any Person for the negligence or misconduct of any such Person (except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such Person) or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

11.4      Successor Agent.

(a)    The Agent may resign as such at any time upon at least thirty (30) days prior notice to the Borrower and each of the Lenders. If the Agent at any time shall resign or if the office of the Agent shall become vacant for any other reason, Majority Lenders shall, by written instrument, appoint successor agent(s) (“Successor Agent”) satisfactory to such Majority Lenders and, so long as no Event of Default has occurred and is continuing, to the Borrower (which approval shall not be unreasonably withheld or delayed); provided, however that any such successor Agent shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States or any state thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, and shall have a combined capital and surplus of at least $500,000,000. Such Successor Agent shall thereupon become the Agent hereunder, as applicable, and the Agent shall deliver or cause to be delivered to any successor agent such documents of transfer and assignment as such Successor Agent may reasonably request. If a Successor Agent is not so appointed or does not accept such appointment before the resigning Agent’s resignation becomes effective, the resigning Agent may, but shall be under no obligation to, appoint a temporary successor to act until such appointment by the Majority Lenders and, if applicable, the Borrower, is made and accepted, or if no such temporary successor is appointed as provided above by the resigning the Agent, the Majority Lenders shall thereafter perform all of the duties of the resigning the Agent hereunder until such appointment by the Majority Lenders and, if applicable, the Borrower, is made and accepted. Such Successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such Successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed hereunder. Upon such succession of any such Successor Agent, the resigning Agent shall be discharged from its duties and obligations, in its capacity as the Agent hereunder, and the provisions of this Article 11, Section 10.4(e)-(f) and Section 12.4 shall continue in effect for the benefit of the resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

(b)    Notwithstanding anything herein to the contrary, CHS may assign its rights and duties as the Agent hereunder to its Affiliates and Related Funds without the prior written consent of, or prior written notice to, the Borrower or the Lenders; provided that the Borrower and the Lenders may deem and treat such assigning Agent as the Agent for all purposes hereof, unless and until such assigning Agent provides written notice to the Borrower and the Lenders of such assignment. Upon such assignment such Person shall succeed to and become vested with all rights, powers, privileges and duties as the Agent hereunder and under the other Loan Documents.

(c)    The Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more additional individuals or institutions as separate trustee, co-trustee, collateral agent, sub-agent or co-agent (“Supplemental Agents”) appointed by the Agent. The Agent and any such Supplemental Agents may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Agreement (including, without limitation, this Article 11, Section 10.4(e)-(f) and Section 12.4) shall apply to any of the Supplemental Agents of the Agent and shall apply to their respective activities in connection with its activities as the

Agent. All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of this Agreement (including, without limitation, this Article 11, Section 10.4(e)-(f) and Section 12.4) shall apply to any such Supplemental Agent and to the Affiliates of any such Supplemental Agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each Supplemental Agent appointed by the Agent, (i) such Supplemental Agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Borrower, the Guarantors and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such Supplemental Agent, and (iii) such Supplemental Agent shall only have obligations to the Agent, and not to the Borrower, Guarantor, Lender or any other Person and no Borrower, Guarantor, Lender or any other Person shall have the rights, directly or indirectly, as a third party beneficiary or otherwise, against such Supplemental Agent. The Agent shall not be responsible for the negligence or misconduct of any Supplemental Agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such Supplemental Agent.

11.5      Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender and based on the financial statements of the Borrower and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Lender also acknowledges that it will, independently of the Agent and each other Lender and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, any Loan Document or any other document executed pursuant hereto.

11.6      Authority of the Agent to Enforce This Agreement. Each Lender, subject to the terms and conditions of this Agreement, grants the Agent full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of any Indebtedness (including any Prepayment Premium) outstanding under this Agreement or any other Loan Document and to file such proofs of debt or other documents as may be necessary to have the claims of the Lenders allowed in any proceeding relative to any Credit Party, or their respective creditors or affecting their respective properties, and to take such other actions which the Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

11.7      Indemnification of the Agent. The Lenders agree to indemnify the Agent, its Affiliates and their respective officers, partners, directors, trustees employees and agents (each, an “Indemnitee Agent Party”) (to the extent not reimbursed by the Borrower, but without limiting any obligation of the Borrower to make such reimbursement), ratably according to their respective Pro Rata Shares (provided, that, if such indemnity payment is sought after the date on which the Loans have been paid in full, such determination of such Pro Rata Shares shall be made as of the last date prior to which the Loans were paid in full), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, reasonable fees and expenses of in-house and outside counsel) which may be imposed on, incurred by, or asserted against any Indemnitee Agent Party in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or any action taken or omitted by any Indemnitee Agent Party under this Agreement or any of the Loan Documents in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory, or sole negligence of such Indemnitee Agent Party; provided, however, that no Lender shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable order. Without limitation of the foregoing, each Lender agrees to reimburse the Indemnitee Agent Parties promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of in-house and outside counsel) incurred by the Indemnitee Agent Parties in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Indemnitee Agent Parties are not timely reimbursed for such expenses by the Borrower, but without limiting the obligation of the Borrower to make such reimbursement. Each Lender agrees to reimburse the Indemnitee Agent Parties promptly upon demand for its ratable share (provided, that, if such payment is sought after the date on which the Loans have been paid in full, such determination of such ratable share shall be made as of the last date prior to which the Loans were paid in full) of any amounts owing to the Indemnitee Agent Parties by the Lenders pursuant to this Section, provided that, if the Indemnitee Agent Parties are subsequently reimbursed by the Borrower for such amounts, they shall refund to the Lenders on a pro rata basis the amount of any excess reimbursement. If the indemnity furnished to the Indemnitee Agent Parties under this Section shall become impaired as determined in the Agent’s reasonable judgment or the Agent shall elect in its sole discretion to have such indemnity confirmed by the Lenders (as to specific matters or otherwise), the Agent shall give notice thereof to each Lender and, until such additional indemnity is provided or such existing indemnity is confirmed, the Agent may cease, or not commence, to take any action. Any amounts paid by the Lenders hereunder to the Indemnitee Agent Parties shall be deemed to constitute part of the Indebtedness hereunder.

11.8      Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have received a written notice from a Lender or the Borrower specifying such Default or Event of Default and conspicuously stating that such notice is a “notice of default”. Upon receiving such a notice, the Agent shall promptly notify each Lender of such Default or Event of Default and provide each Lender with a copy of such notice and shall endeavor to provide such notice to the Lenders within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so). The Agent shall also furnish the Lenders, promptly upon receipt, with copies of all other notices or other information required to be provided by the Borrower hereunder.

11.9      The Agent’s Authorization; Action by Lenders. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Lenders to give any approval or consent, or to make any request, or to take any other action on behalf of the Lenders (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Lenders or the Lenders, as applicable hereunder, provided, however, that the Agent shall not be required to act or omit to act if, in the reasonable judgment of the Agent, such action or omission may expose the Agent to personal liability for which the Agent has not been satisfactorily indemnified hereunder or is contrary to this Agreement, any of the Loan Documents or applicable law. Action that may be taken by the Majority Lenders, any other specified percentage of the Lenders or all of the Lenders, as the case may be (as provided for hereunder), may be taken (i) pursuant to a vote of the requisite percentages of the Lenders as required hereunder at a meeting (which may be held by telephone conference call), provided that the Agent exercises good faith, diligent efforts to give all of the Lenders reasonable advance notice of the meeting, or (ii) pursuant to the written consent of the requisite percentages of the Lenders as required hereunder, provided that all of the Lenders are given reasonable advance notice of the requests for such consent.

11.10    Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, the Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Lenders or all of the Lenders, as the case may be (as provided for hereunder), shall direct; provided, however, that the Agent shall not be required to act or omit to act if, in the reasonable judgment of the Agent, such action or omission may expose the Agent to personal liability for which the Agent has not been satisfactorily indemnified hereunder or is contrary to this Agreement, any of the Loan Documents or applicable law. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Agent and each Lender hereby agree (i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agent for the benefit of the Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by the Agent on any of the Collateral pursuant to a public or private sale, the Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Majority Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Agent under the provisions of the Uniform Commercial Code (including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Indebtedness (including any Prepayment Premium) as a credit on account of the purchase price for any Collateral payable by the Agent at such sale.

11.11    Collateral Matters.

(a)    The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

(b)    The Lenders irrevocably authorize the Agent, in its reasonable discretion, to the full extent set forth in Section 12.9(d) hereof, at the sole cost and expense of the Borrower (1) to release or terminate any Lien granted to or held by the Agent upon any Collateral (a) upon termination of the Commitments and payment in full of all Indebtedness (including any Prepayment Premium) payable under this Agreement and under any other Loan Document; (b) constituting property (including, without limitation, Equity Interests in any Person) sold or to be sold or disposed of as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction and including the property of any Subsidiary that is disposed of as permitted hereby) permitted in accordance with the terms of this Agreement to a Person that is not the Borrower or a Guarantor, subject to Section 11.11(b)(3) below; (c) constituting property in which a Credit Party owned no interest at the time the Lien was granted or at any time thereafter; or (d) if approved, authorized or ratified in writing by the Majority Lenders, or all the Lenders, as the case may be, as provided in Section 12.9; (2) to subordinate the Lien granted to or held by the Agent on any Collateral to any other holder of a Lien on such Collateral which is permitted by Section 7.2(b) hereto; and (3) if all of the Equity Interests held by the Credit Parties in any Person are sold or otherwise transferred to any transferee other than the Borrower, an Affiliate of the

Borrower or a Subsidiary of the Borrower as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction) permitted in accordance with the terms of this Agreement, to release such Person from all of its obligations under the Loan Documents (including, without limitation, under any Guaranty). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release particular types or items of Collateral or subordinate its interest in particular types or items of property or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 11.11(b), and the Agent shall be entitled to refrain from taking any such action until it receives such written confirmation from the Majority Lenders or Lenders (as applicable).

11.12    The Agent in its Individual Capacity. CHS and its Affiliates, successors and assigns shall each have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though such Lender were not the Agent. CHS and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Credit Parties as if such Lender were not acting as the Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Lenders.

11.13    Specified Subordination Agreement and Subordination Agreements. Each Lender hereby irrevocably appoints, designates and authorizes Agent to enter into any subordination or intercreditor agreement pertaining to the Senior Debt or any Subordinated Debt, on its behalf and to take such action on its behalf under the provisions of any such agreement. Each Lender further agrees to be bound by the terms and conditions of each subordination or intercreditor agreement pertaining to the Senior Debt or any Subordinated Debt.

11.14    No Reliance on the Agent’s Customer Identification Program.

(a)    Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Borrower or any of its Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (i) any identify verification procedures, (ii) any record keeping, (iii) any comparisons with government lists, (iv) any customer notices or (v) any other procedures required under the CIP Regulations or such other laws.

(b)    Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (x) within 10 days after the Restatement Date, and (y) at such other times as are required under the USA Patriot Act.

12.    MISCELLANEOUS.

12.1      [Reserved].

12.2      Consent to Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY THE BORROWER OR ANY GUARANTOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE INDEBTEDNESS (including any Prepayment Premium), MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 12.5 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT THE AGENT AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE BORROWER OR ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

12.3      Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

12.4      Closing Costs and Other Costs; Indemnification.

(a)    Whether or not the transactions contemplated hereby shall be consummated, the Borrower shall pay or reimburse (a) the Agent, the Lenders and their respective Affiliates for payment of, on demand, all reasonable and documented costs and expenses incurred by the Agent, Lenders and their respective Affiliates in connection with the consummation and closing of the loans contemplated hereby, the administration or enforcement of this Agreement or the other Loan Documents (including the obtaining of legal advice regarding the rights and responsibilities of the parties hereto), any refinancing or restructuring of the Loans provided under this Agreement or the other Loan Documents or the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower, including, by way of description and not limitation, reasonable outside attorney fees (which shall be limited to one outside counsel for the Agent and one outside counsel for the Lenders (absent a conflict of interest (in which case, each group of similarly situated and conflicted Lenders may engage and be reimbursed for an additional firm of outside counsel)) and if necessary, one local counsel in each relevant jurisdiction and such specialist counsel as the Agent may reasonably determine to be necessary and one local counsel in each relevant jurisdiction and such specialist counsel as the Lenders may reasonably determine to be necessary (the "Legal Counsel Limitations")) and advances, appraisal, auditing, consulting and accounting fees, costs and expenses of creating and perfecting Liens in favor of the Agent, for the benefit of Agent and the Lenders (including, without limitation, filing and recording fees and lien search fees), costs and expenses (including the fees, expenses and disbursements of any appraisers, consultants, advisors and agents retained by Agent and its counsel and Lenders and their counsel) in connection with the custody or preservation of any of the Collateral and required travel costs, and (b) the Agent and its Affiliates and each of the Lenders, as the case may be, for all stamp and other taxes and duties payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or duties. Furthermore, all reasonable costs and expenses, including without limitation attorney fees (subject to the Legal Counsel Limitations), incurred by the Agent, the Lenders and their respective Affiliates in revising, preserving, protecting, exercising or enforcing any of the Agent’s and the Lenders’ rights against the Borrower or any other Credit Party, or otherwise incurred by the Agent and its Affiliates and the Lenders in connection with any Event of Default or the enforcement of their rights and remedies hereunder (whether incurred through negotiations, legal proceedings or otherwise), including by way of description and not limitation, such charges incurred in connection with the sale of, collection from or other realization upon any of the Collateral, in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “workout” or pursuant to any court or bankruptcy proceedings or arising out of any claim or action by any person against the Agent, its Affiliates, or any Lender which would not have been asserted were it not for the Agent’s or such Affiliate’s or Lender’s relationship with the Borrower hereunder or otherwise, shall also be paid by the Borrower.

(b)    IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 12.4(a), WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, THE BORROWER AGREES TO DEFEND (SUBJECT TO THE LEGAL COUNSEL LIMITATIONS), INDEMNIFY, PAY AND HOLD HARMLESS, AGENT AND EACH LENDER, THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS OF AGENT AND EACH LENDER (EACH, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED, THE BORROWER SHALL NOT HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER, OF THAT INDEMNITEE. TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THIS SECTION 12.4(b) MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE BORROWER SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY INDEMNITEES OR ANY OF THEM.

(c)    To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against Lenders, Agent and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and the Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

12.5      Notices.

(a)    Except as expressly provided otherwise in this Agreement (and except as provided in clause (b) below), all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier or by facsimile and addressed or delivered to it at its address set forth on Annex II or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 12.5 or posted to an E-System set up by or at the direction of the Agent (as set forth below). Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by facsimile, shall be deemed given when received. The Agent may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such confirmation shall control. Any notice given by the Agent or any Lender to the Borrower shall be deemed to be a notice to all of the Credit Parties.

(b)    Notices and other communications provided to the Agent and the Lenders party hereto under this Agreement or any other Loan Document may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Agent that it is incapable of receiving notices under such Section by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications (including email and any E-System) pursuant to procedures approved by it. Unless otherwise agreed to in a writing by and among the parties to a particular communication, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, return email, or other written acknowledgment) and (ii) notices and other communications posted to any E-System shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or other communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

12.6      Further Action. The Borrower, from time to time, upon written request of the Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may reasonably be required to carry out the intent and purpose of this Agreement or the Loan Documents, and to provide for Loans under and payment of the Notes, according to the intent and purpose herein and therein expressed.

12.7      Successors and Assigns; Participations; Assignments.

(a)    This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Lenders and their respective successors and assigns.

(b)    The foregoing shall not authorize any assignment by the Borrower of its rights or duties hereunder, and, except as otherwise provided herein, no such assignment shall be made (or be effective) without the prior written approval of the Lenders.

(c)    No Lenders may at any time assign or grant participations in such Lender’s rights and obligations hereunder and under the other Loan Documents except (i) by way of assignment to any Eligible Assignee in accordance with clause (d) of this Section, (ii) by way of a participation in accordance with the provisions of clause (e) of this Section 12.7 or (iii) by way of a pledge or assignment or grant of a security interest subject to the restrictions of clause (g) of this Section 12.7 (and any other attempted assignment or transfer by any Lender shall be deemed to be null and void); provided, that, notwithstanding anything to the contrary contained in this Agreement, (a) the Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to an Eligible Assignee and (b) the Borrower and the Lenders acknowledge and agree that the Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is an Eligible Assignee and that the Agent shall have no liability with respect to any assignment or participation made to any Person which is not an Eligible Assignee.

(d)    Each assignment by a Lender of all or any portion of its rights and obligations hereunder and under the other Loan Documents, shall be subject to the following terms and conditions:

(i)     each such assignment shall be made on a pro rata basis with respect to each Class of Term Loans, and shall be in a minimum amount of the lesser of Five Million Dollars ($5,000,000) (or such lesser amount as may be agreed to by the Agent or as shall constitute the aggregate amount of the Term Loan or Incremental Term Loans of a particular tranche of the assigning Lender) with respect to the assignment of Term Loans; and

(ii)    the parties to any assignment shall execute and deliver to the Agent an Assignment Agreement substantially (as determined by the Agent) in the form attached hereto as Exhibit B (with appropriate insertions acceptable to the Agent), together with a processing and recordation fee in the amount, if any, required as set forth in the Assignment Agreement, and any other documents as the Agent shall reasonably request from such assignee.

Until the Assignment Agreement becomes effective in accordance with its terms and is recorded in the Register maintained by the Agent under clause (h) of this Section 12.7, and the Agent has confirmed that the assignment satisfies the requirements of this Section 12.7, the Borrower and the Agent shall be entitled to continue to deal solely and directly with the assigning Lender in connection with the interest so assigned. From and after the effective date of each Assignment Agreement that satisfies the requirements of this Section 12.7, the assignee thereunder shall be deemed to be a party to this Agreement, such assignee shall have the rights and obligations of a Lender under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment) and the assigning Lender shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents.

Upon request, the Borrower shall execute and deliver to the Agent, new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to the assigning Lender pursuant to such Assignment Agreement, and with respect to the portion of the Indebtedness retained by the assigning Lender, to the extent applicable, new Note(s) payable to the order of the assigning Lender in an amount equal to the amount retained by such Lender hereunder. The Agent, the Lenders and the Borrower acknowledges and agrees that any such new Note(s) shall be given in renewal and replacement of the Notes issued to the assigning lender prior to such assignment and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by such prior Note, and each such new Note may contain a provision confirming such agreement.

(e)    The Borrower and the Agent acknowledge that each of the Lenders may at any time and from time to time, subject to the terms and conditions hereof, grant participations in such Lender’s rights and obligations hereunder (on a pro rata basis only) and under the other Loan Documents to any Person (other than a natural person or to the Borrower or any of the Borrower’s Affiliates or Subsidiaries); provided that any participation permitted hereunder shall comply with all applicable laws and shall be subject to a participation agreement that incorporates the following restrictions:

(i)     such Lender shall remain the holder of its Notes hereunder (if such Notes are issued), notwithstanding any such participation;

(ii)    a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof;

(iii)    such Lender shall retain the sole right and responsibility to enforce the obligations of the Credit Parties relating to the Notes and the other Loan Documents, including, without limitation, the right to proceed against any Guarantors, or cause the Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant (unless such participant is an Affiliate of such Lender), except for those matters requiring the consent of each of the Lenders under Section 12.9(b) (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Lender and the Credit Parties, the Agent and the other Lenders may continue to deal directly with such Lender in connection with such Lender’s rights and duties hereunder). Notwithstanding the foregoing, however, in the case of any participation granted by any Lender hereunder, the participant shall not have any rights under this Agreement or any of the other Loan Documents against the Agent, any other Lender or any Credit Party; provided, however that the participant may have rights against such Lender in respect of such participation as may be set forth in the applicable participation agreement and all amounts payable by the Borrower and Guarantors hereunder shall be determined as if such Lender had not sold such participation. Each such participant shall be entitled to the benefits of Article 10 of this Agreement to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (d) of this Section, provided that no participant shall be entitled to receive any greater amount pursuant to such the provisions of Article 10 than the issuing Lender would have been entitled to receive in respect of the amount of the participation transferred by such issuing Lender to such participant had no such transfer occurred, except to the extent that such entitlement to receive any greater payment results from a Change in Law that occurs after the participant acquired the applicable participation, and each such participant shall also be entitled to the benefits of Section 8.6 hereof as though it were a Lender, provided that such participant agrees to be subject to Section 9.3 hereof as though it were a Lender; and

(iv)    each participant shall provide the relevant tax form required under Section 12.12 to its participating Lender.

(f)     Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(g)    Any Lender may at any time pledge or assign or grant a security interest in all or any portion of its rights under this Agreement (including its Notes, if any) or any other Loan Document to secure obligations or indebtedness of such Lender, including any pledge or assignment or grant to secure obligations to a Federal Reserve Bank or other third party lender, without notice to or consent of the Borrower or the Agent; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto (except in connection with the exercise of remedies by such pledgee or assignee or grantee with respect to the obligations or indebtedness of such Lender).

(h)    The Borrower hereby designates the Agent, and Agent agrees to serve, as the Borrower’s non-fiduciary agent solely for purposes of this Section 12.7(h) to maintain at its principal office in the United States a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the principal amount of each type of Loan owing to each such Lender from time to time. The entries in the Register shall be conclusive evidence, absent manifest error, and the Borrower, the Agent, and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender (but only with respect to any entry relating to the principal amounts owing to such Lender) upon reasonable notice to the Agent and a copy of such information shall be provided to any such party on their prior written request. The Agent shall give prompt written notice to the Borrower of the making of any entry in the Register or any change in such entry. This Section 12.7(h) shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations and Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code.

(i)     The Borrower authorizes each Lender to disclose to any prospective assignee or participant which has satisfied the requirements hereunder, any and all financial information in such Lender’s possession concerning the Credit Parties which has been delivered to such Lender pursuant to this Agreement, provided that each such prospective assignee or participant shall execute a confidentiality agreement consistent with the terms of Section 12.10 hereof or shall otherwise agree to be bound by the terms thereof.

(j)     Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

12.8      Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.

12.9      Amendment and Waiver.

(a)    No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Lenders (or by the Agent at the written request of the Majority Lenders) (except with respect to the Fee Letter, which shall only require the consent of the parties thereto) or, if this Agreement expressly so requires with respect to the subject matter thereof, by all Lenders (and, with respect to any amendments to this Agreement or the other Loan Documents, by any Credit Party or the Guarantors that are signatories thereto), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. All references in this Agreement to “Lenders” or “the Lenders” shall refer to all Lenders, unless expressly stated to refer to Majority Lenders (or the like).

(b)    Notwithstanding anything to the contrary herein,

(i)     no amendment, waiver or consent shall increase the stated amount of any Lender’s commitment hereunder without such Lender’s consent;

(ii)    no amendment, waiver or consent shall, unless in writing and signed by the Lender or Lenders holding Indebtedness directly affected thereby, do any of the following:

(A)    reduce the principal of, or interest (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.6(d)) on, any outstanding Indebtedness or any Fees or other amounts payable hereunder (including any Prepayment Premium),

(B)    postpone any date fixed for any payment of principal of, or interest on, any outstanding Indebtedness or any Fees or other amounts payable hereunder (including any Prepayment Premium),

(C)    change any of the provisions of this Section 12.9 or the definition of “Majority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; provided that changes to the definition of “Majority Lenders” may be made with the consent of only the Majority Lenders to include the Lenders holding any additional credit facilities that are added to this Agreement with the approval of the appropriate Lenders, and

(D)    amend the definition of “Pro Rata Share”;

provided, however, that any waiver of a mandatory prepayment, Section 2.11(b)(v) or any Default or Event of Default shall be subject only to the consent of the Majority Lenders;

(iii)    no amendment, waiver or consent shall, unless in writing and signed by all Lenders, do any of the following:

(A)    except as expressly permitted hereunder or under the Collateral Documents, release all or substantially all of the Collateral (provided that neither the Agent nor any Lender shall be prohibited thereby from proposing or participating in a consensual or nonconsensual debtor-in-possession or similar financing), or release any material guaranty provided by any Person in favor of the Agent and the Lenders, provided however that the Agent shall be entitled, without notice to or any further action or consent of the Lenders, to release any Collateral which any Credit Party is permitted to sell, assign or otherwise transfer in compliance with this Agreement or the other Loan Documents (to a Person that is not the Borrower or a Guarantor) or release any guaranty to the extent expressly permitted by Section 11.11(b)(iii) of this Agreement,

(B)    modify, directly or indirectly, Section 9.2, Section 9.3 hereof or any other provision herein or in the other Loan Documents receiving the pro rata treatment of Lenders in a manner that would alter the priorities set forth therein or the pro rata sharing of payments required thereby, or

(C)    except as expressly permitted in Section 11.11(b)(2), subordinate the Indebtedness hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Debt (other than the Senior Debt) or obligation or Lien (other than the Liens in favor of the Senior Agent under the Senior Loan Documents), as the case may be;

(iv)    any amendment, waiver, or consent that will affect the rights or duties of the Agent under this Agreement or any other Loan Document, shall require the written concurrence of the Agent; and

(v)    any amendment, waiver, consent or other modification to this Agreement to permit the formation or other existence of the direct parent entity of the Borrower shall require the written consent of the Agent in its sole discretion.

(c)    Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove of any amendment, consent, waiver or any other modification to any Loan Document (and all amendments, consents, waivers and other modifications may be effected without the consent of the Defaulting Lenders), except that the foregoing shall not permit, in each case without such Defaulting Lender’s consent, (i) an increase in such Defaulting Lender’s stated commitment amounts, (ii) the waiver, forgiveness or reduction of the principal amount of any Indebtedness owing to such Defaulting Lender (unless all other Lenders affected thereby are treated similarly), (iii) the extension of the final maturity date(s) of such Defaulting Lenders’ portion of any of the Indebtedness (including any Prepayment Premium) or the extension of any commitment to extend credit of such Defaulting Lender, or (iv) any other modification which requires the consent of all Lenders or the Lender(s) affected thereby which affects such Defaulting Lender more adversely than the other affected Lenders (other than a modification which results in a reduction of repayment of any amounts owing to such Defaulting Lender on a non pro-rata basis).

(d)    The Agent shall, upon the written request of the Borrower, execute and deliver to the Credit Parties such documents as may be necessary to evidence (1) the release of any Lien granted to or held by the Agent upon any Collateral: (a) upon termination of the Commitments and payment in full of all Indebtedness (including any Prepayment Premium) payable under this Agreement and under any other Loan Document; (b) which constitutes property (including, without limitation, Equity Interests in any Person) sold or to be sold or disposed of as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction and including the property of any Subsidiary that is disposed of as permitted hereby) permitted in accordance with the terms of this Agreement to a Person that is not the Borrower or a Guarantor, subject to Section 12.9(d)(2) below; (c) which constitutes property in which a Credit Party owned no interest at the time the Lien was granted or at any time thereafter; or (d) if approved, authorized or ratified in writing by the Majority Lenders, or all the Lenders, as the case may be, as provided in this Section 12.9; or (2) the release of any Person from its obligations under the Loan Documents (including without limitation the Guaranty) if all of the Equity Interests of such Person that were held by a Credit Party are sold or otherwise transferred to any transferee other than the Borrower, an Affiliate of the Borrower or a Subsidiary of the Borrower as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction) permitted in accordance with the terms of this Agreement; provided that (i) the Agent shall not be required to execute any such release or subordination agreement under clauses (1) or (2) above on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty or such release shall not in any manner discharge, affect or impair the Indebtedness (including any Prepayment Premium) or any Liens upon any Collateral retained by any Credit Party, including (without limitation) the proceeds of the sale or other disposition, all of which shall constitute and remain part of the Collateral.

(e)    Notwithstanding anything to the contrary herein the Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

(f)     Notwithstanding the foregoing, no amendment and restatement of this Agreement which is in all other respects approved by the Lenders in accordance with this Section 12.9 shall require the consent or approval of any Lender (i) which immediately after giving effect to such amendment and restatement, shall have no commitment or other obligation to maintain or extend credit under this Agreement (as so amended and restated) and (ii) which, substantially contemporaneously with the effectiveness of such amendment and restatement, shall have received payment in full of all Indebtedness (including any Prepayment Premium) owing to such Lender under the Loan Documents. From and after the effectiveness of any such amendment and restatement, any such Lender shall be deemed to no longer be a “Lender” hereunder or a party hereto, except that any such Lender shall retain the benefits of indemnification provisions hereof which, by the terms hereof would survive the termination of this Agreement.

12.10    Confidentiality. Each of Agent and Lender agrees that it will not disclose without the prior consent of the Borrower (other than to its Subsidiaries, another Lender, an Affiliate of a Lender or to its auditors, agents, advisors, directors, officers, employees, shareholders, counsel or representatives (or to other Persons authorized by a Lender or the Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 12.10)) any information with respect to the Credit Parties which is furnished pursuant to this Agreement or any of the other Loan Documents; provided that Agent and Lenders may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by Agent or Lender from any third party under no duty of confidentiality to any Credit Party, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over Agent or Lender, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation, ruling or other requirement of law applicable to such Lender, (e) to any prospective assignee or participant in accordance with Section 12.7(f) hereof, (f) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agent or any Lender, and (g) disclosures of such information to any investors, members and partners of any Agent, Lender or their Affiliates, provided that prior to any disclosure, such investor, member or partner is informed of the confidential nature of the information.

12.11    Substitution or Removal of Lenders. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender shall give notice to the Borrower that such Lender is entitled to receive payments under Section 10.1 or 10.4, (ii) the circumstances which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after the Borrower’s request for such withdrawal; or (b)(i) any Lender shall become a Defaulting Lender, and (ii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after the Borrower’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 12.9(b), the consent of the Agent and the Majority Lenders shall have been obtained but the consent of one or more of such other Lenders whose consent is required shall not have been obtained (a “Non-Consenting Lender”); then, with respect to each such Lender (an “Affected Lender”), the Borrower or Agent may, by giving written notice to the Borrower and any Affected Lender of its election to do so, elect to cause such Affected Lender (and such Affected Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 12.7 and Affected Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Affected Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Affected Lender and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Affected Lender pursuant to the Fee Letter; (2) on the date of such assignment, the Borrower shall pay any amounts payable to such Affected Lender pursuant to Section 10.1 or 10.4; and (3) in the event such Affected Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Affected Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Affected Lender, such Affected Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Affected Lender to indemnification hereunder shall survive as to such Affected Lender.

12.12    Withholding Taxes.

(a)    (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.12(a)(i)(A), (i)(B) and (i)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Without limiting the generality of the foregoing:

(A)	any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(i)	in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E (or any successor form), as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)	executed copies of IRS Form W-8ECI (or any successor form);

(iii)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(iv)	to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner and supplementary documentation as may be prescribed by applicable law, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)	if a payment made to a Lender or Agent under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender or Agent shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender or Agent has complied with such Lender’s or Agent’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(b)    For purposes of this Section 12.12, the term “applicable law” includes FATCA.

12.13    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 12.13 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS,

SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

12.14    USA Patriot Act Notice; Beneficial Ownership Certification. Pursuant to Section 326 of the USA Patriot Act, the Agent and the Lenders hereby notify the Credit Parties that if they or any of their Subsidiaries open an account, including any loan, deposit account, treasury management account, or other extension of credit with the Agent or any Lender, the Agent or the applicable Lender will request the applicable Person’s name, tax identification number, business address and other information necessary to identify such Person (and may request such Person’s organizational documents or other identifying documents) to the extent necessary for the Agent and the applicable Lender to comply with the USA Patriot Act. The Borrower shall also deliver, from time to time at the reasonable request of the Agent or any Lender, a completed certification regarding beneficial ownership to the extent required by 31 C.F.R. §1010.230, together with any other information required under such regulation.

12.15    Complete Agreement; Conflicts. This Agreement, the Notes (if issued), any Requests for Loan and the Loan Documents contain the entire agreement of the parties hereto, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.

12.16    Severability. In case any one or more of the obligations of the Credit Parties under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Credit Parties shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Credit Parties under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

12.17    Table of Contents and Headings; Section References. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof and references herein to “sections,” “subsections,” “clauses,” “paragraphs,” “subparagraphs,” “exhibits” and “schedules” shall be to sections, subsections, clauses, paragraphs, subparagraphs, exhibits and schedules, respectively, of this Agreement unless otherwise specifically provided herein or unless the context otherwise clearly indicates.

12.18    Construction of Certain Provisions. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

12.19    Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

12.20    Electronic Transmissions.

(a)    Each of the Agent, the Credit Parties, the Lenders, and each of their Affiliates is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion,

Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. The Borrower and each other Credit Party hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b)    All uses of an E-System shall be governed by and subject to, in addition to Section 12.5 and this Section 12.20, separate terms and conditions posted or referenced in such E-System and related contractual obligations executed by the Agent, the Credit Parties and the Lenders in connection with the use of such E-System.

(c)    All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”. None of the Agent or any of its Affiliates, nor the Borrower or any of its respective Affiliates warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by the Agent or any of its Affiliates, or the Borrower or any of its respective Affiliates in connection with any E-Systems or Electronic Transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. The Agent, the Borrower and its Subsidiaries, and the Lenders agree that the Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System. The Agent and the Lenders agree that the Borrower has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

12.21    Advertisements. The Agent and the Lenders, subject to the Borrower’s consent not to be unreasonably withheld, delayed or conditioned, may issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Credit Parties) (collectively, “Trade Announcements”). No Credit Party shall issue any Trade Announcement or disclose the name of Agent or any Lender except (i) disclosures required by applicable law, regulation, legal process or the rules of the SEC or (ii) with the prior approval of Agent and such Lender not to be unreasonably withheld, delayed or conditioned.

12.22    Reliance on and Survival of Provisions. All terms, covenants, agreements, representations and warranties of the Credit Parties to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of any Credit Party in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender’s behalf, and those covenants and agreements of the Borrower and the Lenders, as applicable, set forth in Sections 8.3, 8.6, 9.3, 10.1, 10.4, 11.3, 11.7 and 12.4 hereof (together with any other indemnities of any Credit Party or Lender contained elsewhere in this Agreement or in any of the other Loan Documents) shall survive the repayment in full of the Indebtedness (including any Prepayment Premium) and the termination of this Agreement and the other Loan Documents, including any commitment to extend credit thereunder.

12.23    Interest. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Indebtedness (including any Prepayment Premium), including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Indebtedness hereunder.

12.24    Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

12.25    Specified Subordination Agreement. Notwithstanding anything herein to the contrary, the Indebtedness evidenced by this Agreement and the other Loan Documents and the exercise of any right or remedy by the Agent or the Lenders hereunder or thereunder are subject to the provisions of the Specified Subordination Agreement (to the extent such Specified Subordination Agreement is then in effect). In the event of any direct conflict between the terms of the Specified Subordination Agreement and any other Loan Document, the terms of the Specified Subordination Agreement (to the extent such Specified Subordination Agreement is then in effect) shall govern. Notwithstanding anything that may be contained herein to the contrary, all of the provisions of this Agreement and the other Loan Documents, including without limitation, the covenants of the Credit Parties contained herein and therein and all of the rights, remedies and powers provided for herein and therein, are subject to the provisions of the Specified Subordination Agreement to the extent such Specified Subordination Agreement is then in effect (it being understood that any breach by any Credit Party of its obligations hereunder or thereunder shall nonetheless constitute a default (and to the extent provided herein or therein, an Event of Default) hereunder or thereunder, as applicable, notwithstanding the foregoing).

12.26    Restatement of Original Credit Agreement. The parties hereto agree that, on the Restatement Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto:

(a)    the Original Credit Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement;

(b)    each Credit Party reaffirms and confirms its obligations under each Loan Document (as defined in the Original Credit Agreement) to which it is a party (including all Collateral Documents (as defined in the Original Credit Agreement) and the security interests previously granted thereunder), as amended, supplemented, or otherwise modified or replaced by the Agreement and by any other Loan Document delivered on the Restatement Date continue in full force and effect and extend to all Indebtedness of each Credit Party under the Loan Documents as modified on the Restatement Date;

(c)    the Term Loans (including the Exchanged Term Loans) shall continue to be secured by all Liens provided in connection with the Original Credit Agreement as and to the extent provided in, and subject to the terms of, this Agreement (and from and after the Restatement Date, shall be secured by all Liens provided in connection with this Agreement as and to the extent provided for in, and subject to the terms of, this Agreement);

(d)    all references in the Loan Documents (as defined in the Original Credit Agreement) to the “Credit Agreement” shall be deemed to refer without further amendment to this Agreement;

(e)    this Agreement and the other Loan Documents do not constitute a novation or termination of the Existing Term Loans and that, to the extent not exchanged for Equity Interests of the Borrower on the Restatement Date, such Existing Term Loans shall in all respects continue and remain outstanding as Exchanged Term Loans under this Agreement with only the terms being modified from and after the Restatement Date of this Agreement as provided in this Agreement and the other Loan Documents; and

(f)     the Credit Parties acknowledge that this Agreement does not constitute a waiver by any Lender or any Agent of any Default or Event of Default under the Original Credit Agreement and any such Default or Event of Default that exists on the Restatement Date shall continue to exist under this Agreement.

[Signature Pages Omitted]

ANNEX I – LOANS AND COMMITMENTS

1.      Existing Term Loans

Lender	Existing Term Loan
CHS US Investments LLC	$[___________]
Total	$[___________]

2.	Restatement Date Term Loan Commitments

Lender	Restatement Date Term Loan Commitment
CHS US Investments LLC	$10,000,000.00
Gateway Runway, LLC	$5,000,000.00
S3 RR Aggregator, LLC	$5,000,000.00
Total	$20,000,000.00

3.	Term Loans held by the Lenders (after giving effect to the Restatement Date Transactions)

Lender	Term Loans
CHS US Investments LLC	$80,000,000
Gateway Runway, LLC	$20,000,000
S3 RR Aggregator, LLC	$20,000,000
Total	$120,000,000.00

Exhibit G

Form of Rights Offering Backstop Agreement

RIGHTS OFFERING BACKSTOP AGREEMENT

This RIGHTS OFFERING BACKSTOP AGREEMENT (this “Agreement”), dated August 20, 2025, is made and entered into by and among Rent the Runway, Inc., a Delaware corporation (the “Company”), CHS US Investments LLC, a Cayman limited liability company (“CHS”), Gateway Runway, LLC, a Delaware limited liability company (“Nexus”), and S3 RR Aggregator, LLC, a Delaware limited liability company (“Story3” and, together with CHS and Nexus, the “Backstop Purchasers”). The Company and the Backstop Purchasers are each sometimes referred to herein as a “Party” and collectively, as the “Parties.”

WHEREAS, substantially concurrently with the execution and delivery of this Agreement, the Company and CHS have entered into the Exchange Agreement (as it may be amended from time to time in accordance with its terms, the “Exchange Agreement”), pursuant to which, among other things, on the terms and subject to the conditions contained therein, CHS will contribute, transfer, assign and convey to the Company all of its rights, title and interest in, to and under the Equity Exchange Obligations in exchange for the Exchange Stock;

WHEREAS, immediately following the consummation of the transactions contemplated by the Exchange Agreement, CHS will sell a portion of Exchange Stock to Nexus and Story3 on the terms and subject to the conditions of the Debt and Equity Purchase Agreement, dated as of the date hereof, by and among CHS, Nexus and Story3;

WHEREAS, capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Exchange Agreement;

WHEREAS, the Company has proposed to distribute, at no charge, to holders of record of its Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), and Class B Common Stock, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), as of the close of business on the record date established in the Rights Offering Registration Statement (the “Record Date”), transferable rights (the “Rights”) to subscribe for and purchase additional shares of Class A Common Stock at a subscription price equal to $4.08, which represents a 20% discount to the Average VWAP of the Class A Common Stock over the thirty (30)-day trading period ending as of the close of business on the trading day immediately preceding the date hereof (the “Subscription Price” and such offering, the “Rights Offering”);

WHEREAS, pursuant to the Rights Offering, each Company Stockholder of record as of the close of business on the Record Date (collectively, the “Eligible Common Stockholders”) will receive one (1) Right for each share of Common Stock held by such Company Stockholder as of the close of business on the Record Date, and each Right will entitle the holder to purchase one (1) share of Class A Common Stock at the Subscription Price (the “Basic Subscription Right”), subject to adjustment in accordance with the Rights Offering Registration Statement and any amendments thereto;

WHEREAS, subject to and in accordance with the Rights Offering Registration Statement and any amendments thereto, each Company Stockholder who exercises his, her or its Basic Subscription Rights may subscribe for additional shares of Class A Common Stock to the extent they are available, at the Subscription Price (the “Over-Subscription Right” and, together with the Basic Subscription Right, the “Subscription Rights”);

WHEREAS, the Company desires to receive aggregate consideration of $12,500,000 in connection with the Rights Offering; and

WHEREAS, in order to provide assurance that the Company receives aggregate consideration of $12,500,000 in connection with the Rights Offering, the Company has offered to the Backstop Purchasers the opportunity, and each Backstop Purchaser has agreed and committed, to purchase from the Company upon expiration of the Rights Offering, at the Subscription Price, shares of Class A Common Stock not otherwise sold in the Rights Offering, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

Section 1.    Backstop Commitment.

(a)    Subject to the consummation of the Rights Offering, the terms and conditions of which shall be subject to the prior written approval of the Backstop Purchasers (not to be unreasonably withheld, conditioned or delayed) and shall be customary for offerings of this type, and the terms and conditions set forth herein, in order to provide assurance that the Rights Offering will be fully subscribed, each Backstop Purchaser hereby commits to purchase from the Company, and the Company hereby agrees to sell to such Backstop Purchaser, at the Subscription Price, any and all Unsubscribed Shares, in accordance with such Backstop Purchaser’s Backstop Percentage set forth on Schedule A attached hereto (the “Backstop Commitment”); provided, however, that the Backstop Commitment of such Backstop Purchaser shall not exceed the amount set forth on Schedule A attached hereto. It is understood that the Unsubscribed Shares shall be allocated for the purposes of the Backstop Commitment among the Backstop Purchasers proportionally in accordance with their respective Backstop Percentage set forth on Schedule A attached hereto. The “Unsubscribed Shares” means a number of shares of Class A Common Stock equal to the excess, if any, of (i) the aggregate number of shares of Class A Common Stock that may be purchased pursuant to all Rights issued by the Company in connection with the Rights Offering, less (ii) the aggregate number of shares of Class A Common Stock that are purchased by the Eligible Common Stockholders in the Rights Offering pursuant to the exercise of the Subscription Rights.

(b)    Within two (2) Business Days after the closing of the Rights Offering, the Company shall issue to each Backstop Purchaser a notice (the “Subscription Notice”) setting forth the number of shares of Class A Common Stock subscribed for in the Rights Offering pursuant to the exercise of the Subscription Rights by the Eligible Common Stockholders and the aggregate gross proceeds of the Rights Offering and, accordingly, the number of Unsubscribed Shares to be acquired by such Backstop Purchaser pursuant to the Backstop Commitment at the Rights Subscription Price. Shares of Class A Common Stock acquired by the Backstop Purchasers pursuant to the Backstop Commitment are collectively referred to as the “Backstop Acquired Shares.”

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(c)    Unless this Agreement shall have been terminated pursuant to Section 5, the closing of the Backstop Commitment (the “Closing”) shall take place by means of a virtual closing through electronic exchange of signatures on the later of (i) immediately following the Effective Time, and (ii) the second (2nd) Business Day following the satisfaction or waiver (to the extent permitted herein and by applicable Law) of the conditions set forth in Section 4 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) or on such other date, time or at such place as agreed to in writing by the Company and the Backstop Purchasers (the date on which the Closing occurs, the “Closing Date”).

(d)    At the Closing, the Company shall automatically (without a need for any further action on the part of, or notice to, the Company or any other Person) issue to the Backstop Purchasers the Backstop Acquired Shares via the facilities of the Depository Trust Company (“DTC”) in book entry form, free and clear of all Liens (other than any restrictions on transfer arising under applicable securities Laws), against payment by or on behalf of the Backstop Purchasers of the aggregate Rights Subscription Price for all such shares by wire transfer in immediately available funds to the account designated by the Company in writing at least two (2) Business Days prior to the Closing. In furtherance of the foregoing, the Company shall cooperate with each Backstop Purchaser and take such actions as may be necessary to (i) instruct the Company’s transfer agent to issue the Backstop Acquired Shares to each Backstop Purchaser effective as of the Closing, and (ii) deliver to each Backstop Purchaser evidence thereof in a form customarily delivered by the Company’s transfer agent.

Section 2.    Representations and Warranties by the Backstop Purchasers. Each Backstop Purchaser represents and warrants, severally and not jointly, to the Company as follows:

(a)    Organization, Standing and Power. Such Backstop Purchaser is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the Laws of its state or country of organization and has all requisite corporate, partnership or limited liability company power and authority necessary to own, lease and operate its properties and to carry on its business as presently conducted, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Backstop Purchaser to consummate the transactions contemplated by this Agreement. Such Backstop Purchaser is duly licensed or qualified to do business as a foreign corporation, partnership or limited liability company in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so licensed or qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Backstop Purchaser to consummate the transactions contemplated by this Agreement.

(b)    Authority; Execution and Delivery; Enforceability. Such Backstop Purchaser has all requisite corporate, partnership or limited liability company (as the case may be) power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Backstop Purchaser of this Agreement and the consummation by such Backstop Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or limited liability company (as the case may be) action on the part of such Backstop Purchaser and no other corporate, partnership or

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limited liability company (as the case may be) proceedings on the part of such Backstop Purchaser are necessary to approve this Agreement and to consummate the transactions contemplated hereby. Such Backstop Purchaser has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery of this Agreement on behalf of the other Parties, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c)    Accredited Investor. Such Backstop Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d)    No Conflicts; Consents.

(i)    The execution, delivery and performance by such Backstop Purchaser of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (A) conflict with, or result in any breach or violation of or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, first offer, first refusal or acceleration of any obligation under any Contract binding upon such Backstop Purchaser or any of its Subsidiaries or to which any of them are a party or by or to which any of their respective properties, rights or assets are bound or subject or result in the creation of any Lien upon any of the properties, rights or assets of such Backstop Purchaser or any of its Subsidiaries, other than Permitted Liens, (B) conflict with or result in any violation of any provision of such Backstop Purchaser’s organizational documents, or (C) conflict with or violate any Laws applicable to such Backstop Purchaser or any of its Subsidiaries or any of their respective properties, rights or assets, other than, in the case of clauses (A) and (C) above, any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Backstop Purchaser to consummate the transactions contemplated by this Agreement.

(ii)    No Consent of, or registration, declaration or filing with any Governmental Authority is required to be obtained or made by such Backstop Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (A) the filing with the SEC of such reports under Sections 13 and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) any Consents, registrations, declarations or filings required to be obtained or made as a result of the identity, nature, business or operations of Company or any of its Subsidiaries or Affiliates, and (C) such other items that, individually or in the aggregate, have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Backstop Purchaser to consummate the transactions contemplated by this Agreement.

(e)    Litigation. There is no Action pending or, to the knowledge of such Backstop Purchaser, threatened in writing against such Backstop Purchaser or any of its Subsidiaries or any of the directors or officers of such Backstop Purchaser or any of its Subsidiaries in their capacity as such, which, in any such case, has had or would reasonably be expected to have, individually

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or in the aggregate, a material adverse effect on the ability of such Backstop Purchaser to consummate the transactions contemplated by this Agreement.

(f)    Independent Investigation. Such Backstop Purchaser acknowledges that (i) it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Documents and has been afforded (A) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of the Company concerning the terms and conditions of the Backstop Commitment and the merits and risks of acquiring the Backstop Acquired Shares; (B) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (C) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment, and (ii) it has, independently and without reliance upon any statement, representation or warranty made by any Person (including any of the Company’s financial advisors or other Representatives), other than such statements, representations and warranties of the Company expressly contained in this Agreement, and based on such information described in the foregoing clause (i), made its own analysis and decision to enter into this Agreement and the transactions contemplated hereby and that it has not relied on the analysis and decision or due diligence investigation of any other Person (including any of the Company’s financial advisors or other Representatives).

(g)    Financial Sophistication. Such Backstop Purchaser, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the transactions contemplated by this Agreement, and has so evaluated the merits and risks of such transactions, including the Backstop Commitment. Such Backstop Purchaser is able to bear the economic risk of the acquisition of the Backstop Acquired Shares and, at the present time, is able to afford a complete loss of such investment.

(h)    Investment Intent. Such Backstop Purchaser is acquiring Backstop Acquired Shares for its own account, with the intention of holding such shares for investment and with no present intention of participating, directly or indirectly, in a distribution of the shares.

(i)     No Manipulation or Stabilization of Price. In connection with the Rights Offering, such Backstop Purchaser has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of any securities of the Company, and it is not aware of any such action taken or to be taken by any Person.

(j)     No Registration. Such Backstop Purchaser understands (i) that the offer and sale of the Backstop Acquired Shares to be purchased by it pursuant to the terms of this Agreement have not been registered under the Securities Act or any state securities Laws, (ii) the Company shall not be required to effect any registration or qualification of the Backstop Acquired Shares under the Securities Act or any state securities Laws, except pursuant to the Investor Rights Agreement to be entered by and between the Company and the Backstop Purchasers, (iii) that the Backstop Acquired Shares will be issued in reliance upon exemptions contained in the Securities Act or

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interpretations thereof and in the applicable state securities Laws, and (iv) that the Backstop Acquired Shares may not be offered for sale, sold or otherwise transferred except pursuant to a registration statement under the Securities Act or in a transaction exempt from or not subject to registration under the Securities Act. Further, the following legends (or similar language) shall be placed on such certificate(s), if any, representing the Backstop Acquired Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED AND/OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS PROVIDED THAT AT THE ISSUER’S REQUEST, THE TRANSFEROR THEREOF SHALL HAVE DELIVERED TO THE ISSUER AN OPINION OF COUNSEL (WHICH OPINION SHALL BE IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE ISSUER) TO THE EFFECT THAT SUCH SECURITIES MAY BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, OR (C) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT.

(k)    Removal of Legends. The legend set forth in Section 2(j) above shall be removed and the Company shall issue a certificate (or book entry notation, as applicable) without such legend or any other legend to the holder of the applicable Backstop Acquired Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the DTC, if (i) such shares are registered for resale under the Securities Act and sold pursuant to the effective registration statement registering the shares for resale, (ii) such shares are sold or transferred pursuant to and in compliance with Rule 144 under the Securities Act (“Rule 144”) or another similar exemption from registration, or (iii) an opinion of counsel is provided to the Company, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that such shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Certificates (or book entry notations) for Backstop Acquired Shares subject to legend removal hereunder will be transmitted by the Company to such Backstop Purchaser or may be transmitted by the Company’s transfer agent to such Backstop Purchaser by crediting the DTC account of such Backstop Purchaser’s broker or other DTC participant as directed by such Backstop Purchaser.

(l)     Sufficiency of Funds. Such Backstop Purchaser has and will have available funds sufficient to pay the aggregate Subscription Price for all Class A Common Stock to be purchased by such Backstop Purchaser hereunder.

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Section 3.    Representations and Warranties of the Company. The Company represents and warrants to each Backstop Purchaser as follows:

(a)    Organization, Existence and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority necessary to own, lease and operate its properties and to carry on its business as presently conducted, except (other than with respect to the Company’s due incorporation, valid existence and good standing) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly licensed or qualified to do business as a foreign corporation in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so licensed or qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    Authorization; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and, to the extent required by the rules of the Nasdaq Stock Market (“Nasdaq”), subject to Stockholder Approval (as defined below), no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Company has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery of this Agreement on behalf of the other Parties, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception and, to the extent required by the rules of Nasdaq, the Stockholder Approval.

(c)    Valid Issuance of Shares. All of the shares of Backstop Acquired Shares to be issued pursuant to this Agreement will be, as of the date of their issuance, duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered by the Company against payment therefor as provided in this Agreement, (i) will be validly issued, fully paid and nonassessable, (ii) will be free and clear of all Liens (other than any restrictions on transfer arising under applicable securities Laws), and (iii) will not be subject to any statutory or contractual preemptive rights or other similar rights of stockholders.

(d)    No Investment Company. The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(e)    No Conflicts; Consents.

(i)    The execution, delivery and performance by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (A) conflict with, or result in any breach or violation of or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, first offer, first refusal

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or acceleration of any obligation under any Contract binding upon the Company or any of its Subsidiaries or to which any of them are a party or by or to which any of their respective properties, rights or assets are bound or subject or result in the creation of any Lien upon any of the properties, rights or assets of the Company or any of its Subsidiaries, other than Permitted Liens, (B) conflict with or result in any violation of any provision of the Company Governing Documents or organizational documents of the Company’s Subsidiaries, or (C) conflict with or violate any Laws applicable to the Company or any of its Subsidiaries or any of their respective properties, rights or assets, other than, in the case of clauses (A) and (C) above, any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that has not been or would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(ii)    Other than in connection with or in compliance with (A) the DGCL, (B) the Securities Act, (C) the Exchange Act, (D) other applicable state or federal securities Laws, and (E) any applicable requirements of Nasdaq, no Consent of, or registration, declaration or filing with any Governmental Authority is necessary or required, under applicable Law, to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, except for such Consents or filings that, if not obtained or made, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(f)    Litigation. There is no Action pending or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, any of the directors or officers of the Company or any of its Subsidiaries in their capacity as such or affecting any of the business, operations, properties or assets of the Company or any of its Subsidiaries which, in any such case, has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default with respect to any Judgment that is applicable to the Company or any of its Subsidiaries which, in any such case, has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.    Conditions.

(a)    Each Backstop Purchaser’s obligation to purchase shares of Class A Common Stock pursuant to its Backstop Commitment is subject to the following conditions: (i) the Company shall be in compliance with its obligations under this Agreement in all material respects; (ii) the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and the Closing and the failure of any such representations and warranties to be so true and correct has not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect; and (iii) to the extent required by the rules of Nasdaq, the Company shall have obtained the Stockholder Approval.

(b)    The Company’s obligations hereunder are subject to the following conditions: (i) the Backstop Purchasers shall be in compliance with their respective obligations under this Agreement in all material respects; (ii) the representations and warranties of the Backstop Purchasers hereunder shall be true and correct as of the date of this Agreement and the Closing

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and the failure of any such representations and warranties to be so true and correct has not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the ability of the Backstop Purchasers to consummate the transactions contemplated by this Agreement; and (iii) to the extent required by the rules of Nasdaq, the Company shall have obtained the Stockholder Approval.

(c)    The Closing is further subject to the satisfaction or waiver of the following conditions: (i) consummation of the Rights Offering and delivery of the Subscription Notice to the Backstop Purchasers; (ii) to the extent required by the rules of Nasdaq, stockholder approval of this Agreement and the issuance of the Backstop Acquired Shares in compliance with Nasdaq Rule 5635 (the “Stockholder Approval”); and (iii) the consummation of the Exchange Transactions.

Section 5.    Termination.

(a)    By the Backstop Purchasers; Other. This Agreement shall terminate (i) automatically without any action by or on behalf of any Party or any other Person if the Exchange Agreement is validly terminated in accordance with its terms, or (ii) upon the Parties’ mutual written consent.

(b)    Effect of Termination. The Company and the Backstop Purchasers hereby agree that any termination of this Agreement pursuant to this Section 5 (other than termination by one Party in the event of a willful and material breach of a Party of, or fraud with respect to, any of such Party’s representations, warranties, covenants or agreements set forth in this Agreement occurring prior to such termination), shall be without liability to the Company or any Backstop Purchaser.

Section 6.    Rule 144 Availability; Public Information. At all times during the period commencing on the Closing Date and ending at such time that all of the Backstop Acquired Shares can be sold without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act and otherwise without restriction or limitation pursuant to Rule 144 under the Securities Act, the Company shall use its reasonable best efforts to ensure the availability of Rule 144 under the Securities Act to each Backstop Purchaser with regard to the Backstop Acquired Shares, including compliance with Rule 144(c)(1) under the Securities Act.

Section 7.    Governing Law. This Agreement and all claims and causes of action hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 8.    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given when delivered, if delivered personally, emailed (provided that such email states that it is a notice sent pursuant to this Section 8) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(i)	if to the Company, to:

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Rent the Runway, Inc.

***

***

Attention:	***
Email:	***

with copies (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

***

***

Attention:	***
***
Email:	***
***

(ii) If to any Backstop Purchaser, to the address set forth next to such Backstop Purchaser’s name on Exhibit A hereto.

Section 9.    Specific Performance; Exclusive Jurisdiction; Waiver of Jury Trial.

(a)    The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any federal court located in the State of Delaware without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. In the event a claim or action should be brought in equity to enforce any of the provisions of this Agreement, no Party will allege, and each Party waives the defense, that there is an adequate remedy under applicable Law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

(b)    In addition, each of the Parties (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter

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jurisdiction, and (iv) consents to service of process being made through the notice procedures set forth in Section 8.

(c)    EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 10.    Amendment; Waiver; Counterparts. This Agreement may not be modified, amended or supplemented, except by written instrument executed by the Parties. Any of the terms or provisions hereof may be waived in writing at any time by the Party that is entitled to the benefits of such waived terms or provisions. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement will operate as a waiver, nor will any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision will be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor will any waiver be implied from any course of dealing between the Parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement will be deemed to be an extension of the time for performance of any other obligations or any other acts.

Section 11.    Entire Agreement; No Third-Party Beneficiaries. This Agreement, collectively with the other Transaction Documents, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and is not intended to confer upon any Person other than the Parties any rights or remedies.

Section 12.    Expenses. Except to the extent set forth in Section 12.4 of the Existing Credit Agreement, each Party shall pay its own fees and expenses in connection with the transactions contemplated hereby.

Section 13.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 14.    Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to each other Party. Delivery of an executed counterpart of a signature page to this Agreement by “.pdf” format, scanned pages

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or electronic signature shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 15.    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of each other Party, except that each Backstop Purchaser may, upon prior written notice to the Company, assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any Affiliate of such Backstop Purchaser, so long as such Backstop Purchaser continues to remain liable for all of such obligations as if no such assignment had occurred. Any purported assignment without such consent shall be void. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 16.    Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive the Closing; provided, however, that this Section 16 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance at or after the Closing.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement, all as of the date first set forth above.

COMPANY

RENT THE RUNWAY, INC

By:
Name:	Siddharth Thacker
Title:	Authorized Officer

BACKSTOP PURCHASERS

CHS US INVESTMENTS LLC By: CHS GP LP, as manager By: CHS UGP LLC, as general partner

By:
Name:	Brady Schuck
Title:	Authorized Signatory

GATEWAY RUNWAY, LLC

By:
Name:	Damian Giangiacomo
Title:	President

S3 RR AGGREGATOR, LLC

By:
Name:	Peter Comisar
Title:	Authorized Representative

[Signature Page to Rights Offering Backstop Agreement]

Exhibit A

Notice Address of Backstop Purchasers

Backstop Purchaser	Notice Address
CHS US Investments LLC	CHS US Investments LLC *** *** Attention: *** Email: *** with a copy (which shall not constitute notice) to: Proskauer Rose LLP *** *** Attention: *** Email: ***
Gateway Runway, LLC	c/o Nexus Capital Management LP *** *** Attention: *** Email: *** with a copy (which shall not constitute notice) to: Latham & Watkins LLP *** *** Attention: *** Email: ***
S3 RR Aggregator, LLC	c/o Story3 Capital Partners LLC *** *** Attention: *** Email: *** with a copy (which shall not constitute notice) to: Latham & Watkins LLP *** *** Attention: *** Email: ***

Schedule A

Backstop Purchaser Backstop Commitment Allocation Schedule

Backstop Purchaser	Backstop Percentage	Backstop Commitment Amount
CHS US Investments LLC	70%	$8,750,000
Gateway Runway, LLC	15%	$1,875,000
S3 RR Aggregator, LLC	15%	$1,875,000